SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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MEDCATH CORPORATION
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PRELIMINARY COPY-SUBJECT TO COMPLETION, DATED          , 2011

MEDCATH CORPORATION
10720 Sikes Place, Suite 200
Charlotte, North Carolina 28277

          , 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MedCath Corporation (the “Company” or “MedCath”) to be held at Moore & Van Allen PLLC, 100 North Tryon Street, Suite 4700, Charlotte, North Carolina 28202, on          , 2011 at   a.m. Eastern Time (the “Annual Meeting”). We look forward to greeting personally those stockholders who are able to attend.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. To ensure that your vote will be received and counted, please sign, date and mail the enclosed proxy at your earliest convenience. Your vote is important regardless of the number of shares you own.

Please submit your proxy as soon as possible so your shares will be voted at the Annual Meeting. This is your Annual Meeting, and your participation is important.

By order of the Board of Directors,

O. Edwin French
President and Chief Executive Officer

Charlotte, North Carolina
          , 2011

MEDCATH CORPORATION
10720 Sikes Place, Suite 200
Charlotte, North Carolina 28277

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held          , 2011

You are cordially invited to attend the Annual Meeting of Stockholders of MedCath Corporation (the “Company” or “MedCath”) to be held at Moore & Van Allen PLLC, 100 North Tryon Street, Suite 4700, Charlotte, North Carolina 28202, on          , 2011 at   a.m. Eastern Time (the “Annual Meeting”) for the following purposes:

1.	to elect two individuals to the Board of Directors to serve for a three-year term as a Class I director;

2.	to consider and vote upon a proposal to approve the sale of substantially all of the assets of Heart Hospital of New Mexico to Lovelace Health Services, Inc. an affiliate of Ardent Health Services, pursuant to the Asset Purchase Agreement dated May 6, 2011;

3.	to consider and vote upon a proposal to approve the sale of all of the Company’s equity interest in Arkansas Heart Hospital to AR-MED, LLC, which is majority owned by Dr. Bruce Murphy, a physician affiliated with Little Rock Cardiology Clinic, P.A. and a current investor in Arkansas Heart Hospital, pursuant to the Equity Purchase Agreement dated May 6, 2011;

4.	to consider and vote upon a proposal to approve the dissolution of the Company and the Plan of Complete Liquidation and Dissolution pursuant to which the Company will be dissolved;

5.	to cast a non-binding advisory vote on MedCath’s executive compensation as disclosed in the accompanying proxy statement;

6.	to cast a non-binding advisory vote on the frequency of holding a non-binding advisory vote on executive compensation;

7.	to cast a non-binding advisory vote on certain compensation and other payments to executives as disclosed in the accompanying proxy statement;

8.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011;

9.	to consider and vote upon a proposal to adjourn the Annual Meeting if necessary or appropriate, including to solicit additional proxies for the proposals to be acted upon at the Annual Meeting in the event there are insufficient votes at the time of the Annual Meeting or any adjournment thereof to approve one or more of the proposals; and

10.	to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

These items of business are described more thoroughly in the accompanying proxy statement. The proxy statement and its appendices form a part of this Notice. Only holders of record of the Company’s common stock on          , 2011 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting. The Company’s Board of Directors is soliciting proxies for the Annual Meeting and recommends that you vote “FOR” the foregoing proposals numbers 1-5 and 7-9 and for “1 YEAR” in proposal number 6.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Please sign and date the enclosed proxy card and return it in the envelope provided today. No postage need be affixed if the proxy card is mailed in the United States. Returning the proxy card will not limit your right to attend or vote at the Annual Meeting. Your prompt cooperation will be greatly appreciated.

By the order of the Board of Directors,

O. Edwin French
President and Chief Executive Officer

Charlotte, NC
          , 2011

MEDCATH CORPORATION
10720 Sikes Place, Suite 200
Charlotte, North Carolina 28277
(704) 815-7700

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on          , 2011

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of MedCath Corporation for use at the annual meeting of stockholders (the “Annual Meeting”) to be held at Moore & Van Allen PLLC, 100 North Tryon Street, Suite 4700, Charlotte, North Carolina 28202, on          , 2011 at   a.m. Eastern Time and at any adjournments or postponements of the meeting. Stockholders may obtain directions to Moore & Van Allen PLLC by contacting James A. Parker, MedCath’s Secretary, at (704) 815-7700. In this proxy statement, the terms “MedCath Corporation,” “MedCath,” “Company,” “we,” “our,” “ours,” and “us” refer to MedCath Corporation, a Delaware corporation. References to the Board or the Board of Directors are to the Board of Directors of MedCath Corporation. Stockholders are urged to review carefully this proxy statement (including supplemental materials, if any) and the annexes hereto and information incorporated by reference herein in their entirety before casting their vote.

Three of the matters to be acted upon at the Annual Meeting are the result of our previously announced strategic options process, including the following: (i) the sale of substantially all of the assets of Heart Hospital of New Mexico to Lovelace Health Services, Inc., an affiliate of Ardent Health Services, pursuant to an Asset Purchase Agreement dated May 6, 2011 (see “Proposal No. 2 — Sale of Substantially All of the Assets of Heart Hospital of New Mexico”); (ii) the sale of all of the Company’s equity interest in Arkansas Heart Hospital to AR-MED, LLC, which is majority owned by Dr. Bruce Murphy, a physician affiliated with Little Rock Cardiology Clinic, P.A. and a current investor in the Arkansas Heart Hospital, pursuant to an Equity Purchase Agreement dated May 6, 2011 (see “Proposal No. 3 — Sale of All of MedCath’s Equity Interests in Arkansas Heart Hospital”); and (iii) the dissolution of the Company and the Plan of Complete Liquidation and Dissolution pursuant to which the Company will be dissolved, its assets liquidated and its affairs wound down (see “Proposal No. 4 — Dissolution and Liquidation”).

In addition to the matters relating to our strategic options process, stockholders entitled to vote at the Annual Meeting will be asked to vote on the election of directors, the ratification of our audit committee’s appointment of Deloitte & Touche LLP as MedCath’s independent registered public accounting firm and three non-binding advisory votes relating to executive compensation.

The Company’s Annual Report on Form 10-K, as amended, containing its consolidated financial statements for the fiscal year ended September 30, 2010 is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying form of proxy will be mailed to stockholders on or about          , 2011.

QUESTIONS AND ANSWERS

The following are some questions that we believe you, as a stockholder of MedCath, may have regarding certain of the proposals contained in this proxy statement and brief answers to those questions. We urge you to read the entire proxy statement (including supplemental materials, if any), including the annexes and information incorporated by reference, carefully before submitting your proxy or casting your vote.

What am I being asked to vote on?

Our Board of Directors is asking MedCath’s stockholders of record at the close of business on          , 2011 (the “Record Date”) to consider and vote upon: (i) the election of two individuals currently serving on the Board of Directors to serve as directors for a three-year term as Class I directors or until their successors are duly elected and qualified; (ii) a proposal to approve the sale of substantially all of the assets of Heart Hospital of New Mexico to Lovelace Health Services, Inc., an affiliate of Ardent Health Services, pursuant to the Asset Purchase Agreement dated May 6, 2011, a copy of which is attached hereto as Annex A (the “New Mexico Sale”); (iii) a proposal to approve the sale of all of the Company’s equity interests in Arkansas Heart Hospital to AR-MED, LLC, which is majority owned by Dr. Bruce Murphy, a physician affiliated with Little Rock Cardiology Clinic, P.A. and a current investor in the Arkansas Heart Hospital, pursuant to the Equity Purchase Agreement dated May 6, 2011, a copy of which is attached hereto as Annex B (the “Arkansas Sale” and together with the New Mexico Sale, the “Sales”); (iv) a proposal to approve the dissolution of the Company and the sale of the Company’s remaining assets and the wind down of its affairs pursuant to that certain Plan of Complete Liquidation and Dissolution of MedCath Corporation, a copy of which is attached hereto as Annex C (the “Plan of Complete Liquidation and Dissolution” and, collectively, the “Dissolution”); (v) a non-binding advisory vote on MedCath’s executive compensation as disclosed in this proxy statement; (vi) a non-binding advisory vote on the frequency of holding a non-binding advisory vote on executive compensation; (vii) a non-binding advisory vote on certain compensation and other payments to executives as disclosed in this proxy statement; (viii) a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011; (ix) a proposal to adjourn the Annual Meeting if necessary or appropriate, including to solicit additional proxies for the proposals to be acted upon at the Annual Meeting in the event there are insufficient votes at the time of the Annual Meeting or any adjournment thereof to approve one or more of the proposals (the “Adjournment”); and (x) such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof. Throughout this proxy statement, we use the term “Sale Proposals” to refer to the proposals for the Sales and the term “Dissolution Proposal” to refer to the proposal for the Dissolution.

We encourage you to review carefully this proxy statement (including supplemental materials, if any) and the annexes hereto relating to each of the proposals and any other information incorporated by reference herein, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as amended.

The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting. In the event any matters other than those referred to in the accompanying Notice of Meeting and this proxy statement should properly come before and be considered at the Annual Meeting, it is intended that proxies in the form MedCath provides to its stockholders will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

Does the Board of Directors recommend that I vote “FOR” the Proposals?

Yes. The Board of Directors recommends that you vote “FOR” proposal numbers 1-5 and 7-9 and for “1 YEAR” in proposal number 6.

What happens if stockholders approve the Sale Proposals and the Dissolution Proposal?

If stockholders owning shares representing at least a majority of the outstanding voting power of our shares entitled to vote at the Annual Meeting approve the Sale Proposals and the Dissolution Proposal, then the Company anticipates the following will occur:

•	We will seek to consummate each of the Sales prior to the end of our fourth fiscal quarter ending September 30, 2011. See “Proposal No. 2 — Sale of Substantially All of the Assets of Heart Hospital of New Mexico” and “Proposal No. 3 — Sale of All of MedCath’s Equity Interest in Arkansas Heart Hospital”;

•	If the Sales are consummated and no currently unknown material liabilities of the Company arise, we estimate that prior to the Filing (as defined below), the Company will make an initial distribution equal to $6.88 per share of the Company’s common stock (the “First Liquidating Distribution”) prior to the end of our fiscal quarter ending September 30, 2011 to stockholders as of the record date for such distribution. See “Proposal No. 4 — Dissolution and Liquidation — Plan of Complete Liquidation and Dissolution and Estimate of Cash Distributable to Stockholders”;

•	Following the First Liquidating Distribution, the Company will file a certificate of dissolution (the “Filing”) in accordance with Section 275 of the Delaware General Corporation Law (the “DGCL”) with the Delaware Secretary of State to dissolve the Company, wind down its affairs and sell and liquidate any remaining assets. See “Proposal No. 4 — Dissolution and Liquidation — Liquidation and Dissolution Procedure”;

•	The Company’s common stock will cease to trade as of the date of the Filing, and the Company anticipates publicly announcing, and filing with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K informing our stockholders, at least 20 days’ prior to the date on which such Filing is to be made. See “Proposal No. 4 — Dissolution and Liquidation — Final Record Date”;

•	The Company will seek to sell or otherwise liquidate its remaining assets in accordance with the provisions of Sections 280 and 281(a) of the DGCL. See “Proposal No. 4 — Dissolution and Liquidation — Dissolution Process”;

•	The Company will pay, or make provisions for payment of all of its liabilities and obligations in the manner provided under the DGCL, including but not limited to, all valid claims made against us, all expenses of the sale of assets, of the liquidation and dissolution provided for in the Plan of Dissolution and those which may arise out of the pending ICD Investigation (see “Risk Factors — Risks Related to the Dissolution Proposal (Proposal No. 4)”), the potential liability for which is not currently known by the Company but which may be material. See “Proposal No. 4 — Dissolution and Liquidation — Dissolution Process”;

•	When the Company has paid or made adequate provision for payment of all of its liabilities and obligations in the manner provided under the DGCL, and if the Company successfully sells its remaining assets, subject to satisfying any liabilities which may arise in respect of the ICD Investigation or any currently unknown liabilities, we currently estimate that one or more additional distributions which in the aggregate may be in the range of $8.20 to $10.20 per share of the Company’s common stock will be made to stockholders as of the record date for such distributions, as a result of which the total distributions per share of the Company’s common stock made to stockholders as a result of the Dissolution, and the First Liquidating Distribution, may be in the range of $15.08 to $17.08 per share. We currently anticipate that any distributions following the First Liquidating Distribution would be made no sooner than at least the date which is approximately nine months after the Filing and may not occur, if at all, until several years after the Filing. See “Proposal No. 4 — Dissolution and Liquidation — Plan of Complete Liquidation and Dissolution and Estimate of Cash Distributable to Stockholders.” These estimates of future distributions do not include a reserve or other estimate for liabilities arising from the ICD Investigation or other currently unknown liabilities. The dates and amounts of any distributions after the Filing will depend, among other things, on when the ICD Investigation is completed and all matters related thereto are resolved, as well as the determination of the amount of any liability which may arise from the ICD Investigation, which amount is not accounted for in the above estimates and may be material. The ranges of distributions to our stockholders may be materially decreased as a result of any liability arising out of the ICD Investigation or other material liabilities of the Company. See “Risk Factors — Risks Related to the Dissolution Proposal (Proposal No. 4).”

This discussion is intended to be a summary only and is qualified in its entirety by the other matters discussed in this proxy statement.

Why is stockholder approval being sought for the Sale Proposals and the Dissolution Proposal?

Under the DGCL, stockholder approval by the holders of a majority of the outstanding voting power of the shares entitled to vote on the matter is required for certain fundamental corporate transactions, such as a sale of all or substantially all of the assets of the corporation or the dissolution of the corporation. In light of the prior dispositions by the Company (See “Background to the Sale Proposals and Dissolution Proposal — Closed Transactions”), the Board has determined that the transactions contemplated by the Sale Proposals could be considered a sale of substantially all of the assets of the Company and, therefore, has determined to seek stockholder approval of the Sales. The Dissolution Proposal contemplates the dissolution of the Company, winding up of its affairs after dissolution and liquidation of any remaining assets pursuant to the Plan of Complete Liquidation and Dissolution. Therefore, under the DGCL, the Dissolution Proposal requires stockholder approval.

What are the tax implications to the stockholders of the approval of the Sale Proposals and the Dissolution Proposal?

For stockholders who hold their shares as capital assets all such gains or losses on shares will be long term capital gains or losses if such shares have been held by such stockholder for at least one year. Currently the maximum long term capital gains rate for individuals is 15%, but it is scheduled to increase to 20% in 2013.

See “Material U.S. Federal Income Tax Consequences of the Complete Liquidation and Dissolution — U.S. Federal Income Tax Consequences to our Stockholders.”

What happens if stockholders do not approve the Sale Proposals and the Dissolution Proposal?

If stockholders owning shares representing at least a majority of the voting power of our outstanding shares entitled to vote at the Annual Meeting fail to approve each of the Sale Proposals and the Dissolution Proposal, the Board of Directors will not make the First Liquidating Distribution and will continue to consider our strategic options with respect to our assets.

Any dividends that the Company pays (up to the Company’s earnings and profits) will be subject to federal income taxation at a maximum rate of 15%. If the Dissolution is not approved by our stockholders, all distributions, if any, by the Company to our stockholders will be taxable as dividends to the extent of the Company’s earnings and profits. Dividends are currently taxable at a maximum tax rate of 15%, but the maximum tax rate on dividends is currently scheduled to increase to 39.6% in 2013.

At the Annual Meeting, we may ask our stockholders to vote on a proposal to adjourn the Annual Meeting if necessary or appropriate in the sole discretion of our Board of Directors, including to solicit additional proxies for one or more proposals in the event that there are not sufficient votes at the time of the Annual Meeting or any adjournment thereof to approve one or more of the proposals. See “Proposal No. 9 — Adjournment.”

How may I vote?

Holders of shares of our common stock entitled to vote may have their shares voted by proxy or may vote in person at the Annual Meeting. Proxies in the form provided by MedCath, properly executed and duly returned and not revoked, will be voted at the Annual Meeting, including any adjournments or postponements thereof. Where a specification is made in such proxy regarding each of the proposals, such proxy will be voted in accordance with the specification. If no specification is made, proxies will be voted: (i) “FOR” the two nominees to the Board of Directors; (ii) “FOR” the New Mexico Sale proposal; (iii) “FOR” the Arkansas Sale proposal; (iv) “FOR” the Dissolution Proposal; (v) “FOR” the non-binding advisory vote on MedCath’s executive compensation as disclosed in this proxy statement; (vi) for “1 YEAR” on the non-binding advisory vote on the frequency of holding non-binding advisory votes on executive compensation; (vii) “FOR” the non-binding advisory vote on certain compensation and other payments to executives as disclosed in this proxy statement; (viii) “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as MedCath’s independent registered public accounting firm for the year ended September 30, 2011; and (ix) “FOR” the Adjournment proposal. Proxies will be voted in the discretion of the proxy holders on any other business that may properly come before the Annual Meeting.

Proxies should be sent to:

American Stock Transfer & Trust Co., LLC
Operations Center — Proxy Dept.
6201 15th Ave
Brooklyn, NY 11219-9821

May I change my vote or revoke my proxy after I return my proxy card?

Yes. Stockholders who execute proxies may revoke or change them at any time before they are voted by delivering a written revocation to James A. Parker, the Secretary of MedCath, either at the Annual Meeting or prior to the meeting date at MedCath’s principal executive offices 10720 Sikes Place, Suite 200, Charlotte, North Carolina 28277, by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting alone will not revoke your proxy.

What vote is required to approve the proposals?

The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies that contain one or more abstentions or broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements of the meeting. As of May 24, 2011, there were 20,327,069 shares of our common stock outstanding. Each share of common stock is entitled to one vote per share on all matters presented to our stockholders for approval. MedCath has no other class of voting securities outstanding.

Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The two nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected for a three-year term or until their successors are duly elected and qualified. Each of the Sale Proposals and the Dissolution Proposal require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote. Each of the proposals on non-binding advisory vote on executive compensation as disclosed in this proxy statement, non-binding advisory vote on certain compensation and other payments to executives as disclosed in this proxy statement, the ratification of the appointment of the independent registered public accounting firm and the adjournment of the Annual Meeting will be approved if a proposal receives an affirmative vote of a majority of shares present or represented and entitled to vote at the Annual Meeting. The frequency of holding non-binding advisory votes on executive compensation will be determined by the interval (once every 1, 2 or 3 years) receiving the highest number of votes. All other proposals will become effective if it receives the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote on those proposals are cast in favor thereof. Although three of these votes are advisory and therefore not binding on MedCath, our Compensation Committee and Board of Directors will review these voting results and consider them when making future decisions on the compensation of our named executive officers, the frequency of future non-binding advisory votes on executive compensation and certain compensation and other payments to executives as disclosed in this proxy statement.

Broker non-votes occur when nominees, such as brokers and banks, holding shares on behalf of “street name” owners do not receive voting instructions from those owners regarding a matter and do not have discretionary authority to vote on the matter under Nasdaq Stock Market rules. Those rules allow nominees to vote in their discretion on “routine” matters, such as the ratification of the appointment of independent registered public accountants, even if they do not receive voting instructions from the “street name” owner. On “non-routine” matters, such as the election of directors, the Sale Proposals, the Dissolution Proposal, the Adjournment proposal, the non-binding advisory vote on executive compensation as disclosed in this proxy statement, the non-binding advisory vote on the frequency of non-binding advisory votes on executive compensation and the non-binding advisory vote on certain compensation and other payments to executives as disclosed in this proxy statement, nominees cannot vote unless they receive instructions from the “street name” owner. The failure to receive such instructions as to a non-routine matter results in a broker non-vote. Other than with respect to Sale Proposals and the Dissolution Proposal, broker non-votes and abstentions will be counted to determine a quorum, but will not be counted as votes for or against any proposal and therefore have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.

With respect to the Sale Proposals and the Dissolution Proposal, only shares affirmatively voted “FOR” the proposals will be counted as favorable votes. Shares of our common stock held by persons attending the Annual Meeting but not voting, broker non-votes and shares of our common stock for which we received proxies but with respect to which holders of those shares have abstained from voting, will have the same effect as votes “AGAINST” the Sale Proposals and the Dissolution Proposal for purposes of determining whether or not the requisite vote was received.

If you hold your shares of MedCath common stock through a broker and wish to vote on the proposals described in this proxy statement that are “non-routine,” you must instruct your broker how to vote your shares. IF YOU FAIL TO INSTRUCT YOUR BROKER HOW TO VOTE WITH RESPECT TO THE SALE PROPOSALS AND THE DISSOLUTION PROPOSAL, THE RESULTING BROKER NON-VOTE ON SUCH PROPOSALS WILL HAVE THE EFFECT OF A VOTE “AGAINST” SUCH PROPOSALS.

Who bears the costs of the solicitation of proxies?

MedCath will pay the cost of solicitation of proxies, including the cost of assembling and mailing this proxy statement and the enclosed materials and fees and expenses of MacKenzie Partners, Inc. (“MacKenzie”), the proxy solicitation firm the Company has engaged in connection with the Annual Meeting. MacKenzie was engaged to assist in the solicitation of proxies by mail, personally, by telephone, facsimile or other means of communication, and such firm will receive a fee estimated to be $25,000 and will be reimbursed for out-of-pocket expenses. In addition to the use of the mails, proxies may be solicited personally or by telephone or email by corporate officers and employees of MedCath without additional compensation. MedCath intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own our stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

Q&A Relating to the Sale Proposals

What will happen if the Sales are authorized by our stockholders?

If the Sale Proposals are authorized by the requisite stockholder vote, we will proceed with our efforts to close the Sales. Although we currently intend to complete the Sales as expeditiously as possible during our fourth fiscal quarter of 2011, we cannot predict when or if the Sales will be consummated.

What will happen if either or both of the Sales are not authorized by our stockholders?

If either or both of the Sales are not authorized by the requisite stockholder vote, the Board of Directors may not make the First Liquidating Distribution or may materially reduce the amount of the First Liquidating Distribution and will continue its efforts to determine what, if any, other alternatives would be in the best interests of our stockholders.

If the Dissolution Proposal is approved by our stockholders, but one or both of the Sale Proposals are not approved, the Board of Directors will have the authority under the DGCL to complete transactions involving Arkansas Heart Hospital (“AHH”) and Heart Hospital of New Mexico (“HHNM”) on any terms it determines are in the best interest of our stockholders, including but not limited to terms that are the same or substantially similar to either or both of the Sales, without stockholder approval following the Filing. While we cannot predict what alternatives might be available to the Company, the Board of Directors believes such alternatives are likely to be less favorable to our stockholders than the Sales.

What is the Board of Directors’ estimate of the net proceeds of each of the Sales?

Purchase terms relating to AHH are based on AHH’s valuation of $73,000,000 plus a percentage of AHH’s available cash, which is anticipated to net approximately $60,000,000 to MedCath after closing costs and taxes. The net amount anticipated to be received by MedCath includes repayment of inter-company debt owed by AHH to MedCath.

The transaction involving HHNM values HHNM’s assets at $119,000,000. The limited liability company that currently owns HHNM, of which 74.8% is owned by MedCath, will retain its net working capital. MedCath anticipates receiving approximately $62,000,000 in net proceeds from the HHNM transaction including its share of HHNM’s cash, and after collection of all accounts receivable, payment of all known liabilities, including taxes, and repayment of inter-company debt owed by HHNM to MedCath, pro-rata minority interest payments and an allocation of additional funds to the limited liability company’s minority partners by MedCath in consideration for such minority partners’ consent to the transaction that was required under the limited liability company’s Operating Agreement as a condition to entering into this transaction. The anticipated net proceeds do not include any reserves for unknown or contingent liabilities retained by HHNM, including without limitation any liability which may arise from the New Mexico ICD Investigation.

How would the proceeds from the Sales be used?

We currently expect to use the proceeds from the Sales to pay any outstanding liabilities and obligations and establish a contingency reserve or make other provision for any contingent liabilities that may exist upon completion of the Sales or that become due as we wind down our affairs. Following these actions, our Board of Directors currently expects to make the First Liquidating Distribution to our stockholders from the remaining proceeds from the Sales prior to the Dissolution. See “Proposal No. 4 — Dissolution and Liquidation — Plan of Complete Liquidation and Dissolution and Estimate of Cash Distributable to Stockholders.”

What does the Board of Directors recommend regarding the Sales?

Our Board of Directors unanimously recommends that you vote “FOR” the authorization of the Sales.

Do I have appraisal rights in connection with the Sales?

No, under the DGCL, appraisal rights are not provided to stockholders in connection with the transactions contemplated by the Sale Proposals.

Are there any risks to the Sales?

Yes. You should carefully read the section entitled “Risk Factors.”

Q&A Relating to the Dissolution

What does the Plan of Complete Liquidation and Dissolution entail?

The Plan of Complete Liquidation and Dissolution provides for the voluntary liquidation, winding up and dissolution of MedCath following the filing with the Delaware Secretary of State. MedCath currently intends to make the Filing promptly following completion of the Sales and the First Liquidating Distribution. We intend to provide our stockholders notice of the date we intend to make the Filing with the Delaware Secretary of State by public announcement and by filing a current report on Form 8-K, no less than 20 calendar days’ prior to the Filing.

What will happen if the Dissolution is approved?

If the Dissolution is approved and implemented, we will dissolve the Company by making the Filing, liquidate our remaining assets, satisfy or make reasonable provisions for our remaining obligations, including estimated unknown liabilities and make distributions to the stockholders of any available liquidation proceeds. See “Proposal No. 4 — Dissolution and Liquidation — Plan of Complete Liquidation and Dissolution and Estimate of Cash Distributable to Stockholders.”

If the Dissolution Proposal is approved, but our Board of Directors thereafter determines that liquidation and dissolution are not in our best interests and the best interests of our stockholders, our Board of Directors may direct that the Dissolution be abandoned, without additional approval, or may amend or modify the Plan of Complete Liquidation and Dissolution to the extent permitted by the DGCL without the necessity of further stockholder approval if prior to the Filing. See “Proposal No. 4 — Dissolution and Liquidation — Revocation of the Plan of Complete Liquidation and Dissolution.”

Can MedCath estimate the distributions that the stockholders would receive following the First Liquidating Distribution and the Dissolution?

We currently intend to make one or more additional distributions to our stockholders following the First Liquidating Distribution and the Filing. When the Company has paid or made adequate provision for payment of all of its liabilities and obligations in the manner provided under the DGCL following the Filing, and if the Company successfully sells its remaining assets, subject to satisfying any liabilities which may arise in respect of the ICD Investigation or any currently unknown liabilities, we currently estimate that one or more additional distributions which in the aggregate may be in the range of $8.20 to $10.20 per share of the Company’s common stock will be made to stockholders as of the record date for such distributions, as a result of which the total distributions per share of the Company’s common stock made to stockholders as a result of the Dissolution, and the First Liquidating Distribution, may be in the range of $15.08 to $17.08 per share. We currently anticipate that any distributions following the First Liquidating Distribution would be made no sooner than at least the date which is approximately nine months after the Filing and may not occur, if at all, until several years after the Filing. See “Proposal No. 4 — Dissolution and Liquidation — Plan of Complete Liquidation and Dissolution and Estimate of Cash Distributable to Stockholders.” These estimates of future distributions do not include a reserve or other estimate for liabilities arising from the ICD Investigation or other currently unknown liabilities. The dates and amounts of any distributions after the Filing will depend, among other things, on when the ICD Investigation is completed and all matters related thereto are resolved, as well as the determination of the amount of any liability which may arise from the ICD Investigation, which amount is not accounted for in the above estimates and may be material. The ranges of distributions to our stockholders may be materially decreased as a result of any liability arising out of the ICD Investigation or other material liabilities of the Company. See “Risk Factors — Risks Related to the Dissolution Proposal (Proposal No. 4).”

After the Sales are completed, we expect that the remaining assets of the Company will be sold at a substantial loss for income tax purposes. We expect that all or a substantial portion of such losses, and wind down operating losses, will be incurred in fiscal 2012 and fiscal 2013 will be carried back for income tax purposes to the Company’s fiscal year ending September 30, 2011, and the Company will be entitled to a refund of a substantial portion of the income taxes that were paid in connection with the Sales and the other sales occurring in the fiscal year ending September 30, 2011. If, however, there should be an “ownership change” under and as defined in Section 382 of the Internal Revenue Code, a possibility that the Company believes is unlikely, there may be little or no such refund of income taxes.

What will happen if the Dissolution is approved but either or both of the Sales are not completed?

If the Dissolution is approved but (i) either or both of the Sales are not authorized by our stockholders or (ii) either or both of the Sales are not consummated, then our Board of Directors, in accordance with its fiduciary duties, may determine not to make the First Liquidating Distribution, or may materially reduce the amount of the First Liquidating Distribution, and is likely to proceed with the Filing and the Dissolution and take such actions as it deems advisable and in the best interests of our stockholders to dispose of MedCath’s assets in a manner designed to maximize stockholder value and that complies with applicable law.

If the Dissolution Proposal is approved by our stockholders, but one or both of the Sale Proposals are not approved, the Board of Directors will have the authority under the DGCL to complete transactions involving AHH and HHNM on any terms it determines are in the best interest of our stockholders, including but not limited to terms that are the same or substantially similar to either or both of the Sales, without stockholder approval following the Filing. While we cannot predict what alternatives might be available to the Company, the Board of Directors believes such alternatives are likely to be less favorable to our stockholders than the Sales.

What will happen if either or both of the Sales are authorized by our stockholders but the Dissolution is not approved?

If our stockholders do not approve the Dissolution, our Board of Directors would have to evaluate our alternatives. The Board of Directors believes that these alternatives are likely to be less favorable to our stockholders than the Dissolution. We currently intend to still complete either or both of the Sales if they are authorized by our stockholders and the other conditions to closing, including regulatory or other approvals, are satisfied or waived. In that case, we will have transferred substantially all of the operating assets of the sold assets to third parties and will have limited operations to generate revenue to support our expense structure.

Our Board of Directors may determine not to make the First Liquidating Distribution or may materially reduce the amount of the First Liquidating Distribution since we would require additional funds to operate our business and pursue alternative strategic options. If the Dissolution Proposal is not approved, any distribution we make will be taxed as a dividend to the extent of the Company’s earnings and profits rather than as long term capital gains. Dividends are currently taxable to individuals at a maximum tax rate of 15%, but the maximum tax rate on dividends is currently scheduled to increase to 39.6% in 2013. See “Proposal No. 4 — Dissolution and Liquidation — Material U.S. Federal Income Tax Consequences of the Complete Liquidation and Dissolution.”

We would likely continue to ask the stockholders to approve the Dissolution, either via an adjournment of the Annual Meeting or at a separate special meeting of stockholders called for the purpose of seeking approval of the Dissolution.

Can I sell my shares once the certificate of dissolution is filed?

No. If the Dissolution is approved and our Board of Directors determines that it is in our and our stockholders’ best interests to proceed with the Dissolution, then we will make the Filing with the Delaware Secretary of State. We will close our transfer books on the date on which we make the Filing and on that date our common stock will cease to be quoted on a registered securities exchange or otherwise cease to be traded. We intend to provide our stockholders notice of the date we intend to make the Filing with the Delaware Secretary of State by public announcement and by filing a current report on Form 8-K, no less than 20 calendar days’ prior to the Filing.

Shares of common stock will remain outstanding following the Filing. From and after the effectiveness of the Filing, and subject to applicable law, each holder of our common stock will have the right to receive liquidation distributions pursuant to and in accordance with the Plan of Complete Liquidation and Dissolution until the final liquidation distribution is made. The final liquidation distribution under the Plan of Complete Liquidation and Dissolution will be in complete cancellation of all of the outstanding shares of our common stock. Primary factors determining the timing of such liquidation distributions include, without limitation, the timing of the sale of our assets, the timing of the Company having paid or made adequate provision for payment of all of its liabilities and obligations in the manner provided under the DGCL and the determination by the Board of Directors that all or any portion of the Company’s contingency reserve is no longer required.

When will the stockholders receive any payment from the Dissolution?

If the Sale Proposals and the Dissolution Proposal are approved by our stockholders, MedCath currently intends to make the Filing and commence the process of winding up its affairs after closing the Sales and making the First Liquidating Distribution to our stockholders. See “Proposal No. 4 — Dissolution and Liquidation.”

The timing of any distributions to our stockholders after the Filing will in large part depend on our ability to pay or make adequate provision for payment of all of our liabilities and obligations in the manner provided under the DGCL following the Filing, the timing of the sale of our assets and our ability to provide for the payment of liabilities and obligations that are not indentified or not fixed at the time of the Filing. Under the DGCL, before a dissolved corporation may make any distributions to its stockholders, it must pay or make reasonable provision to pay all of its liabilities and obligations, including all contingent, conditional or unmatured claims known to the corporation, and claims which, based on facts known to the corporation, are likely to arise or become known to the corporation within five years (or such longer period of time as the Delaware Court of Chancery may determine, not to exceed 10 years). We do not know the amount of all liabilities and obligations that we will owe, or the amount of a contingency reserve we will be required to establish, upon the Filing. As a result, we anticipate a substantial period of time may transpire between the Filing and any subsequent distributions. See “Proposal No. 4 — Dissolution and Liquidation — Plan of Complete Liquidation and Dissolution and Estimate of Cash Distributable to Stockholders.”

The Plan of Complete Liquidation and Dissolution provides for the dissolution to be effected pursuant to Sections 280 and 281(a) of the DGCL, but allows MedCath to elect to effect the dissolution pursuant to Section 281(b) of the DGCL. The Board of Directors currently intends to effectuate the dissolution in accordance with the procedures set forth in Sections 280 and 281(a) of the DGCL. The procedures of Sections 280 and 281(a) of the DGCL require that any distribution be subject to a notice and claims process and the prior completion of proceedings in the Delaware Court of Chancery. A dissolution pursuant to Section 281(b) of the DGCL would allow the Company to avoid the notice and claims process and the proceedings in the Delaware Court of Chancery but would also require the Company to make provisions for unknown claims which might arise over the next ten years instead of potentially the five years provided under Section 280 and 281(a) of the DGCL. See “Proposal No. 4 — Dissolution and Liquidation — Dissolution Process.”

Does the Dissolution present any risk of liability to our stockholders?

If the Dissolution becomes effective, we may establish a contingency reserve designed to satisfy any additional claims against and obligations of the Company that may arise. Any contingency reserve may not be adequate to cover all of our liabilities and obligations. Under the DGCL, if we fail to create an adequate contingency reserve for payment of our liabilities and obligations during the three-year period after we make the Filing, each stockholder could be held liable for payment to our creditors of the lesser of (i) such stockholder’s pro rata share of amounts owed to creditors in excess of the contingency reserve and (ii) the amounts previously received by such stockholder in dissolution from us and from any liquidating trust or trusts that may be established in accordance with the Plan of Complete Liquidation and Dissolution. Accordingly, in such event, a stockholder could be required to return part or all of the distributions previously made to such stockholder, and a stockholder could receive nothing from us under the Plan of Complete Liquidation and Dissolution. See “Material U.S. Federal Income Tax Consequences of the Dissolution — Repayment of Amounts Previously Distributed.”

What does the Board of Directors recommend with respect to the Dissolution?

Our Board of Directors unanimously recommends that the stockholders vote “FOR” the Dissolution.

Do I have appraisal rights in connection with the Dissolution?

No, under the DGCL, appraisal rights are not provided to stockholders in connection with the Dissolution.

Are there any risks to the Dissolution?

Yes. You should carefully read the section entitled “Risk Factors.”

What are the U.S. federal income tax consequences of the Plan of Complete Liquidation and Dissolution to me?

If the Dissolution is approved and is implemented as currently contemplated, generally stockholders who are US persons and who hold Company stock as a capital asset will realize, for U.S. federal income tax purposes capital gain or loss equal to the difference between (i) the sum of the cash plus the net value of any property distributed to such stockholder directly, or to a partnership or liquidating trust established by the Company on the stockholders’ behalf and for the benefit of our stockholders, and (ii) such stockholder’s adjusted tax basis in his shares of our common stock. Currently, the maximum long term capital gains rate for individuals is 15%, but is scheduled to increase to 20% in 2013. You should carefully read the section entitled “Material U.S. Federal Income tax Consequences of the Dissolution.” WE URGE EACH STOCKHOLDER TO CONSULT WITH HIS OR HER OWN TAX ADVISORS REGARDING TAX CONSEQUENCES OF THE PLAN OF DISSOLUTION.

What are the U.S. federal income tax consequences to me if the Plan of Complete Liquidation and Dissolution is not approved by the stockholders?

If the Plan of Complete Liquidation and Dissolution is not approved, all distributions, if any, by the Company to the stockholders will be taxable as dividends to the extent of the Company’s earnings and profits. Dividends are currently taxable to individuals at a maximum tax rate of 15%, but the maximum tax rate on dividends is currently scheduled to increase to 39.6% in 2013.

Q&A Relating to Adjournment Proposal

What is the effect of voting to approve the proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies?

If you vote in favor of the proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies, you will be voting to permit the Annual Meeting to be adjourned in order to solicit additional votes in favor of the proposals, including the Sales, the Dissolution or both. In the event that either of the Sales or the Dissolution has not received the requisite stockholder approval, it is likely that MedCath would seek to adjourn the Annual Meeting to solicit additional proxies in favor of both proposals. In the event that only one of the Sales or the Dissolution proposals has not received the requisite stockholder approval, it is likely that MedCath would seek to adjourn the Annual Meeting to solicit additional votes only with respect to such proposal while closing the polls on the proposal(s) which has received the requisite stockholder approval. For example, in the event that the requisite stockholder vote in favor of each of the Sales has been obtained but the requisite stockholder vote in favor of the Dissolution has not been obtained, it is likely that MedCath would seek to close the polls and register the authorization of each of the Sales in order to proceed with efforts to consummate the Sales, while adjourning the Annual Meeting for the sole purpose of soliciting additional votes to obtain approval of the Dissolution. The receipt of sufficient votes in favor of the adjournment proposal would allow MedCath to take such actions.

RISK FACTORS

Risks, uncertainties and other factors may affect our future business and results. In addition to the risks, uncertainties, and other factors discussed below and elsewhere in this proxy statement, the risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied in any forward-looking statements include, without limitation, those set forth under Part I, Item 1A “Risk Factors” in MedCath’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 filed with the SEC on December 14, 2010, as amended by MedCath’s Annual Report on Form 10-K/A filed with the SEC on January 28, 2011 and those contained in MedCath’s other filings with the SEC. The matters discussed below could cause our future results to materially differ from past results or those described in forward-looking statements and could have a material adverse effect on our business, financial condition and stock price.

Risks Related to the Sales (Proposals No. 2 and 3)

The fact that the Sales are pending could have a material and adverse effect on our business, financial condition and results of operations.

While the Sales are pending, they create uncertainty about our future and the future operation of the hospitals. As a result of this uncertainty, our business partners may decide to delay, defer or cancel entering into new business arrangements with us and patients and physicians who refer patients to us may use other hospitals, pending completion of the Sales or termination of thereof.

In addition, while the Sales are pending, we are subject to a number of risks, including:

•	the diversion of management and employee attention from the day-to-day business of the Company;

•	the potential disruption to our business partners, suppliers and other service providers;

•	the loss of employees who may depart due to their concern about losing their jobs following the Sales; and

•	the potential inability to respond effectively to competitive pressures, industry developments and future opportunities.

The occurrence of any of these events individually or in combination could have a material adverse effect on our business, financial condition and results of operation.

Either or both of the Sales may not be completed, which could materially and adversely impact our business, financial condition and results of operations.

To complete the Sales, our stockholders must approve the Sale Proposals. Additionally, we must be able to satisfy all of the closing conditions for which we are obligated under the applicable agreements relating to each of the Sales. If we are unable to complete either or both of the Sales, the Company would be subject to a number of risks, including the following:

•	The Company may not be able to identify alternative sale transactions, and if alternative sale transactions are identified, such alternative sale transactions may not result in an equivalent price to what is proposed in the Sales;

•	The trading price of our common stock may decline to the extent that the current market price reflects a market assumption that the Sales will be completed;

•	Our relationships with our physicians, suppliers, the communities in which our patients reside and employees may be damaged and our business may be harmed; and

•	The Company will incur significant transaction, compliance and other transaction related fees and costs which will need to be paid out of current cash on hand and cash from operations. These expenses include, but are not limited to, financial advisory, legal and accounting fees and expenses, employee expenses, filing fees, printing expenses, proxy solicitation and other related charges.

The occurrence of any of these events individually or in combination could have a material adverse effect on our business, financial condition and results of operation.

A delay in the closing of either or both of the Sales is likely to decrease the funds available for distribution to stockholders.

Claims, liabilities and expenses from operations (including operating costs such as salaries, directors’ fees, directors and officers’ insurance, federal and state income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) will continue to be incurred by us as we seek to close the Sales. In the event the closing of either or both of the Sales is delayed, we will incur additional claims, liabilities and expenses from operations that will reduce the net funds ultimately available for distribution to our stockholders.

Even if our stockholders approve the Sales, either or both of the Sales may not be completed.

The completion of the Sales are subject to numerous closing conditions, some of which are out of the Company’s control, and there can be no guarantee that the Company will be able to satisfy all of the closing conditions set forth in the New Mexico Purchase Agreement and the Arkansas Purchase Agreement, respectively. See “Proposal No. 2 — Sale of Substantially All of the Assets of Heart Hospital of New Mexico — The New Mexico Purchase Agreement — Conditions to Closing” and “Proposal No. 3 — Sale of All of MedCath’s Equity Interests in Arkansas Heart Hospital — The Arkansas Purchase Agreement — Conditions to Closing.”

If either or both of the Sales are not completed, there will be fewer funds available for distribution to our stockholders.

If either or both of the Sales are not consummated, we believe that the Company will have limited alternative strategic options available to it with respect to these assets, and there is a substantial risk that our stockholders will realize less value from any alternative strategic options that might be pursued with respect to these assets. As of this time, we are not aware of any alternatives that would enable the Company to deliver similar or higher value to our stockholders as compared to the value to be received in connection with the New Mexico Sale and the Arkansas Sale, respectively.

The Arkansas Purchase Agreement limits our ability to pursue alternatives to the Arkansas Sale, and the New Mexico Purchase Agreement limits our ability to pursue alternatives to the New Mexico Sale.

Each of the Arkansas Purchase Agreement and the New Mexico Purchase Agreement contains provisions that make it more difficult for us to sell AHH or its assets to a party other than AR-MED and to sell HHNM or its assets to a party other than LHS, respectively. These provisions include a no-shop provision that limits our ability to market AHH or its assets and HHNM or its assets, as applicable, and, with respect to the New Mexico Purchase Agreement, a termination fee and an expense reimbursement requirement payable by the Company under certain circumstances in the event the New Mexico Sale is not consummated. See “Proposal No. 2 — Sale of Substantially All of the Assets of Heart Hospital of New Mexico — The New Mexico Purchase Agreement — No Shop Clause,” “Proposal No. 3 — Sale of All of MedCath’s Equity Interests in Arkansas Heart Hospital — The Arkansas Purchase Agreement — No Shop Clause” and “Proposal No. 2 — Sale of Substantially All of the Assets of Heart Hospital of New Mexico — The New Mexico Purchase Agreement — Expense Reimbursement; Termination Fee.”

We may not receive all regulatory approvals required in order for us to consummate the New Mexico Sale.

Under the HSR Act and the rules promulgated under it by the FTC, the New Mexico Sale cannot be completed until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the DOJ (the “Antitrust Division”) and the specified waiting periods have expired or been terminated. The Company and Ardent filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on May 13, 2011. The Company received notice of early termination of the applicable waiting period from the FTC on May 27, 2011. Although we do not expect regulatory authorities to raise any significant objections in connection with their review of the New Mexico Sale, we cannot assure you that we will obtain all required regulatory approvals or that any such regulatory approvals will not contain terms, conditions or restrictions that would be detrimental to the Company or LHS.

Risks Related to the Dissolution Proposal (Proposal No. 4)

Cash distributions to stockholders could be substantially limited and delayed since, as part of our liquidation and dissolution, our Board of Directors is required to make adequate provision to satisfy all of our known and unknown liabilities before authorizing any cash distribution to stockholders.

Assuming stockholder approval of the Sale Proposals and the Dissolution Proposal, the Company currently intends to make the First Liquidating Distribution following the closing of the Sales but prior to making the Filing. However, the process of accounting for our liabilities (including those that are presently unknown) involve assumptions, estimates and complex valuation.

The industry in which we participate, providing inpatient and outpatient hospital services, is subject to significant laws and regulations, including those regulations relating to Medicare and Medicaid programs. These regulations relate to such areas as compliance with regulations relating to preparation and filing of cost reports and claim submission, receipt of disproportionate payments, and relationships with physicians. These laws and regulations are subject to interpretation, which may vary from time to time. We believe that our hospitals are in substantial compliance with current federal, state and local regulations and standards. However, we remain subject to government review and regulatory oversight, the result of which makes it difficult to estimate the adequacy and certainty of reserves.

These uncertainties could impede the Board’s ability to make, and diminish the amount available, for distribution. Substantial time may be required for us to determine the extent of our liabilities to known third party creditors and claimants and for us to settle or judicially resolve any claims that are contested. Furthermore, pursuant to the DGCL, we may be subject to claims being commenced against us for liabilities unknown to us for 10 years after dissolution. Assuming we effect the Dissolution pursuant to Sections 280 and 281(a) of the DGCL, a period of time, likely more than nine months but potentially a significantly longer period, must elapse after the Filing and commencement of the wind down process before we may make any additional distributions, if any, to allow for the notice and claims process. Such distributions may be made in more than one installment over an extended period of time. See “Proposal No. 4 — Dissolution and Liquidation — Plan of Complete Liquidation and Dissolution and Estimate of Cash Distributable to Stockholders.”

Cash distributions to stockholders could be substantially limited and delayed as part of our liquidation and dissolution due to pending ICD Investigations.

On March 12, 2010, the United States Department of Justice (“DOJ”) issued a Civil Investigative Demand (“CID”) to HHNM regarding ICD implantations (the “New Mexico ICD Investigation”). The CID was issued in connection with an ongoing, national investigation relating to ICDs and Medicare coverage requirements for these devices. The CID requested certain documents and patient medical records regarding the implantation of ICDs for the period 2002 to the present. The Company has provided materials responsive to the CID.

On September 17, 2010, consistent with letters received by other hospitals and hospital systems, DOJ sent a letter notifying the Company of DOJ’s investigation of eight Company hospitals regarding ICD implantations (the “ICD Investigation”). In its letter, DOJ stated that its review was preliminary and its data suggests that Company hospitals may have submitted claims for ICDs and related services that were inconsistent with Medicare policy.

Based upon our legal advisors’ discussions and meetings with DOJ, the primary focus of the investigations involves ICDs implanted since October 1, 2003 within prohibited timeframes (i.e., timeframe violations). A “timeframe violation” involves an ICD implanted for “primary prevention” (i.e, prevention of sudden cardiac death in patients without a history of induced or spontaneous arrhythmias) within 30 days of a myocardial infarction, or within 90 days of a coronary artery bypass graft or percutaneous transluminal coronary angioplasty. The timeframes do not apply to ICDs implanted for “secondary prevention” (i.e., prevention of sudden cardiac death in patients who have survived a prior cardiac arrest or sustained ventricular tachyarrhythmia).

On November 19, 2010, DOJ provided the Company a spreadsheet detailing instances (based upon DOJ’s data) in which an ICD was implanted at the eight Company hospitals in potential violation of the applicable timeframes. The data provided by DOJ is “raw,” and we understand that, as of this date, such data had not been analyzed by DOJ. Additionally, DOJ confirmed that some of the ICDs identified in its data as alleged timeframe violations were in fact appropriately implanted and billed to Medicare, including those implanted for secondary prevention.

On February 17, 2011, legal counsel for the Company and HHNM met with representatives of DOJ to discuss the agency’s review of the patient medical records provided in response to the CID. In addition to discussing DOJ’s review process, DOJ reconfirmed that certain ICD implantations were not being examined by the agency. As noted above, these include implantations prior to October 1, 2003 and implantations for secondary (rather than primary) prevention. With respect to primary prevention implantations, we discussed clinical comments supporting the implantations, and agreed to additional meetings and presentations regarding those implantations for other Company hospitals. In that regard, the Company has engaged a physician-expert to assist with patient medical record reviews.

On March 23, 2011, legal counsel for the Company met with representatives of DOJ to present findings regarding an internal review of a Company hospital other than HHNM. These findings were submitted to DOJ, and detail explanations and arguments demonstrating that the implantations were appropriate. DOJ and its experts are reviewing these findings. DOJ has stated that the Company will similarly have the opportunity to present and submit findings for its other hospitals under investigation.

As discussed above, the Company has complied with all requests from DOJ for information, is actively engaged in discussions with DOJ regarding the issues involved in the investigations, and continues developing and presenting arguments supporting the ICD implantations. Pursuant to DOJ’s request, the Company has entered into a tolling agreement that tolls the statute of limitations for allegations related to ICDs until October 2011. To date, DOJ has not asserted any claims against the Company and we expect to continue to have input into the investigation. Because the investigation is in its early stages, however, the Company is unable to evaluate the outcome of the investigations. As such, the estimates of the First Liquidation Distribution and the final liquidating distributions do not include an estimate or reserve for any liability arising from the ICD Investigation. Total ICD revenue is a material component of total net patient revenue and this investigation, and any resulting liability, could have a material adverse effect on the Company’s financial condition, results of operation and on the amounts available for distribution to our stockholders.

If our contingent reserves are insufficient to satisfy our liabilities, creditors could assert claims against us seeking to prevent distributions or against our stockholders to the extent of distributions received.

If a court holds at any time that we have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the contingency reserve, our creditors could seek an injunction against the making of distributions on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the amount of any cash distributions to stockholders.

If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, creditors could assert claims against each stockholder receiving a distribution for the payment of any shortfall, up to the amounts previously received by the stockholder in distributions from us.

Our stockholders could approve the Dissolution but vote against either or both of the Sales.

If the Dissolution is approved but (i) either or both of the Sales are not authorized by our stockholders or (ii) either or both of the Sales are not consummated, then our Board of Directors, in accordance with its fiduciary duties, may determine not to make the First Liquidating Distribution, or may materially reduce the amount of the First Liquidating Distribution, and is likely to proceed with the Filing and the Dissolution and take such actions as it deems advisable and in the best interests of our stockholders to dispose of MedCath’s assets in a manner designed to maximize stockholder value and that complies with applicable law.

If the Dissolution Proposal is approved by our stockholders, but one or both of the Sale Proposals are not approved, the Board of Directors will have the authority under the DGCL to complete transactions involving AHH and HHNM on any terms it determines are in the best interest of our stockholders, including but not limited to terms that are the same or substantially similar to either or both of the Sales without stockholder approval following the Filing. While we cannot predict what alternatives might be available to the Company, the Board of Directors believes such alternatives are likely to be less favorable to our stockholders than the Sales.

The Board of Directors may determine not to proceed with the Dissolution.

Even if the Dissolution Proposal and each of the Sale Proposals are approved by our stockholders, the Board of Directors may determine, in the exercise of its fiduciary duties, not to proceed with the Dissolution. If our Board of Directors elects to pursue any alternative to the Plan of Complete Liquidation and Dissolution, our stockholders may not receive any of the funds currently estimated to be available for distribution to our stockholders. See “Proposal No. 4 — Dissolution and Liquidation — Revocation of the Plan of Complete Liquidation and Dissolution.”

Our stockholders will not be able to buy or sell shares of our common stock after we close our stock transfer books on the date on which we make the Filing.

We currently intend to close our stock transfer books and discontinue recording transfers of our common stock on the date on which we make the Filing with the Delaware Secretary of State (the “Dissolution Effective Date”). After we close our stock transfer books, we will not record any further transfers of our common stock on our books except by will, intestate succession or operation of law. Therefore, shares of our common stock will not be transferable after the Dissolution Effective Date. All distributions after the Dissolution Effective Date will be made to our stockholders pro rata according to their respective holdings of common stock as of the Dissolution Effective Date. We intend to provide our stockholders notice of the date we intend to make the Filing with the Delaware Secretary of State by public announcement and by filing a current report on Form 8-K, no less than 20 calendar days’ prior to the Filing.

The directors and officers of the Company will continue to receive benefits from the stockholders following the Sales and the Dissolution.

Following the Filing, we will continue to indemnify each of our current and former directors and officers to the extent permitted under the DGCL and the Company’s certificate of incorporation, bylaws and agreements as in effect at the time of the Filing. In addition, we intend to maintain directors’ and officers’ insurance coverage throughout the wind down period. See “Proposal No. 4 — Dissolution and Liquidation — Indemnification of Directors and Officers.”

We will continue to incur the expenses of complying with public company reporting requirements.

We have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, even though compliance with such reporting requirements is economically burdensome. In order to curtail expenses, we currently intend, after the Filing, to seek relief from the SEC from the reporting requirements under the Exchange Act. However, the SEC may not grant any such relief, in which case we would be required to continue to bear the expense of being a public reporting company.

CORPORATE GOVERNANCE

Meetings and Committees

The Board of Directors of the Company held 11 meetings during the fiscal year ended September 30, 2010. The Company has standing audit, compensation, compliance and corporate governance and nominating committees.

Bailey, Casey and McCoy currently serve as members of the compensation committee of the Board of Directors (the “compensation committee”). The compensation committee determines the amount and type of compensation paid to senior management, establishes and reviews general policies relating to compensation and benefits of employees, and administers the Company’s equity award plans. The compensation committee held four scheduled meetings and six additional meetings during fiscal 2010. The compensation committee does not operate pursuant to a written charter.

McCoy, Grossman and Deal currently serve as members of the audit committee of the Board of Directors (the “audit committee”). The audit committee oversees the accounting and financial reporting processes of the Company and independent audits of its financial statements. The audit committee held four scheduled quarterly meetings and eight additional meetings during fiscal 2010. The audit committee operates pursuant to a written charter, a copy of which was filed as Appendix A to our proxy statement filed January 29, 2009. We do not post Board of Directors committee charters on our website.

Sokolov and Bailey currently serve as members of the compliance committee of the Board of Directors (the “compliance committee”). The compliance committee oversees the implementation of the Company’s compliance program, which seeks to ensure that the Company’s operations at all levels are conducted in compliance with applicable federal and state laws regarding both public and private healthcare programs. The compliance committee held four meetings during fiscal 2010. The compliance committee does not operate pursuant to a written charter.

McCoy, Casey, and Grossman currently serve as members of the corporate governance and nominating committee of the Board of Directors (the “nominating committee”). The Board of Directors has delegated to the nominating committee the authority to nominate individuals for election to the Board of Directors and to consider nominations submitted by stockholders who comply with the notice procedures provided under the Company’s bylaws. The nominating committee utilizes independent search firms, such as Caldwell Partners, to perform national searches for director candidates who meet qualifications identified by the nominating committee at the time a search is initiated. In addition, new directors may be identified by members of the Board of Directors, management, or stockholders. Such qualifications have included, among others, the ability to qualify as an independent director and financial, compliance and health care experience. Once qualified candidates are identified, the nominating committee personally interviews each qualified candidate and evaluates the candidate’s references and credentials. At the conclusion of its evaluation, the nominating committee determines whether to recommend a candidate to the Board of Directors for nomination. The nominating committee’s process for evaluating director candidates is the same for nominees identified by search firms, members of the Board of Directors, management, or stockholders. The corporate governance and nominating committee held three meetings during fiscal 2010. The nominating committee operates pursuant to a written charter, a copy of which was filed as Appendix A to our proxy statement filed January 28, 2010. The nominating committee operates pursuant to a written charter. We do not post Board of Directors committee charters on our website.

Grossman, McCoy, Casey, Sokolov and Deal serve as members of the strategic options committee. Mr. Grossman serves as the chairman of this committee. The strategic options committee was formed by the Board of Directors during fiscal 2010 to oversee the Company’s strategic options process. The strategic options committee held nine meetings during fiscal 2010. The strategic options committee does not operate pursuant to a written charter.

Nominations by Stockholders

Nominations may be made by any stockholder who is entitled to vote for the election of the director so nominated. To be considered by the committee, nominations must be received in writing by the secretary of the Company (i) in the case of an annual meeting, not less than 45 days or more than 75 days prior to the first anniversary of the preceding year’s annual meeting, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the later of 90 days prior to the special meeting or 10 days following the day on which public announcement of the date of the meeting was first made. The notice must include all information relating to the nominee that would be required to be disclosed in solicitations of proxies for election of directors under regulations promulgated by the SEC. The notice also must include (A) the name and address, as they appear on the records of the Company, of the stockholder of record submitting the nomination and, if different, the name and address of the beneficial owner on whose behalf the nomination is made and (B) the class and number of shares of the Company which are beneficially owned and owned of record by the stockholder of record and, if applicable, such other beneficial owner.

Director Independence

Information about transactions involving related parties is reviewed by the Audit Committee. Related parties include Company directors and executive officers, as well as their immediate family members. If a related party has a direct or indirect material interest in any Company transaction, then the audit committee would decide whether or not to approve or ratify the transaction. The audit committee will use any process and review any information that it determines is appropriate. All related party transactions will be disclosed in accordance with SEC rules.

The Board of Directors has determined that all non-employee directors are free from any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and, accordingly, are “independent” as such term is defined by the rules and regulations of the SEC and the listing standards of the NASDAQ Global Select Market (“NASDAQ”).

During the course of its analysis regarding Mr. Grossman’s independence, the Board of Directors considered that Mr. Grossman and his wife are retired partners of PricewaterhouseCoopers, LLP, (“PwC”), that Mr. Grossman and his wife receive pensions from PwC, and that PwC has and may continue to perform non-audit related accounting services for the Company.

Director Nominations and Evaluation of Candidates

Although the Governance and Nominating Committee (the “Nominating Committee”) does not have a formal policy with regard to the consideration of diversity in identifying nominees for director, the Nominating Committee is committed to having a diverse set of individuals serving as directors. As part of its process of identifying qualified candidates for nomination and election to the Board of Directors, the Nominating Committee considers persons with a variety of professional experiences, perspectives, education, skills and backgrounds that will add to the effectiveness of the Board of Directors. The Board of Directors believes that having a diverse set of individuals serving as directors is necessary and seeks to nominate individuals that fill a need or possess skills so as to compliment the existing Board of Directors.

Upon notice of a director position to be vacated or upon discernment of the Nominating Committee new directors should be sought to complement the current roster, the Nominating Committee will meet to determine:

a. the director skills needed;

b. the director skills available; and

c. the best approach to supplementing existing skills with new director recruitment.

The Nominating Committee examines these questions at least annually when reappointment time is evident. To the extent the Nominating Committee determines the current director(s) fill a need and contribute based on experience and participation, and given the desire of the director to be reappointed, the Nominating

Committee may recommend reappointment. To the extent the Nominating Committee, annually or at any other time, determines a need exists or anticipates a skill needed that does not exist, the committee will recommend to the Board of Directors that a search be conducted. The Company’s practice has been to engage an independent search firm with national reputation and experience in director recruitment to develop a specification depicting the skills, experience, and personal attributes needed to complement the board. Through examination of an expanded roster, culling the roster to a manageable list, conducting telephonic and personal interviews with the Nominating Committee and management, and conducting references the Nominating Committee will identify candidate(s) to advance for nomination.

Based on the results of the evaluation process, the Nominating Committee will select, by majority vote, the most qualified candidate or candidates, as the case may be, to recommend to the Board of Directors for selection as a director nominee. Upon selection of one or more director nominees by the Board of Directors, the chairman of the Board of Directors will extend an invitation to the individual to become a director nominee to be included on the proxy card for election at the next annual meeting of stockholders. In consultation with the chairman of the Board of Directors and the Company’s chief executive officer, the committee may also recommend candidates for the Board’s selection as nominees for appointment to the various committees of the Board of Directors.

Board Leadership Structure

The Board of Directors elects the Company’s chief executive officer and its chairman. The Board of Directors is currently led by a non-executive chairman, John T. Casey. While the position of chairman and chief executive officer may be held by the same person, the Board’s current preferred governance structure is to separate the roles of chairman and chief executive officer. The chairman’s primary responsibilities are to manage the Board of Directors and serve as the primary liaison between the Board of Directors and the chief executive officer, while the primary responsibility of the chief executive officer is to manage the day-to-day affairs of the Company, taking into account the policies and directions of the Board of Directors. The Board believes that the Company’s current leadership structure with two different individuals serving as chairman and chief executive officer promotes more open and robust communication among the Board and provides an efficient decision making process with proper independent oversight.

The Company is managed with a management team headed by the chief executive officer with accountability to the Board of Directors. The Board of Directors is organized with a committee structure that places focused accountability for Audit, Compensation, Governance and Nominations, and Compliance with experienced directors. Management members possessing requisite skill, experience and accountability serve as non-voting ad hoc members and staff to the committees. Each committee meets at least quarterly, is chaired by an independent director and reports to the full Board of Directors at least quarterly for routine committee business. For special projects or focused matters, committee chairs engage committee members and management as frequently as necessary, properly noticing and documenting each meeting. Organizational controls are many including:

a.	Identified capital approval thresholds

b.	Rigorous business planning and capital planning processes

c.	Compliance and legal review for all material contracts

d.	Policies and procedures that define culturally acceptable behaviors and performance that sets a high standard for all management and employees

e.	Surveys to measure physician, patient, and employee engagement and satisfaction

f.	An annual strategic plan is presented by management and introduced proximate to the budget discussions to match strategy with financial and service goals; compensation plan that align the Company strategic goals and compensation for management

g.	Board Committee and Board of Directors’ oversight through regular financial, operations, and compliance reporting and monitoring.

Risk Oversight

While the Company’s management is responsible for the day-to-day management of risk to the Company, the Board of Directors has broad oversight responsibility for the Company’s risk management programs. The Board of Directors believes that this division of responsibilities is the most effective risk management approach and that our Board leadership structure supports this approach as the chief executive officer is involved directly in risk management as a member of management, while our chairman maintains an oversight role as part of the non-management directors of the Board.

The various committees of the Board of Directors assist in its efforts to fulfill its oversight responsibilities in certain areas of risk. In particular, the audit committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management, the Company’s Vice President of Internal Audit, and the Company’s independent registered public accountants the Company’s policies with respect to risk assessment and risk management. The compensation committee is responsible for considering those risks that may be implicated by the Company’s compensation programs and reviews those risks with the Board of Directors and chief executive officer. For more information on the compensation committee’s risk assessment review, see “Executive Compensation and Other Information — Compensation Discussion and Analysis — Risks Related to Compensation Policies and Practices” in this proxy statement. Our Board leadership structure is consistent with our approach to risk oversight, as the chief executive officer is involved directly in risk management as a member of management, while our chairman maintains an oversight role as part of the non-management directors of the Board.

Code of Ethics for Directors and Financial Professionals

The Board of Directors has adopted a Code of Ethics for Directors and Financial Professionals (the “Ethics Code”) that meets the criteria for a code of ethics established by regulations promulgated by the SEC. The Ethics Code applies to each of the Company’s directors including its chairman, and its chief executive officer, chief operating officer, chief financial officer, principal accounting officer and controller, treasurer, hospital chief financial officers, and any other employee designated by the chief financial officer who has significant responsibility for preparing or overseeing the preparation of the Company’s financial statements and the other financial data included in the Company’s periodic reports to the SEC and in other public communications made by the Company. The Company will provide a copy of the Ethics Code upon request to any person without charge. Such requests should be submitted in writing to the Secretary of the Company at the Company’s principal executive offices. In the event of an amendment to or waiver from a provision of the Ethics Code, the Company intends to post such information on its website at www.medcath.com. The information on our website is not a part of this proxy statement.

Stockholder Communications and Annual Stockholder Meetings

Stockholders who wish to communicate with directors may do so via the Internet by going to www.medcath.com, clicking on “For Investor,” then “Contact and Info Request,” and then the electronic mail address “IR@medcath.com.” Alternatively, stockholders may mail their communications to the attention of “Investor Relations” at the Company’s principal executive offices. All correspondence to directors received electronically or otherwise will be forwarded by the Company’s investor relations department to individual directors per the stockholder’s instructions or, absent instructions, to the chairman of the Board of Directors.

The Board of Directors has not adopted a formal policy regarding director attendance at annual meetings. One of MedCath’s directors attended last year’s annual meeting.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

The Company’s certificate of incorporation permits the Board of Directors to fix the number of directors, provided there are no less than two or more than twelve directors. Currently the Company has seven directors. The Board of Directors is divided into three classes, with two directors currently serving in Class I, three directors currently serving in Class II and two directors currently serving in Class III. Each director serves for a three-year term and until their successors are duly elected and qualified, with one class of directors being elected at each annual meeting. The term of the Class I directors will expire at the Annual Meeting. All of the nominees are currently directors of the Company. Our Class I directors standing for re-election are Robert S. McCoy and James A. Deal.

Board of Directors of the Registrant

Class I Directors — Standing for Re-Election

Robert S. McCoy, Jr., 72, has been a director since October 2003. Prior to his retirement in August 2003, he served as vice chairman of Wachovia Corporation (“Wachovia”) and co-chaired the effort to integrate Wachovia and First Union Corporation after their merger in September 2001. Prior to the merger, he served as vice chairman and chief financial officer of Wachovia. Mr. McCoy had been with Wachovia since its 1991 acquisition of South Carolina National Corporation, where he served as president. Prior to that, he was a partner with Price Waterhouse (now PricewaterhouseCoopers). Mr. McCoy serves as a director of Krispy Kreme Doughnuts, Inc., a retailer and wholesaler of doughnuts and packaged sweets, and Web.com Group, Inc., a provider of website building tools and internet marketing. Mr. McCoy brings to MedCath extensive leadership, risk-management, and financial experience gained in his 50-year business experience as an accountant, chief financial officer of two public bank holding companies, and director of three public companies. Mr. McCoy’s experience in the financial services industry and roles involving integration, risk-management, finance, accounting matters, and preparation of financial statements serve as the foundation for Mr. McCoy’s contribution to the Board. Mr. McCoy’s financial and accounting expertise is invaluable in his roles on the Board and as the Chairman of MedCath’s Audit Committee. Mr. McCoy qualifies as an “audit committee financial expert” under SEC guidelines. Mr. McCoy serves on the Company’s compensation committee, the audit committee, the corporate governance and nominating committee, and the strategic options committee.

James A. Deal, 61, was named a director in August 2009. Mr. Deal has served as President and Chief Executive Officer of Hospice Compassus, a provider of hospice care, since July 2006. During 2006 Mr. Deal served as Chairman of INSPIRIS, Inspired Care for the Frail Elderly, and from November 2001 to December 2005, Mr. Deal served as Chairman and Chief Executive Officer of INSPIRIS. From September 1998 to June 2001, Mr. Deal served as President, Chief Executive Officer and a director of Center for Diagnostic Imaging, Inc., a national network of outpatient diagnostic imaging centers. Mr. Deal served as Executive Vice President of Healthways, Inc. from January 1991 to August 1998, and as President of Diabetes Treatment Centers of America, Inc. (now American Healthways Services, Inc.), a Healthways subsidiary, from 1985 to August 1998. Mr. Deal has served on the Board of Directors for AmSurg Corp. since 1992, chairing the audit committee since 1999, and previously spent three years on the Board of Directors of the Pediatric Nursing Services of America. Mr. Deal earned a Master of Public Administration in Health Services Administration from the University of Arizona and a Bachelor of Business in Economics from Western Illinois University. Mr. Deal’s qualifications to serve on our Board of Directors include over 30 years in the healthcare industry, including as a senior executive and Chief Executive Officer of multi-site healthcare services companies. He has executive experience in finance and accounting, management, operations and strategic planning. Mr. Deal serves on the Company’s audit committee and strategic options committee.

Class II Directors

Woodrin Grossman, 66, has been a director since April 2008. Mr. Grossman served as partner and health care practice leader of PricewaterhouseCoopers LLP, before retiring in June 2005 after 37 years with the firm. While with PricewaterhouseCoopers LLP, he also served as the audit partner for audits of Fortune 500 and other companies. Mr. Grossman later served as Senior Vice President-Strategy and Development of Odyssey HealthCare Inc. from January 2006 to December 2007. He currently serves on the Board of Directors of Kinetic Concepts Inc. and IPC The Hospitalist Company, Inc. Mr. Grossman holds an MBA from the University of Pennsylvania’s Wharton School and a bachelor’s degree in economics from Moravian College. Mr. Grossman’s qualifications to serve on our Board of Directors include his experience as a partner and practice leader at a large international public accounting firm providing auditing and consulting services to multi-state healthcare companies, his experience as a senior executive responsible for strategy and development for a public healthcare services company and his experience serving on the Board of Directors of directors of other public and private healthcare companies, together with his deep understanding of healthcare finance, accounting and auditing. Mr. Grossman serves on the Company’s audit committee, corporate governance and nominating committee, and is the chairman of the strategic options committee.

John T. Casey, 65, has served as Chairman of MedCath’s Board of Directors since September 2003 and as a director since May 2000. From September 3, 2003 to February 21, 2006 he also served as President and Chief Executive Officer of MedCath. Mr. Casey continued to be employed by the Company through August 21, 2006, when he became non-executive Chairman of the Board. From 1997 to 1999, Mr. Casey served as chairman and chief executive officer of Physician Reliance Network, Inc., a publicly traded company that was, prior to its merger with US Oncology, Inc., the largest oncology practice management company in the United States. From 1995 to 1997, Mr. Casey was the chief executive officer of Intecare, LLC, a company formed for the purpose of developing joint venture partnerships with hospitals and integrated healthcare systems. From 1991 to 1995, he served as president and chief operating officer of American Medical International, which, at that time, was the third largest publicly held owner and operator of hospitals in the country. In 1995, American Medical merged with National Medical Enterprises to create Tenet Healthcare Corporation, where Mr. Casey served as vice-chairman until 1997. Mr. Casey served as a director of Eclipsys Corporation (ECLP: Nasdaq) from 2008 until it was sold in September 2010. Eclipsys Corporation was a publicly traded corporation that provided hospitals and other healthcare organizations with electronic medical record, computerized physician order and other technology, as well as revenue cycle management software. Mr. Casey’s qualifications to serve on our Board of Directors include extensive executive experience leading major not-for-profit and for-profit provider type health service organizations for almost 40 years, and extensive experience serving as director of several publicly owned health service companies during the past 20 years, including membership/chairmanship of audit, compensation and nominating/governance committees of same companies. Mr. Casey serves on the Company’s compensation committee, corporate governance and nominating committee, and the strategic options committee.

O. Edwin French, 64, has been director and has served as MedCath’s President and Chief Executive Officer since February 2006. Mr. French served as MedCath’s Interim Chief Operating Officer from October 2005 to February 2006. Prior to joining MedCath, Mr. French served as president of the Acute Care Hospital Division of Universal Health Services, Inc. until his early retirement in 2005. From 2005 to January 2006, he served as president of French Healthcare Consulting, Inc., a consulting firm specializing in operations improvement and joint ventures. He also served as president and chief operating officer of Physician Reliance Network from 1997 to 2000, as senior vice president for healthcare companies of American Medical from 1992 to 1995, as executive vice president of Samaritan Health Systems of Phoenix “Samaritan” from 1990 to 1991 and as senior vice president of Methodist Health Systems, Inc. (Methodist) in Memphis from 1985 to 1991. Both Samaritan and Methodist are large not-for-profit hospital systems. Mr. French received his undergraduate degree in occupational education from Southern Illinois University. Mr. French’s qualifications to serve on our Board of Directors include his substantial public-company senior executive experience in three publicly-traded health care companies and his experience in governance of not-for-profit health care organizations. Through his extensive consulting experience Mr. French advised and guided executive and senior management teams in organizational design and operations including for-profit and not-for-profit hospitals and hospital systems.

Class III Directors

Pamela G. Bailey, 62, has been a director since April 2008. Mrs. Bailey currently serves as President and Chief Executive Officer of The Grocery Manufacturers Association (GMA), a Washington, D.C. based trade association. From April 2005 until January 2009, she was President and Chief Executive Officer of the Personal Care Products Council. Ms. Bailey served as President and Chief Executive Officer of the Advanced Medical Technology Association, the world’s largest association representing the medical technology industry, from June 1999 to April 2005. From 1970 to 1999, she served in the White House, the Department of Health and Human Services (“HHS”) and other public and private organizations with responsibilities for health care public policy. Mrs. Bailey also serves as a director of Greatbatch, Inc. a developer and manufacturer of critical products used in medical devices for the cardiac rhythm management, neuromodulation, vascular, orthopedic and interventional radiology markets. Mrs. Bailey served as a director of Albertson’s, Inc., a national grocery chain, until its sale to Supervalu in June 2006. Mrs. Bailey’s qualifications to serve on our Board of Directors include over 30 years of health care public policy experience both in the public and private sectors. In addition, Mrs. Bailey has served as a Presidential appointee at HHS, in the White House for three US Presidents and as CEO of three health care trade associations, including as CEO of AdvaMed, the medical technology trade association, from 1999-2005. Mrs. Bailey serves on the Company’s compliance committee and is the chairman of the compensation committee.

Jacque J. Sokolov, 56, has been a director since March 2004. From 1987-1992, Dr. Sokolov served as the Vice President of Healthcare for Southern California Edison (NYSE:EIX). In 1992 Dr. Sokolov became CEO of Advanced Health Plans Inc. which was acquired in 1994 by Coastal Physicians Group Inc. From 1994-1997, Dr. Sokolov served as Chairman of the Board of the Board of Directors, Chairman of the Executive Committee, and Chairman of the Management Action Committee of Coastal Physician Group, Inc. (NYSE:ERDR), which later became PhyAmerica Physician Group, Inc. (NYSE:PHY). In 2002, PhyAmerica was party to the bankruptcy of NCFE (National Century Financial Enterprises) during which Dr. Sokolov served as Chairman of the Creditor Committee. Since 1998, he has served as the Chairman and Managing Partner of SSB Solutions, Inc. a national healthcare management, development and investment firm. Dr. Sokolov also serves as a director of Hospira, Inc. (NYSE:HSP). As a director of Hospira, he served as the founding Chairman of the Science, Technology and Quality Committee and a member of the Audit Committee. He currently serves as a member of the Compensation Committee, CEO Search Committee, and the Science, Technology and Quality Committee. Dr. Sokolov also serves as a director for the National Health Foundation, Phoenix Children’s Hospital, and White House Health Project. He previously served as a director of the American College of Medical Quality (ACMQ) and the National Business Group on Health (formerly WBGH). Dr. Sokolov’s qualifications to serve on our Board of Directors include over 17 years of public company Board experience in three separate public companies including service in the following positions: Chairman of the Board, Chairman of the Executive Committee, Chairman of the Science, Technology and Quality Committee, and Chairman of the Quality and Compliance Committee. He is currently serving as the Chairman of our Quality and Compliance Committee and has been a member of that committee since 2004. Professionally, Dr. Sokolov has strong management experience in the healthcare field as a senior corporate officer and chairman/managing partner of a national healthcare management, development and investment firm. Over the years, Dr. Sokolov has worked extensively with physicians, physician organizations, hospitals/health systems, health plans, and pharmaceutical and medical device companies. This experience and his understanding of clinical/business models of healthcare make Dr. Sokolov well qualified to serve on the Board of Directors. Mr. Sokolov serves as the chairman of the Company’s compliance committee and also serves on the strategic options committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTORS NOMINATED
FOR REELECTION IN THIS PROPOSAL NO. 1.

BACKGROUND OF THE SALE PROPOSALS AND THE DISSOLUTION PROPOSAL

General

This section provides general background of the Sale Proposals and the Dissolution Proposal. For background relating to each of the transactions previously closed by the Company since the establishment of the Committee, background relating to the New Mexico Sale and background relating to the Arkansas Sale, see “Background to the Sale Proposals and Dissolution Proposal — Completed Transactions,” “Proposal No. 2 — Sale of Substantially All of the Assets of Heart Hospital of New Mexico — Events Leading to the New Mexico Sale” and “Proposal No. 3 — Sale of All of MedCath’s Equity Interests in Arkansas Heart Hospital — Events Leading to the Arkansas Sale” below, respectively.

Over the last several years, due substantially to (i) lack of growth in the Company’s share price and earnings and (ii) legislative proposals which, if adopted, would severely restrict the Company’s business model which is based upon the development and ownership of additional physician-owned hospitals, the Company began to explore new strategies for growth in order to enhance its financial performance and increase stockholder value. Specifically, the legislative proposals, while grandfathering existing physician-owned hospitals, eliminate the right to develop additional physician-owned hospitals and effectively prohibit existing physician-owned hospitals from expanding their number of operating rooms, procedure rooms, and/or beds, and from increasing the existing number of physician-investors (the “Legislative Reforms”).

As a part of this effort to enhance its financial performance and increase stockholder value, in October 2009, the Board of Directors established a Strategic Assessment Committee (the “Assessment Committee”) comprised of independent directors to review and assess growth strategies and opportunities for the future. The Assessment Committee consisted of Woodrin Grossman, James A. Deal, Robert S. McCoy, Jr., Edward R. Casas, M.D. and Jacque J. Sokolov, M.D. In connection with that effort, the Assessment Committee also began to solicit proposals from prospective external advisors to assist in this review and assessment.

In October 2009, the Assessment Committee held numerous meetings with management aimed at developing a sustainable business model in light of the Legislative Reforms and market forces threatening the Company’s ability to enter into new partnerships with physicians to develop and own hospitals. The Assessment Committee reviewed the possible retention of external advisors to assist the Committee in evaluating the Company’s existing business model and new models for the development or acquisition of hospitals. The Assessment Committee considered Navigant Consulting, Inc. (“Navigant Consulting”) at the suggestion of a member of the Assessment Committee who, in connection with an unrelated company, had previously worked with a consultant who was now an employee of Navigant Consulting. The member of the Assessment Committee suggested that Navigant Consulting had unique expertise that suited the Company’s current needs. In connection with the Assessment Committee’s review, Dr. Casas reminded the Committee that he was employed by Navigant Consulting, serving as a Senior Managing Director and Practice Leader for Navigant Capital Advisors, the firm’s corporate finance business unit, and that he was also an officer of Navigant Capital Advisors, LLC (“NCA”), a subsidiary of Navigant Consulting. Accordingly, Dr. Casas recused himself from all discussions and determinations as to the retention of the external advisor. Dr. Casas informed the Assessment Committee that the practice area of Navigant Consulting that would advise the Assessment Committee was a separate business segment from the Navigant Capital Advisors business unit, that neither NCA nor Dr. Casas would receive any compensation related to the engagement of Navigant Consulting and that Dr. Casas would not be involved in the negotiation of the terms of the engagement or the provision of services to the Company.

At its meeting on October 14, 2009, the Assessment Committee (without Dr. Casas voting or participating in the discussions) determined, following discussion with management, to recommend to the Board of Directors that the Company retain Navigant Consulting. Another external advisor was reviewed and considered, but the Assessment Committee determined that Navigant Consulting would best serve the needs of the Assessment Committee due to their extensive expertise and experience with healthcare and physician-owned ventures. As part of its deliberations, the Assessment Committee considered the possibility of a conflict of interest as a result of Dr. Casas’ relationship with Navigant Consulting. After considering the qualifications of Navigant Consulting, other relevant factors and the information provided by Dr. Casas, the Board of Directors determined (without Dr. Casas voting or participating in the discussions), to retain Navigant Consulting.

Between November 2009 and February 2010, the Assessment Committee met periodically with management and advisors present to continue evaluating the Company’s business model and strategic options. The Assessment Committee considered several potential growth opportunities and strategic options aimed at increasing earnings and/or increasing stockholder value, including the following growth-related options: (i) the development of new joint venture hospitals, (ii) the purchase of physician interests in the Company’s existing joint ventures, (iii) the acquisition of existing third-party owned hospitals and (iv) the commencement of several physician integration strategies, including the purchase by the Company of certain physicians’ practices directly and seeking partnerships with other area hospitals. The Assessment Committee determined, with the advice of Navigant Consulting, that option (i) was not viable due to, among other reasons, the significant risks arising from the Legislative Reforms and the possible direction of proposed healthcare reform, and that options (ii) and (iii) above were not viable because of, among other reasons, their cost-prohibitive nature, given the market limitations on accessing additional capital. Accordingly, the Assessment Committee and management viewed option (iv) as the only potentially viable option for consideration by the Company.

The Assessment Committee discussed with management and Navigant Consulting the substantial risks involved in focusing on physician integration strategies (including the acquisition of individual physician practices and seeking partnerships with other area hospitals) as a catalyst for growth, such as the time-consuming nature of pursuing and completing such transactions and the difficulty of implementation because of, in part, the changing regulatory and reimbursement rules which are leading physicians to affiliate with larger, general hospitals rather than specialty hospitals (such as those owned by the Company). The Assessment Committee directed Navigant Consulting to further investigate and provide additional insights with respect to both the potential for the Company’s pursuit of physician integration strategies and seeking partnerships with other area hospitals (option (iv) above) and alternative non-growth related strategic options through which the Company might maximize stockholder value. Management also expressed concern to the Assessment Committee over whether revenue growth could be achieved even with the pursuit of physician integration strategies.

During January 2010 the Assessment Committee, together with the Board of Directors and management, considered and evaluated the Company’s strategic options to maximize stockholder value, including the Company’s pursuit of physician integration strategies and the possible sale of the Company or its assets. Navigant Consulting and one of the investment banks the Company had retained in the past participated in a February 2, 2010 Board of Directors meeting to discuss the exploration of strategic options to maximize stockholder value. The Board of Directors also requested that management present its recommendations regarding strategic options to maximize stockholder value at the meeting.

At its February 2, 2010 meeting, the Board of Directors reviewed with representatives of Navigant Consulting and the investment bank referred to above possible strategic options for maximizing stockholder value, related financial and tax issues and, on a preliminary basis, the ranges of possible share value to be realized in connection with a sale of the Company or its assets. The investment bank had not been retained by the Board of Directors and participated in the discussion on an informal basis due to its prior relationship with the Company and in anticipation that they may be considered for a future engagement if the Board of Directors determined to pursue certain strategic options. Management also made a presentation regarding strategic options for maximizing stockholder value at the February 2, 2010 meeting. Management described the Company’s current business model and the challenges posed by both the Legislative Reforms and the difficulties and risks in implementing physician integration strategies. Management identified a number of factors for the Board of Directors’ consideration, including (i) the challenges and risks involved with transforming MedCath away from its historic physician partnership model, noting that efforts to date to expand its hospitals and affiliated medical staffs had not resulted in earnings growth, (ii) reductions in physician reimbursement for 2010 which management believed would likely encourage its physician partners to elect to affiliate or integrate with larger, more diversified hospital systems, (iii) the inability to develop new physician owned hospitals, or to expand existing hospitals, due to the Legislative Reforms, (iv) changes in medical technologies which led to a relative increase in outpatient procedures with lower hospital reimbursement and a corresponding decrease in inpatient procedures, (v) a general decrease in cardiology related hospital procedures due to improvements in cardiac care, and (vi) the risks of failing to meet financial covenants in that certain Amended and Restated Credit Agreement dated as of November 10, 2008 among the Company, MedCath Holdings Corp., the other guarantors party thereto, Bank of America, N.A., as administrative agent (“BofA”), Wells Fargo Bank, National Association (as successor to Wachovia Bank, National Association), Fifth Third Bank, Raymond James Bank FSB and Branch Banking and Trust, and the other lenders party thereto (the “MedCath Credit Agreement”) in the long-term if new growth opportunities were not developed successfully. Management also reviewed with the Board of Directors each of the Company’s individual hospitals. For these reasons and other reasons, including lack of growth in the Company’s share price and earnings, management recommended to the Board of Directors that it consider a merger of the Company or other enterprise-level transaction or a sale of its individual assets.

The Company’s outside legal advisor made a presentation to the Board of Directors regarding its fiduciary duties in the context of a possible merger of the Company or other enterprise-level transaction or a sale of its individual assets at the February 2, 2010 meeting. The Board of Directors decided to reconvene later in February to give each Board member an opportunity to consider the reports, analyses and recommendations provided in connection with the Board of Directors’ evaluation of strategic options available to the Company.

The Board of Directors met on February 19, 2010 to further discuss the possible strategic options for the Company. The Board of Directors further discussed and reviewed all of the reports, analyses and recommendations of management and the Company’s advisors and unanimously concluded that it was in the best interests of the Company’s stockholders to further explore simultaneously considering a sale of the Company and sales of its individual assets. The Board of Directors determined to retain a qualified financial advisor to assist the Board of Directors with respect to the exploration of such a transaction or transactions. The Board of Directors discussed the merits of retaining various financial advisors to assist with such a possible transaction or transactions.

Because of the possibility that NCA might be considered for retention as a financial advisor, Dr. Casas recused himself from all discussions and determinations as to the retention of the financial advisor. In addition, Dr. Casas committed that in connection with any such retention, he would not negotiate with the Company the terms of NCA’s possible engagement and that, if NCA were to be selected by the Board of Directors as a financial advisor, Dr. Casas would resign from the Board of Directors in order to avoid a possible conflict of interest.

During the February 19, 2010 meeting, the Board of Directors (other than Dr. Casas) considered proposals from four financial advisors and management provided an overview of each of the financial advisors, including their respective qualifications and a comparison of their fee proposals. After a discussion regarding the needs of the Company and the qualifications of each financial advisor, the Board of Directors concluded that NCA was best qualified to advise the Company, primarily due to NCA’s significant advisory experience involving healthcare companies with physician-partnership business models and the associated operational and regulatory challenges, along with experience advising on sales of individual hospitals and other individual health care facilities. The Board of Directors also determined that if the Company were to be sold through a strategy involving individual asset sales followed by a dissolution of the Company rather than a merger or other enterprise-level transaction, NCA had the capability to offer assistance during that process. Furthermore, the Board of Directors believed that Dr. Casas would be uniquely skilled at interacting with individual physician partners based upon his professional background as a physician and his familiarity with the Company’s business. In light of these factors, the Board of Directors unanimously (with Dr. Casas not voting or participating in the discussions) authorized the Company’s engagement of NCA, subject to a number of conditions, including that Dr. Casas resign from the Board of Directors and not participate in the negotiations with the Company related to NCA’s engagement, that NCA not be requested to and not render any fairness opinion in connection with any of the anticipated transactions and that if it were determined to seek such a fairness opinion or opinions, the Company engage another financial advisor to render the fairness opinions.

At the February 19, 2010 meeting, the Board of Directors formed a Strategic Options Committee (the “Committee”) comprised of the following independent directors: Messrs. Grossman, McCoy, Deal and Dr. Sokolov, with Mr. Grossman as its chairman. The Committee was directed to work with the Company’s advisors to pursue, consider and evaluate strategic options available to the Company. The Committee was given the further authority to negotiate the terms of a transaction or transactions, subject to the final approval of the full Board of Directors with respect to each such transaction.

On February 25, 2010, the Committee met for the first time. The Company’s outside legal advisor advised the Committee members regarding their fiduciary duties to the Company and its stockholders in the context of a possible sale of the Company or its individual assets. Management reported to the Committee that it had negotiated the terms of NCA’s engagement as financial advisor, which terms included a reduction of NCA’s original fee proposal. The Committee approved the engagement of NCA subject to the conditions previously mandated by the Board of Directors. On February 25, 2010, Dr. Casas resigned from the Board of Directors.

The Committee met on March 8, 2010. At this meeting, NCA presented significant aspects of a recommended strategy and proposed a timeline for the process. NCA also presented preliminary observations as to potential bidders for the entire Company and for individual assets. The Committee reviewed with NCA and management the recommended strategy and process, as well as communication strategies with hospital teams and physician partners.

During March and April 2010, the Committee received updates from NCA on preparation of a data room, drafts of Confidential Information Memoranda and the compilation of preliminary lists of potential buyers for both the entire Company and for its individual assets.

On March 29, 2010, the Committee met, with NCA, management and legal advisors present. The Committee, management and NCA discussed the merits of a stock buyback of a portion of our outstanding common stock, an action which one of the Company’s major stockholders had asked to be considered. Committee members expressed concern as to whether a buyback would be in the best interests of the Company and the stockholders at that time. The Committee agreed that additional advice would be sought on the issue and the matter would be discussed again at a later meeting.

The Committee also discussed the possibility of seeking an amendment to certain financial covenants and other requirements of the MedCath Credit Agreement to provide additional financial and liquidity flexibility if the individual assets of the Company were to be sold in separate transactions, rather than a sale of the entire Company in a single transaction. Mr. James A. Parker, the Company’s Executive Vice President and Chief Financial Officer, had responsibility for developing the terms of the proposed amendment for the Committee and for negotiating such terms with BofA once the terms of a proposed amendment, in particular those relating to the application of proceeds of individual asset sales, were approved by the Committee.

On April 7, 2010, the Committee met, with NCA and the Company’s legal advisors present. The Committee reviewed the need to limit retained and other post-closing liabilities if the strategic option of pursuing individual asset sales and dissolution of the Company was to be pursued. The Committee discussed the importance of limiting post-closing liabilities in the individual asset sale transactions to the extent possible to facilitate an efficient wind down of the Company and to maximize stockholder value.

On April 19, 2010, the Committee met, with management, NCA and the Company’s legal advisors present. NCA briefed the Committee on NCA’s marketing efforts and indicated that NCA planned to begin delivery of the Confidential Information Memoranda during the last two weeks of April 2010. The Committee also discussed a preliminary draft memorandum on tax issues prepared by the Company’s special tax counsel.

NCA presented to the Committee its preliminary estimates, which were subject to certain identified qualifications and limitations which materially affect the reliability and accuracy of such preliminary estimates, of net distributable proceeds to the Company and its stockholders which might result from the cumulative sales of individual assets. The estimates included initial entity valuation assessments, analysis of estimated net proceeds to the Company from each entity disposition, assessment of the tax situation and overall operating and wind down costs. The estimates did not reflect estimates of potential contingent liabilities, whether accrued as retained liabilities at the corporate level or those retained by the partnerships or limited liability companies that own our hospitals which may result from or in connection with individual asset sales or otherwise. The Committee discussed the estimates, and related analysis and findings, including certain tax matters related to individual asset sales and operating and wind down of the Company.

At this meeting, at every subsequent regular Board of Directors meeting and at certain Committee meetings, following the retention of NCA and throughout the strategic options evaluation process, NCA updated the Board of Directors (or the Committee, as applicable) regarding the status of developments involving each individual hospital asset and negotiations with potential buyers of each such asset and the estimates described in the preceding paragraph. During and following NCA’s presentation at each such meeting, the Board of Directors discussed with NCA and management strategic options and developments involving the Company’s individual assets and the effect of such developments on the estimates.

The Committee also discussed at its April 19, 2010 meeting the issue of whether a stock buyback was advisable. A presentation was made by a representative of an investment banking firm that had been requested to provide a presentation to the Committee regarding a possible stock buyback due to its expertise on such strategies. In addition to this firm’s presentation, the Committee discussed legal issues which would arise in connection with a stock buyback. The Committee reviewed potential concerns regarding a stock buyback, including risks regarding the Company’s possible needs for liquidity during the strategic options process and potential difficulties with the disclosure requirements that might arise in connection with the purchase of the Company’s common stock at a time it was attempting to confidentially negotiate sales of its assets or the sale of the Company. The Committee determined that a stock buyback was not an advisable strategy for the Company to pursue under the circumstances at that time.

A Board of Directors meeting was convened on May 4, 2010. NCA outlined the steps it had taken to contact and develop strategies for dealing with potential buyers of both the entire Company and its individual assets. NCA noted that based upon preliminary feedback from potential bidders, individual asset sales appeared likely to result in the realization of greater value for the Company’s stockholders when compared to the value that would be realized from a merger of the Company or other enterprise-level transaction. In addition to reviewing preliminary feedback from potential buyers of the Company’s individual assets, the Committee reviewed with the Board of Directors its deliberations regarding a possible stock buyback transaction and the considerations raised in review of such matter by Committee members, senior management, outside legal advisors to the Company and NCA. The Committee reviewed its determination that a stock buyback was not an advisable strategy for the Company to pursue under the circumstances at that time, and, following discussion, the Board of Directors concurred with this determination.

On May 25, 2010, the Board of Directors met, with NCA, management and the Company’s legal advisors present. Mr. Parker presented to the Board of Directors an update on negotiations to revise the MedCath Credit Agreement, noting that the key points under discussion with BofA included the asset dispositions covenant, the “EBITDA” definition and the fixed charge coverage ratio financial covenant. The Board of Directors discussed the proposed revisions to the MedCath Credit Agreement and instructed Mr. Parker to proceed with finalizing the MedCath Credit Agreement amendments with BofA.

On June 2, 2010, the Board of Directors met, with NCA, management and the Company’s legal advisors present. NCA updated the Board of Directors with respect to potential transactions involving the Company’s individual assets and reported that to date 80 potential buyers had been contacted, resulting in 52 executed confidentiality agreements, 25 indications of interest, 11 pending non-binding offers and 25 responses from potential buyers that they had no further interest. NCA updated the Board of Directors on its solicitation of proposals for a merger of the Company or other enterprise-level transaction and related discussions with numerous private equity firms and other companies, including hospital companies and healthcare real estate investment trusts (“REITs”). NCA reported that as of that time no viable bids for the entire Company had been received. The Board of Directors discussed various aspects of the strategic options evaluation process with NCA and management, including the need to continue to proactively manage relationships with the Company’s various physician partners at each of its hospitals in connection with the strategic options evaluation process.

On June 30, 2010, the Committee met, with NCA, management and the Company’s legal advisors present. Management reported that negotiations with BofA to amend the MedCath Credit Agreement to permit additional individual asset sales, provide for a six-month moratorium on covenants related to the fixed charge coverage ratio and revise the EBITDA definition were proceeding and results were progressing. The Committee then discussed the MedCath Credit Agreement amendment and its timing and impact on the process of pursuing strategic options with respect to the Company’s individual assets. The Committee discussed the status of individual asset sales with NCA and management.

On July 20, 2010, the Committee met, with NCA, management and the Company’s legal advisors present. Management updated the Committee on progress made negotiating an amendment to the MedCath Credit Agreement with BofA. A proposed amendment was slated for distribution to the banking syndicate for its review and would also be presented to the Board of Directors for approval. The Committee discussed the amendment to the MedCath Credit Agreement and the status of individual asset sales with NCA and management.

The Company’s legal advisors then addressed several points related to requirements of Delaware corporate law and the potential dissolution process that would become relevant if the Company pursued the strategic option of selling the Company’s individual assets, winding down and subsequently dissolving the Company. The Company’s legal advisors advised the Board of Directors that special Delaware counsel should be engaged to assist with this process. The Committee discussed these issues and agreed that the issues regarding dissolution would be further considered by the Board of Directors at its August 23, 2010 meeting.

At the August 23, 2010 Board of Directors meeting, the Company’s legal advisors outlined steps to be taken by the Company and its advisors if the Board of Directors decided to seek a vote of the stockholders to approve the sale of substantially all of the Company’s assets and the Company’s dissolution. Mr. Grossman informed the Board of Directors that the Committee had unanimously voted to recommend to the Board of Directors the engagement of special Delaware counsel. The Board of Directors discussed this recommendation and unanimously approved such engagement.

At the September 8, 2010 Board of Directors meeting, the Board of Directors discussed the status of individual asset sales with NCA and management.

At the September 14, 2010 Board of Directors meeting, NCA made a presentation related to the potential dissolution of the Company, focusing on wind down issues, employee and management incentives and related processes for facilitating an orderly transition of MedCath’s business to maximize stockholder value. The Company’s legal advisors discussed issues related to the possible dissolution of the Company. The Board of Directors was advised, given the nature of the Company’s business, of the importance of knowledge continuity when considering potential governance structures as well as management and staffing duties. The Company’s special Delaware counsel discussed the processes related to creditors’ notices and the establishment and management of reserves required to be maintained under the Delaware dissolution statute.

Also at the September 14, 2010 Board of Directors meeting, Mr. Parker presented management’s recommendations for maintaining its provision of hospital support and transition services, including the possibility of outsourcing information technology and billing services. Management’s recommendations focused on ensuring uninterrupted and cost-effective support for any hospitals retained by the Company as well as for those hospitals where the Company had agreed, or may in the future agree, to provide transition services following individual asset sales. Mr. Parker also reviewed management’s preliminary findings for estimated wind down costs. Following further discussion of the dissolution process, the Board of Directors requested that management continue to develop a plan to include a summary of alternatives and costs of operation during a possible dissolution and wind down period.

At the September 28, 2010 Board of Directors meeting, the Board of Directors discussed the status of individual asset sales with NCA and management. The Company’s special healthcare counsel described the status of the ICD Investigation, and the Board of Directors discussed the ICD Investigation with its legal advisors and management.

At the October 12, 2010 Committee meeting, the Committee discussed the status of individual asset sales with NCA and management.

At the November 3, 2010 Board of Directors meeting, the Board of Directors discussed the status of individual asset sales with NCA and management.

At the Board of Directors’ November 9, 2010 meeting, the Company’s special Delaware counsel provided an overview of the DGCL relating to the dissolution and winding up of a Delaware corporation, including a discussion of the rights, duties and potential liabilities of directors in that process. The Company’s special Delaware counsel explained that because the Company could significantly benefit from having its directors and certain of its officers remain employed to guide it through the remainder of the Company’s strategic review and possible dissolution process, the Board of Directors could appropriately consider adopting additional director and officer indemnification provisions consistent with those set forth in the Company’s certificate of incorporation. The Company’s special Delaware counsel advised the Board of Directors to consider both indemnification agreements comparable to those adopted by other public companies and amendments to the Company’s bylaws to ensure that indemnification rights could not be eliminated in the future with respect to prior periods. The Company’s special Delaware counsel advised that the rights in the proposed indemnification agreements and bylaw amendment were consistent with what many other public companies had adopted. The directors elected to take these items into consideration, but made no decision about their adoption at that time.

The Board of Directors also discussed the benefits of a merger or other enterprise-level transaction involving the sale of the whole Company once certain assets had been sold. The Board of Directors acknowledged that such a transaction, if feasible, would potentially expedite the realization of proceeds by the Company’s stockholders and simplify the strategic options process. The Board of Directors agreed that the Committee had the authority to continue to evaluate transaction options, and, if feasible, pursue a merger of the Company or other enterprise-level transaction as well as the sale of individual assets.

At the November 23, 2010 Board of Directors meeting, Mr. Grossman updated the Board of Directors on the preparations by management and the Company’s advisors to effect the eventual conclusion of the strategic options process. Multiple options were being explored, including (i) additional individual asset sales followed by an eventual dissolution and wind down of the Company and (ii) additional individual asset sales followed by a subsequent merger or other enterprise-level transaction at a time at which the Company would still hold certain individual assets, all retained liabilities and cash to capitalize the retained liabilities. The Board of Directors discussed the advantages and disadvantages of each strategy. Mr. Grossman said that the Committee would continue to consider these options with its advisors and keep the Board of Directors updated on these alternatives.

At the Board of Directors’ December 21, 2010 meeting, the Company’s legal advisors reviewed the process through which the Company might seek stockholder approval of both a sale of substantially all of its assets and the dissolution of the Company. Additionally, Mr. Parker and Mr. O. Edwin French, the Company’s President and Chief Executive Officer, delivered a management presentation which Mr. Grossman had requested regarding the Company’s continued consideration of a merger or other enterprise-level transaction following the disposition of certain additional individual assets. After discussions with its financial advisors, the Board of Directors concluded that the Company should continue to pursue this strategic option due to the relative simplicity of a final, enterprise-level transaction when compared to the complexity and duration of the dissolution and wind down processes.

At the January 4, 2011 Board of Directors meeting, the Company’s legal advisors summarized healthcare regulatory compliance issues related to possible sale transactions. The Board of Directors discussed the status of on-going sale negotiations and regulatory compliance issues with NCA, management and the Company’s legal advisors.

At the January 18, 2011 Committee meeting, the Committee discussed the prospects for a transaction involving a business combination and issues related to the wind down of the Company following the sale of its assets.

At the February 1, 2011 Committee meeting, the Committee also discussed with NCA and management NCA’s efforts to seek potential buyers interested in a business combination, including the possibility of attempting to engage in a wider solicitation of potential buyers that, through such a business combination would be interested in assuming the wind down of a properly capitalized Company with its limited remaining assets, retained liabilities and cash.

At the February 8, 2011 Board of Directors meeting, the Board of Directors discussed the prospects for a business combination and strategic alternatives and issues to be considered in connection with such a transaction as compared to individual asset sales followed by a dissolution and wind down of the Company. At that time there were no identified potential buyers interested in pursuing such a business combination. The Board of Directors also discussed with management and its special healthcare regulatory counsel, the status of the ICD Investigation and its impact on the Company’s evaluation of its strategic options.

At its March 1, 2011 meeting, the Board of Directors discussed the Company’s on-going sale processes and authorized NCA to move forward with potential buyers of individual assets.

At the March 24, 2011 Board of Directors meeting, NCA presented to the Board of Directors the status of discussions with potential buyers for each of the Company’s remaining individual assets. The Board of Directors discussed these on-going negotiations with NCA and management. The Board of Directors discussed with NCA and its legal advisors the possible timing of distributions in the context of the Company’s prospective wind down, DGCL issues and tax considerations. The Company’s special healthcare regulatory counsel updated the Board of Directors regarding the status of the ICD Investigation. The Board of Directors discussed the ICD Investigation and its impact on the strategic options under exploration and prospective wind down of the Company with NCA, management and its legal advisors. Management presented a preliminary report to the Board of Directors describing operational issues arising during the prospective wind down process, including the need to maintain adequate corporate support for so long as the Company continued to operate individual assets. The Board of Directors discussed the operational issues raised by management with management and legal advisors.

At its April 12, 2011 meeting, the Board of Directors discussed with the Company’s legal advisors and management anticipated securities filings and related timing requirements arising from the execution of transaction documentation related to the sales of the Company’s assets.

At the May 10, 2011 Board of Directors meeting, in addition to receiving its regular updates from NCA, the Board of Directors discussed the retention of key employees through the anticipated dissolution and wind down process. The Board of Directors noted that while certain current executives were likely to cease working for the Company in the coming months as it was anticipated that such executives’ service to the Company would not be required during the entire wind down process, the dissolution and wind down process would require at least a minimum level of experienced leadership to manage through to completion. The Board of Directors also discussed the status of the ICD Investigation and its impact on the wind down process and the Company’s ability to make distributions to stockholders.

At its May 24, 2011 meeting the Board of Directors met with its legal advisors, management and with NCA, and discussed the process through which the Company might seek stockholder approval of a sale of substantially all of the Company’s assets and of the Dissolution. The Board of Directors also unanimously adopted resolutions that the sale of substantially all of the assets of HHNM, the sale of the Company’s interests in AHH, and the Dissolution each were advisable and in the best interests of the stockholders of the Company, and recommending that the stockholders vote in favor of each proposal. See “Proposal No. 2 — Sale of Substantially All of the Assets of Heart Hospital of New Mexico,” “Proposal No. 3 — Sale of All of MedCath’s Equity Interest in Arkansas Heart Hospital” and “Proposal No. 4 — Dissolution and Liquidation — Recommendation of our Board of Directors and Reasons for the Dissolution Proposal.”

Agreements entered into granting MedCath the authority to sell individual hospitals

The operating agreements and limited partnership agreements governing the limited liability companies and limited partnerships which own the Company’s affiliated hospitals state that the hospital itself, and frequently the Company’s equity interest in the partnership or limited liability company that own the hospital, cannot be sold without the approval or consent of a majority-in-interest of the Company’s physician partners in the applicable hospital. Such approval is not required if the Company enters into a merger of the Company or other enterprise-level transaction under certain additional circumstances which were reflected in certain of those agreements.

Accordingly, the consent of such physician partners is generally a condition to the sale of the Company’s hospital assets. To provide, where possible, the Company with the authority to negotiate and enter into binding sale agreements to sell its hospital, the Company has entered into, and may in the future enter into, agreements with its physician partners under which the Company receives the authority to select a hospital purchaser and to agree to binding transaction terms and conditions, in exchange for a commitment from the Company to the applicable physicians partners that they will receive no less than the amount of their net unreturned capital contributions (a “Fixed Price”) to the hospital upon the closing of the applicable asset sale (each such agreement, a “Consent Agreement”). If the physician partners’ pro rata share of net sale proceeds, taking into consideration reserves for liabilities known and unknown liabilities, exceeds that amount, they would instead receive their pro rata share of net sales proceeds (a “Share of Net Proceeds”). Such a Consent Agreement may

involve either the purchase of the equity interests of the physician partners for a purchase price based upon the amounts described above or a payment from the Company to the applicable physician partners at the closing of the applicable asset sale. If the amount due to physician partners under a Consent Agreement is based upon a Share of Net Proceeds, then it is anticipated that any contingent liabilities of the applicable hospital incurred post-closing will be shared pro rata by the Company and by the applicable physician partners. If the amount due to physician partners under a Consent Agreement is based upon a Fixed Price, then it is anticipated that any contingent liabilities of the applicable hospital incurred post-closing will be the responsibility only of the Company and will not be shared with the applicable physician partners.

A Consent Agreement was entered into in August 2010 with respect to the sale of TexSAn Heart Hospital (“TexSAn”) which closed December 31, 2010. With respect to TexSAn, the physician partners sold their equity interests to the Company based upon a Share of Net Proceeds. See “Background of the Sale Proposals and the Dissolution Proposal — Completed Transactions — TexSAn Heart Hospital” below.

Consent Agreements have also been entered into with physician partners at three of the Company’s hospitals, including Hualapai Mountain Medical Center (“HMMC”) and Louisiana Medical Center & Heart Hospital (“LMCHH”), though no agreement to sell either of those hospitals has been entered into as of the date of this proxy statement. Consent Agreements have also been entered into with physician partners at Heart Hospital of New Mexico (“HHNM”), as more fully described in “Proposal No. 2 — Sale of Substantially All of the Assets of Heart Hospital of New Mexico” below. The terms of future Consent Agreements may be equivalent to or may vary materially from the Consent Agreements described above.

Completed Transactions

Arizona Heart Hospital

Due to a decline of earnings and local market challenges experienced during 2008 and 2009, the Company began exploring a possible sale of Arizona Heart Hospital (“AzHH”) in 2009. This effort pre-dated and was initially unrelated to the commencement of the Company’s Strategic Assessment Committee process. As a part of this process, the Company engaged Cain Brothers & Company, LLC (“Cain Brothers”), an investment bank, in February, 2009. Cain Brothers has expertise in the healthcare area and had successfully assisted the Company in prior years with respect to the sale of the Company’s Milwaukee Heart Hospital and a refinancing of the Harlingen Medical Center.

On October 30, 2009, management reported to the Assessment Committee on available strategic options for improving AzHH’s declining financial performance and/or maximizing stockholder value by engaging in a transaction involving this hospital. Management suggested several strategic options should be considered, including (i) implementation of a cash call and recapitalization of AzHH, (ii) formation of a joint venture with a another hospital or healthcare provider not currently affiliated with AzHH or the Company, (iii) recapitalization and continuation of on-going operations after unwinding the existing arrangement with the Company’s physician partners at AzHH and (iv) an outright sale of the assets of AzHH. Mr. French summarized the proposals received by Cain Brothers to date involving strategic options for AzHH, including potential asset sale transactions. Mr. David Bussone (“Mr. Bussone”), Executive Vice President and and President, Operations Division, presented an operations plan and budget for strategic options involving both continuing operations at AzHH without consolidation and the Company’s acquiring all of the equity interests in AzHH from the physician investors and continuing to operate the hospital. The Assessment Committee discussed various strategic options involving AzHH and instructed management to continue the consideration of strategic options, including potential asset sale transactions, for AzHH with the assistance of Cain Brothers.

Following the Board of Directors’ formation of the Committee and the retention of NCA to act as the Company’s financial advisor in connection with the exploration of the Company’s strategic options in February 2010, the Committee included AzHH among the individual assets which were within the scope of NCA’s engagement. At that time, the Cain Brothers engagement had expired.

The Committee convened a meeting on March 29, 2010 at which NCA presented a letter of intent (the “Vanguard LOI”) with Vanguard Health Systems (“Vanguard”), which contemplated the sale of substantially all of the assets of AzHH for a purchase price of $32,000,000. The Committee directed NCA to pursue the transaction described in the Vanguard LOI. The approval of the Company’s physician partners at AzHH was required to approve the transaction terms set forth in the Vanguard LOI under the terms of the operating agreement of AzHH. , The physician investors consented on April 15, 2010 to the sale of AzHH to Vanguard on the terms set forth in the Vanguard LOI.

Despite providing the Vanguard LOI to the Company, Vanguard indicated to the Company that it desired to proceed with the purchase of AzHH contemporaneously with its purchase of the medical practice of a group of physician investors in AzHH whose physicians provide services to AzHH. Discussions between the Company and the physician investors in the AzHH regarding the proposed sale to Vanguard continued through July 2010. During this time, the Committee, NCA and management monitored and discussed the progress of the proposed transaction at the Committee’s meetings and provided updates to the Board of Directors.

In early August, 2010 Vanguard entered into an agreement to purchase the medical practice of the physician investors in AzHH out of a bankruptcy proceeding that had been initiated by the medical practice of those physicians. On August 3, 2010, the Board of Directors met and reviewed the proposed terms of the sale of substantially all of the assets of AzHH to Vanguard. The Board of Directors received NCA’s analysis of net proceeds expected to result from the sale of AzHH to Vanguard. The Board of Directors also received a fairness opinion from Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) as to the fairness to AzHH, from a financial point of view, of the consideration to be received by AzHH in the sale of substantially all of its assets to Vanguard, which was $32,000,000, subject to working capital adjustments.

On August 6, 2010, the Company signed the AzHH purchase agreement with Vanguard. The AzHH sale closed on October 1, 2010.

Yuma Cardiac Catheterization Laboratory

On October 12, 2010, the Committee learned that the member physicians at Southwest Arizona Heart and Vascular Center (the “Yuma Physicians,” and, the “Yuma Facility”) had expressed interest in exercising a contractual right of first refusal which they held (“ROFR”) to buy the Company’s interest in the Yuma Facility. The contractual ROFR called for a purchase price of $7,900,000 payable over two years. The Yuma Physicians alternatively offered a one-time payment of $7,000,000 in cash. The Committee and the Board of Directors considered this alternative proposal conditioned on a November 2010 closing. Following discussion among the Committee, NCA and management, the Committee approved this proposal to sell the Company’s interest in the Yuma Facility.

The Board of Directors approved the proposed sale of the Yuma Facility proposal on October 19, 2010. The Yuma transaction closed on November 1, 2010.

Heart Hospital of Austin

In 2009, Austin Heart, P.A., a medical practice and an affiliate of the Company’s physician partner and minority owner of Heart Hospital of Austin (“HHA”), entered into an agreement to be acquired by an affiliate of HCA, Inc. (“HCA” and the “Austin Physicians Transaction”). HCA is affiliated with St. David’s Hospital, which was a competitor of HHA in the Austin, Texas market. The Company subsequently entered into negotiations with HCA to sell HHA to HCA. At the direction of the Board of Directors, representatives of management also discussed the sale of HHA with several other possible buyers, including owners of other hospitals located in Texas. None of those parties elected to actively pursue the purchase of HHA. Prior to the commencement of the Company’s decision to explore its alternative strategic options, HCA and the Company explored a hospital exchange whereby the Company would exchange HHA for an operating hospital of HCA in a different market. After an evaluation of the Company’s broader strategic options, the Board of Directors declined to pursue such an asset exchange. At its meeting on January 14, 2010, the Assessment Committee directed management to terminate negotiations regarding the proposed asset exchange and to pursue only a sale of HHA or its assets.

On February 2, 2010, the Board of Directors approved the sale of substantially all of the assets of HHA to St. David’s Healthcare Partnership L.P. (“St. David’s”), an affiliate of HCA, for $83,800,000, subject to customary post-closing adjustments (the “HHA Transaction”). An asset purchase agreement was signed with St. David’s on February 16, 2010. The Board of Directors determined it did not require, and did not seek, a fairness opinion with respect to HHA Transaction.

The closing of the HHA Transaction was delayed by information requests from the Federal Trade Commission (the “FTC”), which were made in response to the Company’s Hart-Scott-Rodino Anti-Trust Act (“HSR”) filing. The FTC reviewed the HHA Transaction for several months.

In late October 2010, the FTC completed its review of the HHA Transaction which allowed the HHA Transaction to subsequently close on November 1, 2010.

South Dakota

NCA began soliciting offers for the Company’s 33.3% equity interest in Avera Heart Hospital of South Dakota (“AHHSD”) in connection with the Company’s exploration of strategic options in April 2010. Prior to the sale, AHHSD was owned equally by the Company, Avera McKennan, a South Dakota based health system (“Avera”), and Northern Cardiology Institute (“NCI”), a group of cardiologists based in South Dakota. Avera indicated to the Company that it was interested in acquiring the Company’s indirect 33.3% equity interest in AHHSD (the “AHHSD Interest”) shortly after the Company announced it was considering strategic options. Under the terms of AHHSD’s limited liability company operating agreement, Avera along with the Company and NCI, each held (i) approval rights over any proposed sale of the equity interest or assets of AHHSD to a third party and (ii) each held a right of first refusal to purchase the AHHSD Interest for a purchase price equal to 33.3% of the amount determined by multiplying five by the net income of AHHSD for the 12 month period ended as of the most recent calendar quarter. However, after the passage of the Legislative Reforms, NCI was no longer legally permitted to purchase the AHHSD Interest without causing AHHSD to lose its Medicare provider number.

Between April and August 2010, NCA negotiated the terms of the sale with Avera at the direction of the Board of Directors. In addition, NCA continued to market the AHHSD Interest in connection with a broader sale of MedCath. However, NCA noted the challenges in obtaining a competing offer for AHHSD based upon the fact that Avera had the right, under the operating agreement entered into between the Company, Avera and NCI upon the formation of the limited liability company which owned AHHSD, to purchase the AHHSD Interest at a purchase price based upon a valuation equal to five multiplied by the net income of AHHSD for the twelve months prior to such purchase.

The terms of an equity purchase agreement (the “AHHSD Purchase Agreement”) whereby Avera would purchase the AHHSD Interest were finalized during August 2010, pursuant to which the Company agreed to sell a subsidiary which was the owner of the AHHSD Interest to Avera for cash consideration equal to $20,000,000 adjusted based upon AHHSD’s net working capital as of closing. The AHHSD Purchase Agreement did not include an indemnity provision for Avera’s benefit and included only limited rights to make claims for damages in connection with breaches of the AHHSD Purchase Agreement.

On August 23, 2010, the Board of Directors received a fairness opinion from Houlihan Lokey as to the fairness to SFHM, Inc., a subsidiary of the Company, from a financial point of view, of the consideration to be received by SFHM, Inc. in the sale of its indirect interest in AHHSD to Avera, which at such time was estimated to be $20,000,000, subject to working capital adjustments. The Board of Directors also received NCA’s analysis of net proceeds to be received in connection with the sale of the AHHSD Interest to Avera. Following further discussion, the Board of Directors voted to approve the sale of the Company’s interest in AHHSD to Avera.

The sale of the Company’s AHHSD Interest to Avera closed on October 1, 2010.

TexSAn Heart Hospital

NCA began soliciting offers for TexSAn in connection with the Company’s exploration of strategic options in April 2010. In connection with this process, NCA contacted over 30 parties interested in evaluating all the hospital assets of MedCath and seven potential buyers regarding their specific interest in TexSAn. As a result, 20 parties executed confidentiality agreements to receive a Confidential Information Memorandum for all MedCath assets and four parties executed confidentiality agreements to receive a Confidential Information Memorandum only for TexSAn.

At the Committee meeting on June 30, 2010, NCA informed the Committee that NCA had received four preliminary bids for TexSAn. A fifth party had previously submitted a proposal involving the acquisition of multiple MedCath hospitals but subsequently withdrew its bid.

In order to avoid delays in its efforts to sell TexSAn arising from the need to obtain required approvals from S.A.H.H. Hospital Management, LLC and S.A.H.H. Investment Group, Ltd., the minority physician partners in TexSAn (collectively, the “TexSAn Physicians”), the Company sought to enter into a Consent Agreement (the “TexSAn Consent Agreement”) with the TexSAn Physicians. See “Background of the Sale Proposals and the Dissolution Proposal — Agreements entered into granting MedCath the authority to sell individual hospitals.”

At its August 3, 2010 meeting, NCA reported to the Board of Directors that two potential buyers were completing due diligence and that NCA was negotiating with those third parties in order to obtain the most favorable price and other material terms for TexSAn. By August 15, 2010, one of the potential buyers, Methodist Healthcare System of San Antonio, a subsidiary of HCA (“MHS”), had confirmed the terms of its offer, which was subject to final due diligence and included a purchase price of $77,000,000 for substantially all of the assets of TexSAn, which was greater than the purchase price proposed by the other remaining potential buyer.

At the August 17, 2010 Committee meeting, the Committee discussed the terms of the TexSAn Consent Agreement being negotiated by NCA at the Committee’s direction with the TexSAn Physicians. After consideration by the Committee and discussion with NCA, management and the Company’s legal advisors, the Consent was approved by the Committee on August 17, 2010.

On August 20, 2010, the Company executed the TexSAn Consent Agreement with the TexSAn Physicians. NCA and the Company’s legal advisors, at the Committee’s direction, then sought to complete the asset purchase agreement with MHS.

During September and October 2010, the Company and NCA continued to negotiate the terms of the TexSAn asset purchase agreement with MHS.

On November 5, 2010, the Board of Directors received a fairness opinion from Houlihan Lokey as to the fairness to TexSAn, from a financial point of view, of the consideration to be received by TexSAn in the sale of substantially all of TexSAn’s assets to MHS, which at such time was estimated to be $76,193,850, subject to working capital adjustments and certain de minimus obligations. The Board of Directors also received NCA’s analysis of net proceeds to be received in connection with the sale of substantially all of TexSAn’s assets to MHS. Following further discussion, the Board of Directors voted to approve the sale of substantially all of TexSAn’s assets to MHS.

The Company entered into a definitive agreement with MHS on November 5, 2010. The final purchase price was reduced from $77,000,000 to $76,250,000 as a result of further negotiations between MHS and the Company regarding the terms of certain contracts held by TexSAn. The Company submitted an HSR filing for the TexSAn transaction to the FTC on November 11, 2010, which was supplemented with amendments to the HSR filing on November 29, 2010. Early termination of the HSR waiting period was granted by the FTC on December 15, 2010. The Company closed its sale of substantially all of TexSAn’s assets to MHS on December 31, 2010.

MedCath Partners

NCA began soliciting offers for MedCath Partners, LLC (“MedCath Partners”) in connection with the Company’s exploration of strategic options in April 2010. MedCath Partners focused on the ownership and management of cardiac catheterization facilities in North Carolina and in several other states. The material portion of MedCath Partners’ assets and operations were in North Carolina and were conducted pursuant to a the settlement agreement with the State of North Carolina (the “CON Settlement Agreement”) which provides that MedCath Partners’ nine North Carolina cardiac catheterization labs are exempt from North Carolina Certificate of Need requirements (the “NC Business”).

At the April 19, 2010 Committee meeting, NCA reported that it had made preliminary contact with six potential buyers of MedCath Partners but only one confidentiality agreement had been executed.

At the May 4, 2010 Board meeting, the Board discussed with management and its legal advisors legal issues arising under North Carolina law in connection with a prospective transaction involving MedCath Partners, including whether the CON Settlement Agreement was transferable to a third party. Following this discussion, the Board instructed the Company’s legal advisors to research the matter further. By that time, NCA had distributed Confidential Information Memoranda related to MedCath Partners to two potential buyers.

At the June 30, 2010 Committee meeting, the Company’s legal advisors reported on recent meetings with North Carolina officials regarding legal issues potentially raised by a transaction involving MedCath Partners. Preliminary discussions with North Carolina officials indicated that the Company could sell MedCath Partners and the buyer would retain the benefits of the CON Settlement Agreement. At this point, NCA had received four preliminary bids for MedCath Partners. During July 2010, two potential buyers conducted site visits and attended management presentations in order to discuss and investigate prospective transactions involving MedCath Partners.

At the August 3, 2010 Board of Directors meeting, management informed the Board of Directors that certain of MedCath Partners’ operations unrelated to the NC Business were in the process of either being sold or terminated and described the terms thereof. See “Background of the Sale Proposals and the Dissolution Proposal — Completed Transactions — Yuma Cardiac Catheterization Laboratory.” NCA reported that two potential buyers continued to perform due diligence on certain of MedCath Partners’ operations.

At the September 28, 2010 Board of Directors meeting, NCA reported to the Board of Directors that five potential buyers were conducting due diligence on MedCath Partners.

Through October and November 2010, the Committee continued to evaluate strategic options with respect to MedCath Partners. From December 2010 through March 2011, the Company negotiated the terms of a purchase with a potential buyer that had made a favorable preliminary bid to purchase the NC Business of MedCath Partners, subject to confirmatory due diligence and the satisfaction of certain closing conditions. However, a disagreement over specific closing conditions ultimately halted the negotiations with this potential buyer. Additional bids from two other potential buyers of MedCath Partners were received by the Company, with an initial preliminary bid from a potential buyer received on January 14, 2011 and a subsequent preliminary bid received from DLP Cardiac Partners, LLC, an affiliate of Historic Lifepoint Hospitals, Inc. and Duke University Health System (“DLP”), on March 18, 2011. The Committee determined that the bid received on January 14, 2011 was not viable because it also required an unacceptable closing condition.

At the March 24, 2011 Board of Directors meeting, the Board of Directors discussed the March 18, 2011 offer from DLP with NCA, management and the Company’s other advisors. Following discussion, the Board concluded that the DLP offer represented the preferable transaction relating to MedCath Partners and instructed NCA to move forward with negotiations with DLP.

During March and April 2011, DLP conducted due diligence on MedCath Partners, and the Company and NCA negotiated the terms of a purchase agreement with DLP (the “MedCath Partners Purchase Agreement”) pursuant to which DLP would acquire the assets of the NC Business of MedCath Partners (the “DLP Transaction”) other than the Company’s minority interest in Coastal Carolina Heart, LLC, and a related cardiac catheterization laboratory management agreement which involved a relationship with New Hanover Regional Medical Center and area physicians (the “New Hanover Assets”).

The terms of the DLP Transaction were negotiated during April 2011, pursuant to which the DLP offered to purchase the NC Business, other than the New Hanover Assets, for $25,000,000, with the Company retaining net working capital and liability for pre-closing ownership and operations. The MedCath Partners Purchase Agreement included limited indemnity provisions for DLP’s benefit related to the Company’s ownership, authority and good title to the assets and included limited rights of DLP to make claims for damages upon the Company’s failure to satisfy pre-closing liabilities.

At its April 28, 2011 meeting, the Board of Directors received a summary from NCA of the proposed terms of the DLP Transaction and a fairness opinion from Stout Risius Ross, Inc. (“SRR”) on the fairness to the Company from a financial point of the consideration to be received by the Company from the DLP Transaction. The Board of Directors voted to approve the DLP Transaction subject to the Company completing negotiations of the MedCath Partners Purchase Agreement. The Board of Directors also approved the sale of the New Hanover Assets to New Hanover Regional Medical Center, including the cancellation of a management agreement, for total consideration of $5,000,000 (the “New Hanover Transaction”).

Negotiation regarding all terms of the DLP Transaction were completed, and the transaction closed, effective May 1, 2011. Negotiation regarding all terms of the New Hanover Transaction were completed, and the transaction closed, effective May 5, 2011.

PROPOSAL NO. 2

SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF HEART HOSPITAL OF NEW MEXICO

The following discussion is qualified in its entirety by reference to that certain Asset Purchase Agreement dated as of May 6, 2011(the “New Mexico Purchase Agreement”) by and among Heart Hospital of New Mexico, LLC and Lovelace Health Systems, Inc., a copy of which is attached hereto as Annex A. You should read the New Mexico Purchase Agreement carefully because it, and not this description, governs the terms of the sale of substantially all the assets (the “New Mexico Sale”) of HHNM.

General Description of the New Mexico Sale

If this proposal is approved and the New Mexico Sale is consummated, HHNM will sell substantially all of its assets to Lovelace Health System, Inc. (“LHS”) for approximately $119,000,000. We will also retain all net working capital and responsibility for pre-closing liabilities. See “Proposal No. 2 — Sale of Substantially All of the Assets of Heart Hospital of New Mexico — The New Mexico Purchase Agreement.” As described below, in order to obtain the required approval of our physician partners to the New Mexico Sale, we will pay $22,000,000 of the Company’s net proceeds from the sale to such physician partners.

Parties to the New Mexico Sale

HHNM opened to patients in October 1999 and became New Mexico’s first hospital dedicated to the prevention and treatment of heart disease. Today, HHNM offers a comprehensive range of cardiac and other hospital services.

The Company owns 74.8% of HHNM and physician investors hold the remainder. Of the remaining interests, 15% is held by NMHI, LLC (“NMHI”), an affiliate of a medical practice known as the New Mexico Heart Institute, and 10% is held by SWCA, LLC (“SWCA” and, together with NMHI, the “HHNM Physicians”). SWCA is owned by five physicians who previously were a part of a single medical practice, but who currently do not practice medicine as a single group. Individual physicians hold the remaining 0.2% interest in HHNM.

HHNM’s principal executive offices are located at: 504 Elm Street, NE, Albuquerque, New Mexico 87102.

LHS’s principal executive offices are located at: c/o Ardent Health Services, One Burton Boulevard, Suite 250, Nashville, Tennessee 37215. LHS is an affiliate of Ardent Health Services (“Ardent”) which is headquartered in Nashville, Tennessee.

Events Leading to the New Mexico Sale

The Company commenced its evaluation of strategic options for HHNM as part of its broader strategic options review. See “Background of Sale Proposals and Dissolution Proposal — General” above.

In April, 2010, NCA began soliciting offers for HHNM in connection with the Company’s exploration of strategic options. In commencing this process, NCA contacted (i) over 30 parties interested in evaluating all of the hospital assets of MedCath and (ii) eight parties regarding their specific interest in HHNM as an individual asset. As a result, 20 parties executed confidentiality agreements to receive a Confidential Information Memorandum relating to all of the Company’s assets, and three parties executed confidentiality agreements to receive a Confidential Information Memorandum only for HHNM. In connection with its solicitation, Ardent indicated interest in preparing a preemptive bid for HHNM. As a result, Ardent was granted access to the dataroom for HHNM and was permitted, along with its advisors, to conduct on-site due diligence at HHNM during April and May 2010. During May 2010, NCA and the Company’s legal advisors negotiated the terms of an asset purchase agreement whereby Ardent’s affiliate, LHS, would purchase substantially all of the assets of HHNM.

On May 16, 2010, NCA notified representatives of the Committee that LHS had substantially completed its due diligence and that a purchase agreement, which provided for the purchase by LHS of substantially all of the assets of HHNM for $119,000,000 and the retention by HHNM of net working capital amounts, had been negotiated and was in substantially final form subject to approval by the Board of Directors (the “New Mexico Purchase Agreement”). LHS communicated to NCA that it (i) had submitted its offer at the high end of its range of values attributable to HHNM because of HHNM’s strategic importance to LHS and (ii) wanted to discourage the Company from continuing to actively pursue alternative transactions involving HHNM.

On May 18, 2010, NCA and representatives of the Company’s management met to review the proposed terms of the LHS transaction with representatives of NMHI and SWCA, the consent of both of which are required to approve a sale of HHNM. In addition, that evening the board of directors of HHNM met and received a presentation from Ardent management regarding LHS’s proposal and plans for HHNM. The board of directors of HHNM agreed to reconvene on May 25, 2010 to further discuss the proposal.

At the May 25, 2010 Board of Directors meeting, NCA informed the Board of Directors and management that, in addition to the LHS proposal, NCA had received two additional proposals for HHNM. Of the three indications of interest received, NCA noted LHS’s proposed purchase price of $119,000,000 exceeded that of the other potential buyers other than that of one potential buyer who had indicated a higher price for HHNM on a preliminary basis; however NCA suggested there was likely significant execution risk and hence lower probability of realization because of uncertainty regarding the likelihood of the interested party to actually close the transaction for reasons including, among other reasons, that the offer was from a foreign potential buyer that owned no hospitals in the United States. The prospective higher bidder ultimately withdrew its indication of interest as a result of its concerns relating to physician ownership interests. Further, NCA noted that LHS had agreed in principle to a favorable asset purchase agreement with the Company, the terms of which NCA believed would likely be difficult to obtain from another potential buyer. While the proposed New Mexico Purchase Agreement provided that the Company would retain pre-closing liabilities, it did not contain a post-closing indemnification provision and did not include a financing contingency for LHS. The Board of Directors discussed with NCA and management the potential transaction with LHS as well as transactions with other potential buyers.

In addition, at the May 25, 2010 meeting, the Board of Directors discussed with NCA and management, the fact that the terms of the Company’s operating agreement for HHNM by and among the Company and the HHNM Physicians provided that the affirmative vote of each of NMHI, SWCA and the Company is required to agree to a sale of substantially all of the assets of HHNM. NCA indicated that this provision in the operating agreement of HHNM could complicate any sale transaction involving HHNM as the HHNM

Physicians had indicated to the Company that they (i) were satisfied with their existing ownership arrangements in HHNM, (ii) preferred to continue to hold those interests rather than sell HHNM as proposed by the Company and (iii) had concerns regarding autonomy in clinical decision making and a potential lack of input into medical director appointments. The Board of Directors, NCA and management discussed alternative transaction structures, including the sale of the Company’s equity interest in HHNM; however, NCA noted that potential buyers of HHNM had primarily expressed an interest in the acquisition of substantially all of HHNM’s assets and the resulting benefits of owning 100% of same. Additionally, the Board of Directors noted that the HHNM Physicians also hold certain approval rights under the HHNM operating agreement with respect to a potential purchaser of the Company’s interest in HHNM.

The Company confirmed with its legal counsel that pursuant to the terms of the HHNM operating agreement, NMHI and SWCA each maintained discretionary voting rights for the approval or disapproval of any asset sale of HHNM. Further, legal counsel confirmed that New Mexico law contains no specific relief from the HHNM Physicians’ voting rights set forth in the operating agreement.

On May 25, 2010, the board of directors of HHNM met. Representatives from SWCA and NMHI requested that an anticipated vote on the LHS proposal be postponed in order to provide them with additional time to evaluate the LHS proposal and to have the opportunity to meet further with LHS to discuss the future strategy, and respective governance and management responsibilities that SWCA and NMHI might have with respect to HHNM following the proposed transaction.

At the June 2, 2010 Board of Directors meeting, management reported that certain of the HHNM Physicians had postponed a vote on the proposed sale to LHS. The Board of Directors discussed with NCA and management the proposed sale to LHS and the process for seeking approvals needed from the HHNM Physicians. The Board of Directors directed NCA to continue the negotiations with LHS and to seek the approval of the HHNM Physicians. In addition, the Board of Directors directed NCA to move forward with the due diligence process for the other interested parties and to continue to solicit additional proposals. During June 2010, NCA received one additional proposal for HHNM. On June 18, 2010, a previously interested potential buyer withdrew its offer for HHNM, and on July 11, 2010, the other then remaining potential buyer withdrew its bid, leaving LHS as the sole remaining bidder for the assets of HHNM at that time.

In July 2010, NCA continued to regularly update the Committee regarding efforts being made to reach an agreement with the HHNM Physicians to obtain their approval of the LHS transaction as required by the HHNM operating agreement. Despite what the Company viewed as a favorable purchase price, the HHNM Physicians had not agreed to the sale based upon their expressed desire to continue to own their interests in HHNM.

At the July 20, 2010 Board of Directors meeting, NCA noted that the HHNM Physicians had indicated that they were still in discussions with LHS and were not prepared to vote on the LHS proposal at that time.

During its August 3, 2010 a meeting, the Board of Directors discussed among other things, the status of the LHS transaction and strategic options under consideration with respect to HHNM. While discussions among HHNM Physicians and LHS were continuing, the required approval from the HHNM Physicians had not been obtained. In addition, an additional potential buyer submitted a proposal for HHNM, although the proposal included a lower purchase price than the LHS proposal and was subject to the same approval requirements as the LHS proposal.

On August 12, 2010 a meeting of the members of HHNM was held to vote on the LHS proposal. At that meeting, NCA discussed the following points with the HHNM Physicians in an effort to gain their support for the sale to LHS: (i) threats to HHNM’s position in the marketplace, (ii) the hospital industry’s trend towards consolidation, (iii) the Legislative Reforms’ impact on reimbursement and physician-owned hospital expansion, (iv) HHNM’s contingent liabilities, including those arising from the New Mexico ICD Investigation and (v) limitations on HHNM’s ability to continue providing distributions to its members due to its need to retain funds to pay possible liabilities and to make anticipated capital expenditures at HHNM. At the end of the member meeting, NMHI and SWCA abstained from voting, and approval for the LHS proposal was not obtained. The HHNM Physicians communicated that they were not willing to approve the proposed sale to

LHS, preferring instead to maintain their existing ownership interest in HHNM. Because of the resistance encountered from the HHNM Physicians, the Board of Directors considered, and sought advice from NCA and its legal advisors regarding, an alternative structure with LHS involving a sale of the Company’s equity interest in HHNM. However, the Board of Directors determined that this was not a viable alternative because the approval of that transaction by the HHNM Physicians was still required under the terms of HHNM’s operating agreement since LHS was an in-market competitor of HHNM.

Due to the favorable terms offered by LHS which would inure to the benefit of the Company’s stockholders, and the refusal to date of the HHNM Physicians to approve the sale to LHS, on August 17, 2010, the Board of Directors, NCA and management, in consultation with the Company’s legal advisors, discussed the allocation of net sales proceeds on a non-pro rata basis which would increase the consideration payable to the HHNM Physicians and decrease the amount payable to the Company, in connection with the LHS sale in order to obtain the approval of the HHNM Physicians. Following this discussion, the Board of Directors instructed NCA to offer to allocate approximately $11,000,000 of the Company’s share of sale proceeds to the HHNM Physicians in order to obtain the affirmative vote of the HHNM Physicians (the “HHNM Sale Payment”). See “Background of the Sale Proposals and the Dissolution Proposal — Agreements entered into granting MedCath the authority to sell individual hospitals.” This amount was arrived at following discussion based upon the Board of Directors’ and NCA’s estimation of the additional benefit it would take to obtain such approval from the HHNM Physicians.

Following the offer of the HHNM Sale Payment, NMHI indicated they would consent to the sale to LHS, however, SWCA continued to withhold their consent. Through September, October and November 2010, NCA and management continued negotiations with SWCA, but were unsuccessful in reaching an agreement for their collective approval of the proposed sale transaction with LHS despite the offer to make the HHNM Sale Payment.

Though the board of directors of HHNM (with abstentions from certain of the HHNM Physicians) approved the proposed sale of the assets of HHNM to LHS on September 26, 2010, and recommended such approval by HHNM’s members (whose approval was required to agree to the proposed asset sale transaction), SWCA continued to withhold its approval of the proposed sale to LHS. The HHNM Physicians withholding their approval continued to express their desire to instead maintain their existing ownership in HHNM.

At its meeting on September 28, 2010, the Board of Directors, NCA and management discussed the feasibility of alternative strategic options if an agreement could not be reached with SWCA, including delaying the sale of HHNM and exploring efforts to seek other buyers of HHNM, either in a single hospital sale or as part of a sale of a several hospitals owned by the Company. However, none of those options were viewed as favorable when compared to the proposed sale to LHS, and accordingly NCA was directed by the Board of Directors to continue negotiations with SWCA.

In November 2010, NCA informed LHS of the refusal of SWCA to approve the sale. As a result, efforts to finalize definitive agreements with LHS were not pursued further, and LHS did not continue its diligence efforts during this time period.

At the November 19, 2010 Board of Directors meeting, the Board of Directors reviewed with NCA and management the possible options for the sale of the Company’s interest in HHNM: (i) authorize an increase in the amount of the HHNM Sale Payment; or (ii) explore alternative strategic options involving a sale of the Company’s equity interest in HHNM, though NCA expressed concern that a sale of the Company’s equity interest on favorable terms to an alternative buyer might be difficult because, among other reasons, the approval of each of NMHI and SWCA would still be required and certain HHNM Physicians were currently in favor of the sale to LHS. Following further discussion with NCA and management, in consultation with the Company’s legal advisors, the Board of Directors authorized NCA to increase the aggregate amount of the HHNM Sale Payment to $15,000,000. That amount was determined by the Board of Directors following discussion and based upon guidance from NCA as to an estimated amount that might be a sufficiently material increase to obtain approval of all of the HHNM Physicians for the sale to LHS.

Despite this increased offer, NCA and the Company were still unable to secure SWCA’s approval of the LHS transaction. SWCA again communicated to NCA that the offered increase in consideration was not sufficient to obtain their approval and that they preferred to remain an owner of HHNM.

On December 2, 2010, the Company received a letter from Ardent formally terminating negotiations between LHS and the Company with respect to HHNM since the necessary approval of the HHNM Physicians had not been obtained. The letter, however, indicated LHS’s willingness to reenter negotiations if the Company obtained authority to act on behalf of all of HHNM’s members.

In December 2010, one of the SWCA physicians agreed to further discuss with NCA the proposed sale of HHNM’s assets to LHS. The SWCA physician communicated to NCA that it would take a substantial additional increase in the amount of the HHNM Sale Payment for SWCA to approve the sale to LHS.

On December 12, 2010, the Board of Directors met, with NCA and management present, to discuss the sale of the assets of HHNM. At this meeting, NCA indicated that based on its discussions with one of the SWCA physicians, further increases in the amount of consideration payable to the SWCA physicians in connection with the sale of the assets of HHNM to LHS would be necessary to obtain SWCA’s approval. NCA further indicated that based on its discussions with the representative from SWCA, the total amount of the HHNM Sale Payment which would likely be required to obtain all of the HHNM Physicians’ approvals for the LHS sale transaction would equal a total of $22,000,000 and would be shared among the HHNM Physicians themselves disproportionately to the HHNM Physicians’ relative equity interests in HHNM. The HHNM Physicians were aware that the additional consideration would not be shared pro rata. The HHNM Sale Payment, a portion of which would be paid to NMHI and a portion of which would be paid to individual members of SWCA, would be in addition to the pro rata portion of the net sales proceeds due at closing to the HHNM Physicians.

At the December 12, 2010 Board of Directors meeting, the Board of Directors also discussed the benefits of the sale to LHS relative to other strategic options available to the Company in respect of HHNM. NCA reported that only a single alternative preliminary offer for HHNM had been obtained during recent months, and that preliminary offer represented less value to the Company and its stockholders than the LHS sale transaction, even following an assumed HHNM Sale Payment of $22,000,000 to the HHNM Physicians. NCA reviewed the significant efforts undertaken by NCA, management and the Company’s legal advisors over the last several months to attempt to reach a compromise with the HHNM Physicians, noting the extensive efforts which had been made to obtain their required approvals. NCA also noted that LHS had withdrawn its previous offer, and that the possibility remained that LHS would not recommit to the $119,000,000 purchase price for HHNM previously offered by LHS.

Following further discussion at its December 12, 2010 meeting, the Board of Directors authorized NCA to offer an increase in the aggregate amount of the HHNM Sale Payment to a total of $22,000,000 in exchange for the approval of and consent to the LHS sale transaction from all of the HHNM Physicians. The Board of Directors also directed NCA to seek confirmation of its offer from LHS. In the event LHS was not willing to pursue a transaction for HHNM on the same terms as previously discussed, the Board of Directors determined that it would direct NCA to again explore other alternative strategic options for HHNM and the HHNM Sale Payment would be reconsidered.

Following further discussion in December 2010, SWCA indicated that it would approve the LHS transaction and execute an approval and consent to HHNM’s sale of substantially all of its assets to LHS pursuant to the negotiated terms described above, which approval and consent provided for the payment of a portion of the increased HHNM Sale Payment. At that time, NMHI had not executed such an approval and consent, but had indicated informally to NCA and the Company’s legal advisors that they would do so. The HHNM Physicians consents provide that: (i) NMHI and SWCA approve and consent to the sale of HHNM to LHS; (ii) NMHI and SWCA shall each receive a portion of net proceeds from the sale in accordance with their percentage membership interest in HHNM, as well as each receiving a portion of the Sale Payment; (iii) NMHI and SWCA acknowledge that the amount of their respective portions of the Sale Payment materially differs and is disproportionate to their percentage membership interest in HHNM; (iv) following the sale, the hospital entity will have the right to create and retain sufficient reserves from amounts otherwise due to the Company and to the HHNM Physicians to pay retained HHNM debts, liabilities, and obligations; and (v) NMHI and SWCA agree that no agreement in connection with the sale to LHS is payment for or contingent upon any patient referrals between the parties or their affiliates, or provision of any item or medical service. Further, the approvals and consents from the HHNM Physicians provide that the physician parties have no obligation to refer to HHNM or any health care facility owned or affiliated with LHS. All such referrals will be based upon the physicians’ professional medical judgment, the medical needs of the patient and patient choice.

At the January 4, 2011 Board of Directors meeting, NCA confirmed that LHS had reengaged in the due diligence process, and would confirm its offer to acquire substantially all of the assets of HHNM for $119,000,000, subject to updating its due diligence of HHNM.

During January, February and March 2011, LHS and its advisors updated their due diligence of HHNM. Additionally, during that period the Company and LHS finalized the terms of the New Mexico Purchase Agreement and related schedules for the sale. The primary material changes to the New Mexico Purchase Agreement required by LHS, and which were approved by the Board of Directors, were (i) reimbursement by the Company of up to $750,000 of LHS’s out-of-pocket expenses in the event the stockholders of the Company did not approve the proposed sale to LHS, and (ii) the payment to LHS of a termination fee of $3,213,000 in the event that due to the Board of Directors’ exercise of their fiduciary duties the New Mexico Purchase Agreement is cancelled and HHNM is sold to another purchaser within the following twelve month period.

At its March 1, 2011 meeting the Board of Directors discussed the HHNM transaction with NCA, management and its legal advisors.

On May 5, 2011, NMHI executed an approval and consent to the sale to LHS following which the Company had the authority to agree to a sale of substantially all of HHNM’s assets to LHS.

The Company asked Houlihan Lokey to determine whether it could provide a fairness opinion with respect to the New Mexico Sale. Houlihan Lokey was asked by the Company whether it would opine not only as to whether the consideration to be received by the limited liability company which owns the assets of HHNM (the “HHNM Seller”) was fair to the HHNM Seller from a financial point of view (the “First Opinion”), but also whether (i) the amounts to be received by the Company as a result of the New Mexico Sale, which includes both consideration with respect to its approximately 75% membership interest in the HHNM Seller and repayment by HHNM Seller of such indebtedness which it owes to the Company, after payment of the HHNM Sale Payment, is within the range of fair market value with respect to the Company’s interest in HHNM, and (ii) whether the amount of the Sale Payment is reasonable to the Company from a financial point of view (the “Additional Opinions”).

Representatives of Houlihan Lokey expressed concern to the Company as to whether the fairness or reasonableness of the amount of the HHNM Sale Payment, which Houlihan Lokey believed was an implicit part of the Additional Opinions, was susceptible to financial analysis. Accordingly, representatives of Houlihan Lokey informed the Company that Houlihan Lokey may not be able to render such an opinion or opinions. Representatives of Houlihan Lokey stated to the Company that the issue related to Houlihan Lokey’s views as to the accessibility of information necessary to reach any opinion in this context; not that it affirmatively believed the HHNM Sale Payment to be unfair. Accordingly, representatives of Houlihan Lokey stated to the Company that they understood how the Board of Directors, in the exercise of its business judgment, could decide to proceed with the New Mexico Sale, depending upon the specific facts at hand. Representatives of Houlihan Lokey had previously stated to the Company in June of 2010 that Houlihan Lokey would likely be able to provide the First Opinion at that time. Houlihan Lokey, however, did not complete the necessary “bring down” analysis to form a view as to whether it would likely be able to provide the First Opinion at any point during 2011. Because the Board of Directors determined that it desired to have an independent and qualified financial advisor address the issues in the Additional Opinions as well as those in the First Opinion, the Company and Houlihan Lokey agreed that Houlihan Lokey would not be asked to provide any opinions with respect to the New Mexico Sale.

The Board of Directors decided to discuss with SRR, a national financial advisory firm, its qualifications to evaluate the fairness of the New Mexico Sale. SRR had no prior relationship with the Company. The Board of Directors determined that SRR was an independent and qualified financial advisory firm with extensive experience providing investment banking services and fairness opinions. The Board of Directors noted that SRR provides services to both public and private companies and had experience providing financial advisory services to companies in the healthcare industry. The Board of Directors discussed with SRR its desire to have the issues contemplated by the Additional Opinions evaluated in connection with its consideration of the New Mexico Sale. SRR was willing to evaluate those issues and the Board of Directors determined that they were qualified to do so. Accordingly, SRR was retained with respect to the New Mexico Sale as well as with respect to the sale of the Company’s interests in MedCath Partners and the Arkansas Sale.

On May 5, 2011, the Board of Directors received an opinion from SRR on (i) whether the consideration to be received by HHNM is fair from a financial point of view, (ii) whether the consideration to be received by MedCath with respect to its membership interest in HHNM combined with the repayment of the intercompany debt due from HHNM as a result of the New Mexico Sale is not less than fair market value, and (iii) whether the HHNM Sale Payment to the HHNM Physicians pursuant to the terms of the New Mexico sale is reasonable, from a financial point of view. See “Proposal No. 2 — Sale of Substantially All of the Assets of Heart Hospital of New Mexico — Opinion of Stout Risius Ross, Inc. relating to the New Mexico Sale” below. Following discussion, the Board of Directors approved the sale of substantially all of the assets of HHNM to LHS pursuant to the terms of the New Mexico Purchase Agreement.

The Company entered into the New Mexico Purchase Agreement with LHS on May 6, 2011.

On May 24, 2011, the Board of Directors adopted resolutions confirming that the New Mexico Sale was advisable and in the best interest of our stockholders and recommending that the stockholders vote in favor of the New Mexico Sale.

Reasons for the New Mexico Sale

The Board of Directors approved and recommended to the stockholders the New Mexico Sale as a result of its decision to pursue strategic options in order to maximize stockholder value. Accordingly, the reasons for the New Mexico Sale include those set forth below and in the Proposal No. 4 regarding the Dissolution, see “Proposal No. 4 — Dissolution and Liquidation — Recommendation of our Board of Directors and Reasons for the Dissolution Proposal.”

The Board of Directors determined that the closing of the New Mexico Sale is an important step towards completing the liquidation and dissolution of the Company in a manner which will maximize stockholder value. The net proceeds to the Company resulting from the New Mexico Sale will materially contribute to the amounts available for distribution to the stockholders.

The Board of Directors considered that it would likely not be in a position to make the First Liquidating Distribution if the New Mexico Sale is not completed. Additionally, the Board of Directors determined that the New Mexico Sale is in the best interests of our stockholders since, among other things (i) the anticipated net proceeds to the Company from the New Mexico Sale, even after giving effect to the HHNM Sale Payment, are expected to exceed the net proceeds the Company would have received from transactions contemplated by other indications of interest which the Company had received in respect of HHNM, and (ii) the Board of Directors believes that the anticipated net proceeds to the Company from the New Mexico Sale to LHS as herein described would exceed those that would be obtained from LHS or any other potential buyer if a sale of HHNM is delayed to a later date.

Recommendation of Board of Directors

The Board of Directors has unanimously determined that the terms and conditions of the New Mexico Purchase Agreement and the transactions contemplated thereby, including the New Mexico Sale, are in the best interests of MedCath and its stockholders and recommends a vote “FOR” the New Mexico Sale pursuant to the terms of the New Mexico Purchase Agreement.

Opinion of Stout Risius Ross, Inc. relating to the New Mexico Sale

THE FOLLOWING IS A SUMMARY OF SRR’S OPINIONS AND THE METHODOLOGY THAT SRR USED TO RENDER ITS OPINIONS DATED MAY 5, 2011. THE FOLLOWING SUMMARY OF SRR’S OPINIONS DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSIS PERFORMED BY SRR IN CONNECTION WITH SUCH OPINIONS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE WRITTEN OPINIONS OF SRR ATTACHED TO THIS PROXY STATEMENT AS ANNEX D. SRR’S OPINIONS ARE DIRECTED TO THE BOARD OF DIRECTORS FOR ITS BENEFIT AND USE IN EVALUATING: (I) WHETHER THE CONSIDERATION TO BE RECEIVED BY HHNM PURSUANT TO THE NEW MEXICO SALE IS FAIR TO HHNM FROM A FINANCIAL POINT OF VIEW; (II) WHETHER THE CONSIDERATION TO BE RECEIVED BY MEDCATH WITH RESPECT TO ITS MEMBERSHIP INTEREST IN HHNM COMBINED WITH THE REPAYMENT OF THE INTERCOMPANY DEBT DUE FROM HHNM TO MEDCATH AS A RESULT OF THE NEW MEXICO SALE IS NOT LESS THAN FAIR MARKET VALUE; AND (III) WHETHER THE HHNM SALE PAYMENT TO BE PAID TO THE HHNM PHYSICIANS PURSUANT TO THE TERMS OF THE NEW MEXICO SALE IS REASONABLE, FROM A FINANCIAL POINT OF VIEW.

WE URGE YOU TO READ THE OPINIONS CAREFULLY AND IN THEIR ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED, QUALIFICATIONS, AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY SRR IN RENDERING ITS OPINIONS.

SRR’S OPINIONS RELATE ONLY TO: (I) THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY HHNM PURSUANT TO THE NEW MEXICO SALE; (II) WHETHER THE CONSIDERATION TO BE RECEIVED BY MEDCATH WITH RESPECT TO ITS MEMBERSHIP INTEREST IN HHNM COMBINED WITH THE REPAYMENT OF THE INTERCOMPANY DEBT DUE FROM HHNM TO MEDCATH AS A RESULT OF THE NEW MEXICO SALE IS NOT LESS THAN FAIR MARKET VALUE; AND (III) THE REASONABLENESS, FROM A FINANCIAL POINT OF VIEW, OF THE HHNM SALE PAYMENT TO BE PAID TO THE HHNM PHYSICIANS PURSUANT TO THE TERMS OF THE NEW MEXICO SALE. SRR’S OPINIONS DO NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW THAT STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE APPROVAL OF THE NEW MEXICO SALE. IN RENDERING ITS OPINIONS, SRR DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY THE MEDCATH BOARD OF DIRECTORS TO ENGAGE IN THE NEW MEXICO SALE.

The Board of Directors and the Committee retained SRR by a letter agreement dated March 2, 2011 to evaluate: (i) whether the consideration to be received by HHNM pursuant to the New Mexico sale is fair to HHNM, from a financial point of view: (ii) whether the consideration to be received by MedCath with respect to its membership interest in HHNM combined with the repayment of the intercompany debt due from HHNM to MedCath as a result of the New Mexico Sale is not less than fair market value; and (iii) whether the HHNM Sale Payment to be paid to the HHNM Physicians pursuant to the New Mexico Sale is reasonable, from a financial point of view. With respect to the evaluation requested in paragraph (iii), the Board of Directors advised SRR that for purposes of SRR’s analyses, the HHNM Sale Payment may be considered by SRR to be “reasonable” if (1) it does not cause the proceeds that are received by MedCath to be less than the Fair Market Value of the MedCath’s interest in HHNM and (2) it is within the range of empirical financial evidence. At the meeting of the Board of Directors on May 5, 2011, SRR rendered its oral opinions, subsequently confirmed in writing as of May 5, 2011, that subject to and based upon the various assumptions made, procedures followed, matters considered, and limitations upon the review undertaken:

1.	the consideration to be received by the HHNM pursuant to the terms of the New Mexico Sale is fair to HHNM from a financial point of view;

2.	the consideration to be received by MedCath with respect to its membership interest in HHNM combined with the repayment of the intercompany debt due from HHNM to MedCath as a result of the New Mexico Sale is not less than the fair market value; and

3.	the HHNM Sale Payment to be paid to the HHNM Physicians pursuant to the terms of the New Mexico Sale is reasonable from a financial point of view.

The full text of SRR’s opinions, dated May 5, 2011, which sets forth, among other things, the various assumptions made, procedures followed, matters considered, and limitations upon the review undertaken by SRR, is attached as Annex D to this proxy statement. You should read these opinions carefully and in their entirety. This summary is qualified in its entirety by reference to the full text of the opinions.

SRR was not requested to opine as to, and SRR’s opinions do not in any manner address: (i) MedCath’s underlying business decision to proceed with or effect the New Mexico Sale, (ii) the terms of any agreements or documents related to, or the form or any other portion or aspect of, the New Mexico Sale, except as specifically set forth therein, (iii) the fairness of any portion or aspect of the New Mexico Sale to the holders of any class of securities, creditors or other constituencies of MedCath, except as specifically set forth therein, (iv) the fairness of the consideration received by MedCath relative to the HHNM Sale Payment to be received by the HHNM Physicians pursuant to the terms of the New Mexico Sale, provided that this subsection is not intended to be a limitation on the three opinions SRR provided in its fairness opinion letter, or (v) the solvency, creditworthiness or fair value of MedCath or any other participant in the New Mexico Sale under any applicable laws relating to bankruptcy, insolvency or similar matters. Further, SRR was not requested to consider, and SRR’s opinions do not address, the merits of the New Mexico Sale relative to any alternative business strategies that may have existed for MedCath or the effect of any other transactions in which MedCath might have engaged, nor did SRR offer any opinion as to the terms of the New Mexico Sale. Moreover, SRR was not engaged to recommend, and SRR did not recommend, a New Mexico Sale price, and SRR did not participate in the New Mexico Sale negotiations. In arriving at its opinion, SRR was not authorized to solicit, and did not solicit, interest from any party with respect to the transaction, nor did SRR negotiate with any party with respect to any such transaction. Furthermore, no opinion, counsel or interpretation was provided by SRR in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. SRR also assumed, that the final executed form of the New Mexico Purchase Agreement would not differ from the draft of the New Mexico Purchase Agreement that SRR examined, that the conditions to the New Mexico Sale as set forth in the New Mexico Purchase Agreement will be satisfied, and that the New Mexico Sale will be consummated on a timely basis in the manner contemplated by the New Mexico Purchase Agreement.

In arriving at its opinions, SRR, among other things:

•	Reviewed certain business and financial information relating to HHNM that SRR deemed to be relevant;

•	Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of HHNM furnished to SRR by MedCath;

•	Concerning the two matters above, conducted discussions with members of senior management and representatives of HHNM and MedCath;

•	Reviewed the consideration and valuation multiples for HHNM and compared them with those of certain publicly traded companies that SRR deemed to be relevant;

•	Reviewed the results of operations of HHNM and compared them with those of certain publicly traded companies that SRR deemed to be relevant;

•	Compared the proposed financial terms of the New Mexico Sale with the financial terms of certain other transactions that SRR deemed to be relevant;

•	Participated in certain discussions among representatives of MedCath, the Board and the Special Committee and their financial and legal advisors;

•	Reviewed drafts as of May 4, 2011 of the New Mexico Purchase Agreement and certain related documents (the “New Mexico Transaction Documents”); and

•	Reviewed such other financial studies and analyses and took into account such other matters as SRR deemed necessary, including SRR’s assessment of general economic, market and monetary conditions.

In rendering SRR’s opinions, SRR assumed and relied upon the accuracy and completeness of all financial and other information that was publicly available, furnished by MedCath, or otherwise reviewed by or discussed with SRR without independent verification of such information and SRR assumed and relied upon the representations and warranties of MedCath contained in the draft New Mexico Purchase Agreement SRR reviewed. SRR assumed, without independent verification, that the financial forecasts and projections provided to them had been reasonably prepared and reflect the best currently available estimates and judgment of MedCath’s management of the future financial results of HHNM, and SRR relied upon such projections in arriving at SRR’s opinions. SRR was not engaged to assess the reasonableness or achievability of such forecasts and projections or the assumptions upon which they were based, and SRR expressed no view as to the forecasts, projections, or assumptions. SRR assumed that the New Mexico Sale will be consummated on the terms described in the New Mexico Purchase Agreement, without any waiver of any material terms or conditions by MedCath or LHS. SRR also assumed that the final forms of the New Mexico Transaction Documents will be substantially similar to the last drafts reviewed by them.

While SRR participated in a site visit and facility tour of HHNM, SRR did not conduct a physical inspection, independent evaluation or appraisal of the HHNM facilities, assets or liabilities, nor was it furnished with any such evaluation or appraisal. SRR’s opinion was necessarily based on business, economic, market, and other conditions as they existed and could be evaluated by SRR at the date of the opinion. SRR does not have any obligation to update, revise, or reaffirm its opinion.

SRR assumed that all governmental, regulatory, or other consents and approvals necessary for the consummation of the New Mexico Sale would be obtained without any material adverse effect on HHNM or the New Mexico Sale. SRR’s opinions were necessarily based upon economic, monetary, market, and other conditions as they exist and could be evaluated by them as of the time of its analysis.

The following summaries of SRR’s financial analyses present some information in tabular format. In order to fully understand the financial analyses used by SRR, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying SRR’s opinions. SRR arrived at its opinions based upon the results of all analyses undertaken by it and assessed as a whole and believes the totality of the factors considered and performed by SRR in connection with its opinions operated collectively to support its determination as to the fairness of the New Mexico Sale from a financial point of view. SRR did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

SRR arrived at its opinions on the basis of the multiple financial and comparative analyses described below. The following summary is not a complete description of all of the analyses performed and factors considered by SRR in connection with its opinions, but rather is a summary of the material financial analyses performed and factors considered by SRR. The preparation of a fairness opinion and the other opinions offered by SRR is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis. With respect to the analysis of publicly traded companies and the analysis of publicly disclosed mergers and acquisitions summarized below, such analyses reflect selected companies, and not necessarily all companies that may be considered relevant in evaluating HHNM or the New Mexico Sale. In addition, no company used as a comparison is either identical or directly comparable to HHNM or the New Mexico Sale. These analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

The estimates of HHNM’s future performance provided by us, as contained in or underlying SRR’s analyses, are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, SRR considered industry performance, general business and economic conditions, and other matters, many of which are beyond our control.

The New Mexico Sale consideration was determined through negotiation between MedCath’s Board of Directors, on the one hand, and LHS on the other hand, and their respective counsel and advisors, and the decision to recommend the New Mexico Sale was solely that of the Board of Directors. SRR’s opinions and financial analyses were only one of many factors considered by the Board of Directors in its evaluation of the New Mexico Sale and should not be viewed as determinative of the views of our Board of Directors with respect to the New Mexico Sale or the New Mexico Sale consideration.

Discounted Cash Flow Method.  SRR performed a discounted cash flow analysis of HHNM as one input in comparing the implied equity reference range for HHNM with the proposed New Mexico Sale consideration. Typically, in such analyses, discounted cash flow analyses are performed using a multi-year financial forecast prepared by a company’s management. In performing its discounted cash flow analyses, SRR relied on MedCath provided financial projections.

In preparing its discounted cash flow analysis, SRR estimated the cash flows that HHNM could generate over the years 2011 through 2013 based upon management’s forecast for fiscal years 2011 through 2013. These cash flows were discounted to a present value-equivalent using a range of discount rates of 12.50% to 13.50%, which was based upon HHNM’s estimated weighted average cost of capital, or “WACC,” and residual year EBITDA exit multiples ranging from 5.5x to 6.5x. The estimated WACC used in the analysis was based upon estimates of HHNM’s cost of equity capital, cost of debt capital, and an assumed capital structure, all of which were based upon information from various independent sources (including the Board of Governors of the Federal Reserve, Morningstar, Inc., and Capital IQ, Inc.) concerning market risk-free interest rates, market equity risk premiums, small stock risk premiums, equity betas, and corporate bond rates. In addition, SRR also incorporated a 2% company specific risk premium in its calculation of HHNM’s cost of equity capital. The company specific risk premium reflects that HHNM primarily focuses on cardiology and related procedures, making it less diversified compared to typical hospitals and HHNM has a high concentration of referrals as almost all patient admissions are connected to fewer than 20 physicians. SRR calculated a range of residual year EBITDA exit multiples, the selection of which was based primarily on certain factors of HHNM as compared to the guideline companies and guideline transactions.

Based on the assumptions above, the discounted cash flow method indicated an implied enterprise value range for HHNM of approximately $83.0 million to $97.5 million.

Guideline Company Method.  HHNM’s primary competitors include small, privately held hospitals as well as hospitals managed by public companies that are located in the Albuquerque, New Mexico metropolitan area and specialize mainly in cardiology procedures. As a result, SRR was not able to find any public companies directly comparable to HHNM in terms of size, services offered, and markets served. However, SRR was able to identify nine publicly traded companies operating in the healthcare facilities industry for consideration in its analysis. SRR compared selected available information of HHNM with the corresponding data of those nine publicly traded companies. These companies included MedCath Corporation, Community Health Systems, Inc., Health Management Associates, Inc., HealthSouth Corporation, Universal Health Services, Inc., Tenet Healthcare Corp., Kindred Healthcare, Inc., LifePoint Hospitals, Inc., and HCA, Inc.

SRR reviewed multiples of enterprise value of the selected companies, which were calculated as equity value, plus debt and preferred stock, plus minority interests, less cash and equivalents, divided by the selected companies’ earnings before interest, taxes, and depreciation (commonly known as EBITDA), for the latest twelve months (LTM), and next fiscal year (NFY) estimates. Multiples for the selected companies were based upon 20-day average stock prices through May 2, 2011. Latest twelve month financial data for the selected companies was obtained from the companies’ most recent SEC filings. Estimates of future performance were compiled from equity analyst estimates, as provided by Reuters estimates. This analysis indicated the following enterprise value (EV) multiples for the selected companies.

Market Multiples of the Guideline Companies

	EV (In millions of	EV/NFY		EV/LTM
Company	U.S. Dollars)	EBITDA		EBITDA

MedCath Corp.	$197.3	7.3	x	6.1	x
Community Health Systems, Inc.	12,372.6	6.6	x	7.1	x
Health Management Associates Inc.	5,422.7	6.8	x	7.1	x
HEALTHSOUTH Corp.	4,170.4	9.3	x	9.2	x
Universal Health Services Inc.	8,893.2	7.3	x	9.7	x
Tenet Healthcare Corp.	7,581.1	6.4	x	6.7	x
Kindred Healthcare Inc.	1,262.3	3.5	x	5.5	x
Lifepoint Hospitals Inc.	3,401.1	6.4	x	6.4	x
HCA, Inc.	43,151.2	n/m		7.3	x

High	43,151.2	9.3	x	9.7	x
Low	197.3	3.5	x	5.5	x
Mean	9,605.8	6.7	x	7.2	x
Median	5,422.7	6.7	x	7.1x

In performing the guideline company method, SRR selected a range of multiples below the median of the guideline companies for the NFY and LTM periods. Specifically, SRR selected a range of NFY EBITDA multiples of 5.5x to 6.5x and LTM EBITDA multiples of 5.5x to 6.5x. Key considerations in selecting these multiples included:

•	All else held constant, investors are willing to pay a higher price for shares in a larger company vis-à-vis a smaller company. In this case, HHNM is smaller than the guideline companies in terms of revenue and EBITDA.

•	HHNM primarily focuses on cardiology and related procedures, making it less diversified compared to the guideline companies.

•	In addition, HHNM has a high concentration of referrals as almost all patient admissions are connected to fewer than 20 physicians.

•	Everything else held constant, the higher the expected growth rate for a company, the higher the applicable multiple. HHNM’s historical and projected growth rates in EBITDA are below the median growth rates indicated by the range of guideline companies.

SRR then applied the multiples derived from the selected companies to the historical operating results of HHNM for the latest twelve month period and next fiscal year estimates in order to derive implied enterprise values for HHNM. This analysis indicated an implied enterprise value range for HHNM of approximately $82.5 million to $97.5 million.

Guideline Transaction Method.  While not all transactions SRR researched were comparable to HHNM in terms of size, services offered, and markets served, SRR was able to identify 46 recent guideline transactions (with sufficient disclosure of financial terms) involving the acquisition of a hospital or similar healthcare facility for consideration in its analysis. SRR compared selected information of HHNM with the corresponding data of those 46 acquisitions.

Multiples for the selected transactions were based upon the information available in the latest financial statements issued prior to the transaction announcement date. Financial data for the selected mergers and acquisitions was obtained from various independent sources including Irving Levin Associates, Inc., and Capital IQ, Inc. SRR’s analysis of the enterprise value multiples implied by the selected transactions is as follows.

Market Multiples of the Selected Mergers and Acquisitions

Indicated Multiples
Date			EV/LTM	EV/LTM
Announced	Target	Target Location	Revenue	EBITDA

1/30/08	Gottlieb Memorial Hospital	Melrose Park, IL	0.70x	n/a
2/1/08	Ouachita Community Hospital	West Monroe, LA	1.80x	5.0x
2/14/08	Summit Hospital	Phenix City, GA	n/a	n/a
3/2/08	Doctors Hospital	Columbus, GA	1.40x	n/m
3/5/08	The Specialty Hospital	Rome, GA	1.21x	6.4x
3/24/08	Dayton Heart Hospital	Dayton, OH	0.77x	5.5x
4/15/08	USC University Hospital	Los Angeles, CA	0.74x	8.2x
4/17/08	Hughston Orthopedic Hospital	Columbus, GA	0.81x	3.6x
5/13/08	Long Term Acute Care Hospital	Southeastern, MI	0.59x	n/a
5/14/08	Rush North Shore Medical Center	Skokie, IL	0.95x	n/m
5/20/08	Condell Medical Center	Libertyville, IL	0.58x	n/a
5/28/08	Humphreys County Memorial Hospital	Belzoni, MS	0.33x	n/m
6/20/08	Moreno Valley Community Hospital	Helmet, CA	0.47x	n/m
7/1/08	Two California hospitals	Garden Grove, CA	0.39x	n/a
7/1/08	Tarzana Campus	Tarzana, CA	1.64x	n/m
7/16/08	Chatham Hospital	Siler City, NC	2.42x	n/m
8/15/08	Portneuf Medical Center	Pocatello, ID	1.36x	n/a
8/17/08	Pascack Valley Hospital	Westwood, NJ	0.94x	n/m
8/20/08	Wyoming Valley Healthcare System	Wilkes-Barre, PA	0.79x	7.9x
8/28/08	Southwest Regional Medical Center	Little Rock, AR	0.61x	n/m
9/12/08	Massachusetts LTACs	Braintree, MA	0.62x	n/m
10/31/08	Three Rivers Hospital	Waverly, TN	0.43x	7.8x
11/4/08	Starke Memorial Hospital	Knox, IN	n/m	6.5x
11/6/08	Doctors’ Hospital of Opelousas	Opelousas, LA	0.42x	n/m
12/22/08	Samaritan Hospital	Lexington, KY	1.23x	n/m
1/7/09	Presbyterian Hospital of Denton	Denton, TX	0.71x	6.9x
1/14/09	Palmetto Health Baptist Easley	Easley, SC	1.18x	n/m
2/2/09	Siloam Springs Memorial Hospital	Siloam Springs, AR	1.17x	9.9x
2/2/09	Rockdale Medical Center	Conyers, GA	0.74x	n/m
3/27/09	Prince William Health System	Manassas, VA	1.09x	n/m
4/2/09	Medina General Hospital	Medina, OH	0.56x	13.9x
6/1/09	Amsterdam Memorial Hospital	Amsterdam, NY	0.79x	n/m
6/29/09	Shore Health Services	Nassawadox, VA	1.07x	n/m
7/8/09	Jewish Hospital	Cincinnati, OH	0.79x	3.9x
8/14/09	Sparks Health System	Fort Smith, AR	0.60x	n/m
11/3/09	Triumph Healthcare	Houston, TX	1.30x	6.3x
12/3/09	Long-Term Acute Care Hospital	Dallas, TX	n/a	n/a
1/28/10	Cabrini Medical Center	New York, NY	2.08x	n/a
4/9/10	Mountain View Hospital, LLC	Idaho Falls, ID	0.94x	5.6x
4/30/10	Sumner Regional Health Systems	Gallatin, TN	1.04x	n/a
5/16/10	Psychiatric Solutions, Inc.	Franklin, TN	1.70x	9.8x
6/18/10	Regency Hospital Company, LLC	Alpharetta, GA	0.56x	7.6x

Indicated Multiples
Date			EV/LTM	EV/LTM
Announced	Target	Target Location	Revenue	EBITDA

8/23/10	Vista Healthcare	Sacramento, CA	1.19x	6.6x
10/5/10	Center for Wound Healing	Tarrytown, NY	1.15x	n/m
11/12/10	Tenet Healthcare Corporation	Dallas, TX	0.76x	7.1x
2/7/11	Kindred Healthcare	Louisville, KY	0.95x	7.7x
Low			0.33x	3.6x

High			2.42x	13.9x
Mean			0.97x	7.2x
Median			0.81x	6.9x

Similar to the results of the guideline company method, SRR selected a range of LTM EBITDA multiples below the median of the range of the guideline transactions. SRR selected a range of net sales multiples above the median of the transactions due to HHNM’s above average profitability. Specifically, SRR selected a range of LTM EBITDA multiples of 5.5x to 6.5x and LTM net sales multiples of 1.05x to 1.25x.

SRR then applied the multiples derived from the selected companies to the historical operating results of HHNM for the latest twelve months in order to derive implied enterprise values for HHNM. This analysis indicated an implied enterprise value range for HHNM of approximately $83.0 million to $98.5 million.

Reconciliation of Valuation Methodologies.  As discussed previously, SRR performed a discounted cash flow analysis, guideline company method, and guideline transaction method as inputs in comparing the enterprise value reference range for HHNM. These analyses indicated an enterprise value range for HHNM of $83.0 to $98.0 million.

Fairness of Consideration to HHNM

SRR advised the Board of Directors that in its opinion, the consideration offered in the New Mexico Sale of $119 million, plus working capital adjustments, is above SRR’s enterprise value reference range for HHNM. Based thereon and on other factors, SRR offered its opinion that the consideration to be received by HHNM pursuant to the New Mexico Sale is fair, from a financial point of view.

Comparison of Consideration to MedCath to Fair Market Value

SRR advised the Board of Directors that in its opinion, after adjustments to enterprise value, the indicated fair market value of equity and loans reference range for MedCath’s equity and loans in HHNM is $73.0 million to $84.0 million as compared to the consideration of $80.8 million expected to be received by MedCath with respect to its membership interest in HHNM combined with the repayment of the intercompany debt due from HHNM to MedCath as a result of the New Mexico Sale. As a result, the consideration to be received by MedCath with respect to its membership interest in HHNM combined with the repayment of the intercompany debt due from HHNM to MedCath as a result of the New Mexico Sale is not less than the fair market value. The chart below highlights the low and high estimates of the fair market value of MedCath’s equity and loans in HHNM.

Valuation Summary

	Indicated Range of Value as of 5/02/11
	In thousands of
	U.S. dollars

Concluded Enterprise Value	$83,000	$98,000
Less: Interest-Bearing Debt	(30,477)	(30,477)
Add: Cash and Cash Equivalents	12,694	12,694

Total Adjustments to Enterprise Value	(17,783)	(17,783)

Marketable, Controlling-Interest Value of Equity	$65,000	$80,000
Multiplied by: MedCath’s Ownership in HHNM	74.8%	74.8%

Fair Market Value of MedCath’s Equity Ownership in HHNM	$48,500	$60,000
Add: Loans from MedCath	24,312	24,312

Fair Market Value of Equity Interest and Loans	$73,000	$84,000

Reasonableness of HHNM Sale Payment to be Paid to HHNM Physicians

MedCath requested that SRR determine if the HHNM Sale Payment to be paid to the HHNM Physicians pursuant to the New Mexico Sale is reasonable from a financial point of view. MedCath advised SRR that for purposes of SRR’s analyses, the HHNM Sale Payment may be considered by SRR to be “reasonable” if (1) it does not cause the proceeds that are received by MedCath to be less than the Fair Market Value of MedCath’s interest in HHNM and (2) it is within the range of empirical financial evidence.

SRR advised the Board of Directors that in its opinion, based on the terms of the New Mexico Sale, the HHNM Sale Payment represents an 84% premium above the HHNM Physicians’ expected pro rata proceeds from the New Mexico Sale.

SRR reviewed 92 transactions (with meaningful results) that occurred over the last fifteen years involving a majority stockholder increasing its ownership stake in its current investment in a publicly-traded company. These transactions offer market evidence of premiums that a controlling stockholder was willing to pay to minority stockholders in public companies. Since the HHNM Physicians have a high degree of control, in that they can block a transaction (which is more control than those of the minority stockholders in these transactions), SRR paid specific attention to the transactions with premiums in the top quintile of the range.

The premiums paid in the top quintile of the transactions (18 transactions) ranged from a low of 50.7% to a high of 183.3%, with an average and median premium of 92% and 81.4%, respectively.

SRR advised the Board of Directors that in its opinion, the 84% premium for the HHNM Sale Payment to be paid to the HHNM Physicians pursuant to the New Mexico Sale is within the range of this data. SRR was also of the view that qualitative factors, such as the fact MedCath went through a fully vetted sale process, and that the HHNM Physicians’ consent was required to move forward with the New Mexico Sale, also supported the conclusion that the HHNM Sale Payment to be paid to the HHNM Physicians pursuant to the New Mexico Sale was reasonable from a financial point of view.

Miscellaneous.  Under the terms of its engagement, we have agreed to pay SRR a fee for its financial advisory services in connection with the transaction, of which a portion was payable in advance and the balance was payable prior to the delivery of SRR’s conclusions. In the past, SRR has provided financial services to the Company and its affiliates and was compensated for those services. SRR’s compensation was neither based upon nor contingent on the results of its engagement or the consummation of any transaction. We have also agreed to reimburse SRR for expenses reasonably incurred by SRR in performing its services, including fees and expenses of its legal counsel, and to indemnify SRR and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

The Board of Directors selected SRR as its financial advisor in connection with the New Mexico Sale because SRR is a financial advisory firm with experience in similar transactions. SRR is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, and private placements.

The foregoing summary describes the material analyses performed by SRR but does not purport to be a complete description of the analyses performed by SRR. Copies of SRR’s opinions have been attached as exhibits to this proxy. The opinions will be available for any interested stockholder of the Company (or any representative of the stockholder who has been so designated in writing) to inspect and copy at the Company’s principal executive offices during regular business hours. Alternatively, you may inspect and copy the opinions at the office of, or obtain them by mail from, the SEC.

Material U.S. Federal Income Tax Consequences of the New Mexico Sale

The Company expects that the amount of federal and state income taxes that it will ultimately pay as a result of the New Mexico Sale will be between $17,000,000 and $19,000,000. However, the Company expects that losses it incurs during its fiscal year ending on September 30, 2012 will result in a significant refund of federal and state income taxes incurred as a result of this Sale and the other sales occurring in the fiscal year ending September 30, 2011.

Accounting Treatment of the New Mexico Sale

The New Mexico Sale will be accounted for as a “sale” by MedCath, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

Government Approvals

Under the HSR Act and the rules promulgated under it by the FTC, the New Mexico Sale cannot be completed until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and the specified waiting periods have expired or been terminated. The Company and Ardent filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on May 13, 2011.

At any time before or after completion of the New Mexico Sale, the Antitrust Division or the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the New Mexico Sale, to rescind the New Mexico Sale or to seek divestiture of particular assets of the Company or LHS or Ardent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. A challenge to the New Mexico Sale on antitrust grounds may be made, and, if such a challenge is made, it is possible that the Company and LHS will not prevail.

Under the New Mexico Purchase Agreement, each of the Company and LHS has agreed to use commercially reasonable efforts to cooperate with one another and to oppose any preliminary injunction sought by any governmental entity preventing the consummation of the New Mexico Sale.

The Company received notice of early termination of the applicable waiting period from the FTC on May 27, 2011. Although we do not expect regulatory authorities to raise any significant objections in connection with their review of the New Mexico Sale, we cannot assure you that we will obtain all required regulatory approvals or that any such regulatory approvals will not contain terms, conditions or restrictions that would be detrimental to the Company or LHS.

No Appraisal Rights

Under the DGCL, appraisal rights are not provided to stockholders in connection with this transaction.

Interests of Certain Persons in the New Mexico Sale

The Board of Directors’ approval of the New Mexico Purchase Agreement and the transactions contemplated thereby, including the New Mexico Sale, included consideration of whether members of the Board of Directors or our executive officers had interests in the New Mexico Sale that are different from, or in addition to, the interests of MedCath’s stockholders generally. For a description of these different or additional interests, if any, see “Interests of Certain Persons in Matters to be Acted Upon.”

The New Mexico Purchase Agreement

The following discussion is qualified in its entirety by reference to the New Mexico Purchase Agreement, a copy of which is attached hereto as Annex A. You should read the New Mexico Purchase Agreement carefully because it, and not this description, governs the New Mexico Sale. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the New Mexico Sale, we do not intend for its text to be a source of factual, business or operational information about us. The New Mexico Purchase Agreement contains representations, warranties and covenants that are qualified and limited, including by information in the disclosure schedules referenced in the New Mexico Purchase Agreement that the parties delivered in connection with the execution of the New Mexico Purchase Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the New Mexico Purchase Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties, which may differ from what may be viewed as material to our stockholders. These representations may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the New Mexico Purchase Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You should not rely on the representations, warranties or covenants in the New Mexico Purchase Agreement as characterizations of the actual state of facts or condition of MedCath or any of the parties thereto, including MedCath, its subsidiaries or any of MedCath’s affiliates.

Description of Assets to be Sold and Retained

Under the New Mexico Purchase Agreement, we will sell to LHS the following assets (the “Purchased Assets”) held or used in the business or operation of the hospital, free and clear of all encumbrances except certain limited permitted encumbrances, including the following items:

•	All furniture and equipment;

•	Good and marketable title and rights in fee simple absolute to the real property owned by HHNM and all plants, buildings, structures, improvements, construction in progress, appurtenances, covenants, easements, servitudes and fixtures situated thereon;

•	Interest in contracts relating to leased real property;

•	Certain contracts in respect of the Purchased Assets and contracts representing capital lease obligations of HHNM;

•	All permits and approvals issued or granted by governmental entities to the extent assignable under applicable law;

•	All computer hardware, certain software and data processing equipment owned by HHNM or used primarily in the business or operation of HHNM or the operation of the Purchased Assets, and, to the extent transferable, all rights in all warranties of any manufacturer or vendor with respect to the hardware, software and data processing equipment;

•	All inventory;

•	Assumable prepaid expenses, claims for refunds and rights to offset related to prepaid assets;

•	To the extent assignable, all financial, patient and medical staff records held or used by HHNM primarily or exclusively in the business or operation of the hospital;

•	All intellectual property, including HHNM’s rights in the name Heart Hospital of New Mexico;

•	HHNM’s goodwill in respect of the Purchased Assets and the hospital; and

•	All records related to the business, operation or ownership of the hospital.

We will retain the following assets (the “Excluded Assets”):

•	All restricted and unrestricted cash and cash equivalents, including investments in marketable securities, certificates of deposit, bank accounts and promissory notes, except to the extent such assets are included in the determination of net working capital;

•	All group contracts entered into by MedCath for the benefit of HHNM and one or more of HHNM’s affiliates, contracts with managed care organizations, health maintenance organizations, insurers and similar third party payors, certain contracts that are not de minimis contracts that relate to the operations of the hospital and certain other scheduled contracts;

•	The corporate record books, minute books and corporate seals and all records of any kind that HHNM is required by law to retain;

•	Any claims or rights against third parties related to the Purchased Assets (including the contracts assumed by LHS), accruing or arising prior to the closing, except as otherwise included in the net working capital calculation or to the extent such claim relates to periods after the closing;

•	All rights to settlement and retroactive adjustments, if any, for open cost reporting periods ending on or prior to the closing date (whether open or closed) arising from or against the U.S. Government under the terms of the Medicare program or TRICARE and against any state under its Medicaid program and against any third-party payor programs that settle on a cost report basis;

•	All rights of HHNM under the New Mexico Purchase Agreement and related agreements;

•	All claims for tax refunds and all other tax assets for periods prior to the closing and the supporting tax returns and tax-related books and records;

•	All data processing equipment, proprietary computer software and intellectual property utilized in connection with the provision of services by affiliates of HHNM for the benefit of HHNM, and, in the case of software, all software unless specifically included as a Purchased Asset;

•	All accounts receivable of HHNM and other rights of payment in connection with the operation of the hospital on or prior to closing;

•	The names and symbols used in connection with HHNM and the Purchased Assets, including the name “MedCath” or any variants, or any other names proprietary to HHNM or its affiliates, other than “Heart Hospital of New Mexico”;

•	Any proprietary information contained in HHNM’s employee or operation manuals or any films or videos used by HHNM for operational or training purposes;

•	All intercompany accounts;

•	All insurance proceeds arising in connection with the operation of the hospital or the Purchased Assets prior to closing, subject to certain limitations set forth in the New Mexico Purchase Agreement;

•	All assets used by HHNM and its affiliates in rendering corporate services located outside of the hospital, except to the extent such assets are reflected in the net working capital calculation;

•	Any assets used or operated by MedCath on a company-wide or region-wide basis, unless such assets are reflected in the net working capital calculation;

•	All assets disposed of or exhausted prior to closing, including inventory, prepaid expenses and furniture and equipment, except to the extent such assets are reflected in the net working capital calculation; and

•	All provider numbers and related agreements related to any government programs and TRICARE.

Liabilities to be Assumed and Retained

Under the New Mexico Purchase Agreement, LHS will assume the future payment and performance of the following liabilities of HHNM and its affiliates (the “Assumed Liabilities”):

•	All obligations and liabilities that arise or accrue after closing under the contracts assumed by LHS;

•	Certain capital lease obligations of HHNM;

•	Prorated valorem and personal property taxes payable for the calendar year in which the closing occurs;

•	Obligations and liabilities as of the closing date in respect of (i) accrued paid time off of employees of HHNM hired by LHS following the closing and accrued extended service recognition leave (including employer FICA and any other estimated employer taxes thereon) of employees of HHNM hired by LHS having six (6) years of eligibility service with HHNM, but only to the extent such accrued paid time off is included in the determination of net working capital and (ii) COBRA obligations to current and former employees of the hospital to the extent required by applicable law; and

•	Any state and local transfer, sales and recording fees and similar taxes which may arise upon closing (excluding taxes measured by income or gain).

The Purchaser is not assuming any liabilities other than those expressly set forth in the New Mexico Purchase Agreement (the “Excluded Liabilities”). The liabilities to be retained by HHNM include the following:

•	Current liabilities, accounts payable, long-term liabilities and all indebtedness and obligations or guarantees of HHNM, except to the extent such liabilities are reflected in the purchase price adjustment calculations in respect of either the capital lease obligations or the net working capital calculation;

•	Any obligation or liability accruing or arising during the period prior to closing in connection with (i) any assumed contract (other than that which may arise from the failure to obtain the consent of the counter-party thereto), (ii) the operation of the hospital, including all malpractice and general liability claims, whether or not the same are pending, threatened, known or unknown prior to closing, or (iii) any governmental programs or other third-party payor programs, including recoupment of previously paid or reimbursed amounts, and any cost report settlement payables relating to all cost report periods ending on or prior to the closing;

•	Any obligation or liability accruing, arising out of or relating to any contracts retained by HHNM;

•	Tax obligations for periods ending on or prior to the closing and tax obligations of HHNM and its affiliates resulting from the consummation of the New Mexico Sale (other than ad valorem and personal property taxes and state and local transfer, sales and recording fees and taxes which may arise upon the consummation of the New Mexico Sale) that are not reflected in the net working capital calculation and federal, state and local income taxes resulting from the New Mexico Sale;

•	Any obligation or liability for claims by or on behalf of employees of HHNM and its affiliates relating to periods prior to closing, including liability for any pension, profit sharing, deferred compensation, or any other employee health and welfare benefit plans, liability for any EEOC claim, wage and hour claim, unemployment compensation claim or workers’ compensation claim, and liability for all employee wages and benefits, including accrued vacation and holiday pay and taxes or other liability related thereto in respect of employees of HHNM and its affiliates, except to the extent that accruals for such obligations are included in the net working capital calculation;

•	Any obligation or liability accruing, arising out of or relating to the New Mexico ICD Investigation;

•	Any obligation or liability accruing, arising out of or relating to any federal, state or local investigations of, or claims or actions against, HHNM or any of its affiliates or any of their employees, medical staff, agents, vendors or representatives which existed or occurred prior to closing; and

•	Any obligation or liability accruing, arising out of or relating to any violation of, or non-compliance with, law pertaining to the Purchased Assets, the hospital or the operation thereof, which existed or occurred prior to closing.

Purchase Price

As consideration for the Purchased Assets, LHS will assume the liabilities described above and will pay us $119,000,000 in cash and we will retain our accounts receivable, subject to the following two adjustments:

(a) The purchase price will be adjusted positively or negatively by the net amount of certain assets as of closing. For purposes of this calculation in the New Mexico Purchase Agreement, those assets include, with respect to HHNM as of the date of determination, the sum of (i) the sum of the amounts reflected in the entries (or line items) on the applicable balance sheet entitled (A) “Inventories” (comprised in all material respects of inventory used or useful in respect of the hospital, with obsolete items written off) and (B) “Prepaid expenses” (limited to prepaid expenses useable by LHS after the closing in the operation of the hospital) minus (ii) the amounts reflected in the entries (or line items) on the applicable balance sheet entitled “Accrued paid time off for employees”; and

(b) The purchase price will be reduced by the aggregate amount of outstanding capital lease obligations of HHNM as of the closing date.

The Closing

The closing of the asset sale will take place as soon as possible following the satisfaction or waiver by the appropriate party of all the conditions precedent to closing specified in Articles 8 and 9 in the New Mexico Purchase Agreement, including approval of the New Mexico Sale by our stockholders. The parties shall use commercially reasonable efforts to cause the conditions set forth in the New Mexico Purchase Agreement to be satisfied so that the closing will occur on or before July 31, 2011.

Representations and Warranties

In the New Mexico Purchase Agreement, LHS has made representations and warranties to us, including with respect to the matters set forth below:

•	Organization, qualification and capacity;

•	Absence of conflicts or violations under the certificate of incorporation, governing documents, governmental authorization and third party consents;

•	Enforceability;

•	Sufficiency of financial resources;

•	Absence of litigation that has or could affect the New Mexico Purchase Agreement or the transaction contemplated thereby;

•	Voluntary and independent nature of determination to enter into the New Mexico Sale;

•	Absence of any untrue statement of a material fact or omission to state any material fact necessary to make the statements made in the New Mexico Purchase Agreement not misleading;

•	No other express or implied representations or warranties; and

•	No agreement in connection with the HHNM Asset Sale is payment for or contingent upon any patient referrals between the parties or their affiliates or provision of any item or service, and no physician (or immediate family member of a physician) receiving any benefit from the HHNM Asset Sale has any obligation to refer patients to the parties or their affiliates and all such referrals are based upon the physician’s professional medical judgment, the medical needs of the patient, and patient choice.

In the New Mexico Purchase Agreement, HHNM has made representations and warranties to LHS, including with respect to the matters set below:

•	Incorporation, qualification and capacity;

•	Absence of conflicts or violations under the certificate of limited partnership or limited partnership agreement, governmental authorization and third party consents;

•	Subsidiaries and other interests;

•	Outstanding rights related to the Purchased Assets;

•	Enforceability;

•	Accuracy and completeness of certain of our financial statements and the absence of undisclosed liabilities;

•	Permits and approvals;

•	Intellectual property;

•	Medicare participation and accreditation, including with respect to billing practices and Joint Commission accreditation;

•	Regulatory compliance;

•	Material contracts;

•	Encumbrances on the Purchased Assets;

•	Real property and encumbrances thereon;

•	Title to Purchased Assets;

•	Insurance;

•	Employee benefit plans;

•	Hospital employees and employee relations;

•	Litigation;

•	Tax matters;

•	Environmental matters;

•	Absence of changes in connection with the hospital and the Purchased Assets since September 30, 2010;

•	Medical staff matters;

•	Sufficiency of Purchased Assets;

•	Absence of experimental procedures at the hospital;

•	Inventory;

•	Third party payor cost reports;

•	Compliance program;

•	Absence of any untrue statement of a material fact or omission to state any material fact necessary to make the statements made in the New Mexico Purchase Agreement not misleading;

•	No agreement in connection with the HHNM Asset Sale is payment for or contingent upon any patient referrals between the parties or their affiliates, or provision of any item or service, and no physician (or immediate family member of a physician) receiving any benefit from the HHNM Asset Sale has any obligation to refer patients to the parties or their affiliates and all such referrals are based upon the physician’s professional medical judgment, the medical needs of the patient, and patient choice; and

•	No other representations or warranties.

Certain Covenants

The New Mexico Purchase Agreement contains certain covenants and agreements of HHNM relating to both the periods prior to and after closing. These covenants include agreements to:

•	Prior to the closing date, provide reasonable access to information to LHS and additional financial and operational information upon request, to the extent permitted by law and subject to certain limitations set forth in the New Mexico Purchase Agreement;

•	Use commercially reasonable efforts to (a) carry on its business related to the Purchased Assets in substantially the same manner as presently conducted and not make any material change in personnel, operations, finance, accounting policies or real or personal property pertaining to the hospital; (b) maintain the hospital and all parts thereof in accordance with HHNM’s past practices in all material respects; (c) perform all of its material obligations under agreements relating to or affecting the hospital or Purchased Assets; (d) keep in full force and effect present insurance policies or other comparable insurance on the Purchased Assets; (e) maintain and preserve its business organizations intact, retain its present employees at the hospital and maintain its relationships with physicians, suppliers, customers and others having business relations with the hospital; (f) permit and allow reasonable access by LHS to make offers of post-closing employment and to establish relationships with physicians, medical staff and others having business relations with HHNM, provided that LHS shall have complied with the limitations on its access set forth in the New Mexico Purchase Agreement; and (g) maintain all material approvals and permits relating to the hospital, Purchased Assets and Assumed Liabilities in good standing;

•	Not materially amend or terminate any of the contracts which are material to the operation of the hospital, enter into any material contract or commitment, or incur or agree to incur any material liability, except as provided herein or, in all material respects, in the ordinary course of business; provided that LHS’s consent shall not be required to the extent that such contract or commitment is material to the continued operation of the hospital in the manner in which the hospital was operated as of the date of execution of the New Mexico Purchase Agreement;

•	Not enter into any contract or commitment with physicians or other referral sources; provided that LHS’s consent shall not be required to the extent that such contract or commitment is material to the continued operation of the hospital in the manner in which the hospital was operated as of the date of the New Mexico Purchase Agreement and such contract terminates or is terminable without penalty upon no more than 90 days’ written notice;

•	Not increase compensation payable or to become payable or make any bonus payment to or otherwise enter into one or more bonus agreements with any hospital employee, except in the ordinary course of business in accordance with existing personnel policies;

•	Not acquire (whether by purchase or lease) or sell, assign, lease or otherwise transfer or dispose of any material property, plant or equipment except in the ordinary course of business with, in the case of a transfer or disposition, comparable replacement thereof if such replacement is required in order to operate the hospital in the manner it was operated as of the date of the New Mexico Purchase Agreement;

•	Not purchase capital assets or incur costs in respect of construction-in-progress in excess of $50,000 in the aggregate;

•	Not take any material action outside the ordinary course of business of the hospital or its related ancillary services;

•	Not enter into any agreement which could reasonably be expected to have a material adverse effect;

•	Provide prompt written notice to LHS of (a) any event that has caused any representation or warranty contained in the New Mexico Purchase Agreement to be untrue in any material respect and (b) any failure by HHNM to comply with or satisfy, in any material respect, any covenant, condition or agreement in the New Mexico Purchase Agreement;

•	Make timely premerger filings with the Federal Trade Commission and the Antitrust Division as required under the HSR Act;

•	Provide timely financial information to LHS on a monthly basis within 15 days following the end of each calendar month;

•	Cooperate with LHS in its effort to cause Land Services USA, Inc. to issue and deliver to LHS a title commitment to issue an ALTA owner’s policy of title insurance, Form B, with extended coverage, for the real property owned by HHNM;

•	On or prior to the closing date, notify the appropriate governmental entities of HHNM’s intent to terminate as of the closing date HHNM’s provider agreements related to Medicare, Medicaid programs and TRICARE and to take all other required steps to terminate its participation in Medicare, Medicaid programs and TRICARE; and

•	Prior to the closing date, HHNM will (a) cooperate with LHS and take all reasonable steps to assist LHS to obtain all governmental approvals and permits required to complete the transactions contemplated by the New Mexico Purchase Agreement and in connection with LHS’s expansion of Lovelace Medical Center (“LMC”) to encompass and include the Purchased Assets and (b) provide such information and communication as is reasonably requested by LHS in connection therewith; provided that HHNM shall not be required to make any Form 855 of The Centers for Medicare and Medicaid Services filings until 10 days after the closing.

The New Mexico Purchase Agreement contains certain covenants and agreements of LHS relating to the periods both prior to and after closing. These covenants include agreements to:

•	Provide prompt written notice to HHNM of (a) any event that has caused any representation or warranty contained in the New Mexico Purchase Agreement to be untrue in any material respect and (b) any failure by LHS to comply with or satisfy, in any material respect, any covenant, condition or agreement;

•	Make timely premerger filings with the Federal Trade Commission and the Justice Department as required under the HSR Act, take all commercially reasonable actions necessary to insure that the waiting period imposed under the HSR Act terminates or expires 30 days after the date of making such premerger filings and pay all application fees required in connection with any filings required under the HSR Act;

•	Prior to the closing date, take all reasonable steps to obtain approvals and permits required to complete the transactions contemplated by the New Mexico Purchase Agreement and provide such information as may be reasonably requested in connection therewith;

•	Obtain a current as-built survey of the real property owned by HHNM (to be paid for by LHS); and

•	Obtain a Phase I environmental assessment prior to the closing (to be paid for by LHS) and provide a copy of such assessment to HHNM.

No Shop Clause

Until the earlier of closing or the termination of the New Mexico Purchase Agreement, HHNM shall not (and will not permit any affiliate or any other person acting for or on behalf of HHNM or any of its affiliates), without the prior written consent of LHS:

•	Offer for lease or sale its assets (or any material portion thereof) or any ownership interest in any entity owning any of the Purchased Assets;

•	Solicit offers to lease or buy all or any material portion of its assets or any ownership interest in any entity owning any of the Purchased Assets;

•	Hold discussions with any party (other than LHS) looking toward such an offer or solicitation or looking toward a merger or consolidation of HHNM;

•	Enter into any agreement with any party (other than LHS) with respect to the lease, sale or other disposition of its assets (or any material portion thereof) or any ownership interest HHNM or with respect to any merger, consolidation or similar transaction involving HHNM; or

•	Furnish or cause to be furnished any information with respect to HHNM or its assets to any person that HHNM or such affiliate or any such person acting for or on their behalf knows or has reason to believe is in the process of considering any such acquisition, merger, consolidation, combination or reorganization, provided the foregoing shall not prevent the Company or persons acting for or on its behalf from including any information it deems required by law in any of its filings with the SEC.

The restrictions described above (a) shall not, however, apply to or otherwise restrict any actions, negotiations or agreements in respect of any transaction involving a sale of equity, merger, combination, a sale of all or substantially all of its assets or similar transaction involving MedCath Corporation or its affiliates and any other person and (b) are subject in all respects to the exercise of the fiduciary duties, or other comparable duties, of the Board of Directors of the Company to its stockholders and certain other obligations set forth in the New Mexico Purchase Agreement.

Conditions to Closing

The obligations of HHNM to consummate the New Mexico Sale are subject to the fulfillment (or waiver) of certain conditions including:

•	Compliance by LHS in all material respects with all of its covenants in the New Mexico Purchase Agreement;

•	HHNM shall have complied with all waiting periods under the HSR Act;

•	No court or other governmental entity has issued an order (or threatened in writing to do so) restraining or prohibiting the transactions contemplated by the New Mexico Purchase Agreement;

•	The representations and warranties of LHS that are qualified by materiality are true in all respects and the representations and warranties of LHS that are not so qualified shall be true in all material respects when made and as of the closing date (unless made only as of a specific date in which case they shall be true as of such date); and

•	The Company shall have obtained any approvals of its stockholders which it has determined in its reasonable discretion are required under the DGCL to authorize HHNM to consummate the transactions contemplated under the New Mexico Purchase Agreement, as well as any other transactions the approval of which the Company elects to seek simultaneously therewith. The Company shall file this proxy statement with the SEC and, upon clearance by the SEC, shall deliver the proxy statement to its stockholders and call a meeting of the Company’s stockholders (as described herein). The Company shall use its commercially reasonable efforts to cause the meeting date specified in the proxy statement to occur on or prior to July 31, 2011. In the event that such stockholder meeting date is scheduled for a date which is after July 31, 2011, HHNM shall not be entitled to exercise certain termination rights which may only be exercised to the extent the closing has occurred prior to July 31, 2011. All obligations of the Board of Directors shall be subject to the exercise of its fiduciary duties, or other comparable duties, to the stockholders of the Company.

The obligations of LHS to consummate the New Mexico Sale are subject to the fulfillment (or waiver) of certain conditions including:

•	Compliance by HHNM in all material respects with all of its covenants in the New Mexico Purchase Agreement;

•	LHS shall have (a) obtained reasonable assurances that following closing LHS will receive all required approvals required to consummate the New Mexico Sale and to expand the operations, hospital licensure and Medicare certification of LMC to encompass and include the Purchased Assets under the hospital licensure and Medicare certification of LMC and (b) complied with all waiting periods under the HSR Act;

•	No court or other governmental entity has issued an order (or threatened in writing to do so) restraining or prohibiting the New Mexico Sale;

•	All representations and warranties of HHNM that are qualified by any type of materiality standard shall be true in all respects, and all other representations and warranties of HHNM that are not so qualified shall be true in all material respects, when made and as of the closing date, as though such representations and warranties had been made as of the closing date (unless made only as of a specific date in which case they shall be true as of such date);

•	LHS and an affiliate of HHNM shall have entered into the HHNM Transition Services Agreement;

•	LHS shall have received a pro forma of the title policy (or marked title commitment containing no additional exceptions to title to the real property owned by HHNM) from Land Services USA, Inc.;

•	HHNM shall have conducted the business of the hospital, in all material respects, only in the ordinary course of business and there shall have occurred no material adverse effect;

•	All encumbrances currently encumbering the Purchased Assets other than permitted encumbrances shall have been duly released by the secured parties and other lien holders, and UCC-3 releases or termination statements and other lien discharging documents shall have been properly recorded, the third party shall have committed in writing to promptly release its lien upon receipt of a specified payoff amount at the closing, or the recording thereof shall have been duly arranged pursuant to the relevant secured party’s written authorization allowing LHS and/or HHNM to file lien-discharging documents without the secured party’s signature;

•	LHS shall have received, at its sole cost and expense, a Phase I environmental assessment, prepared by a firm selected by LHS, and the scope, findings and conclusions of such report shall have been reasonably satisfactory to LHS; and

•	HHNM shall have delivered the ancillary closing documents required to be delivered by it pursuant to the terms of the New Mexico Purchase Agreement.

Termination Prior to Closing

The New Mexico Purchase Agreement and the New Mexico Sale may not be terminated except prior to closing as follows:

•	By mutual written consent;

•	By LHS or HHNM at any time after July 31, 2011 (the “HHNM Outside Date”) if the closing has not occurred by such date; provided that the right to terminate is not available to any party whose failure to fulfill any obligation under the New Mexico Purchase Agreement has been the cause of, or resulted in, the failure of the closing to occur by such date; provided, further, that if the closing has not occurred due to or related to either (x) any formal or informal governmental action, review, investigation or proceeding or (y) because the Company shall not have obtained any approvals of the stockholders of the Company which it has determined in its reasonable discretion are required under the DGCL for the Company to authorize HHNM to consummate the transactions contemplated under the New Mexico Purchase Agreement, then in either of such events, LHS or HHNM may elect, by providing written notice to the other party hereto, to extend the HHNM Outside Date to September 30, 2011 (the right to so extend the HHNM Outside Date is not available to any party whose failure to fulfill any obligation under the New Mexico Purchase Agreement has been the cause of, or resulted in, the failure of the closing to occur by July 31, 2011);

•	By either party if there is a breach by such other party in any material respect of any of the representations, warranties, covenants or other agreements of such other party which would result in a failure of a condition to closing in the New Mexico Purchase Agreement, which breach cannot be or has not been cured within 15 days after the giving of written notice;

•	By either party, if any court or any other governmental entity issues an order restraining or prohibiting such party from consummating the sale and purchase of the Purchased Assets and such order becomes final and non-appealable; or

•	By LHS if a material adverse effect shall have occurred since the date of the New Mexico Purchase Agreement.

Transition Services Agreement

As of closing, affiliates of HHNM and of LHS will execute and deliver a transition services agreement, pursuant to which an affiliate of HHNM, or a qualified third-party designated by an affiliate of HHNM, will provide certain specified transition services for a limited time to and for the benefit of LHS and its affiliates.

Covenant Not to Compete

HHNM covenants and agrees that from the closing date until the 5th anniversary of the closing date, HHNM (including NM Management, LLC, the Company and their affiliates) shall not, directly or indirectly, except as a consultant or contractor to or of LHS (or any affiliate of LHS), own, lease, manage, operate or control any acute care hospital, specialty hospital or ambulatory or other type of surgery center within a 25-mile radius of the hospital, without LHS’s prior written consent (which LHS may withhold in its sole and absolute discretion). HHNM recognizes that monetary damages shall be inadequate to compensate LHS and LHS shall be entitled, without the posting of a bond or similar security, to an injunction restraining such breach, with the costs (including attorneys’ fees) of successfully securing such injunction to be borne by HHNM. LHS is not prohibited from pursuing any other remedy available to it under the New Mexico Purchase Agreement for such breach or threatened breach.

A person that enters into a change in control transaction with the Company or its affiliates shall not be considered an assignee or successor of HHNM or its affiliates for purposes of the covenant not to compete.

No person (other than an affiliate of the Company) that purchases one or more hospital facilities from the Company or one of its affiliates (by the acquisition of either the assets thereof or the equity securities of such affiliate) shall be subject to the covenant not to compete set forth in the New Mexico Purchase Agreement.

Expense Reimbursement; Termination Fee

In the event the stockholders of the Company fail to give approval of the New Mexico Sale by the HHNM Outside Date, then as long as there has been no material default by LHS with respect to its liabilities and obligations arising under the New Mexico Purchase Agreement, the Company shall reimburse LHS for all of its out-of-pocket costs and expenses (including, without limitation, costs and expenses of accountants, attorneys, engineers, valuation experts and other consultants) incurred or paid by LHS in connection with LHS’s due diligence, LHS’s negotiation of the New Mexico Purchase Agreement and, generally, in connection with the transactions described herein, up to an aggregate maximum amount of $750,000 (the “HHNM Expense Reimbursement”);

In the event that (i) as a result of the exercise of the fiduciary duties, or other comparable duties, of the Board of Directors to the Company’s stockholders, HHNM does not fulfill its obligations to consummate the transaction contemplated by the New Mexico Purchase Agreement and as a result thereof LHS terminates the New Mexico Purchase Agreement, and (ii) there has been no material default by LHS with respect to its liabilities and obligations arising under the New Mexico Purchase Agreement, then either (x) if within 12 months following the termination of the New Mexico Purchase Agreement, HHNM consummates the sale of either the Purchased Assets or a majority of the membership interest of HHNM to a third party, then as the sole and exclusive remedy of LHS, within 10 days of the consummation of the such third party sale, HHNM shall pay to LHS in cash a termination fee equal to $3,213,000 (the “HHNM Termination Fee”), in which event LHS shall not be entitled to any amount of the HHNM Expense Reimbursement, or (y) if the conditions of subsection (x) are not satisfied, then the HHNM Expense Reimbursement shall be the sole and exclusive remedy of LHS;

Specific Performance

In the event of a breach by either party of its obligation to consummate the transactions contemplated by the New Mexico Purchase Agreement or a breach by either party of a covenant prior to or following the closing, the non-breaching party shall be entitled to specific performance to force the breaching party to consummate the transactions contemplated by the New Mexico Purchase Agreement, or to enforce the covenant.

Limitation on Damages

No party to the New Mexico Purchase Agreement (or any of its affiliates) shall, in any event, be liable to the other party (or any of its affiliates) for special, consequential, punitive or exemplary damages.

Right to Seek Damages

Either party to the New Mexico Purchase Agreement shall be entitled to seek to recover damages and to recover damages from the other party relating to or arising under the New Mexico Purchase Agreement and the transactions contemplated thereby, subject to any limitations thereon set forth in the New Mexico Purchase Agreement, if, but only if, any of the following is applicable:

(a) The claim is permitted under the termination provisions of the New Mexico Purchase Agreement or as an HHNM Expense Reimbursement or the HHNM Termination Fee. See “Proposal No. 2 — Sale of Substantially All of the Assets of Heart Hospital of New Mexico — The New Mexico Purchase Agreement — Stockholder Approval; Expense Reimbursement; Termination Fee”;

(b) The other party fails to fulfill its obligations under any covenant or other agreement set forth in the New Mexico Purchase Agreement which by its terms is intended to be performed after closing;

(c) In the case of LHS, HHNM fails to pay or satisfy Excluded Liabilities, and in the case of HHNM, LHS fails to pay or satisfy Assumed Liabilities, it being acknowledged that HHNM shall retain liability for the Excluded Liabilities and covenants and agrees that HHNM shall be solely responsible and liable therefore and, further, that LHS shall not assume the Excluded Liabilities or any obligation or responsibility relating thereto; or

(d) In the case of LHS, HHNM fails to convey to LHS at closing good and marketable title to the Purchased Assets subject to no encumbrances other than permitted encumbrances, provided, however, with respect to any matter relating to owned real property, LHS may seek to recover damages and recover damages from HHNM under the New Mexico Purchase Agreement only if LHS has first asserted (and used commercially reasonable efforts to recoup) its rights and remedies against Land Services USA, Inc. and the title insurance policy issued thereby with respect to such owned real property.

Guarantee of LHS’s Obligations

Ardent Medical Services, Inc., as principal obligor and not merely as a surety, unconditionally guarantees full, punctual and complete performance by LHS of all of LHS’s obligations under the New Mexico Purchase Agreement and all related documents and so undertakes to HHNM that, if and whenever LHS is in default, Ardent Medical Services, Inc. will on demand duly and promptly perform or procure the performance of LHS’s obligations.

New Mexico Consent Agreement

Prior to the consummation of the New Mexico Sale, NM Hospital Management, Inc. (“NM MedCath”), a subsidiary of MedCath Corporation, has entered into that certain Approval and Consent (the “HHNM Approval and Consent”) by and between NM MedCath, NMHI and SWCA, pursuant to which (a) NMHI and SWCA approve and consent to the HHNM Asset Sale; (b) NMHI and SWCA each receive their agreed upon share of the HHNM Sale Payment in accordance with their percentage membership interest in HHNM, as well as each receiving an additional payment; (c) NMHI and SWCA acknowledge that the amount of their additional share of the HHNM Sale Payment materially differs and is disproportionate to the their percentage membership interest in HHNM; (d) following HHNM Asset Sale, NMHM would have the right to create and retain sufficient reserves to pay all HHNM debts, liabilities, and obligations; and (e) NMHI and SWCA agree that no agreement in connection with the HHNM Asset Sale is payment for or contingent upon any patient referrals between the parties or their affiliates, or provision of any item or medical service. Further, the approval and consent would provide that the physician parties have no obligation to refer to HHNM or any health care facility owned or affiliated with LHS. All such referrals would be based upon the physician’s professional medical judgment, the medical needs of the patient, and patient choice. The agreement to make the Sale Payment was required in order to obtain the consent of NMHI and SWCA to the New Mexico Sale which is required under the terms of the HHNM operating agreement. See “Proposal No. 2 — Sale of Substantially All of the Assets of Heart Hospital of New Mexico — Events Leading to New Mexico Sale.”

Unaudited Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information, which is based upon estimates by our management, is presented for informational purposes only. It is not intended to be indicative of the actual consolidated results of operations or the actual consolidated financial position that would have been achieved had the transactions or adjustments been consummated as of the dates indicated below, and it does not purport to indicate results that may be attained in the future.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2011 is derived from historical financial statements adjusted to illustrate the effects of the New Mexico Sale as if the transactions contemplated by the New Mexico Sale had been completed on March 31, 2011.

The unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 2010 and the six months ended March 31, 2011 are derived from historical financial statements adjusted to illustrate the effects of the New Mexico Sale as if the transactions contemplated by the New Mexico Sale had been completed on October 1, 2009 and October 1, 2010, respectively.

See “MedCath Corporation Unaudited Pro Forma Consolidated Financial Statements” on page F-53.

The approval of Proposal No. 2 is not contingent on approval of Proposal No. 3 or Proposal No. 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3
SALE OF ALL OF MEDCATH’S EQUITY INTERESTS IN ARKANSAS HEART HOSPITAL

The following discussion is qualified in its entirety by reference to that certain Equity Purchase Agreement dated as of May 6, 2011 (the “Arkansas Purchase Agreement”) by and among AR-MED, LLC (“AR-MED”), Bruce Murphy, M.D. (“Dr. Murphy”), MedCath of Little Rock, L.L.C. (“MLR”), the owner and operator of AHH, and MedCath of Arkansas, LLC (“MOA”), a copy of which is attached hereto as Annex B. You should read the Arkansas Purchase Agreement carefully because it, and not this description, governs the terms of sale of all of our equity interests and debt in AHH (the “Arkansas Sale”).

General Description of the Arkansas Sale

If this proposal is approved and the Arkansas Sale is consummated, our subsidiary, MOA, will sell and transfer to AR-MED its 70.3% ownership interest and management rights in AHH (the “AHH Equity Interest”). AR-MED is majority owned by Dr. Bruce Murphy, a physician affiliated with Little Rock Cardiology Clinic, P.A. (“LRCC”) and a current investor in AHH. Purchase terms are based on AHH’s valuation of $73,000,000 plus a percentage of the hospital’s available cash, and AR-MED’s repayment of the intercompany indebtedness due from AHH to MedCath Finance Company, LLC (“Finco” and, such intercompany indebtedness due from AHH to Finco, the “AHH Debt”), which is anticipated to net approximately $60,000,000 to us after closing costs and taxes. As of April 30, 2011, the AHH Debt was approximately $28,200,000.

Parties to the Arkansas Sale

MLR owns and operates AHH. AHH is located in Little Rock, Arkansas and was the first heart hospital in Arkansas. AHH offers a comprehensive range of cardiac and other hospital services. The hospital is partially owned 70.3% by MedCath (by and through MOA) and 29.67% by local physicians.

MOA’s principal executive offices are located at: c/o MedCath Corporation, 10720 Sikes Place, Suite 200, Charlotte, North Carolina 28277.

AR-MED’s principal executive offices are located at: c/o Bruce E. Murphy, M.D., personal & confidential, 7 Shackleford West Boulevard, Little Rock, Arkansas 72211.

Events Leading to the Arkansas Sale

The Company began its evaluation of strategic options for AHH as part of its broader strategic options review. See “Background of the Sale Proposals and the Dissolution Proposal — General” above. The Company owns the AHH Equity Interest. The remaining interests in AHH are held by local physicians, the significant portion of which are held by LRCC and its affiliated physicians (collectively the “AHH Physicians”). The AHH Physicians regularly practice at AHH. Dr. Murphy is the leader of LRCC and serves as AHH’s medical director and is on the Board of Directors of AHH. Dr. Murphy, on behalf of himself and certain other investors (none of which other investors are physicians), formed AR-MED to pursue a purchase of the Company’s interest in AHH.

NCA began soliciting offers for AHH in connection with the Company’s exploration of strategic options in April 2010. In connection with this process, NCA contacted over 30 potential buyers interested in evaluating all of the hospital assets of MedCath and seven potential buyers regarding their specific interest in AHH, including LRCC. As a result, 20 parties executed confidentiality agreements to receive a Confidential Information Memorandum for all MedCath assets and seven potential buyers executed confidentiality agreements to receive a Confidential Information Memorandum relating only to AHH.

At the May 25, 2010 Board of Directors meeting, NCA informed the Board of Directors that NCA had received five proposals for transactions involving AHH, including a proposal from a foreign potential buyer that was interested in buying four of MedCath’s hospitals as well as a joint proposal from LRCC and a healthcare REIT to acquire AHH. NCA informed the Board of Directors that the proposals constituted only preliminary indications of interest, with terms in many of the proposals in need of further clarification. The Board of Directors discussed the preliminary proposals with NCA and management.

At the June 2, 2010 Board of Directors meeting, NCA reviewed the AHH proposals in greater detail, noting that terms of three of the five proposals had been revised to provide more specificity with respect to valuation and proposed transaction structures. NCA also noted that the proposals were subject to significant due diligence and generally contingent on understanding LRCC’s post closing plans with respect to their use of the AHH. NCA indicated that the next step was to schedule on-site diligence meetings with each of the parties in order to further verify their valuation assumptions as well as to enable them to meet with certain of the AHH Physicians. Following discussion with NCA and management regarding the proposals received, the Board of Directors instructed NCA to continue negotiations with each of these potential buyers and to encourage each of them to conduct due diligence.

During June 2010, NCA scheduled site visits for two of the potential buyers that had submitted proposals involving AHH. NCA also received an additional proposal for a sale leaseback of AHH.

On June 17, 2010, NCA notified all of the interested parties that they should submit a revised proposal along with a mark-up of an equity purchase agreement by July 12, 2010. On June 18, 2010, the potential buyer that had initially expressed an interest in purchasing four of the Company’s hospital assets notified NCA it was withdrawing from the process.

At the June 30, 2010 Committee meeting, the Committee discussed with NCA and management the pending proposals involving AHH. Following this discussion, the Committee instructed NCA to continue negotiations with each of the potential buyers that had submitted a proposal and to encourage each of them to conduct due diligence.

In response to the July 12, 2010 deadline for revised proposals, the Company received two revised proposals, each of which was accompanied by a mark-up of the Arkansas Purchase Agreement. One of the proposals was a joint proposal from LRCC and a healthcare REIT while the other proposal was from a second healthcare REIT that also indicated they would need to negotiate a mutually acceptable arrangement with the AHH Physicians regarding the management of AHH.

At the July 20, 2010 Committee meeting, the Committee discussed with NCA and management the status of all proposals received to date. The Committee further discussed with NCA and management (i) the potential buyers and the merits of the transactions proposed by each of them, (ii) the potential challenges relating to the importance of the AHH Physicians’ role in each proposal and (iii) the likely desire of any buyer of AHH to work with the AHH Physicians following the consummation of any such purchase.

At the August 3, 2010 Board of Directors meeting, NCA reviewed developments relating to the marketing of AHH and reported that the two healthcare REITs and one additional potential buyer continued to actively conduct due diligence in respect of AHH.

In August 2010, the AHH Physicians informed NCA that the AHH Physicians were no longer pursuing a transaction with the healthcare REIT with which the AHH Physicians had made its previous proposal and now was working with the second healthcare REIT that had previously submitted a proposal to purchase AHH. NCA continued to negotiate the terms of a transaction with this second healthcare REIT and to facilitate discussions with the AHH Physicians.

At the August 17, 2010 Committee meeting, NCA reported that the Company’s legal advisors and NCA were negotiating a purchase agreement with the second healthcare REIT to acquire the AHH Equity Interest, and that an additional potential buyer was in the process of seeking financing for the proposed acquisition of the AHH Equity Interest. Each of these potential buyers disclosed to NCA that a material increase in the amount, structure and cost of debt secured by AHH’s assets would be required for them to pursue an offer for the AHH Equity Interest within the price ranges which they had initially indicated to NCA.

In September 2010, the AHH Physicians informed NCA that they had not succeeded in reaching an agreement with the second healthcare REIT with respect to a proposed purchase of AHH primarily as a result of the additional debt and the increased interest rate which would apply to such debt which AHH would be required to incur under the second healthcare REIT’s proposed transaction structure when compared to the current interest rate charged to AHH with respect to the AHH Debt. The AHH Physicians also expressed to NCA and the Company concern regarding any transaction involving AHH, other than a transaction whereby the AHH Physicians became the majority owners of AHH. Additionally, the operating agreement of AHH provides that Dr. Murphy’s consent (in his capacity as a manager of the limited liability company that owns AHH), which consent is not to be unreasonably withheld, along with the consent of the Company, is required to increase the debt of AHH. Dr. Murphy expressed an unwillingness to provide that consent, due in part to the belief that the additional debt would reduce the value of the AHH Physicians’ interest in AHH. Dr. Murphy explained to NCA his belief that the AHH Physicians would receive no benefit from a material increase in the amount of debt of AHH and that such an increased level of debt would decrease prospects for future profits and distributions from AHH for the AHH Physicians as equity investors in AHH.

On October 1, 2010, NCA received a revised proposal from a potential buyer that had submitted an initial proposal but did not submit a proposal at the July 12, 2010 deadline. This revised proposal was contingent upon understanding the AHH Physicians’ long terms plans with respect to its existing relationship with AHH. NCA scheduled several meetings between this potential buyer and certain of the AHH Physicians in October 2010 and November 2010 and continued to negotiate the terms of a transaction with the AHH Physicians.

At the October 12, 2010 Committee meeting, NCA reported that negotiations with each potential buyer had not significantly progressed in recent weeks as each of the potential buyers (including AR-MED) explored financing options and acquisition terms with the Company and AHH. NCA noted that certain potential buyers had expressed reluctance to acquire the AHH Equity Interest with no or only limited indemnification rights as proposed by the Company. The Committee discussed with NCA and management certain alternatives in the context of the AHH transaction and the risks presented by entering into transactions which created post-closing indemnification obligations for the Company in light of a possible eventual dissolution and wind down process.

Discussions and negotiations with potential buyers of AHH continued through October 2010 and November 2010, during which time the Board of Directors met, with NCA and management present, several times to receive updates on its strategic options process which included a report of developments relating to the sale of the AHH Equity Interest. Throughout the AHH marketing process, NCA also communicated with Dr. Murphy who confirmed an interest on behalf of AR-MED in purchasing the AHH Equity Interest, subject to AR-MED’s ability to obtain satisfactory financing.

On December 7, 2010, NCA received a proposal from AR-MED to acquire the AHH Equity Interest and payoff the MedCath debt related to AHH. The proposal from AR-MED valued AHH at approximately $58,500,000. In addition, Dr. Murphy informed NCA that (i) the AHH Physicians would not support a sale of AHH’s assets or the AHH Equity Interest to a third party buyer and (ii) the AHH Physicians desired to maintain their ownership in AHH rather than support a sale of AHH to a third party.

During December 2010, NCA continued its discussions with Dr. Murphy regarding the terms of AR-MED’s proposal. NCA communicated the Company’s concerns about AR-MED’s proposed valuation of AHH and other terms contained in AR-MED’s proposal. In particular, NCA indicated to AR-MED that based on its discussions with the Committee AR-MED’s proposal was not likely to be acceptable to the Company because of the difference between AR-MED’s proposed purchase price and the purchase price range set forth by other potential buyers that had expressed an interest in purchasing the AHH Equity Interest from the Company. NCA urged Dr. Murphy to continue discussions with the other potential buyers of AHH that continued to express interest in a transaction involving AHH.

On December 20, 2010, AR-MED and one of the other parties that had submitted a proposal on October 1, 2010 met to discuss the terms of a potential transaction. The potential buyer proposed to acquire the AHH Equity Interest from the Company and repay the debt of AHH to the Company based on a valuation for AHH of $96,000,000. Following the potential buyer’s presentation of its proposal the AHH Physicians expressed a number of concerns to NCA. The AHH Physicians stated that (i) the proposed transaction would be harmful to the financial performance of AHH and the AHH Physicians’ investment in AHH because of the material increase in the amount of debt which would be incurred by AHH to complete the proposed transaction, (ii) the potential buyer had strategic goals that differed from the goals of the AHH Physicians, including a desire to use AHH to pursue a new hospital management business and (iii) the potential buyer’s lack of experience operating hospitals.

At the December 21, 2010 Board of Directors meeting, NCA described to the Board of Directors and management AR-MED’s proposal to purchase AHH and NCA’s discussions with the AHH Physicians relative to the other potential buyers’ proposals. Following discussion with NCA and management, the Board of Directors directed NCA to work with AR-MED and the other potential buyers to see if a mutually acceptable transaction could be negotiated.

On January 5, 2011, NCA held a conversation with the potential buyer that had submitted a bid on October 1, 2010. NCA encouraged the potential buyer to restructure its proposal such that the proposed transaction would not materially increase the debt of AHH. On January 18, 2011, this potential buyer informed NCA that it was not willing to restructure its proposal in the manner proposed by NCA.

At the February 8, 2011 Board of Directors meeting, the Board of Directors discussed with NCA and management the status of negotiations with potential buyers of AHH and the risks presented by entering into transactions which created post-closing indemnification obligations for the Company in light of a possible eventual dissolution and wind down process. NCA informed the Board of Directors that arrangements had been made for NCA to meet directly with Dr. Murphy the following week to discuss the prospects for a transaction involving the purchase by AR-MED of the AHH Equity Interest from the Company. Subsequent to the Board of Directors meeting, the Committee met with NCA and provided parameters within which NCA could negotiate with Dr. Murphy a sale of the AHH Equity Interest to AR-MED.

On February 15, 2011, NCA met with Dr. Murphy to discuss the potential terms of a transaction with AR-MED. As a result of these negotiations with Dr. Murphy, AR-MED proposed a transaction valuing AHH at approximately $73,000,000, based upon the following material terms: (i) the Company would receive the repayment of all of the AHH Debt, and the aggregate amount of the AHH Debt would be deducted from the purchase price, with additional adjustments for working capital and assumed equipment leases, (ii) AHH would retain all pre-closing and post-closing liabilities and obligations of any type or nature, including those relating to the ICD Investigation, obligations to any payor, cost reports and taxes, (iii) AHH, AR-MED and LRCC would fully indemnify the Company for all of the liabilities and obligations described above and (iv) the Company would have indemnity obligations to AR-MED, AHH or the AHH Physicians for only certain limited fundamental representations and warranties relating to AHH. A nonbinding term sheet consistent with these terms was approved by the Company and AR-MED on February 15, 2011 (the “Term Sheet”).

The Company delivered a draft of the Arkansas Purchase Agreement to AR-MED on February 18, 2011, the principal terms of which were prepared based upon the Term Sheet.

At the March 1, 2011 Board of Directors meeting, NCA summarized the principal terms of the Arkansas Purchase Agreement. The Board of Directors discussed with NCA and management the Arkansas Purchase Agreement and approved the Term Sheet. The Board of Directors also directed that a separate subsequent approval would be required for the Company to enter into the Arkansas Purchase Agreement with AR-MED or otherwise.

Modifications to the Arkansas Purchase Agreement were proposed by AR-MED to the Company on March 2, 2011, and, following consultation with NCA, management and the Company’s legal advisors, the Company delivered a revised version of the Arkansas Purchase Agreement to AR-MED on March 23, 2011. The Company and AR-MED negotiated the final terms of the Arkansas Purchase Agreement through April 2011.

The Board of Directors engaged SRR for the purpose of evaluating the fairness to the Company from a financial point of view of the proposed sale of the AHH Equity Interest to AR-MED pursuant to the Arkansas Purchase Agreement. The Board of Directors determined that SRR was independent and qualified to complete such evaluation. See “Proposal No. 2 — Sale of Substantially All of the Assets of Heart Hospital of New Mexico — Events Leading to the New Mexico Sale.”

On May 5, 2011, the Board of Directors received a fairness opinion from SRR on the fairness to the Company from a financial point of view of the proposed sale of the AHH Equity Interest to AR-MED pursuant to the Arkansas Purchase Agreement. See “Proposal No. 3 — Sale of All of MedCath’s Equity Interest in Arkansas Heart Hospital — Opinion of Stout Risius Ross, Inc. relating to the Arkansas Sale.” Following discussion, the Board of Directors voted to approve the sale of the AHH Equity Interest to AR-MED pursuant to the terms of the Arkansas Purchase Agreement.

The Company entered into the Arkansas Purchase Agreement with AR-MED and Dr. Murphy on May 6, 2011.

On May 24, 2011, the Board of Directors adopted resolutions confirming that the Arkansas Sale was advisable and in the best interest of our stockholders and recommending that the stockholders vote in favor of the Arkansas Sale.

Reasons for the Arkansas Sale

The Board of Directors approved and recommended to the stockholders the Arkansas Sale as a result of its decision to pursue strategic options in order to maximize stockholder value. Accordingly, the reasons for the Arkansas Sale include those set forth below and in the Proposal No. 4 regarding the Dissolution, see “Proposal No. 4 — Dissolution and Liquidation — Recommendation of our Board of Directors and Reasons for the Dissolution Proposal.”

The Board of Directors determined that the closing of the Arkansas Sale is an important step towards completing the liquidation and dissolution of the Company in a manner which will maximize stockholder value. The net proceeds to the Company resulting from the Arkansas Sale will materially contribute to the amounts available for distribution to the stockholders.

The Board of Directors considered that it would likely not be in a position to make the First Liquidating Distribution if the Arkansas Sale is not completed. Additionally, the Board of Directors determined that the Arkansas Sale is in the best interests of our stockholders since, among other things (i) the anticipated net proceeds to the Company from the Arkansas Sale are expected to exceed the net proceeds the Company would have received from transactions contemplated by other indications of interest which the Company had received in respect of AHH, and (ii) the Board of Directors believes that the anticipated net proceeds to the Company from the Arkansas Sale to AR-MED as herein described would exceed those that would be obtained from AR-MED or any other potential buyer if a sale of AHH is delayed to a later date.

Recommendation of Board of Directors

The Board of Directors has unanimously determined that the terms and conditions of the Arkansas Purchase Agreement and the transactions contemplated thereby, including the Arkansas Sale, are fair to and in the best interests of MedCath and its stockholders and recommends a vote “FOR” the Arkansas Sale pursuant to the terms of the Arkansas Purchase Agreement.

Opinion of Stout Risius Ross, Inc. relating to the Arkansas Sale

THE FOLLOWING IS A SUMMARY OF SRR’S OPINION AND THE METHODOLOGY THAT SRR USED TO RENDER ITS OPINION DATED MAY 5, 2011. THE FOLLOWING SUMMARY OF SRR’S OPINION DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSIS PERFORMED BY SRR IN CONNECTION WITH SUCH OPINION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE WRITTEN OPINION OF SRR ATTACHED TO THIS PROXY STATEMENT AS ANNEX E. SRR’S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS FOR ITS BENEFIT AND USE IN EVALUATING THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY MEDCATH PURSUANT TO THE ARKANSAS SALE. WE URGE YOU TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED, QUALIFICATIONS, AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY SRR IN RENDERING ITS OPINION.

SRR’S OPINION RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY MEDCATH PURSUANT TO THE ARKANSAS SALE, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW THAT STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE APPROVAL OF THE ARKANSAS SALE. IN RENDERING ITS OPINION, SRR DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY THE MEDCATH BOARD OF DIRECTORS TO ENGAGE IN THE ARKANSAS SALE.

The Board of Directors and the Committee retained SRR by a letter agreement dated March 17, 2011 to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by MedCath pursuant to the Arkansas Sale. At the meeting of the Board of Directors on May 5, 2011, SRR rendered its oral opinion, subsequently confirmed in writing as of May 5, 2011, that subject to and based upon the various assumptions made, procedures followed, matters considered, and limitations upon the review undertaken, the consideration to be received by MedCath pursuant to the terms of the Arkansas Sale is fair to MedCath from a financial point of view.

The full text of SRR’s opinion, dated May 5, 2011, which sets forth, among other things, the various assumptions made, procedures followed, matters considered, and limitations upon the review undertaken by SRR, is attached as Annex E to this proxy statement. You should read this opinion carefully and in its entirety. This summary is qualified in its entirety by reference to the full text of the opinion.

SRR was not requested to opine as to, and SRR’s opinion does not in any manner address: (i) MedCath’s underlying business decision to proceed with or effect the Arkansas Sale, (ii) the terms of any agreements or documents related to, or the form or any other portion or aspect of, the Arkansas Sale, except as specifically set forth herein, (iii) the fairness of any portion or aspect of the Arkansas Sale to the holders of any class of securities, creditors or other constituencies of MedCath, except as specifically set forth herein, (iv) the solvency, creditworthiness or fair value of MedCath or any other participant in the Arkansas Sale under any applicable laws relating to bankruptcy, insolvency or similar matters. Further, SRR was not requested to consider, and SRR’s opinion does not address, the merits of the Arkansas Sale relative to any alternative business strategies that may have existed for MedCath or the effect of any other transactions in which MedCath might have engaged, nor does SRR offer any opinion as to the terms of the Arkansas Purchase Agreement. Moreover, SRR was not engaged to recommend, and SRR did not recommend, a transaction price, and SRR did not participate in the Arkansas Sale negotiations. In arriving at its opinion, SRR was not authorized to solicit, and did not solicit, interest from any party with respect to the transaction, nor did SRR negotiate with any party with respect to any such transaction. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. SRR also assumed that the final executed form of the Arkansas Purchase Agreement will not differ from the draft of the Arkansas Purchase Agreement that SRR examined, that the conditions to the Arkansas Sale as set forth in the Arkansas Purchase Agreement will be satisfied, and that the Arkansas Sale will be consummated on a timely basis in the manner contemplated by the Arkansas Purchase Agreement.

In arriving at its opinion, SRR, among other things:

•	Reviewed certain business and financial information relating to AHH that SRR deemed to be relevant;

•	Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of AHH furnished to SRR by MedCath;

•	Concerning the two matters above, conducted discussions with members of senior management and representatives of MedCath;

•	Reviewed the consideration and valuation multiples for AHH and compared them with those of certain publicly traded companies that SRR deemed to be relevant;

•	Reviewed the results of operations of AHH and compared them with those of certain publicly traded companies that SRR deemed to be relevant;

•	Compared the proposed financial terms of the Arkansas Sale with the financial terms of certain other transactions that SRR deemed to be relevant;

•	Participated in certain discussions among representatives of MedCath, the Board and the Committee and their financial and legal advisors;

•	Reviewed drafts as of May 4, 2011 of the Arkansas Purchase Agreement and certain related documents (the “Arkansas Transaction Documents”); and

•	Reviewed such other financial studies and analyses and took into account such other matters as SRR deemed necessary, including SRR’s assessment of general economic, market and monetary conditions.

In rendering SRR’s opinion, SRR assumed and relied upon the accuracy and completeness of all financial and other information that was publicly available, furnished by MedCath, or otherwise reviewed by or discussed with SRR without independent verification of such information and SRR assumed and relied upon the representations and warranties of MedCath contained in the draft Arkansas Purchase Agreement SRR reviewed. SRR assumed, without independent verification, that the financial forecasts and projections provided to them had been reasonably prepared and reflect the best currently available estimates and judgment of MedCath’s management of the future financial results of AHH, and SRR relied upon such projections in arriving at SRR’s opinion. SRR was not engaged to assess the reasonableness or achievability of such forecasts and projections or the assumptions upon which they were based, and SRR expressed no view as to the forecasts, projections, or assumptions. SRR assumed that the Arkansas Sale will be consummated on the terms described in the Arkansas Purchase Agreement, without any waiver of any material terms or conditions by MedCath or AR-MED. SRR also assumed that the final forms of the Arkansas Transaction Documents will be substantially similar to the last drafts reviewed by them.

While SRR participated in a site visit and facility tour of AHH, SRR did not conduct a physical inspection, independent evaluation or appraisal of the AHH facilities, assets or liabilities, nor was it furnished with any such evaluation or appraisal. SRR’s opinion was necessarily based on business, economic, market, and other conditions as they existed and could be evaluated by SRR at the date of the opinion. SRR does not have any obligation to update, revise, or reaffirm its opinion. SRR assumed that all governmental, regulatory, or other consents and approvals necessary for the consummation of the Arkansas Sale would be obtained without any material adverse effect on AHH or the Arkansas Sale. SRR’s opinion was necessarily based upon economic, monetary, market, and other conditions as they exist and could be evaluated by them as of the time of its analysis.

The following summaries of SRR’s financial analyses present some information in tabular format. In order to fully understand the financial analyses used by SRR, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying SRR’s opinion. SRR arrived at its opinion based upon the results of all analyses undertaken by it and assessed as a whole and believes the totality of the factors considered and performed by SRR in connection with its opinion operated collectively to support its determination as to the fairness of the merger consideration from a financial point of view. SRR did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

In arriving at its opinion, SRR made its determination as to the fairness, from a financial point of view, as of the date of the opinion, of the consideration to be received by MedCath pursuant to the Arkansas Sale agreement, on the basis of the multiple financial and comparative analyses described below. The following summary is not a complete description of all of the analyses performed and factors considered by SRR in connection with its opinion, but rather is a summary of the material financial analyses performed and factors considered by SRR. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis. With respect to the analysis of publicly traded companies and the analysis of publicly disclosed mergers and acquisitions summarized below, such analyses reflect selected companies, and not necessarily all companies that may be considered relevant in evaluating AHH or the Arkansas Sale. In addition, no company used as a comparison is either identical or directly comparable to AHH or the Arkansas Sale. These analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

The estimates of AHH’s future performance provided by us, as contained in or underlying SRR’s analyses, are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, SRR considered industry performance, general business and economic conditions, and other matters, many of which are beyond our control.

The Arkansas Sale consideration was determined through negotiation between MedCath’s Board of Directors, on the one hand, and AR-Med, LLC, on the other hand, and their respective counsel and advisors, and the decision to recommend the Arkansas Sale was solely that of the Board of Directors. SRR’s opinion and financial analyses were only one of many factors considered by the Board of Directors in its evaluation of the merger and should not be viewed as determinative of the views of our Board of Directors with respect to the Arkansas Sale or the Arkansas Sale consideration.

Discounted Cash Flow Method.  SRR performed a discounted cash flow analysis of AHH as one input in comparing the implied equity reference range for AHH with the proposed Arkansas Sale consideration. Typically, in such analyses, discounted cash flow analyses are performed using a multi-year financial forecast prepared by a company’s management. In performing its discounted cash flow analyses, SRR relied on Company provided financial projections.

In preparing its discounted cash flow analysis, SRR estimated the cash flows that AHH could generate over the years 2011 through 2013 based upon management’s forecast for fiscal years 2011 through 2013. These cash flows were discounted to a present value-equivalent using a range of discount rates of 16.00% to 18.00%, which was based upon AHH’s estimated weighted average cost of capital, or “WACC,” and residual year EBITDA exit multiples ranging from 3.5x to 4.5x. The estimated WACC used in the analysis was based upon estimates of AHH’s cost of equity capital, cost of debt capital, and an assumed capital structure, all of which were based upon information from various independent sources (including the Board of Governors of the Federal Reserve, Morningstar, Inc., and Capital IQ, Inc.) concerning market risk-free interest rates, market equity risk premiums, small stock risk premiums, equity betas, and corporate bond rates. In addition, SRR also incorporated a 5% company specific risk premium in its calculation of AHH’s cost of of equity capital. The company specific risk premium reflects that: (1) AHH has a high degree of concentration risk, as a majority of patient admissions are indirectly related to a small group of physicians; (2) as experienced at other MedCath locations, AHH is susceptible to a competing hospital hiring its key physicians directly at higher compensation levels due to reimbursement allowances under the hospital provider number structure; (3) AHH faces significant risk that AR-MED or its affiliates could open a competing hospital; (4) AHH primarily focuses on cardiology and related procedures, making it less diversified compared to the reviewed guideline companies (5) the potential liability related to the contingent liabilities increases the risk of an equity position in AHH; and (6) AHH expects to incur significant costs in the next several years associated with upgrading to electronic medical records. SRR calculated a range of residual year EBITDA exit multiples, the selection of which was based primarily on certain factors of AHH as compared to the guideline companies and guideline transactions.

Based on the assumptions above, the discounted cash flow method indicated an implied enterprise value range for AHH of approximately $68.0 million to $85.0 million.

Guideline Company Method.  AHH’s primary competitors include small, privately held hospitals as well as hospitals managed by public companies located in the Little Rock, Arkansas metropolitan area and specialize in cardiology procedures. As a result, SRR was not able to find any public companies directly comparable to AHH in terms of size, services offered, and markets served. However, SRR was able to identify nine publicly traded companies operating in the healthcare facilities industry for consideration in its analysis. SRR compared selected available information of AHH with the corresponding data of those nine publicly traded companies. These companies included MedCath Corporation, Community Health Systems, Inc., Health Management Associates, Inc., HealthSouth Corporation, Universal Health Services, Inc., Tenet Healthcare Corp., Kindred Healthcare, Inc., LifePoint Hospitals, Inc., and HCA, Inc.

SRR reviewed multiples of enterprise value of the selected companies, which were calculated as equity value, plus debt and preferred stock, plus minority interests, less cash and equivalents, divided by the selected companies’ earnings before interest, taxes, and depreciation (commonly known as EBITDA), for the latest twelve months (LTM), and next fiscal year (NFY) estimates. Multiples for the selected companies were based upon 20-day average stock prices through May 2, 2011. Latest twelve month financial data for the selected companies was obtained from the companies’ most recent SEC filings. Estimates of future performance were compiled from equity analyst estimates, as provided by Reuters estimates. This analysis indicated the following enterprise value multiples for the selected companies.

Market Multiples of the Guideline Companies

	EV (In millions of	EV/NFY		EV/LTM
Company	U.S. Dollars)	EBITDA		EBITDA

MedCath Corp.	$197.3	7.3	x	6.1	x
Community Health Systems, Inc.	12,372.6	6.6	x	7.1	x
Health Management Associates Inc.	5,422.7	6.8	x	7.1	x
HEALTHSOUTH Corp.	4,170.4	9.3	x	9.2	x
Universal Health Services Inc.	8,893.2	7.3	x	9.7	x
Tenet Healthcare Corp.	7,581.1	6.4	x	6.7	x
Kindred Healthcare Inc.	1,262.3	3.5	x	5.5	x
Lifepoint Hospitals Inc.	3,401.1	6.4	x	6.4	x
HCA, Inc.	43,151.2	n/m		7.3	x

High	43,151.2	9.3	x	9.7	x
Low	197.3	3.5	x	5.5	x
Mean	9,605.8	6.7	x	7.2	x
Median	5,422.7	6.7	x	7.1	x

In performing the guideline company method, SRR selected a range of multiples below the low end of the range of the guideline companies for the NFY and LTM periods. Specifically, SRR selected a range of NFY EBITDA multiples of 3.5x to 4.5x and LTM EBITDA multiples of 4.0x to 5.0x. Key considerations in selecting these multiples included:

•	All else held constant, investors are willing to pay a higher price for shares in a larger company vis-à-vis a smaller company. In this case, AHH is smaller than the guideline companies in terms of revenue and EBITDA.

•	AHH has a high degree of concentration risk, as a majority of patient admissions are indirectly related to a small group of physicians.

•	As experienced at other MedCath locations, AHH is susceptible to a competing hospital hiring its key physicians directly at higher compensation levels due to reimbursement allowances under the hospital provider number structure.

•	AHH faces significant risk that AR-MED or its affiliates could open a competing hospital.

•	AHH primarily focuses on cardiology and related procedures, making it less diversified compared to the reviewed guideline companies.

•	The potential liability related to contingent liabilities increases the risk of an equity position in AHH.

•	AHH expects to incur significant costs in the next several years associated with upgrading to electronic medical records. Management has not incorporated these capital outlays or expenses into their projections.

•	Physician investors’ influence over the capital and legal structure of AHH reduces the universe of potential buyers for AHH.

•	Everything else held constant, the higher the expected growth rate for a company, the higher the applicable multiple. AHH’s historical growth rate in EBITDA is below the median growth rate indicated by the guideline companies. Furthermore, given uncertainties concerning future physician relationships and heightened competition AHH’s projected growth rate in EBITDA is below the median growth rate indicated by the guideline companies.

SRR then applied the multiples derived from the selected companies to the historical operating results of AHH for the latest twelve month period and next fiscal year estimates in order to derive implied enterprise values for AHH. This analysis indicated an implied enterprise value range for AHH of approximately $71.0 million to $90.0 million.

Guideline Transaction Method.  While not all transactions SRR researched were comparable to AHH in terms of size, services offered, and markets served, SRR was able to identify 46 recent guideline transactions (with sufficient disclosure of financial terms) involving the acquisition of a hospital or similar healthcare facility for consideration in its analysis. SRR compared selected information of AHH with the corresponding data of those 46 acquisitions.

Multiples for the selected transactions were based upon the information available in the latest financial statements issued prior to the transaction announcement date. Financial data for the selected mergers and acquisitions was obtained from various independent sources, including Irving Levin Associates, Inc., and Capital IQ, Inc. SRR’s analysis of the enterprise value multiples implied by the selected transactions is as follows.

Market Multiples of the Selected Mergers and Acquisitions

			Indicated Multiples
Date			EV/LTM		EV/LTM
Announced	Target	Target Location	Revenue		EBITDA

1/30/08	Gottlieb Memorial Hospital	Melrose Park, IL	0.70	x	n/a
2/1/08	Ouachita Community Hospital	West Monroe, LA	1.80	x	5.0	x
2/14/08	Summit Hospital	Phenix City, GA	n/a		n/a
3/2/08	Doctors Hospital	Columbus, GA	1.40	x	n/m
3/5/08	The Specialty Hospital	Rome, GA	1.21	x	6.4	x
3/24/08	Dayton Heart Hospital	Dayton, OH	0.77	x	5.5	x
4/15/08	USC University Hospital	Los Angeles, CA	0.74	x	8.2	x
4/17/08	Hughston Orthopedic Hospital	Columbus, GA	0.81	x	3.6	x
5/13/08	Long Term Acute Care Hospital	Southeastern, MI	0.59	x	n/a
5/14/08	Rush North Shore Medical Center	Skokie, IL	0.95	x	n/m
5/20/08	Condell Medical Center	Libertyville, IL	0.58	x	n/a
5/28/08	Humphreys County Memorial Hospital	Belzoni, MS	0.33	x	n/m
6/20/08	Moreno Valley Community Hospital	Helmet, CA	0.47	x	n/m
7/1/08	Two California hospitals	Garden Grove, CA	0.39	x	n/a
7/1/08	Tarzana Campus	Tarzana, CA	1.64	x	n/m
7/16/08	Chatham Hospital	Siler City, NC	2.42	x	n/m
8/15/08	Portneuf Medical Center	Pocatello, ID	1.36	x	n/a
8/17/08	Pascack Valley Hospital	Westwood, NJ	0.94	x	n/m
8/20/08	Wyoming Valley Healthcare System	Wilkes-Barre, PA	0.79	x	7.9	x
8/28/08	Southwest Regional Medical Center	Little Rock, AR	0.61	x	n/m
9/12/08	Massachusetts LTACs	Braintree, MA	0.62	x	n/m

			Indicated Multiples
Date			EV/LTM		EV/LTM
Announced	Target	Target Location	Revenue		EBITDA

10/31/08	Three Rivers Hospital	Waverly, TN	0.43	x	7.8	x
11/4/08	Starke Memorial Hospital	Knox, IN	n/m		6.5	x
11/6/08	Doctors’ Hospital of Opelousas	Opelousas, LA	0.42	x	n/m
12/22/08	Samaritan Hospital	Lexington, KY	1.23	x	n/m
1/7/09	Presbyterian Hospital of Denton	Denton, TX	0.71	x	6.9	x
1/14/09	Palmetto Health Baptist Easley	Easley, SC	1.18	x	n/m
2/2/09	Siloam Springs Memorial Hospital	Siloam Springs, AR	1.17	x	9.9	x
2/2/09	Rockdale Medical Center	Conyers, GA	0.74	x	n/m
3/27/09	Prince William Health System	Manassas, VA	1.09	x	n/m
4/2/09	Medina General Hospital	Medina, OH	0.56	x	13.9	x
6/1/09	Amsterdam Memorial Hospital	Amsterdam, NY	0.79	x	n/m
6/29/09	Shore Health Services	Nassawadox, VA	1.07	x	n/m
7/8/09	Jewish Hospital	Cincinnati, OH	0.79	x	3.9	x
8/14/09	Sparks Health System	Fort Smith, AR	0.60	x	n/m
11/3/09	Triumph Healthcare	Houston, TX	1.30	x	6.3	x
12/3/09	Long-Term Acute Care Hospital	Dallas, TX	n/a		n/a
1/28/10	Cabrini Medical Center	New York, NY	2.08	x	n/a
4/9/10	Mountain View Hospital, LLC	Idaho Falls, ID	0.94	x	5.6	x
4/30/10	Sumner Regional Health Systems	Gallatin, TN	1.04	x	n/a
5/16/10	Psychiatric Solutions, Inc.	Franklin, TN	1.70	x	9.8	x
6/18/10	Regency Hospital Company, LLC	Alpharetta, GA	0.56	x	7.6	x
8/23/10	Vista Healthcare	Sacramento, CA	1.19	x	6.6	x
10/5//2010	Center for Wound Healing	Tarrytown, NY	1.15	x	n/m
11/12/2010	Tenet Healthcare Corporation	Dallas, TX	0.76	x	7.1	x
2/7/2011	Kindred Healthcare	Louisville, KY	0.95	x	7.7	x

Low			0.33	x	3.6	x
High			2.42	x	13.9	x
Mean			0.97	x	7.2	x
Median			0.81	x	6.9x

Similar to the results of the guideline company method, SRR selected a range of multiples near the low end of the range of the guideline companies. Specifically, SRR selected a range of LTM EBITDA multiples of 3.5x to 4.5x and LTM net sales multiples of 0.55x to 0.75x. Key considerations in selecting these multiples include:

•	AHH has a high degree of concentration risk, as a majority of patient admissions are indirectly related to a small group of physicians.

•	As experienced at other MedCath locations, AHH is susceptible to a competing hospital hiring its key physicians directly at higher compensation levels due to reimbursement allowances under the hospital provider number structure.

•	AHH faces significant risk that AR-MED or its affiliates could open a competing hospital.

•	AHH primarily focuses on cardiology and related procedures, making it less diversified compared to the reviewed target companies.

•	The potential liability related to the contingent liabilities increases the risk of an equity position in AHH.

•	AHH expects to incur significant costs in the next several years associated with upgrading to electronic medical records. Management has not incorporated these capital outlays or expenses into their projections.

•	Physician investors’ influence over the capital and legal structure of AHH reduces the universe of potential buyers for AHH.

SRR then applied the multiples derived from the selected companies to the historical operating results of AHH for the latest twelve months in order to derive implied enterprise values for AHH. This analysis indicated an implied enterprise value range for AHH of approximately $67.0 million to $89.0 million.

Reconciliation of Valuation Methodologies.  As discussed previously, SRR performed a discounted cash flow analysis, guideline company method, and guideline transaction method as inputs in comparing the implied value of equity reference range for AHH. After adjustments to enterprise value, these analyses indicated an implied equity reference range for MedCath’s equity ownership in AHH of $33.6 million to $47.0 million compared to the Arkansas Sale consideration of $36.4 million. The chart below highlights the low and high estimates of MedCath’s equity ownership in AHH.

Valuation Summary

	Indicated Range of Value
	as of 5/02/11
	Low	High
	In thousands of U.S. dollars

Guideline Company Method	$71,000	$90,000
Transaction Method	67,000	89,000
Discounted Cash Flow Method	68,000	85,000

Enterprise Value Range	$69,000	$88,000
Less: Interest-Bearing Debt	(28,573)	(28,573)
Add: Cash and Cash Equivalents	174	174
Add: Excess Working Capital	890	890
Add: Cash Held at MedCath on Behalf of AHH	6,328	6,328

Total Adjustments to Enterprise Value	(21,180)	(21,180)

Market Value of Equity Range (Rounded)	$47,800	$66,800
Multiplied by: MedCath’s Ownership in AHH	70.3%	70.3%

Market Value of MedCath’s Equity Ownership in AHH (Rounded)	$33,600	$47,000

Miscellaneous.  Under the terms of its engagement, we have agreed to pay SRR a fee for its financial advisory services in connection with the transaction, of which a portion was payable in advance and the balance was payable prior to the delivery of SRR’s conclusions. In the past, SRR has provided financial services to the Company and its affiliates and was compensated for those services. SRR’s compensation was neither based upon nor contingent on the results of its engagement or the consummation of any transaction. We have also agreed to reimburse SRR for expenses reasonably incurred by SRR in performing its services, including fees and expenses of its legal counsel, and to indemnify SRR and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement. The Board of Directors selected SRR as its financial advisor in connection with the merger because SRR is a financial advisory firm with experience in similar transactions. SRR is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, and private placements.

The foregoing summary describes the material analyses performed by SRR but does not purport to be a complete description of the analyses performed by SRR. Copies of SRR’s opinions have been attached as exhibits to this proxy. The opinions will be available for any interested stockholder of the Company (or any representative of the stockholder who has been so designated in writing) to inspect and copy at the Company’s principal executive offices during regular business hours. Alternatively, you may inspect and copy the opinions at the office of, or obtain them by mail from, the SEC.

Material U.S. Federal Income Tax Consequences of the Arkansas Sale

The Company expects to pay between $3,500,000 and $4,500,000 of federal and state income taxes as a result of the Arkansas Sale. However, the Company expects that losses it incurs during its fiscal year ending on September 30, 2012 will result in a significant refund of federal and state income taxes incurred as a result of this Sale and the other sales occurring in the fiscal year ending September 30, 2011.

Accounting Treatment of the Arkansas Sale

The Arkansas Sale will be accounted for as a “sale” by MedCath, as that term is used under generally accepted accounting principles, for accounting and financial reporting purposes.

Government Approvals

No filings are required under the HSR Act or any related applicable rules in connection with the Arkansas Sale. However, at any time before or after completion of the Arkansas Sale, the Antitrust Division or the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Arkansas Sale, to rescind the Arkansas Sale or to seek divestiture of particular assets of the Company or AR-MED. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. A challenge to the Arkansas Sale on antitrust grounds may be made, and, if such a challenge is made, it is possible that the Company and AR-MED will not prevail.

No Appraisal Rights

Under the DGCL, appraisal rights are not provided to stockholders in connection with this transaction.

Interests of Certain Persons in the Arkansas Sale

The Board of Directors’ approval of the Arkansas Purchase Agreement and the transactions contemplated thereby, including the Arkansas Sale, included consideration of whether members of the Board of Directors or our executive officers had interests in the Arkansas Sale that are different from, or in addition to, the interests of MedCath’s stockholders generally. For a description of these different or additional interests, if any, see “Interests of Certain Persons in Matters to be Acted Upon.”

The Arkansas Purchase Agreement

The following discussion is qualified in its entirety by reference to the Arkansas Purchase Agreement, a copy of which is attached hereto as Annex B. You should read the Arkansas Purchase Agreement carefully because it, and not this description, governs the terms of Arkansas Sale. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the Arkansas Sale, we do not intend for its text to be a source of factual, business or operational information about us. The Arkansas Purchase Agreement contains representations, warranties and covenants that are qualified and limited, including by information in the disclosure schedules referenced in the Arkansas Purchase Agreement that the parties delivered in connection with the execution of the Arkansas Purchase Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Arkansas Purchase Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties, which may differ from what may be viewed as material to our stockholders. These representations may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Arkansas Purchase Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You should not rely on the representations, warranties or covenants contained in the Arkansas Purchase Agreement as characterizations of the actual state of facts or condition of the parties thereto, including MedCath, its subsidiaries or any of MedCath’s affiliates.

Equity to be Sold

Under the Arkansas Purchase Agreement, our subsidiary, MOA, will sell and transfer to AR-MED the AHH Equity Interest, free and clear of all encumbrances, charges, claims or restrictions except certain limited exceptions set forth in the Arkansas Purchase Agreement.

Debt to be Repaid

Under the Arkansas Purchase Agreement, AR-MED will repay in full at closing the intercompany indebtedness due (the “AHH Debt”) to MedCath Finance Company, LLC (“Finco”).

Purchase Price

As consideration for the AHH Equity Interest, AR-MED will pay us $73,000,000, subject to the following four adjustments:

(a) The purchase price will be adjusted positively or negatively by the amount by which AHH’s “Net Working Capital” (as described below) exceeds or is less than the agreed upon target net working capital amount of $7,000,000. For purposes of this calculation in the Arkansas Purchase Agreement, “Net Working Capital” means, with respect to AHH as of the date of determination, the sum of (i) the sum of the amounts reflected in the entries (or line items) on the applicable balance sheet entitled (A) “Total Accounts Receivable,” (B) “Medical Supplies Inventory” and (C) “Prepaid Expenses and Other Assets” minus (ii) the amounts reflected in the entries (or line items) on the applicable balance sheet entitled (A) “Accounts Payable” (but excluding any amounts included within the AHH Debt), (B) “Accrued Salaries and Bonuses” and (C) “Other Accrued Liabilities”;

(b) The purchase price will be reduced by the aggregate amount of the AHH Debt as of the closing date;

(c) The purchase price will be reduced by the aggregate amount of outstanding capital lease obligations of AHH as of the closing date

(d) The purchase price will be reduced by the aggregate amount of outstanding long term indebtedness of AHH (other than the AHH Debt) as of the closing date.

As consideration for the AHH Debt, AR-MED will pay to Finco an amount equal to the outstanding principal and accrued but unpaid interest due to Finco in respect of the AHH Debt as of the closing date.

The Closing

The closing of the sale will take place as soon as possible following the satisfaction or waiver by the appropriate party of all the conditions precedent to closing specified in Articles 9 and 10 in the Arkansas Purchase Agreement, including approval of the AHH Equity Sale by our stockholders. The parties shall use commercially reasonable efforts to cause the conditions set forth in the Arkansas Purchase Agreement to be satisfied so that the Closing will occur on July 31, 2011 (which date may be extended to August 31, 2011, as described below).

Representations and Warranties

In the Arkansas Purchase Agreement, AR-MED has made representations and warranties to us, including with respect to the matters set forth below:

•	Organization, qualification and capacity;

•	Absence of conflicts or violations under the certificate of incorporation, governing documents, governmental authorization and third party consents;

•	Enforceability;

•	Absence of litigation that has or could affect the Arkansas Purchase Agreement or the transaction contemplated thereby;

•	Knowledge and experience in financial and business matters;

•	Voluntary and independent nature of determination to enter into the AHH transaction; and

•	No other express or implied representations or warranties.

In the Arkansas Purchase Agreement, Dr. Murphy has made representations and warranties to us, including with respect to the matters set forth below:

•	Accuracy and completeness of certain financial statements and information of Dr. Murphy and the absence of undisclosed liabilities of Dr. Murphy; and

•	No other express or implied representations or warranties.

In the Arkansas Purchase Agreement, MOA has made representations and warranties to AR-MED, including with respect to the matters set forth below:

•	Organization, qualification and capacity;

•	Ownership of the AHH Equity Interest;

•	Absence of conflicts or violations under the operating agreement, governmental authorization and third party consents;

•	Enforceability;

•	Access to records related to certain liabilities and contracts; and

•	No other representations or warranties.

Certain Covenants

The Arkansas Purchase Agreement contains certain covenants and agreements of MOA relating to the periods both prior to and after closing. These covenants include agreements to:

•	Prior to the closing date, provide reasonable access to information to AR-MED and additional financial and operational information upon request, to the extent permitted by law and subject to certain limitations described in Article 8 of the Arkansas Purchase Agreement;

•	Provide prompt written notice to AR-MED of (a) any event that has caused any representation or warranty contained in the Arkansas Purchase Agreement to be untrue in any material respect and (b) any failure by AR-MED to comply with or satisfy, in any material respect, any covenant, condition or agreement in the Arkansas Purchase Agreement; and

•	MOA, at no out-of-pocket cost or expense, agrees to reasonably cooperate with AR-MED as necessary for AR-MED to arrange for financing in connection with the consummation of the transactions contemplated by the Arkansas Purchase Agreement, provided that obtaining such financing is not a condition to AR-MED’s obligation to consummate the transactions contemplated by the Arkansas Purchase Agreement.

The Arkansas Purchase Agreement contains certain covenants and agreements of AR-MED relating to the periods both prior to and after closing. These covenants include agreements to:

•	Provide prompt written notice to MOA and Finco of (a) any event that has caused any representation or warranty contained in the Arkansas Purchase Agreement to be untrue in any material respect, (b) any material and adverse change to any of the Purchased Assets and (c) any failure by AR-MED to comply with or satisfy, in any material respect, any covenant, condition or agreement in the Arkansas Purchase Agreement; and

•	Prior to the closing date, (a) take all reasonable steps to obtain (i) approvals and permits required to complete the transactions contemplated by the Arkansas Purchase Agreement and (ii) all necessary consents of any counterparties to contracts with AHH required under the terms of such contracts, provided that obtaining any such consents shall not be a condition to closing and (b) provide such information as may be reasonably requested in connection therewith.

No Shop Clause

Until the earlier of closing or the termination of the Arkansas Purchase Agreement, MOA shall not (and will not permit any affiliate or any other person acting for or on behalf of MOA or any of its affiliates), without the prior written consent of AR-MED:

•	Offer for lease or sale AHH’s material assets (or any material portion thereof) or any ownership interest in any entity owning any of AHH’s material assets or any interest in the AHH Debt;

•	Solicit offers to lease or buy all or any material portion of AHH’s assets or any ownership interest in any entity owning any of AHH’s material assets or any interest in the AHH Debt;

•	Hold discussions with any party (other than AR-MED) looking toward such an offer or solicitation or looking toward a merger or consolidation of AHH or sale or assignment of the AHH Debt;

•	Enter into any agreement with any party (other than AR-MED) with respect to the lease, sale or other disposition of AHH’s material assets (or any material portion thereof) or any ownership interest in AHH or with respect to any merger, consolidation or similar transaction involving AHH or any interest in the AHH Debt; or

•	Furnish or cause to be furnished any information with respect to AHH or its assets to any person that MOA or such affiliate or any such person acting for or on their behalf knows or has reason to believe is in the process of considering any such acquisition, merger, consolidation, combination or reorganization, provided the foregoing shall not prevent the Company or persons acting for or on its behalf from including any information it deems required by law in any of its filings with the SEC.

The restrictions described above shall not, however, apply to or otherwise restrict any actions, negotiations or agreements in respect of any transaction involving a sale of equity, merger, combination, a sale of all or substantially all of its assets or similar transaction involving the Company or its affiliates and any other person.

Conditions to Closing

The obligations of MOA to consummate the transactions contemplated by the Arkansas Purchase Agreement are subject to the fulfillment (or waiver) of certain conditions including:

•	Compliance by AR-MED in all material respects with all covenants and conditions required to be performed or complied with by it in the Arkansas Purchase Agreement at or prior to the closing date; provided that this condition will be deemed to be satisfied unless both (a) AR-MED was given written notice of such failure to perform or comply and did not or could not cure such failure to perform or comply within 15 days after receipt of such notice and (b) the respects in which such covenants and obligations have not been performed have had a material adverse effect on the ability of AR-MED to timely consummate the transactions contemplated by the Arkansas Purchase Agreement;

•	No court or other governmental entity has issued an order (or threatened in writing to do so) restraining or prohibiting the transactions contemplated by the Arkansas Purchase Agreement, and no governmental entity with jurisdiction over AHH or the hospital shall have commenced or threatened in writing to commence any action or suit before any court of competent jurisdiction or other governmental entity that seeks to restrain or prohibit the consummation of the transactions contemplated by the Arkansas Purchase Agreement;

•	The representations and warranties of AR-MED and Dr. Murphy that are qualified by materiality are true in all respects and the representations and warranties of AR-MED and Dr. Murphy that are not so qualified shall be true in all material respects when made and as of the closing date, provided that this condition will be deemed to be satisfied unless any breaches of representations and warranties by AR-MED and Dr. Murphy have had a material adverse effect on the ability of AR-MED to timely consummate the transactions contemplated by the Arkansas Purchase Agreement;

•	The Company shall have obtained any approvals of its stockholders which it has determined in its sole discretion are required under the DGCL to authorize MOA to consummate the transactions contemplated by the Arkansas Purchase Agreement, which approval may be subject to the stockholders of the Company approving one or more additional transactions together with the transactions contemplated by the Arkansas Purchase Agreement;

•	MOA shall have obtained any consents or approvals from the board of directors of AHH or AHH’s members other than MOA, which consents or approvals MOA is required to obtain in order to consummate the transactions contemplated under this Agreement; and

•	AHH shall have paid to MOA or the Company, as appropriate, an amount equal to (a) all amounts of management fees and related expenses due from AHH to MOA or the Company, (b) all amounts of unreimbursed costs and expenses of any type or nature advanced or paid by MOA or the Company on behalf or for the benefit of AHH, in both cases with respect to the period through and including the closing date and (c) any unpaid guarantee fee incurred by members of AHH under the terms of Section 5.16 of AHH’s operating agreement.

The obligations of AR-MED to consummate the transactions contemplated by the Arkansas Purchase Agreement are subject to the fulfillment (or waiver) of certain conditions including:

•	Compliance by MOA in all material respects with all covenants and conditions required to be performed or complied with by it in the Arkansas Purchase Agreement at or prior to the closing date; provided that this condition will be deemed to be satisfied unless both (a) MOA was given written notice of such failure to perform or comply and did not or could not cure such failure to perform or comply within 15 days after receipt of such notice and (b) the respects in which such covenants and obligations have not been performed have had a material adverse effect on the ability of MOA to timely consummate the transactions contemplated by the Arkansas Purchase Agreement;

•	No court or other governmental entity has issued an order (or threatened in writing to do so) restraining or prohibiting the transactions contemplated by the Arkansas Purchase Agreement, and no governmental entity with jurisdiction over AHH or the hospital shall have commenced or threatened in writing to commence any action or suit before any court of competent jurisdiction or other governmental entity that seeks to restrain or prohibit the consummation of the transactions contemplated by the Arkansas Purchase Agreement; and

•	The representations and warranties of MOA that are qualified by materiality are true in all respects and the representations and warranties of MOA that are not so qualified shall be true in all material respects when made and as of the closing date, provided that this condition will be deemed to be satisfied unless any breaches of such representations and warranties individually or in the aggregate have had or are reasonably likely to have a material adverse effect. In the event that there are breaches of representations and warranties made by MOA hereunder that have not had or are not reasonably likely to have a material adverse effect (a) AR-MED shall not be excused from performance hereunder as a result of such breaches and shall be obligated to complete the transaction described in the Arkansas Purchase

Agreement, and (b) AR-MED shall not assert the breach of such representations and warranties as a basis for not consummating the transaction contemplated by the Arkansas Purchase Agreement.

Termination Prior to Closing

The Arkansas Purchase Agreement and the transactions contemplated by the Arkansas Purchase Agreement may not be terminated except prior to closing as follows:

•	By mutual written consent;

•	By AR-MED or MOA and Finco at any time after July 31, 2011 if the closing has not occurred by such date; provided that the right to terminate is not available to any party whose failure to fulfill any obligation under the Arkansas Purchase Agreement has been the cause of, or resulted in, the failure of the closing to occur by such date; provided, further, that if the closing has not occurred due to or related to either (x) a governmental action, review, investigation or proceeding or (y) because the Company shall not have obtained any approvals of the stockholders of the Company which it has determined in its reasonable discretion are required under the DGCL for the Company to authorize MOA to consummate the transactions contemplated under the Arkansas Purchase Agreement, then in either of such events, AR-MED or MOA may elect, by providing written notice to the other party hereto, to extend the date by which the closing must occur to August 31, 2011 (the right to so extend the date by which the closing must occur is not available to any party whose failure to fulfill any obligation under the Arkansas Purchase Agreement has been the cause of, or resulted in, the failure of the closing to occur by July 31, 2011);

•	By either party if there is a breach by such other party in any material respect of any of the representations, warranties, covenants or other agreements of such other party which would result in a failure of a condition to closing in the Arkansas Purchase Agreement, which breach cannot be or has not been cured within 15 days after the giving of written notice; or

•	By either party, if any court or any other governmental entity issues an order restraining or prohibiting such party from consummating the sale and purchase of the Purchased Assets or the full payment of the AHH Debt and such order becomes final and non-appealable.

Indemnification; Survival

From and after the closing, AR-MED, Dr. Murphy and AHH (collectively, the “Indemnifying Parties”) shall jointly and severally indemnify and hold harmless the Company, MedCath Incorporated, MOA and its affiliates, and their respective officers directors, principals, attorneys, agents, employees or other representatives (each, an “Indemnified Party”) from and against any losses relating to or arising out of (i) any breach of any representation or warranty of AR-MED or Dr. Murphy, (ii) the failure by AR-MED to perform any covenant or agreement in the Arkansas Purchase Agreement, or (iii) any liability or obligation, whether known, contingent or unknown, of any type or nature, whether now existing or arising after closing, relating to AHH or the hospital or relating to or arising out of the ownership, management or operations of AHH prior to, on or after the closing date, including without limitation any liability or obligation, relating to or arising out of (A) current liabilities, accounts payable and long-term liabilities of AHH or the hospital, (B) any contract to which AHH or the hospital was, is or will be a party, (C) any act or omission of AHH or the hospital, including without limitation any malpractice or general liability claim, (D) the intellectual property rights of AHH or any intellectual property rights of any third party to the extent licensed by or through AHH or the hospital, (E) reimbursement by the federal Medicare program, all applicable state Medicaid programs, TRICARE and their respective successor programs (“Government Programs”) or other third party payors for goods and services provided by AHH or the hospital or any other matters relating to Government Programs or other third party payors, (F) federal, state or local investigations of, or claims or actions against, AHH or the hospital, including without limitation any investigations, claims or actions in connection with the ongoing ICD Investigation, (G) cost reports filed by AHH or the hospital with Medicare either before or after closing, (H) any actual or alleged violation of, or non-compliance with, any law by AHH or the hospital or by MOA or its affiliates relating to or arising from the ownership, management or operations of AHH or the hospital, including without limitation any environmental laws, whether existing or occurring, or alleged to exist or occur, prior to or after closing, (I) any civil or criminal obligation, liability or litigation accruing, arising out of, or relating to any acts or omissions of AHH, the hospital, MOA, MOA’s affiliates or their respective officers, directors, employees or agents relating to or arising from the ownership, management or operation of AHH or the hospital, (J) former, current or future employees of AHH or the hospital, including without limitation claims related to severance, worker’s compensation, unemployment compensation, employee health and welfare benefit plans, wages and benefits, ERISA or violations of laws adopted by the United States Equal Employment Opportunity Commission, or (K) any obligation or liability of AHH or the hospital with respect to taxes or tax returns due either before or after closing, including without limitation taxes which may arise upon consummation of the transactions contemplated under the Arkansas Purchase Agreement other than taxes due from MOA with respect to its income arising from the sale of the AHH Equity Interest to AR-MED.

The obligations of AR-MED and its affiliates to indemnify MOA and its affiliates under the Arkansas Purchase Agreement shall survive the closing with respect to the (x) representations and warranties contained in the Arkansas Purchase Agreement, until 60 days after the expiration of the applicable statute of limitations, and (y) covenants and agreements in the Arkansas Purchase Agreement which by their terms contemplate performance after the closing date in accordance with their terms.

Specific Performance

In the event of a breach by MOA of its obligation to consummate the transactions contemplated by the Arkansas Purchase Agreement or a breach by MOA of a covenant prior to or following the closing, AR-MED shall be entitled to specific performance to force MOA to consummate the transactions contemplated by the Arkansas Purchase Agreement, or to enforce the covenant, such relief to be without the necessity of posting a bond, cash or otherwise (unless required by law).

Termination Fee

MOA’s sole and exclusive additional remedy for AR-MED’s uncured breach of the Arkansas Purchase Agreement which results in a termination of the Arkansas Purchase Agreement is a fee of $3,000,000 (the “Buyer Termination Fee”), for which AR-MED and Dr. Murphy shall be jointly and severally obligated to pay to MOA as liquidated damages. The Buyer Termination Fee shall be payable to MOA in immediately available funds by wire transfer no later than 6 months after such termination; provided, however, such Buyer Termination Fee shall not be due from AR-MED, if and only if, within 6 months of any such termination of the Arkansas Purchase Agreement by MOA either (i) MOA consummates the sale of the AHH Equity Interest on terms that include a purchase price paid in cash equal to or greater than the purchase price to be paid by AR-MED, repayment in full of the AHH Debt and other terms and conditions comparable to or more favorable than those set forth in the Arkansas Purchase Agreement, or (ii) the Company consummates the sale of its assets on terms that results in a cash distribution to MOA equal to or greater than the purchase price to be paid by AR-MED, repayment in full of the AHH Debt and other terms and conditions comparable to or more favorable than those set forth in the Arkansas Purchase Agreement.

Guarantee of AR-MED’s Obligations

Dr. Murphy and AHH, each as a principal obligor and not merely as a surety, jointly and severally unconditionally guarantees full, punctual and complete performance by AR-MED of all of AR-MED’s obligations under the Arkansas Purchase Agreement and all related documents and so undertakes to MOA and Finco that, if and whenever AR-MED is in default, Dr. Murphy and AHH will on demand duly and promptly perform or procure the performance of AR-MED’s obligations. MOA shall not be required to exhaust any rights or remedies against AR-MED prior to obtaining performance from Dr. Murphy and/or AHH.

Unaudited Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information, which is based upon estimates by our management, is presented for informational purposes only. It is not intended to be indicative of the actual consolidated results of operations or the actual consolidated financial position that would have been achieved had the transactions or adjustments been consummated as of the dates indicated below, and it does not purport to indicate results that may be attained in the future.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2011 is derived from historical financial statements adjusted to illustrate the effects of the Arkansas Sale as if the transactions contemplated by the Arkansas Sale had been completed on March 31, 2011.

The unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 2010 and the six months ended March 31, 2011 are derived from historical financial statements adjusted to illustrate the effects of the Arkansas Sale as if the transactions contemplated by the Arkansas Sale had been completed on October 1, 2009 and October 1, 2010, respectively.

See “MedCath Corporation Unaudited Pro Forma Consolidated Financial Statements” on page F-53.

The approval of Proposal No. 3 is not contingent on approval of Proposal No. 2 or Proposal No. 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4

DISSOLUTION AND LIQUIDATION

We are seeking the approval of our stockholders of the Dissolution, which we intend to implement after completion of the Sales (if the Sale Proposals described elsewhere in this proxy statement are approved). Implementation of the Dissolution is contingent upon stockholder approval of this proposal, though the Board of Directors reserves the right, in the exercise of its fiduciary duties, to not implement the Dissolution notwithstanding stockholder approval of this Dissolution Proposal.

Approval of this Dissolution Proposal is not contingent upon stockholder approval of the Sale Proposals.

Recommendation of our Board of Directors and Reasons for the Dissolution Proposal

On May 24, 2011, our Board of Directors unanimously adopted a resolution that it was appropriate, advisable and in the best interests of our stockholders to dissolve the Company and wind down its affairs in order to maximize stockholder value pursuant to the Plan of Complete Liquidation and Dissolution. The Board of Directors recommends that stockholders vote “FOR” the Dissolution. Approval of the Dissolution shall constitute the required stockholder approval to dissolve the Company and approval of the Plan of Complete Liquidation and Dissolution.

In considering the Dissolution, the Board considered the terms of the Plan of Complete Liquidation and Dissolution and the dissolution process under the DGCL, as well as other available strategic options. As part of the Board’s evaluation process, the Board considered the risks and timing of each strategic option available to the Company, and consulted with NCA, management and the Company’s legal advisors. In approving the Dissolution, the Board considered a number of factors, including but not limited to the factors described elsewhere in this proxy statement as well as the following factors:

•	The viability of the Company’s business model at present and the significant costs that would be required to alter the Company’s current business structure;

•	The determination by the Board of Directors, after conducting a review of the Company’s financial condition, evaluation of the Company’s strategic alternatives, prospects for the sale of the Company as a whole or its remaining assets in individual sales, the results of operations and the Company’s future business prospects, that continuing to operate as a going concern is not reasonably likely to create greater value for the stockholders than the value that may be obtained for the stockholders pursuant to the Dissolution;

•	The Company’s inability to identify a potential buyer of the entire Company in a merger or similar transaction despite the Board’s publicly announced strategic review process and NCA’s efforts to locate such potential buyers, including contacting over 80 such potential buyers;

•	That the Dissolution provides stockholders with an opportunity to potentially monetize their investment in the Company and allows the Company to distribute the maximum amount of cash to the Company’s stockholders from the sale of the its assets;

•	The current intent of the Company to declare and pay the First Liquidating Distribution of up to $6.88 per share of the Company’s common stock prior to the Dissolution if the Sales and Dissolution are approved by the Company’s stockholders;

•	The potential tax benefits of making distributions to the Company’s stockholders pursuant to the Dissolution;

•	The material costs associated with the Company’s operations, including accounting, legal and other expenses in connection with required filings with the SEC and required to support the day-to-day operations of the Company’s unsold hospitals, which have already been reduced to the extent management believes reasonable to allow the continuation of the Company’s operations;

•	The significant reduction of the Company’s revenue-generating operations following the completion of the Arkansas Sale and the New Mexico Sale and the resulting effect on the Company’s ability to support its expense structure as a public company and operate its business as a going concern;

•	The cost of transferring services currently provided by the Company’s corporate staff to each of the unsold hospitals in order to allow continuity of operations;

•	The volatile state of the economy and the economic uncertainty globally as well as within the healthcare industry, including the impact of the Legislative Reforms on the Company’s business prospects;

•	The net amounts which may be realizable by the Company from a sale of its various assets;

•	The historical performance of the Company’s common stock relative to the stock of the its competitors and also relative market indices;

•	The terms and conditions of the Dissolution, including the provisions that permit the Board to abandon the Dissolution prior to the effective time of the Dissolution if the Board determines that, in light of new proposals presented or changes in circumstances, the Dissolution is no longer advisable and in the best interests of the Company and its stockholders;

•	That under the DGCL, if the circumstances justifying the Dissolution change, the certificate of dissolution may be revoked after the effective time of the Dissolution if the Board adopts a resolution recommending revocation and if the stockholders originally entitled to vote on the Dissolution approve such revocation at a meeting of stockholders;

•	The fact that the DGCL requires that the Dissolution be approved by the affirmative vote of holders of a majority of the voting power of the shares of the Company’s common stock entitled to vote which ensures that the Board will not be taking action without the support of a significant portion of the stockholders;

•	The fact that dissolving the Company allows the Company to complete individual asset sales more quickly because such sales will no longer require additional approval by the Company’s stockholders;

•	That any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party will continue against the Company;

•	The costs associated with supporting and implementing existing and new information technologies utilized to provide hospital services;

•	The costs associated with archiving and maintaining historical information required to be retained during the wind down period;

•	The costs of retaining the staff necessary to administer and manage the Company’s assets and retained liabilities during the wind down period and the timing and costs of planned staff departures, including the Company’s executive officers, when and if the Board determines their employment is no longer necessary to the Dissolution process;

•	The composition of the Board during the wind down period; and

•	The decisions made by the directors of comparable companies to dissolve and the resulting distributions to the stockholders of those comparable companies as a result of dissolution.

The Board also considered certain material risks or potentially adverse factors in making its determination and recommendation, including, but not limited to, the following:

•	The uncertainty of the timing, nature and amount of any liquidation proceeds and distributions to stockholders, including the risk that there could be unanticipated delays in implementing the Dissolution, or that the need to resolve or otherwise address contingent liabilities and the potential emergence of additional liabilities or contingent obligations during the dissolution process could significantly delay, reduce or prevent any distributions to the Company’s stockholders;

•	That further stockholder approval of sales will not be required after the Dissolution has been implemented and that the Board may authorize sales with which the Company’s stockholders may not agree;

•	The fact that, under the DGCL, the Company’s stockholders are not entitled to appraisal rights for their shares of common stock in connection with the Dissolution;

•	The risk that stockholders may be required to repay some or all of the amounts distributed to them by the Company pursuant to the Dissolution if unknown or unanticipated claims arise against the Company during the wind down period;

•	The risk that the directors of the Company may be held personally liable for the unpaid portion of any claims against the Company if they fail to comply with the statutory procedures for the Dissolution, including the payment of claims against the Company;

•	Uncertainty of the value, if any, of the Company’s remaining assets;

•	Potential changes in applicable laws (including tax laws) and regulations;

•	The risk that the IRS could treat the First Liquidating Distribution as an ordinary dividend and that the Company’s stockholders would receive less favorable tax treatment with respect to this distribution than is currently anticipated;

•	The risk that the amounts available for distribution to the Company’s stockholders may be significantly less than the Company currently estimates due to unknown or contingent liabilities or increases in the costs and expenses related to settling the Company’s liabilities and winding up its business;

•	The risks associated with the sale of the Company’s remaining assets including the risk that completing these sales may take longer than currently anticipated and the risk that the Company may not be able to realize full value for its remaining assets in the context of a dissolution;

•	The risk that the Company will not receive relief from the Company’s registration and reporting obligations under the Exchange Act and that the Company will continue to incur costs related to compliance with these requirements;

•	The costs and potentially lengthy duration of the Dissolution process, especially if contingent obligations such as the ICD Investigation cannot be resolved in a timely manner;

•	The fact that, if the Company’s stockholders approve the Dissolution, the stockholders would not be permitted to transfer their shares of the Company’s common stock after the effective date of the Dissolution except by will, intestate succession or operation of law;

•	The risk of diverting management focus and resources from other strategic options and from operational matters while working to implement the Dissolution;

•	The possibility of disruption to the Company’s operations following the announcement of the Dissolution, and the resulting effects if the Dissolution is not completed, including the diversion of management and employee attention, potential employee attrition and the potential effects on the Company’s business and its relationships with its customers, suppliers and physician partners;

•	The risks related to the fact that, after the commencement of the Dissolution, the Company will not be retaining certain of its current directors, officers and employees and that, if necessary, the Company may be unable to attract qualified replacement directors, officer and employees to conduct the wind down process;

•	The interests of the Company’s directors and executive officers in the Dissolution, including the Company’s continuing indemnification obligations to certain directors and officers during the wind down period and the compensation that will be received by the directors and officers conducting the wind down process; and

•	That the Dissolution forecloses the Company from entering into any future strategic business transaction that could enhance stockholder value, the potential loss of benefits to stockholders of remaining investors in a publicly traded “shell” company, and that a dissolution necessarily has the effect of liquidating each stockholder’s investment in the Company.

The members of the Board need not quantify or otherwise assign relative significance to any of the factors considered when making their determination, but may instead consider whether the factors as a whole justify recommending the Dissolution to the Company’s stockholders.

After due consideration, our Board of Directors concluded that the potential benefits to our stockholders of receiving cash pursuant to the dissolution of the Company and an orderly liquidation of MedCath pursuant to the Plan of Complete Liquidation and Dissolution over time outweigh any potential for future development of a profitable business opportunity by MedCath, such as those reasonably anticipated to be available to MedCath based the Board’s extensive efforts to identify strategic alternatives for the Company, and the potential risks to MedCath and its stockholders of not liquidating and dissolving.

The foregoing summarizes the material factors and risks considered by the Board but it is in no way meant to be exhaustive of the discussion and information considered by the Board. In view of its many considerations, the Board did not quantify or otherwise assign relative significance to any factor considered. In addition, each member of the Board may have given different significance to each factor.

Plan of Complete Liquidation and Dissolution and Estimate of Cash Distributable to Stockholders

The Plan of Complete Liquidation and Dissolution provides for the voluntary liquidation, winding up and dissolution of MedCath. If the Dissolution is approved by our stockholders and implemented by us, we will dissolve and will attempt to liquidate our remaining assets, satisfy or make reasonable provisions for the satisfaction of our remaining obligations, and make distributions to stockholders of any available liquidation proceeds, as well as any remaining cash on hand. If at any time prior to the Filing our Board of Directors determines that the Dissolution is not in the best interests of our stockholders, our Board of Directors may direct that the Dissolution be abandoned, or may amend or modify the Plan of Complete Liquidation and Dissolution, to the extent permitted by the DGCL, without further stockholder approval. After the Filing, the Board of Directors may seek stockholder approval for the revocation of the Dissolution if it determines that the Dissolution is no longer in the best interests of the Company and our stockholders.

If the Sale Proposals and the Dissolution Proposal are approved by our stockholders, we anticipate making the First Liquidating Distribution to our stockholders up to an amount of $6.88 per share of common stock following the closing of the Sales and prior to the Filing with the Delaware Secretary of State and prior to the Dissolution.

When the Company has paid or made adequate provision for payment of all of its liabilities and obligations in the manner provided under the DGCL, and if the Company successfully sells its remaining assets, subject to satisfying any liabilities which may arise in respect of the ICD Investigation or any currently unknown liabilities, we currently estimate that one or more additional distributions which in the aggregate may be in the range of $8.20 to $10.20 per share of common stock will be made to stockholders as of the record date for such distributions, as a result of which the total distributions per share of the Company’s common stock made to stockholders as a result of the Dissolution, and the First Liquidating Distribution, may be in the range of $15.08 to $17.08 per share of common stock. The Company also estimates that the amount of income taxes that may be reduced or refunded as a result of the sale of MedCath’s remaining unsold hospitals at an expected loss may be in the range of $21,600,000 to $25,054,000. If, however, there should be an “ownership change” under and as defined in Section 382 of the Internal Revenue Code, a possibility that the Company believes is unlikely, there may be little or no such refund of income taxes. The sales of our remaining unsold hospitals will be consummated in one or more transactions, and cash distributions may be made in one or more installments. The timing of cash distributions to our stockholders will depend on, among other things, the timing of the consummation of all or a portion of the sale transactions and payment of or reservation for liabilities, known or unknown, contingent or otherwise and tax refunds associated with any tax losses, to the extent we have tax gains to offset. The amount and timing of any cash distribution will be at the discretion of our Board of Directors and, following the Filing with the Delaware Secretary of State, approval of the Delaware Court of Chancery.

The prospective financial information below does not include an estimate of the amount, if any, that the Company may pay for the reimbursement and related fines and penalties as a result of the ICD Investigation or other currently unknown liabilities which could be material. See “Risk Factors — Risks Related to the Dissolution Proposal (Proposal No. 4).” Any reimbursement and related fines and penalties, if any, will reduce the assets available for distribution to our stockholders and may be substantial.

The management of the Company has prepared the prospective financial information set forth below to present the potential distributable proceeds available for distribution to stockholders after the completion of the Sale Proposals and the Dissolution of the Company. The prospective financial information was not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of the Company’s knowledge and belief, the expected course of action and the expected future financial performance of the Company. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy are cautioned not to place undue reliance on the prospective financial information. Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Estimated Liquidating Distributions to Stockholders

		Estimated Range
		Low End	High End
		(In thousands, except
		for per share amounts)

Pro Forma Cash and Cash Equivalents as of March 31, 2011	(1)	$220,227	$220,227
Estimated Cash Proceeds and (Outlays)
Cash attributable to minority partners	(2)	(6,314)	(5,683)
Liquidation of net working capital after sale of HHNM	(3)	2,956	3,284
Liquidation of net working capital of discontinued operations	(4)	23,359	25,954
Proceeds from sale of remaining assets	(5)	82,641	93,398
Cash (used in) provided by on-going hospital operations	(6)	(354)	12,267
Liquidation of corporate held assets	(7)	10,152	12,691
Corporate income tax refunds, net	(8)	48,356	39,749
Corporate operating expenses after March 31, 2011	(9)	(28,032)	(25,485)
Severance and retention bonuses after March 31, 2011	(10)	(7,998)	(7,998)
Settlement of employee tax upon vesting of restricted stock	(11)	(2,280)	(2,280)
Contract termination costs	(12)	(4,016)	(3,416)
Insurance	(13)	(3,265)	(2,968)
Professional fees	(14)	(5,441)	(3,941)
Reserve for unanticipated claims and contingencies	(15)	(21,867)	(6,662)

Total Net Estimated Cash Proceeds		$87,896	$128,910

Estimated Cash to Distribute to Stockholders		308,123	349,137
Assumed Shares Outstanding	(16)	$20,436	$20,444
Estimated Per Share Distribution		$15.08	$17.08

(1)	Reflects the cash balance at March 31, 2011 and the impact of closing the Sale Proposals as reflected in the pro forma balance sheet reflecting the sale of Heart Hospital of New Mexico and Arkansas Heart Hospital.

(2)	Estimated cash on hand attributable to minority partner ownership.

(3)	Estimated cash generated from the liquidation of assets and liabilities retained as of March 31, 2011 related to Heart Hospital of New Mexico. The Low End of the estimated range assumes lower than anticipated collection of outstanding accounts receivable.

(4)	Estimated cash generated from the liquidation of assets and liabilities in discontinued operations at March 31, 2011. We will continue to retain this cash at the partnerships to cover any potential unknown contingencies and for required escrow balances until such time the Company believes the risk of unknown claims and the escrow periods have passed.

(5)	Reflects the aggregate estimate of sales proceeds allocable to MedCath from the remaining four assets within the hospital division. The High End of the estimated range assumes the sale of the assets at our best estimate of current fair market value. The aggregate Low End of the estimated range assumes sales at the current carrying value of the remaining assets as of March 31, 2011.

(6)	Includes cash generated from hospitals still in operation up to an assumed date of sale. Includes cash generated from Arkansas Heart Hospital and Heart Hospital of New Mexico until July 31, 2011, the assumed sale date. High End of the estimated range assumes all remaining assets are sold by September 30, 2011. The Low End of the estimated range also assumes that the date of sale for certain of our hospitals does not occur until September 2012. Additional costs are expected to be incurred to operate these hospitals for a longer period of time.

(7)	Includes the liquidation of corporate held assets at our best estimate of fair market value including accounts receivable, property, plant and equipment and our investment in a medical office building.

(8)	Includes tax benefit related to the deduction of stock based compensation upon vesting of restricted stock, refunds related to carry-back of estimated losses on corporate operations and net tax benefits related to future sale transactions. Refund amounts included in this calculation assume that all tax refunds are realized.

(9)	Corporate operating expenses expected to be incurred after March 31, 2011 and for a period of three years (the expected length of the wind down and liquidation process). Includes the following estimated expenses:

High End

Salaries, Wages & Benefits	$7,577
Legal & Other Professional Fees	6,540
Insurance — Health & Other	4,478
IT (outsourced)	2,256
Contractual Wages	1,394
Board Fees and Expenses	979
Lease Expense	802
Office Expenses	555
Central Business Office (outsourced)	520
Storage	260
Interest Expense	124

$25,485

The Low End of the range assumes the expenses are 10% above the Company’s estimate.

(10)	Severance and stay-on bonus expense based on known employee contracts and commitments currently in place with the expectation that the severance and stay-on bonus expense will be paid.

(11)	Withholding tax paid upon the vesting of employee restricted stock.

(12)	Company will incur an expense to terminate certain corporate contracts, including the leased corporate office space. The High End assumes the Company is successful in finding a tenant to sublease the corporate office space, but provides for an amount paid to satisfy tenant uplifts and discounts and lease expense that may be incurred for a short-term period for remaining employees.

(13)	Includes the payment of all required insurance programs during the wind down period and purchase of tail insurance after the wind down period. The expense is primarily related to directors and officers insurance. The Low End assumes insurance expense is 10% above the Company’s estimate.

(14)	Includes an estimate for attorney, audit, consultant and regulatory fees to be incurred during the wind down period. The Low End assumes a longer holding period for certain of our remaining assets and the potential to incur greater professional fees. The Low End also assumes we do not receive relief from the SEC regarding our filing requirements and we continue to incur costs in connection with filings with the SEC for a longer period of time.

(15)	Represents the estimated range of cash for potential claims and contingencies. This estimate includes potential reimbursement claims as the result of Recovery Audit Consultant (“RAC”) reviews, potential cost report adjustments based on the ability to obtain disproportionate share (“DSH”) reimbursement, an estimate for the settlement of outstanding legal claims, an estimate of potential tax audit claims, and a $5.0 million estimate for claims related to events in which we cannot predict or estimate. Other than the $5.0 million estimate for unknowns, the estimates were derived using historical adjustments and outcomes on claims and are not based on any known knowledge that these expenses will be incurred. The estimate does not include expenses related to events or claims that we cannot reasonably quantify or predict and which may be material, including the cost and expenses related to the ICD Investigation. See “Risk Factors — Risks Related to the Dissolution Proposal (Proposal No. 4).”

(16)	Includes all outstanding shares as of March 31, 2011 plus an estimate for restricted stock units as well as in-the-money stock options.

Estimated First Liquidating Distribution

The below table represents the Company’s calculation of the First Liquidating Distribution that will be paid if the Sales are consummated and no currently unknown material liabilities of the Company arise. We estimate that we will make this First Liquidating Distribution prior to the end of our quarter ending September 30, 2011 to stockholders as of the record date for such distribution.

The estimate of the First Liquidating Distribution is based on the low end of the estimated liquidating distributions to stockholders as reflected in the above table to ensure enough cash remains to cover all estimated expenses of the Company that may occur. Future distributions will be made when the Company generates cash from future sales, recognizes tax benefits and has provided for all known and unknown liabilities and contingencies of the Company.

Estimated First Liquidating Distribution to Stockholders

			Estimated First
			Liquidating
	Low	High	Distribution
	(In thousands, except for per share amounts)

Pro Forma Cash and Cash Equivalents as of March 31, 2011	$220,227	$220,227	$220,227
Estimated Cash Proceeds and (Outlays)
Cash attributable to minority partners	(6,314)	(5,683)	(6,314)
Liquidation of net working capital after sale of HHNM	2,956	3,284	*
Liquidation of net working capital of discontinued operations	23,359	25,954	*
Proceeds from sale of remaining assets	82,641	93,398	*
Cash (used in) provided by on-going hospital operations	(354)	12,267	(354)
Liquidation of corporate held assets	10,152	12,691	*
Corporate income tax refunds, net	48,356	39,749	*
Corporate operating expenses after March 31, 2011	(28,032)	(25,485)	(28,032)
Severance and retention bonuses after March 31, 2011	(7,998)	(7,998)	(7,998)
Settlement of employee tax upon vesting of restricted stock	(2,280)	(2,280)	(2,280)
Contract termination costs	(4,016)	(3,416)	(4,016)
Insurance	(3,265)	(2,968)	(3,265)
Professional fees	(5,441)	(3,941)	(5,441)
Reserve for unanticipated claims and contingencies	(21,867)	(6,662)	(21,867)

Estimated Cash to Distribute to Stockholders			$140,660
Assumed Shares Outstanding			20,436
Estimated Per Share Distribution			$6.88

*	Cash is not available for distribution until the occurrence of future events described elsewhere in this proxy statement.

Notwithstanding the foregoing, uncertainties as to the precise net value of our assets and the ultimate amount of our liabilities make it impossible to predict with certainty the aggregate net amounts that will ultimately be available for distribution to stockholders or the timing of any such distribution. Such amount and timing will depend on a number of factors, which cannot be determined at this time, including:

•	the ultimate amount of our known, unknown and contingent debts and liabilities, including, without limitation, liabilities arising from the ICD Investigation which could be material;

•	the purchase prices we receive upon the sale or liquidation of our remaining hospital assets;

•	the timing and amounts of tax refunds;

•	the fees and expenses incurred by us in connection with the transactions contemplated by the Sale Proposals and estimated fees and expenses incurred by us to liquidate our remaining assets and dissolve the Company;

•	whether the purchaser(s) in the Sale Proposals meet its or their obligations to perform and discharge the obligations and liabilities assumed by them in the Sale Proposals; and

•	the amount of funds necessary to sustain corporate operations and cover operating expenses during the wind down period.

As a result, the amount of cash remaining following the completion of the Dissolution could vary significantly from our current estimates.

The Board is currently exploring various alternatives with respect to the treatment of outstanding stock options in connection with the Dissolution of the Company. The effect of the treatment of stock options has been taken into account in the Company’s estimate of the aggregate amount that may be distributed to stockholders referred to in this proxy statement.

Under Section 275 of the DGCL, our Board of Directors must mail notice of its resolution to dissolve MedCath Corporation and convene a meeting of the stockholders to act upon such resolutions. This proxy statement serves as such notice. The current Plan of Complete Liquidation and Dissolution provides that, following approval of the Dissolution by stockholders holding a majority of the outstanding voting power of our common stock, the Board of Directors, without further action by the stockholders, may:

•	dissolve MedCath Corporation;

•	liquidate MedCath’s remaining assets;

•	pay, or provide for the payment of, any remaining, legally enforceable obligations of MedCath; and

•	distribute any remaining assets to the stockholders.

Certain material features of the Plan of Complete Liquidation and Dissolution are summarized below. This summary is qualified in its entirety by reference to the complete text of the Plan of Complete Liquidation and Dissolution. A complete copy of the Plan of Complete Liquidation and Dissolution is attached hereto as Annex C. Stockholders should carefully read the Plan of Complete Liquidation and Dissolution.

Liquidation and Dissolution Procedure

Following approval of the Dissolution Proposal and the Sale Proposals by our stockholders, consummation of the Sale Proposals and, if the Board of Directors deems advisable, the First Liquidating Distribution, we will take the steps necessary to make the Filing with the Delaware Secretary of State and wind down our affairs as described below at such times as the Board of Directors, in its absolute discretion, deems necessary, appropriate or advisable to maximize the value of our assets upon liquidation. The dissolution will be effective upon the filing of the certificate of dissolution with the Delaware Secretary of State or upon such later date as may be specified in the certificate of dissolution. Once our certificate of dissolution is filed and effective, we will continue to operate any facilities we still own but will cease to conduct other business, except for the purpose of winding down our affairs, and we will close our transfer books. Under the DGCL, the Company will continue to exist for three years after the dissolution becomes effective, or for such longer period as the Delaware Court of Chancery shall direct, for the purposes of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling it to gradually settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which the Company was organized.

Revocation of the Plan of Complete Liquidation and Dissolution

By approving the Dissolution, stockholders will also be granting the Board of Directors the authority, notwithstanding stockholder approval of the Dissolution, to abandon the Dissolution prior to the Filing without further stockholder action, if the Board of Directors determines that liquidation and dissolution are not in the best interests of the Company and our stockholders. After the Filing, the Board of Directors may revoke the Dissolution if holders of a majority of the voting power of the Company’s common stock entitled to vote on the Dissolution Proposal approve a resolution adopted by the Board of Directors recommending such revocation.

Dissolution Process

The Plan of Complete Liquidation and Dissolution provides that the Board of Directors will dissolve the Company and liquidate our assets in accordance with the provisions of Sections 280 and 281(a) of the DGCL. These procedures would require the Company to:

•	publish notice of the Dissolution and mail notice of the Dissolution to all persons known to have a claim against us and provide for the acceptance or rejection of any such claims in accordance with Section 280 of the DGCL;

•	offer to any claimant on a contract whose claim is contingent, conditional or unmatured, security in an amount sufficient to provide compensation to the claimant if the claim matures and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any claimant who rejects our offer of security in accordance with Section 280 of the DGCL;

•	petition the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for claims that are subject of pending litigation against us and claims that have not been made known to us at the time of dissolution but are likely to arise or become known within five years (or a longer period not to exceed ten years in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

•	pay, or make adequate provision for payment, of all claims made against us and not rejected, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan of Complete Liquidation and Dissolution in accordance with Section 280 of the DGCL;

•	post all security offered to claimants holding contingent, conditional or unmatured contractual claims if not rejected by such clamant and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the DGCL; and

•	pay, or make adequate provision for payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by us.

Our Board of Directors and our remaining officers will oversee our liquidation and dissolution. As compensation for the foregoing, our remaining officers will continue to receive salary and benefits as determined by the Board of Directors. We also anticipate that members of our Board of Directors will receive compensation during this period, although the form and amount of such compensation has not been finally determined. We may also elect to reduce the size of our Board of Directors at any time before or after the Filing.

Sale of any Remaining Assets

The Plan of Complete Liquidation and Dissolution gives the Board of Directors, to the fullest extent permitted by law, the authority to liquidate all of our assets in the manner that is in the best interest of the Company’s stockholders. Accordingly, stockholder approval of the Dissolution Proposal will constitute, to the fullest extent permitted by law, approval of our sale of any and all of our remaining assets, on such terms and conditions as the Board of Directors, in its absolute discretion and without further stockholder approval, may determine.

The Board of Directors currently intends to continue to consider a number of scenarios for disposing of MedCath’s remaining assets to maximize stockholder value. These scenarios include sales of individual hospitals or other assets, transactions that would involve the sale of the equity of our subsidiaries holding those assets in one or more transactions or a merger or other transaction involving the outstanding common stock of MedCath. The Board of Directors’ determination(s) regarding these scenario(s) will include consideration of seeking the highest purchase prices obtainable under the circumstances, certainty and time periods for closing sales of our remaining assets, the risk that the value of our remaining assets will decrease over time and the costs of continuing operations of a limited number of hospitals after the Filing and other factors the Board of Directors deems relevant to its determination. We cannot assure you which, if any, of these scenarios will result from our Strategic Options Process or that our efforts to dispose of our remaining assets will be successful or on terms favorable to us. Our remaining assets include the following:

Bakersfield Heart Hospital

The Company owns a 53.3% equity interest in Bakersfield Heart Hospital (“BHH”) and physician investors hold the remainder. The Company also holds a first mortgage and security interest in all of the assets of BHH. NCA began soliciting offers for BHH in connection with the Company’s exploration of strategic options in April 2010. Since that time, NCA has contacted 16 potential buyers regarding their interest in BHH as an individual asset. Each of these potential buyers was willing to execute confidentiality agreements in order to receive a Confidential Information Memorandum relating to BHH. As of May 2011, five potential buyers continued to express interest in acquiring MedCath’s interest in BHH and continue to conduct due diligence on BHH. The timing and material terms upon which MedCath may enter into an agreement to sell its interests in BHH are uncertain and subject to material change.

Louisiana Medical Center & Heart Hospital

The Company owns an 89.2% equity interest in Louisiana Medical Center & Heart Hospital (“LMCHH”) and physician investors hold the remainder. The Company also holds a first mortgage and security interest in all of the assets of on LMCHH. NCA began soliciting offers for LMCHH in connection with the Company’s exploration of strategic options in April 2010. Since that time, NCA has contacted 22 potential buyers regarding their interest in LMCHH as an individual asset, and 19 of these potential buyers were willing to execute confidentiality agreements in order to receive a Confidential Information Memorandum and other information relating to LMCHH. As of May 2011, six potential buyers continued to express interest in acquiring MedCath’s interest in LMCHH and continue to conduct due diligence on LMCHH. The timing and material terms upon which the MedCath may enter into an agreement to sell its interests in LMCHH are uncertain and subject to material change.

Hualapai Mountain Medical Center

The Company owns an 82.5% equity interest in Hualapai Mountain Medical Center (“HMMC”) and physician investors hold the remainder. The Company also holds a first mortgage and security interest in all of the assets of HMMC. NCA began soliciting offers for HMMC in connection with the Company’s exploration of strategic options in April 2010. Since that time, NCA has contacted 15 potential buyers regarding their interest in HMMC as an individual asset, and 12 of these potential buyers were willing to execute confidentiality agreements in order to receive a Confidential Information Memorandum and other information relating to HMMC. As of May 2011, six potential buyers continued to express interest in acquiring MedCath’s interest in HMMC and continue to conduct due diligence on HMMC. The timing and material terms upon which MedCath may enter into an agreement to sell its interests in HMMC are uncertain and subject to material change.

Harlingen Medical Center

The Company owns a 34.8% equity interest in Harlingen Medical Center Limited Partnership, the partnership that owns Harlingen Medical Center (“HMC”) and a 36% equity interest in HMC Realty LLC, the limited liability company that owns the underlying real estate of HMC. NCA has contacted nine potential buyers regarding their specific interest in acquiring MedCath’s interest in HMC. Each of these potential buyers was willing to execute confidentiality agreements in order to receive a Confidential Information Memorandum relating to HMC. As of May 2011, three potential buyers continued to express interest in acquiring MedCath’s interest in HMC and continue to conduct due diligence on HMC. The timing and material terms upon which MedCath may enter into an agreement to sell its interests in HMC, or the real estate related thereto, are uncertain and subject to material change.

Distributions to Stockholders

Claims, liabilities and expenses from operations, including operating costs, salaries and benefits, income taxes, payroll and local taxes, and miscellaneous office expenses, will continue to be incurred following approval of the Dissolution. We anticipate that expenses for professional fees and other expenses of liquidation may be significant. These expenses will reduce the amount of assets available for ultimate distribution to our stockholders.

If our stockholders approve the Sale Proposals and the Dissolution Proposal, we anticipate making the First Liquidating Distribution in the amount of $6.88 per share following the closing of the Sales and prior to the Filing.

Before making any additional distribution to stockholders other than the First Liquidating Distribution, we will pay and discharge, or make adequate provision for the payment, satisfaction and discharge of all known and uncontested liabilities and obligations, including costs and expenses incurred and anticipated to be incurred in connection with the sale of any assets remaining after the certificate of dissolution is effective. We will reserve assets in a contingency reserve deemed by management and the Board of Directors to be adequate to provide for such pending liabilities and obligations that have not arisen but might arise. The amount of any contingency reserve is also subject to the approval of the Delaware Court of Chancery.

Our Board of Directors will determine, in its sole discretion and in accordance with applicable law, the timing, the amount and kind of, and the record date for, any distribution made to stockholders subject to the approval of the Delaware Court of Chancery. Liquidating distributions will be made to stockholders on a pro rata basis. Although the Board of Directors has not established a firm timetable for any distribution to stockholders, the Board of Directors currently expects to make (i) the First Liquidating Distribution promptly following the closing of the Sales and prior to the Filing and (ii) subject to exigencies inherent in winding up our business and which are described elsewhere herein, further distributions following the Filing.

Stockholders should not send their stock certificates with the enclosed proxy.

SEC Reporting Requirements

Whether or not our Dissolution is approved, MedCath has an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, even if compliance with such reporting requirements is economically burdensome. If the Dissolution is approved by our stockholders, after the Filing, in order to curtail expenses, we expect to seek relief from the SEC from the reporting requirements under the Exchange Act, but there can be no assurances that such relief will be granted by the SEC.

Liquidating Trusts or Limited Liability Companies

Although no decision has been made, if deemed advisable by the Board of Directors for any reason, we may, following the effectiveness of the certificate of dissolution, transfer any of our unsold assets to one or more trusts or limited liability companies established for the benefit of stockholders, subject to the claims of creditors. Thereafter, these assets will be sold or distributed on terms approved by the trustees of the trusts or managers of the limited liability companies or trusts, as applicable. Our Board of Directors is authorized to appoint one or more trustees of each liquidating trust or one or more managers of each limited liability company and to cause the Company to enter into a liquidating trust agreement or limited liability company agreement with the trustee(s) or manager(s) of each such trust or limited liability company on such terms and conditions as may be approved by the Board of Directors. Our Board of Directors and management may determine to transfer assets to a liquidating trust or limited liability company in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where our Board of Directors determines that it would not be in the best interests of us and our stockholders for those assets to be distributed directly to the stockholders at that time. If all of our assets (other than the contingency reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the Dissolution, we may transfer in final distribution those remaining assets to a liquidating trust or limited liability company, or we may petition the Delaware Court of Chancery to extend the three year period. Our Board of Directors may also elect in its discretion to transfer the contingency reserve, if any, to a liquidating trust or limited liability company. Our Board of Directors believes the flexibility provided by the Plan of Complete Liquidation and Dissolution with respect to the liquidating trusts or limited liability companies to be advisable. The trust or limited liability company would be evidenced by a trust agreement or limited liability company agreement, as applicable, between the trustees or mangers and us. The purpose of the trust or limited liability company would be to serve as a temporary repository for the trust or limited liability company property prior to its disposition or distribution to our stockholders. The transfer to the trust or limited liability company and distribution of interests therein to our stockholders would enable us to divest ourselves of the trust or limited liability company property and permit our stockholders to enjoy the economic benefits of ownership of the trust or limited liability company property. Pursuant to a trust agreement or limited liability company agreement, as applicable, the trust or limited liability company property would be transferred to the trustees or managers immediately prior to the distribution of interests in the trust or limited liability company to our stockholders, to be held for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement or limited liability company agreement, as applicable. Stockholder approval of the Dissolution will also constitute approval of any such appointment and any liquidating trust agreement or limited liability company agreement. See “Proposal No. 4 — Dissolution and Liquidation — Material U.S. Federal Income Tax Consequences of the Complete Liquidation and Dissolution.”

Potential Creditor Claims if Reserves Insufficient

If a court holds at any time that we have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the contingency reserve, our creditors could seek an injunction against the making of distributions on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the amount of any cash distributions to stockholders.

If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, creditors could assert claims against each stockholder receiving a distribution or dividend for the payment of any shortfall, up to the amounts previously received by the stockholder in distributions or dividends from us.

Accounting Treatment

Upon approval of the Dissolution, we will change our basis of accounting from the going-concern basis which contemplates realization of assets and satisfaction of liabilities in the normal course of business to the liquidation basis. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated costs associated with carrying out the Plan of Complete Liquidation and Dissolution. For periodic reporting, a statement of net assets in liquidation will summarize the liquidation value per outstanding share of common stock. Valuations presented in the statement will represent management’s estimates, based on present facts and circumstances, of the net realizable values of assets and costs associated with carrying out the Plan of Complete Liquidation and Dissolution based upon management assumptions.

The valuation of assets and liabilities will necessarily require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Complete Liquidation and

Dissolution. Ultimate values of assets and settlement amounts for liabilities are expected to differ from estimates recorded in interim statements.

Authority of Directors and Officers

After the Filing, we expect that the Board of Directors (or a subset thereof) and our officers will continue in their positions for the purpose of winding up the business and affairs of the Company until such time as their services are no longer necessary. The Board of Directors may appoint officers, hire employees and retain independent contractors and agents in connection with the wind down process, and is authorized to pay compensation to or otherwise compensate the Company’s directors, officers, employees, independent contractors and agents above their regular compensation levels in recognition of the extraordinary efforts they may be required to undertake in connection with the successful implementation of the Plan of Complete Liquidation and Dissolution. Approval of the Dissolution Proposal by the requisite vote of our stockholders will constitute approval by our stockholders of any such cash or non-cash compensation.

The approval of the Dissolution Proposal by our stockholders also will authorize, without further stockholder action, our Board of Directors to do and perform, or to cause our officers to do and perform, any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that our Board of Directors deems necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement the Plan of Complete Liquidation and Dissolution and the transactions contemplated thereby, including without limitation all filings or acts required by any federal, state or local law or regulation to wind down its affairs.

Indemnification of Directors and Officers

We anticipate that certain of our current directors and officers will continue to serve in these capacities after the approval of the Dissolution by our stockholders. Under the DGCL, directors remaining in office may owe fiduciary duties to creditors as well as to our stockholders during the dissolution process.

Pursuant to the Plan of Complete Liquidation and Dissolution, we will continue to indemnify our officers and directors for actions taken generally and in connection with the Dissolution and the Plan of Complete Liquidation and Dissolution and the winding up of our affairs in accordance with our certificate of incorporation, bylaws, existing indemnification agreements, our existing directors’ and officers’ liability insurance policy and applicable law. Any claims arising in respect of such indemnification could be satisfied out of the contingency reserve or out of assets transferred to a liquidating trust, if any.

Our Board of Directors has obtained and our Board of Directors and the trustees of any liquidating trust are authorized to obtain and maintain insurance as may be necessary to cover our indemnification obligations.

Final Record Date

If the Dissolution is approved by our stockholders and our Board of Directors, we will close our transfer books on the date the Filing is made, in accordance with the DGCL (the “Final Record Date”). After the Final Record Date, we will not record any further transfers of our common stock except pursuant to the provisions of a deceased stockholder’s will, intestate succession or operation of law and we will not issue any new stock certificates, other than replacement certificates. We intend to provide our stockholders notice of the date we intend to make the Filing with the Delaware Secretary of State by public announcement and by filing a current report on Form 8-K, no less than 20 calendar days’ prior to the Filing.

Regulatory Matters

Except for the Filing and the payment of all franchise taxes due to or assessable by the State of Delaware, we are not subject to any Federal or state regulatory requirements in connection with the Dissolution, and are not required to obtain any Federal or state approval in order to consummate the Dissolution. Approvals related to the HSR Act are required in connection with the New Mexico Sale and may be necessary in connection with future asset sales by the Company.

Absence of Appraisal Rights

Under the DGCL, appraisal rights are not provided to stockholders in connection with the Dissolution.

Material U.S. Federal Income Tax Consequences of the Complete Liquidation and Dissolution

The following discussion is a general summary of the material U.S. Federal income tax consequences of the complete liquidation and dissolution of the Company pursuant to the Plan of Complete Liquidation and Dissolution to the Company and its stockholders who hold their shares of Company stock as a capital asset, but does not purport to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain U.S. Federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction.

The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change at any time, either prospectively or retrospectively, by legislative, administrative or judicial action. The following discussion has no binding effect on the Internal Revenue Service, or IRS, or the courts. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the liquidation and dissolution of the corporation pursuant to the Plan of Complete Liquidation and Dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax treatment summarized herein.

The Company will endeavor to ensure that any liquidating trust or limited liability company formed to be the transferee of certain of the assets of the Company will be treated for tax purposes as a liquidating trust, or in the case of a limited liability company as a partnership, for Federal income tax purposes. However, there can be no absolute assurance that any liquidating trust or limited liability company if created, will be treated as a liquidating trust or a partnership for Federal income tax purposes, or that the distributions made pursuant to the Plan of Complete Liquidation and Dissolution, if any, will be treated as liquidating distributions. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation to the Company and/or its stockholders, thus reducing the benefit to the Company and its stockholders from the liquidation and dissolution. If the distributions are not treated as made pursuant to a complete liquidation for Federal income tax purposes, either because the stockholders do not approve the liquidation and dissolution of the Company, or because, despite the efforts of the Company, the distributions do not qualify as distributions in complete liquidation, all the distributions to stockholders of the Company will be treated as dividends to the extent of the earnings and profits of the Company, and thereafter will be treated as distributions which are a return of capital. The remainder of this Material U.S. Federal Income Tax Consequences of the Complete Liquidation and Dissolution will assume that all the distributions by the Company to its stockholders after a vote of the stockholders approving the Dissolution of the Company will be treated for Federal income tax purposes as distributions in complete liquidation of the Company.

U.S. Federal Income Tax Consequences to the Company

Even if we liquidate, the Company will continue to be subject to income tax on our taxable income until the liquidation and dissolution is complete (i.e., until all of our remaining assets have been sold or distributed to our stockholders or the liquidating trust). The Company will recognize gain or loss upon any liquidating distribution of property (other than cash) to stockholders or to the liquidating trust or limited liability company for the benefit of the stockholders as if such property were sold for its fair market value. Ordinarily, corporate gain or loss (unless certain exceptions to loss recognition apply) is recognized in an amount equal to the difference between the Company’s adjusted tax basis for each asset and the asset’s sale price, if the asset is sold, or the asset’s fair market value on the date of distribution if the asset is distributed to, or for the benefit of, its stockholders.

The Company estimates that it will incur in the range of $      to $      of federal and state income taxes with respect to taxable gains associated with the Sales. However, after the Sales are completed, we expect that the remaining assets of the Company will be sold at a substantial loss for income tax purposes. We expect that all or a substantial portion of such losses, and wind down operating losses, will be incurred in fiscal 2012 and fiscal 2013 will be carried back for income tax purposes to the Company’s fiscal year ending September 30, 2011, and the Company will be entitled to a refund of a substantial portion of the income taxes that were paid in connection with the Sales and the other sales occurring in the fiscal year ending September 30, 2011. If, however, there should be an “ownership change” under and as defined in Section 382 of the Internal Revenue Code, a possibility that the Company believes is unlikely, there may be little or no such refund of income taxes.

U.S. Federal Income Tax Consequences to our Stockholders

If we effect the dissolution and liquidate, a stockholder will recognize gain or loss separately on each share of stock owned by the stockholder. All distributions in liquidation will be deemed to be made proportionately with respect to each outstanding share of the Company’s stock. Gain on the distributions in liquidation of the Company will be recognized with respect to a share only when the amount of the aggregate distributions (in money or in the fair market value of property distributed to the stockholder or on his behalf) with respect to such share exceeds the tax basis in such share. After the stockholder has received distributions with respect to a share that equal his tax basis in such share, all distributions with respect to such share will be taxable as capital gain.

A stockholder will recognize a loss with respect to each of his shares of stock in the Company only in the tax year in which the final distribution to him is made, and only if the stockholder has not received distributions equal to the stockholder’s tax basis in such share. The amount of the loss will be equal to the difference between the amount by which the stockholder’s basis in such share exceeds the amount of distributions that the stockholder has received with respect to such share.

Currently, long-term capital gain realized by a stockholder that is an individual, estate or trust is generally taxed at a maximum rate of 15%, but that maximum rate is scheduled to increase to 20% in 2013. A capital gain or loss will be long term with respect to stock that has been held by a stockholder for more than one year. Although there is very little precedent, the Company (consistently with such precedent) believes that with respect to each distribution a stockholder’s holding period for capital gain purposes ends on the date such distribution is actually or constructively received. Capital losses can generally be used to offset capital gains and, for individuals, estates or trusts, up to $3,000 of ordinary income. The tax basis of any property, other than cash, either received by each stockholder or by a liquidating trust or limited liability company on the stockholder’s behalf upon our complete liquidation will be the fair market value of the property at the time of the distribution.

If a stockholder has paid taxes on amounts previously distributed and is required to repay an amount previously distributed which is $3,000 or less, it is possible that the stockholder will incur greater taxes than if he had never received the amount the stockholder was required to repay.

If we effect the dissolution and liquidate, we will, after the close of each calendar year, provide stockholders and the IRS with a statement of the amount of cash and our best estimates of the fair market value of any property distributed to the stockholders (or transferred to the liquidating trust) during that year as determined by us, at such time and in such manner as required by the Treasury Regulations.

If we do not effect the dissolution and liquidation it is expected that all distributions to stockholders will be treated as dividends to the extent of the Company’s earnings and profits. Dividends are currently taxed at a maximum rate of 15%, but the maximum tax rate for dividends is scheduled to increase to 39.6% in 2013. Dividends in excess of the Company’s earnings and profits would be tax free to stockholders to the extent of their tax basis in their shares, and thereafter would be taxable as capital gains.

U.S. Income Tax Consequences of a Liquidating Trust or Limited Liability Company

If the Company transfers assets to a liquidating trust in connection with the dissolution, we currently intend to structure such trust so that stockholders will be treated for tax purposes as having received a final distribution from the Company at the time of transfer of their pro rata share of money and the fair market value of property other than money transferred to the liquidating trust, reduced by the amount of known liabilities assumed by the liquidating trust or to which the property transferred is subject, and then having contributed such property to the trust. The distribution will be treated as the final distribution in liquidation of the stockholder’s common stock.

Upon formation of a liquidating trust, stockholders, as owners of the trust, must take into account for U.S. Federal income tax purposes their pro rata portion of any income, expense, gain or loss recognized by the liquidating trust. The income, expense, gain or loss recognized by the liquidating trust will not affect the stockholder’s basis in his or her common stock.

If we transfer assets to a limited liability company in connection with the dissolution, we currently intend to structure such limited liability company so that stockholders will be treated for tax purposes as having received a final distribution from MedCath Corporation at the time of transfer of their pro rata share of money and the fair market value of property other than money transferred to the limited liability company, reduced by the amount of known liabilities assumed by the limited liability company or to which the property transferred is subject, and then having contributed such property to the limited liability company. The distribution will be treated as the final distribution in liquidation of the stockholder’s common stock.

As a result of the transfer of property to a liquidating trust, and the ongoing activities of the liquidating trust, stockholders should be aware that they may be subject to tax whether or not they have received any actual distributions from the liquidating trust with which to pay such tax. The liquidating trust itself should not be subject to income tax.

As a result of the transfer of property to a limited liability company and the ongoing activities of the limited liability company, stockholders should be aware that they may be subject to tax whether or not they have received any actual distributions from the limited liability company with which to pay such tax. The limited liability company itself should be treated as a partnership and should not be subject to income tax.

Notwithstanding the above, there can be no absolute assurance that a liquidating trust or limited liability company which receives assets from the Company will not be treated as the corporate alter ego of the Company, and thus disqualifying the treatment of the distributions from the Company as distributions in complete liquidation of the Company.

U.S. Income Tax Consequences of Backup Withholding

Unless a stockholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he, she or it may be subject to back-up withholding tax with respect to any payments received under the liquidation. The back-up withholding tax is currently imposed at a rate of 28%, but is scheduled to increase to 31% in 2013. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder’s U.S. Federal income tax liability.

Certain U.S. State and Local Income Tax Consequences of the Complete Liquidation and Dissolution

We may be subject to liability for state and local taxes with respect to the sale of assets. Stockholders may also be subject to liability for state and local taxes with respect to the receipt of liquidating distributions and their interests in the liquidating trust. State and local tax laws may differ in various respects from Federal income tax law. Stockholders should consult their tax advisors with respect to the state and local tax consequences of the proposed liquidation and dissolution pursuant to the Plan of Complete Liquidation and Dissolution.

Taxation of Other Non-United States Stockholders

FOREIGN CORPORATIONS OR PERSONS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. AND

NON-U.S. TAX CONSEQUENCES OF THE PROPOSED COMPLETE LIQUIDATION AND DISSOLUTION PURSUANT TO THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION.

Taxation Generally

THE FOREGOING SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE COMPLETE LIQUIDATION AND DISSOLUTION IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY STOCKHOLDER. THE TAX CONSEQUENCES OF THE PROPOSED COMPLETE LIQUIDATION AND DISSOLUTION PURSUANT TO THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE STOCKHOLDER. WE STRONGLY RECOMMEND THAT EACH STOCKHOLDER CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PROPOSED COMPLETE LIQUIDATION AND DISSOLUTION PURSUANT TO THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION.

The approval of Proposal No. 4 is not contingent on approval of Proposal No. 2 or Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting your advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth on pages 109 to 124 of this proxy statement.

Our compensation policies and procedures are competitive, are focused on pay for performance principles and have been strongly aligned with the long-term interests of our stockholders. We also believe that both the Company and stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. MedCath’s stockholders have an opportunity to cast a non-binding advisory vote on our compensation program at the Annual Meeting. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a MedCath stockholder, an opportunity to endorse or not endorse the compensation we pay to our named executive officers.

We encourage you to carefully review the “Compensation Discussion and Analysis” in this proxy statement for additional details on MedCath’s executive compensation, including MedCath’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers in fiscal 2010.

We ask you to indicate your support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices used to structure compensation, which are described in this proxy statement. Accordingly, we are asking you to vote, on a non-binding advisory basis, “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to MedCath Corporation’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth on pages 109 to 124 of this proxy statement, is hereby approved.”

Your vote is advisory and will not be binding upon our Board of Directors. However, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 6

NON-BINDING ADVISORY VOTE ON FREQUENCY OF NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

MedCath’s stockholders have the opportunity to cast a non-binding advisory vote on how frequently we should seek their input in a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, as provided in Proposal 5. This non-binding advisory vote is referred to here as the “frequency of say-on-pay” vote. Under this Proposal 6, you may vote on whether you would prefer to have a “say-on-pay” vote every year, every 2 years or every 3 years or you may abstain from voting.

The “say-on-pay” and “frequency of say-on-pay” voting provisions are new and, based upon current information, our Board of Directors believes that the “say-on-pay” advisory vote should be conducted every year. An annual non-binding advisory vote on executive compensation will allow our stockholders to provide input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

You may cast your vote on your preferred voting frequency by choosing the option of 1 year, 2 years or 3 years or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which MedCath Corporation is to hold a non-binding advisory vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (including the Compensation Discussion and Analysis, compensation tables and narrative discussion).”

While this advisory vote on the frequency of the “say-on-pay” vote is non-binding, our Board of Directors and Compensation Committee will give careful consideration to the choice that receives the most votes when considering the frequency of future “say-on-pay” votes.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A “1 YEAR”
FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 7

NON-BINDING ADVISORY VOTE ON CERTAIN COMPENSATION AND OTHER
PAYMENTS TO EXECUTIVES

In the event that there is a change in control and our named executive officers are employed at the time of the change in control, all of the named executive officers’ unvested stock options and restricted stock will become fully vested and immediately exercisable on the date of such change in control. Generally, if within 12 months of the change in control the Company terminates the employment of any of the Company’s named executive officers without cause, or the named executive officers terminate their employment with good reason, the Company will be obligated to pay the named executive officers an amount equal to the sum of one or two times his or her annual base salary (depending on his or her position) and his or her target annual incentive compensation, payable in installments over a 12-month period. The named executive officers will each continue to receive benefits and perquisites for a period of 24 months. A change in control will occur upon: (i) the consummation of a tender offer for the ownership of more than 80% of the Company’s outstanding voting securities; (ii) the sale of all or substantially all of the Company’s assets; or (iii) the acquisition of more than 50% of the Company’s outstanding voting securities by a person. Neither the closing of the Sales nor the Filing will cause any of these conditions to have been satisfied.

MedCath’s stockholders have the opportunity to cast a non-binding advisory vote on certain compensation and payments that would be triggered by a sale of all or substantially all of our assets. This proposal gives you, as a MedCath stockholder, the opportunity to endorse or not endorse the payments our named executive officers will be entitled to receive upon the sale or all or substantially all of MedCath’s assets. The details of these payments are set forth below. We encourage you to review this information, together with the “Executive

Compensation and Other Information — Compensation Discussion and Analysis” in this proxy statement for additional details on MedCath’s executive compensation, including MedCath’s philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers, including the payments described below.

Golden Parachute Compensation*

					Pension/
					Non-Qualified
					Deferred	Prequisites/	Tax
Name	Cash		Equity(3)		Compensation	Benefits(8)	Reimbursement	Other	Total

O. Edwin French	$1,770,313	(1)	$2,429,285	(4)(7)	$—	$15,797	$—	$—	$4,215,393
President, Chief Executive Officer
James A. Parker	901,250	(1)	$666,767	(5)(7)	—	21,966	—	—	$1,589,982
Executive Vice President, Chief Financial Officer
David Bussone(9)	—		$500,649	(6)(7)	—	—	—	—	$500,649
Executive Vice President and President Operations Division
Joan McCanless	633,888	(1)	$283,616		—	8,467	—	—	$925,970
Senior Vice President and Chief Clinical and Compliance Officer
Dan Perritt	375,435	(2)	$110,813		—	3,949	—	—	$490,195
Senior Vice President, Finance Operations

(1)	Two times salary plus one times target annual incentive compensation

(2)	One times salary plus one times target annual incentive compensation

(3)	Based on the average stock close price the five days subsequent May 9, 2011, which was the date of the public announcement of the Company’s plan to seek stockholder approval of dissolution

(4)	Includes 100,636 shares that have vested, but that contain sales restrictions that will be lifted upon a technical change in control

(5)	Includes 26,347 shares that have vested, but that contain sales restrictions that will be lifted upon a technical change in control

(6)	Includes 34,671 shares that have vested, but that contain sales restrictions that will be lifted upon a technical change in control

(7)	Any liquidation distributions made with respect to these shares will be paid to the holder of the shares and will not be subject to any vesting requirements or other restrictions.

(8)	Includes extended healthcare benefits after termination as the result of a change in control

(9)	Mr. Bussone’s employment with the Company was terminated in December 2010

*	With respect to the Company’s named executive officers, all payments set forth above, other than equity awards, are considered “double trigger” benefits meaning that in order for these named executive officers to receive such payment there would need to be a change in control and such named executive officers would have to be terminated other than for cause or would have to resign for good reason. The equity awards for the named executive officers are “single trigger” meaning the unvested portion of the awards will be fully vested and immediately exercisable upon the occurrence of a change in control.

As a condition of receiving the benefits outlined, each of the Company’s named executive officers agreed to a prohibition on the disclosure of the Company’s confidential information at all times following the officer’s termination, with certain limited exceptions, and not to compete with the Company for a period of either one year or 18 months, depending on the officer’s position. Additionally, Mr. French agreed not to disparage the Company following his termination. The Company believed that it was in the best interest of the stockholders for key management individuals to remain with the Company during the pendency of a change in control and that the payments described above were designed to encourage retention of the named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE CERTAIN
COMPENSATION AND OTHER PAYMENTS TO EXECUTIVES AS DISCLOSED IN THIS PROXY
STATEMENT.

PROPOSAL NO. 8

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has selected Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2001. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Ratification by the stockholders of the selection of independent registered public accounting firm is not required, but the audit committee believes that it is desirable to submit this matter to the stockholders. If holders of a majority of the common stock present and entitled to vote on the matter do not ratify the selection of Deloitte & Touche LLP at the meeting, the audit committee will investigate the reason for the rejection and reconsider the appointment. In addition, even if the stockholders ratify the appointment of Deloitte & Touche LLP, the audit committee may in its discretion appoint a different independent registered public accounting firm at any time if the audit committee determines that a change is in the best interest of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
DELOITTE & TOUCHE LLP FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2011.

ACCOUNTING AND AUDIT MATTERS

Fees and Services

For the fiscal years ended September 30, 2010 and 2009, fees for services provided by Deloitte & Touche LLP were as follows:

	2010	2009

Audit Fees
Recurring audit and quarterly reviews(1)	$1,270,993	$1,383,029
Audit Related Fees(2)	39,302	302,389
Tax Fees(3)	84,103	74,405
All Other Fees	—	—

Total	$1,394,398	$1,759,823

(1)	Audit fees also include the audit of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Fiscal 2010 includes fees for work related to the Company’s Strategic Options Process. Fiscal 2009 includes fees for the Company’s third quarter internal controls assessment and the review of private placement memoranda related to the Company’s solicitation of investor members in certain subsidiaries.

(3)	Tax Fees are fees for tax return assistance and preparation, tax examination assistance, and professional services related to tax planning and tax strategy.

The audit committee of the Board of Directors is responsible for pre-approving all services provided by the Company’s independent registered public accountants and approved all of the services provided by Deloitte & Touche LLP in fiscal 2010 and 2009. The chairman of the audit committee may approve non-audit engagements that arise between committee meetings, provided that any such decision is presented to the full committee for ratification at its next scheduled meeting.

Audit Committee Financial Expert

The Board of Directors has determined Robert S. McCoy, Jr., the chairman of the audit committee, to be “independent” under the applicable NASDAQ listing standards and the rules and regulations promulgated by the SEC and an “audit committee financial expert” as defined by rules and regulations promulgated by the SEC.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the audit committee of the Board of Directors with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2010.

The audit committee is governed by the Amended and Restated Audit Committee Charter adopted by the Board of Directors, a copy of which was attached as Appendix A to the Company’s proxy statement filed on January 29, 2010. Each member of the audit committee qualifies as an “independent” director under the applicable listing standards of the NASDAQ and regulations promulgated by the SEC.

The audit committee has reviewed and discussed the Company’s audited financial statements with management. As a part of this oversight, the audit committee reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2010, which was made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control — Integrated Framework. The audit committee also reviewed and discussed with Deloitte & Touche LLP its attestation report on the Company’s internal control over financial reporting. These reports are included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

The audit committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The audit committee has also received written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence and has discussed Deloitte & Touche LLP’s independence with representatives of Deloitte & Touche LLP.

Based upon the review and discussions referred to above, the audit committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for filing with the SEC.

Respectfully submitted,

Robert S. McCoy, Chairman
Woodrin Grossman
James A. Deal

PROPOSAL NO. 9

ADJOURNMENT

At the Annual Meeting, we may ask our stockholders to vote on a proposal to adjourn the Annual Meeting if necessary or appropriate in the sole discretion of our Board of Directors, including to solicit additional proxies for one or more proposals in the event that there are not sufficient votes at the time of the Annual Meeting or any adjournment thereof to approve one or more of the proposals.

If at the Annual Meeting the number of shares of our common stock present or represented by proxy and voting in favor of the Sale Proposals and the Dissolution Proposal is insufficient to approve those proposals, then our Board of Directors currently intends to move to adjourn the Annual Meeting in order to solicit additional proxies in favor of the proposals. If at the Annual Meeting the number of shares of our common stock present or represented by proxy and voting in favor of either of the Sale Proposals or the Dissolution Proposal is insufficient to approve such proposal (but where sufficient votes are received to approve the other proposal(s)), then our Board of Directors may take a vote and close the polls on the proposal which has received the requisite stockholder approval, but adjourn the meeting in order to solicit additional votes solely with respect to the proposal as to which there are insufficient votes to approve the proposal. For example, if MedCath has received proxies sufficient to approve the Sale Proposals but not the Dissolution Proposal, then our Board of Directors may elect to take a vote and close the polls on the Sale Proposals while adjourning the Annual Meeting to solicit additional votes with respect to the Dissolution Proposal. This would enable MedCath to proceed with its efforts to complete the Sales even if we elected to adjourn the Annual Meeting to seek additional votes to approve the Dissolution Proposal. Voting in favor of the adjournment proposal will allow MedCath to take such actions.

Alternatively, even if there are sufficient shares of our common stock present or represented by proxy voting in favor of the Sale Proposals and the Dissolution Proposal, our Board of Directors may hold a vote on the adjournment proposal if, in its sole discretion, it determines that it is necessary or appropriate for any reason to adjourn the Annual Meeting to a later date and time. In that event, MedCath will ask its stockholders to vote only upon the adjournment proposal and not the Sale Proposals or the Dissolution Proposal.

Any adjourned meeting may be convened without additional notice (if the adjournment is not for more than thirty days and a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Annual Meeting of the time, date and place of the adjourned meeting.

Any adjournment of the Annual Meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned. Where a vote has been taken (and the polls have been closed) with respect to one proposal at the Annual Meeting, but where the Annual Meeting has been adjourned solely with respect to the other proposal, then a stockholder may revoke a proxy only with respect to the proposal as to which the Annual Meeting was adjourned.

If we adjourn the Annual Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of MedCath common stock outstanding as of May 24, 2011 for:

•	each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding shares of MedCath’s common stock,

•	each named executive officer of the Company listed on the summary compensation table that appears elsewhere in this proxy statement,

•	each director and nominee for director of the Company, and

•	MedCath’s executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except as indicated in the footnotes to this table, MedCath believes each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to options that are exercisable within 60 days of May 24, 2011, 2011 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of another person.

		Percentage of
		Common
	Number of Shares	Stock
Name of Beneficial Owner	Beneficially Owned(1)	Outstanding

Nierenberg Investment Management Company, Inc.(2)	2,940,711	14%
Dimensional Fund Advisors LP(3)	1,691,949	8%
PAR Capital Management, Inc.(4)	1,650,100	8%
WS Capital Management LP(5)	1,500,000	7%
BlackRock Fund Advisors(6)	1,461,183	7%
O. Edwin French	798,353	4%
James A. Parker	125,161	1%
Joan McCanless	56,416	*
David Bussone	34,671	*
Paul Daniel Perritt	8,710	*
Jacque J. Sokolov, MD	49,200	*
John T. Casey	48,200	*
Robert S. McCoy, Jr.	44,200	*
Pamela G. Bailey	33,700	*
Woodrin Grossman	33,700	*
James A. Deal	25,600	*
Directors and executive officers, as a group (11 persons)	1,257,911	6%

(1)	The following shares of common stock subject to options that are currently exercisable or exercisable within 60 days of May 24, 2011: O. Edwin French, 570,000; James A. Parker, 57,500; Joan McCanless, 16,000; Jacque J. Sokolov, 10,500; and Robert S. McCoy, Jr., 10,500.

(2)	The address of this stockholder is 19605 N.E. 8th Street, Camas, Washington 98607. The Schedule 13F filed by this stockholder on March 31, 2011 indicates that this stockholder, in its capacity as investment advisor, may be deemed to have defined voting and dispositive power over 2,940,711 shares.

(3)	The address of this stockholder is 6300 Bee Cave Road, Building One, Austin, Texas 78746. The Schedule 13F filed by this stockholder on March 31, 2011 indicates that this stockholder, in its capacity as investment advisor, may be deemed to have defined voting and dispositive power over 1,691,949 shares.

(4)	The address of this stockholder is PAR Capital Management, Inc., One International Place, Suite 2401, Boston, MA 02110. The schedule 13F filed by this stockholder on March 31, 2011 indicates that this stockholder, in its capacity as investment advisor, may be deemed to have sole voting and dispositive power over 1,650,100 shares.

(5)	The address of this stockholder is 300 Crescent Court, Suite 1111, Dallas, Texas 75201. The Schedule 13F filed by this stockholder on March 31, 2011 indicates that this stockholder, in its capacity as investment advisor, may be deemed to have sole voting and dispositive power over 1,500,000 shares.

(6)	The address of this stockholder is 400 Howard Street, San Francisco, California 94105. The Schedule 13F filed by this stockholder on March 31, 2011 indicates that this stockholder, in its capacity as investment advisor, may be deemed to have sole voting and dispositive power over 1,461,183 shares.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Upon the completion of the sale of all or substantially all of the assets of the Company, the equity awards held by our executive officers will become fully vested and exercisable. In addition, if within 12 months of such sale, the Company terminates the employment of any named executive officer of the Company without cause or any such named executive officer resigns with good reason, the named executive officer will be entitled to receive severance payments and continued benefits and perequisites. The equity award vesting and severance benefits are described in more detail in “Proposal No. 7 — Non-Binding Advisory Vote on Certain Compensation and Other Payments To Executives.”

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The Company’s executive compensation program is administered by the compensation committee of the Board of Directors. The compensation committee structured the Company’s compensation program with a view toward ensuring the financial strength of the Company and maximizing long-term stockholder value. The compensation program is designed to provide meaningful incentives for the attainment of specific objectives and reward executive officers who make substantial contributions to the attainment of those objectives, and to link executive officer compensation with performance. The goal of the compensation committee is to establish compensation levels that will enable the Company to attract, motivate, reward, and retain qualified executives and provide compensation to executives that is externally competitive, internally equitable and performance based. Because total compensation under the program is reflective of Company and individual performance, compensation earned by some or all of our executive officers in a fiscal year may be above market for exceptional business performance. The program is designed to focus and direct the energies and efforts of key executives toward achieving specific Company, divisional, and strategic objectives. The program has three principal components: base salary, annual cash incentive compensation, and long-term equity incentive compensation. In addition, executive officers may elect to participate in the Company’s tax-deferred savings plan and other benefit plans generally available to all employees. The compensation committee typically reviews and adjusts executive officer compensation in the first fiscal quarter of each fiscal year.

Risks Related to Compensation Policies and Practices

In November 2010, the compensation committee conducted a risk assessment of our compensation policies and practices for our employees, including those relating to our executive compensation programs. Our risk assessment included a detailed qualitative and quantitative analysis of our compensation and benefit programs in which employees at all levels of the organization may participate, including our executive officers. We also considered how our compensation programs compare, from a design perspective, to compensation programs maintained by other companies. Based on our assessment, we believe that our compensation and benefit programs have been designed to attract and retain talent and discourage inappropriate risk taking. Although our programs are generally designed to pay-for-performance and provide incentive-based compensation, the programs contain various mitigating factors to ensure our employees, including our named executive officers, are not encouraged to take unnecessary risks in managing our business and the programs are continuously monitored by our executive officers (in regards to employees compensation programs) and the compensation committee of the Board of Directors (in regards to employee and executive compensation programs).

As a result of our strategic options process, we have offered, and may continue to offer, retention bonuses to the majority of our employees that are integral to the on-going support of our hospitals and to the success of the ultimate outcome of our strategic options process for our stockholders. We believe these retention bonuses mitigate the risk that we lose critical employees and ensure some level of continuity during our strategic options process. We do not believe the retention bonus plans or any of our compensation policies and practices encourage excessive or unnecessary risk taking and are not reasonably likely to have a material adverse effect on the Company.

Compensation Process, Peer Group Selection and Benchmarking

Compensation Process

General

Our Board of Directors has delegated to our compensation committee primary authority to determine executive compensation. The compensation committee seeks input on executive compensation from our Chief Executive Officer (except with respect to his own compensation) and from Mercer HR Consulting, an independent management and compensation consulting firm. As noted under “Director Compensation” below, the Company compiled a Compensation Report using Equilar’s research database, an independent resource for benchmarking executive pay trends, during fiscal 2009. The Company used peer group compensation information of publicly-traded companies to compile the Compensation Report so the compensation committee could benchmark total executive cash and equity compensation levels. The Compensation Committee continues to believe that these companies represent an appropriate peer group and from time to time will examine publicly disclosed pay practices of these companies when evaluating proposed changes in the compensation of our executives. See “Executive Compensation and Other Information — Compensation Process, Peer Group Selection and Benchmarking — Peer Group Selection and Benchmarking” below.

The Company used the annual compensation comparative information compiled in the Compensation Report to develop recommendations regarding base salaries, annual cash incentive compensation and long-term equity incentive compensation (“Total Compensation”) for the Company’s executive officers (other than the Chief Executive Officer). These recommendations were discussed with and reviewed in detail by the chairman of the compensation committee before being presented to the entire compensation committee. Total Compensation for each of the executive officers (other than the Chief Executive Officer), for fiscal 2010 were subsequently considered and discussed in detail by the entire Board of Directors. Following this review with the entire Board of Directors, the compensation committee approved performance targets for incentive based compensation and other compensation for executive officers for fiscal 2010.

Chief Executive Officer

Simultaneously with its discussion and review of other executive officer compensation, the compensation committee considered the analysis in the Compensation Report regarding the compensation paid to the chief executive officers of Benchmark Companies (as defined below) and discussed the base salary, annual cash incentive compensation and long-term equity incentive compensation of our Chief Executive Officer, O. Edwin French. The compensation committee reviewed and discussed in detail its analysis and determinations with the full Board of Directors and, following that review, the compensation committee approved performance targets for incentive compensation and other compensation for Mr. French for the 2010 fiscal year.

Peer Group Selection and Benchmarking

To assist the compensation committee in assessing appropriate levels of compensation for all our executive officers, the Compensation Report contained compensation information that identified and analyzed compensation awarded to executive officers at a group of selected Benchmark Companies. The Benchmark Companies were the following:

•	AMN Health Care Services, Inc.

•	Concentra Operating Corporation

•	IASIS Health Care LLC

•	Lifepoint Hospitals, Inc.

•	Pediatrix Medical Group, Inc.

•	Psychiatric Solutions, Inc.

•	United Surgical Partners International

•	US Oncology, Inc.

•	Vanguard Health Systems, Inc.

Elements of Compensation and How Each Element is Chosen

Each of the components of compensation is discussed in more detail below. While considering each component of compensation, the compensation committee is more focused on each executive officer’s Total Compensation than on the individual components that make up an individual officer’s Total Compensation.

Base Salaries

The initial base salaries for executive officers, including the Chief Executive Officer, were fixed pursuant to written employment agreements and were set in accordance with Company compensation policies and practices. Annual adjustments in the base salaries of all executive officers are determined by the compensation committee on an individual basis through a subjective review of the officer’s performance based on the compensation process outlined above under the section entitled “Executive Compensation and Other Information — Compensation Process, Peer Group Selection and Benchmarking — Compensation Process.”

Changes in base salary impact target and actual annual incentive cash payouts as those are based on a percentage of base salary. Base salaries are generally set at the median of Benchmark Companies but may be impacted by exceptional performance.

The Chief Executive Officer and the compensation committee did not approve executive officer base salary increases for fiscal 2010 as a result of the fiscal 2009 operating performance.

Annual Incentive Compensation

To reward superior performance and contributions made by executive officers, the Company established the Executive Bonus Plan (the “Bonus Plan”), an annual cash incentive plan that awards annual cash bonuses if specific performance-based financial and operational goals are achieved. The specific performance-based financial and operational goals and the maximum amount of annual cash bonus for each executive officer are determined at the beginning of each fiscal year by the compensation committee. Subsequent to the end of the fiscal year, individual cash bonus awards are approved by the compensation committee based upon achievement of the performance-based financial and operational goals.

During November 2009, the compensation committee of the Board of Directors approved the terms of the Company’s fiscal 2010 Bonus Plan based on the Company’s full fiscal 2010 budget. The annual targeted bonus was established in each executive employment agreement at 75% of base salary for Mr. French and 50% of base salary for Messrs. Parker and Bussone and Ms. McCanless and 35% of base salary for Mr. Perritt. As a result of the Company’s March 2010 announcement that it had formed a strategic options committee to consider the sale either of the entire company or its assets, the compensation committee of the Board of Directors approved an incentive bonus plan for executive officers based on the Company’s fiscal 2010 budget for the period from April 2010 to September 2010 (the “stub period”). The stub period incentive bonus plan was approved to reflect the budget for the stub period and the reduction in operations, the anticipated sale of some of the Company’s assets and increased costs associated with the strategic options review. The annual targeted bonus potential for the executive officers was reduced by 50% because the stub period accounted for 50% of the original annual full 2010 budget. The Chief Executive Officer and the compensation committee had the discretion to increase or decrease each executive officer’s targeted bonus based on a subjective assessment of each executive officer’s individual contribution to the Company.

The primary performance-based financial and operational goal for which the executive officers are measured against is Adjusted EBITDAP. Adjusted EBITDAP is defined as the Company’s earnings before income tax, depreciation, interest, amortization and pre-opening expenses less net cash interest expense (“EBITDAP”), as further adjusted by the compensation committee for items, positive or negative, related to certain events that occurred during the fiscal year but in the compensation committee’s judgment were not directly attributable to the on-going management of the Company.

Adjusted EBITDAP thresholds are tiered as follows:

% Payout of
% of Adjusted EBITDAP Target Achieved	Targeted Bonus

<90	0
90	50
95	75
100	100

Stretch bonuses are applicable to the Chief Executive Officer and Chief Financial Officer based on the following tiered thresholds:

% Payout of
% Adjusted EBITDAP Target Achieved	Targeted Bonus

104	130
106	160
108	200

The stub period targeted Adjusted EBITDAP was determined by the compensation committee to be $21.5 million for fiscal 2010. Actual Adjusted EBITDAP for the fiscal 2010 stub period was $22.1 million, resulting in the achievement of 102.8% of the Adjusted EBITDAP target. Based on this level of achievement, 100% of the targeted bonuses were available to the executive officers.

Actual Adjusted EBITDAP from April to September of fiscal 2010 (the stub period) was calculated as follows (in millions):

Actual EBITDAP(1)		$21.4
Adjustments to EBITDAP
Plus:
Equity in earnings of unconsolidated affiliates	$4.5
Strategic alternatives costs	4.2
Other non-recurring	0.6
Compensation expense from stock awards	0.6
Minus:
Non-controlling interest	(5.9)
Interest expense	(3.3)
Total Adjustments to EBITDAP		0.7

Adjusted EBITDAP		$22.1

(1)	Includes operations still owned that are reported in discontinued operations at September 30, 2010.

The Chief Executive Officer and the compensation committee took the above into consideration in determining the total incentive compensation award to the executive officers. Mr. French and Mr. Perritt were awarded their targeted bonus. The compensation committee approved an additional 50% of the total targeted bonus for Mr. Parker and Ms. McCanless due to their respective contributions to the strategic options process including comprehensive due diligence support and the myriad of tasks and responsibilities associated with contributing to the closing of multiple transactions which the committee believed was beyond the normal expectations of their jobs. Mr. Bussone’s target bonus was reduced by 20% to account for the lower than anticipated operating results at certain of the Company’s hospitals and to acknowledge that the attainment of the targeted Adjusted EBITDAP was largely due to cost reductions in divisions not managed by Mr. Bussone.

Award Granting Procedures

The Company established an equity based incentive plan known as the MedCath Corporation 2006 Stock Option and Award Plan (the “Plan”) to attract and retain employees of outstanding competence and to encourage and enable such employees to obtain a financial interest in the Company. The Company has adopted the following policy as it relates to the awarding of equity awards under the Plan.

The Plan is administered by the compensation committee which has all of the powers necessary to enable it to properly carry out its duties under the Plan. The compensation committee has the power to construe and interpret the Plan. The compensation committee may appoint such agents, who need not be members of the compensation committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the compensation committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan to the fullest extent permitted under the law. The decision of the compensation committee or any agent of the compensation committee upon all matters within the scope of its authority shall be final and conclusive on all persons.

Equity awards may be granted to any employee (designated as a participant under the terms and conditions of the Plan) by the compensation committee, in its sole discretion. The compensation committee determines which employees will be participants, the type of award to be made to each participant, and the terms, conditions, and limitations applicable to each award not inconsistent with the Plan. The compensation committee may grant awards singly, in tandem, or in combination with other awards, as the compensation committee may, in its sole discretion, determine.

The maximum number of shares of stock with respect to which awards may be granted to any employee during a fiscal year of the Company is 500,000 shares. Awards of stock options may include incentive stock options, non-qualified stock options, restricted stock or any combination thereof.

Grants of equity awards, of any type, to the Company’s Chief Executive Officer must be ratified by the independent members of the Board of Directors.

2010 Restricted Stock Awards

We believe that employee equity ownership provides executive officers with significant additional motivation to maximize value for our stockholders. Generally, the size of equity awards made pursuant to the Plan are determined in light of the relative responsibilities of the executive officer, his or her historical and/or expected contributions to the Company, as well as recruitment and retention considerations. Awards are taken into consideration when the compensation committee evaluates the total compensation for each executive officer and grants awards at its discretion. As a means to assist the compensation committee in their decisions regarding the number of, value of, and form of equity awards to be granted, the Company engaged Mercer, an independent management and compensation consultant, to perform a long-term incentive strategy review for fiscal 2009 and used this report as a guide for fiscal 2010 grants.

Restricted stock was granted to our executives during fiscal 2010 in the form of two grants. The first grant was comprised of restricted stock awards (“RSA”) that vest annually on December 31, over a three year period. The second grant is comprised of performance based restricted stock awards (“PSA”) that vest annually on December 31, over a three year period if certain performance conditions are met. Each PSA has an “Annual

Performance Goal” or performance condition, which is satisfied annually if the Company achieves a 10% increase in its publicly reported diluted earnings per share, subject to adjustment by the compensation committee. Additionally, if the Annual Performance Goal is not met for a given year, the PSA may still vest based on a cumulative performance goal. The “Cumulative Performance Goal” shall be satisfied as of a fiscal year end if the Company achieves a 10% compounded annual increase in its publicly-reported diluted earnings per share, subject to adjustments by the compensation committee.

In determining whether the Company has achieved the Annual or Cumulative Performance Goals, the compensation committee shall have the discretion to exclude from the calculation of the Company’s diluted earnings per share the effect of (i) items presented as “extraordinary items” (or other comparable terms) in the Company’s audited financial statements, (ii) extraordinary, unusual or nonrecurring items of gain or loss, (iii) changes in tax or accounting laws or rules, and (iv) mergers, acquisitions, investments, divestitures, spin offs or significant transactions, each of which are identified in the audited financial statements and notes thereto or in the “Executive Compensation and Other Information — Compensation Discussion and Analysis” within this proxy statement.

We believe the equity compensation awards discussed above are a critical component to our compensation program as they serve to align the interests of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock performance and Company performance, in the case of PSAs.

Change in Control and Severance Agreements

Our executive officers are employed pursuant to the terms of written employment agreements. Nevertheless, from time to time, we implement plans or enter into agreements that would provide certain benefits payable to certain employees, including in some cases certain executive officers, in connection with the termination of employment, a change in control of the Company or other situations. The compensation committee considers such plans, agreements and benefits in order to be competitive in the hiring and retention of employees, including executive officers, in comparison with comparable companies with which we compete for talent. In addition, these benefits are intended to retain our officers during the pendency of a proposed change in control transaction and align the interests of our officers with our stockholders in the event of a change in control. We believe that proposed or actual change in control transactions can adversely impact the morale of officers and create uncertainty regarding their continued employment. Without these benefits, officers may be tempted to leave MedCath prior to the closing of the change in control, especially if they do not wish to remain with the entity after the transaction closes, and any such departures could jeopardize the consummation of the transaction or our interests if the transaction does not close and we remain independent. The compensation committee believes that these benefits therefore serve to enhance stockholder value in the transaction, and align the officers’ interest with those of our stockholders in change in control transactions.

The potential payments that each of the named executive officers would have received if a change in control or termination of employment would have occurred on September 30, 2010 are set forth under the section titled “Executive Compensation and Other Information — Executive Employment Agreements and Compensation of Individual Named Executive Officers” and “Executive Compensation and Other Information — Potential Payments upon Termination or Change-in-Control Table” elsewhere in this proxy statement.

Other Benefits

We provide other customary benefits that are comprehensive and apply uniformly to all of our employees, including our executive officers. The purpose of this element of compensation is to provide assurance of financial support in the event of illness or injury and encourage retirement savings.

Our employee benefits program includes medical, dental, prescription drug, Medical Flexible Spending contribution, vision care, disability insurance, life insurance benefits, business travel insurance, 401(k) savings plan with employer match, educational assistance, gymnasium dues, employee assistance program and holidays, and a vacation allowance. We believe that these benefits are standard for executive officers at comparable companies with whom we compete for personnel.

Deferred Compensation Programs

We do not maintain any non-qualified deferred compensation programs for our executive officers or any supplemental executive retirement plans. We believe that the equity award component of each executive officer’s Total Compensation should serve as a major source of wealth creation, including the accumulation of substantial resources to fund the executive officer’s retirement years.

Tax Considerations

Under federal income tax law, a public company may not deduct non-performance based compensation in excess of $1.0 million paid to its chief executive officer or any of its three highest paid other executive officers (other than the Chief Financial Officer). No executive officer of the Company received in fiscal 2010 non- performance based compensation in excess of this limit. The compensation committee currently intends to continue to manage the Company’s executive compensation program in a manner that will maximize federal income tax deductions. However, the compensation committee may from time to time exercise its discretion to award compensation that may not be deductible under Section 162(m) of the Code when in its judgment such award would be in the interests of the Company.

Executive Employment Agreements and Compensation of Individual Named Executive Officers

O. Edwin French.  MedCath entered into an employment agreement with Mr. French, our President and Chief Executive Officer, on February 21, 2006. The agreement provides for an initial three-year term that is automatically renewed for successive one year terms unless either party provides notice of non-renewal at least 90 days prior to the end of the initial or any renewal term. Mr. French’s base salary is adjusted annually at the discretion of the Board of Directors, but in no event may his base salary be reduced nor be less than the median base salary for a comparable position at corporations of similar size and character as the Company.

The agreement provides that Mr. French will participate in an annual bonus plan that will establish a target annual bonus opportunity equal to 75% of his base salary for the year. The terms and provisions of the bonus plan, including the performance goals and the threshold performance levels that must be met for payment of a bonus may established each year by the compensation committee. See “Executive Compensation and Other Information — Compensation Process, Peer Group Selection and Benchmarking — Compensation Process”. The agreement further provides for him to participate in any other compensation plan or program maintained by the Company for senior executives as well as all employee fringe benefit, pension and welfare benefit programs which the Company makes available to senior executives.

Upon the termination of employment of Mr. French by the Company without cause (other than as a result of death or disability which are addressed below), or upon a voluntary termination by the executive for good reason by giving six months advance notice, the agreement provides for the following payments and benefits:

•	an amount equal to the sum of two times his annual base salary and one times his target annual bonus;

•	earned but unpaid salary (including any awarded but deferred bonus payment);

•	unreimbursed business expenses; and

•	continued coverage under the Company’s group medical insurance plan for a period ending on the earlier of (A) the date Mr. French becomes covered under comparable plans of a new employer or (B) eligibility for Medicare benefits.

Upon termination by the Company with cause, or by Mr. French without good reason, the agreement provides for the following payments:

•	earned but unpaid salary (including any awarded but deferred bonus payment); and

•	unreimbursed business expenses.

Upon termination of employment because of a total and permanent disability, Mr. French will receive any amounts due under the terms of any disability insurance policy which the Company maintains for him, a pro rata portion of the target bonus (if any) for the fiscal year in which the disability occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), and any unreimbursed business expenses.

Upon termination of employment because of death, Mr. French’s estate or designated beneficiaries will receive any death benefits provided under any plans the Company maintains for him, a pro rata portion of the target bonus (if any) for the fiscal year in which the death occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), and any unreimbursed business expenses.

The agreement contains non-competition and nondisclosure provisions. The nondisclosure provisions provide that Mr. French will not disclose confidential information regarding the Company and its subsidiaries and affiliates at any time following his termination of employment. The non-competition provisions provide that he will not, for a period of 18 months following the date of termination, compete with the Company by directly or indirectly becoming involved with a competitor of the Company. Furthermore, Mr. French agrees not to solicit employees of the Company for one year following the date of his termination of employment.

James A. Parker.  MedCath entered into an employment agreement dated February 18, 2001 with Mr. Parker, Executive Vice President and Chief Financial Officer, which was amended and restated effective August 14, 2009. The agreement provides for an initial three-year term that is automatically renewed for successive one year terms unless either party provides notice of non-renewal at least 90 days prior to the end of the initial or any renewal term. Mr. Parker’s base salary will be adjusted annually at the discretion of the Board of Directors, but in no event will his base salary be reduced nor be less than the median base salary for a comparable position at corporations of similar size and character as the Company.

The agreement provides that Mr. Parker will participate in an annual bonus plan that will establish a target annual bonus opportunity equal to 50% of his base salary for the year. The terms and provisions of the bonus plan, including the performance goals and the threshold performance levels that must be met for payment of a bonus will be established each year by the compensation committee. The agreement further provides for him to participate in any other compensation plan or program maintained by the Company for senior executives as well as all employee fringe benefit, pension and welfare benefit programs which the Company makes available to senior executives.

Upon the termination of employment of Mr. Parker by the Company without cause (other than as a result of death or disability which is addressed below), or upon a voluntary termination by the executive for good reason, the agreement provides for the following payments and benefits:

•	an amount equal to (A) one times his annual base salary if termination occurs prior to a change in control or more than 12 months after a change in control or (B) if such termination occurs upon a change in control or at any time within 12 months after a change in control, the sum of two times his annual base salary and one times his target annual bonus;

•	earned but unpaid salary (including any awarded but deferred bonus payment);

•	unreimbursed business expenses; and

•	continued coverage under the Company’s medical, disability and life insurance plans for a period ending the earlier of (A) the second anniversary of the date of termination or (B) the date the executive becomes covered under comparable plans of a new employer.

Upon termination by the Company with cause, or by Mr. Parker without good reason, the agreement provides for the following payments:

•	earned but unpaid salary (including any awarded but deferred bonus payment); and

•	unreimbursed business expenses.

Upon termination of employment because of a total and permanent disability, Mr. Parker will receive any amounts due under the terms of any disability insurance policy which the Company maintains for him, pro rata portion of the bonus (if any) for the fiscal year in which the disability occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), and any unreimbursed business expenses.

Upon termination of employment because of death, Mr. Parker’s estate or designated beneficiaries will receive any death benefits provided under any plans the Company maintains for him, a pro rata portion of the bonus (if any) for the fiscal year in which the death occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), and any unreimbursed business expenses.

The agreement contains non-competition and nondisclosure provisions. The nondisclosure provisions provide that Mr. Parker will not disclose confidential information regarding the Company and its subsidiaries and affiliates at any time following his termination of employment. The non-competition provisions provide that he will not, for a period of 18 months following the date of termination, compete with the Company by directly or indirectly becoming involved with a competitor of the Company. Furthermore, Mr. Parker agrees not to solicit employees of the Company for one year following the date of his termination of employment.

David Bussone.  MedCath entered into an employment agreement with Mr. Bussone Executive Vice President and President, Operations Division, on September 1, 2009. The agreement provided for an initial three-year term that is automatically renewed for successive one year terms unless either party provided notice of non-renewal at least 90 days prior to the end of the initial or any renewal term. Mr. Bussone’s base salary was adjusted annually at the discretion of the Board of Directors, but in no event will his base salary be reduced nor be less than the median base salary for a comparable position at corporations of similar size and character as the Company.

The agreement provided that Mr. Bussone will participate in an annual bonus plan that will establish a target annual bonus opportunity equal to 50% of his base salary for the year. The terms and provisions of the bonus plan, including the performance goals and the threshold performance levels that must be met for payment of a bonus will be established each year by the compensation committee. The agreement further provides for him to participate in any other compensation plan or program maintained by the Company for senior executives as well as all employee fringe benefit, pension and welfare benefit programs which the Company makes available to senior executives.

Upon the termination of employment of Mr. Bussone by the Company without cause (other than as a result of death or disability which are addressed below), or upon a voluntary termination by the executive for good reason, the agreement provides for the following payments and benefits:

•	an amount equal to (A) one times his annual base salary if termination occurs prior to a change in control or more than 12 months after a change in control or (B) if such termination occurs upon a change in control or at any time within 12 months after a change in control, the sum of two times his annual base salary and one times his target annual bonus;

•	earned but unpaid salary (including any awarded but deferred bonus payment);

•	unreimbursed business expenses; and

•	continued coverage under the Company’s medical, disability and life insurance plans for a period ending the earlier of (A) the second anniversary of the date of termination or (B) the date the executive becomes covered under comparable plans of a new employer.

Upon termination by the Company with cause, or by Mr. Bussone without good reason, the agreement provides for the following payments:

•	earned but unpaid salary (including any awarded but deferred bonus payment); and

•	unreimbursed business expenses.

Upon termination of employment because of a total and permanent disability, Mr. Bussone will receive any amounts due under the terms of any disability insurance policy which the Company maintains for him, a pro rata portion of the bonus (if any) for the fiscal year in which the disability occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), and any unreimbursed business expenses.

Upon termination of employment because of death, Mr. Bussone’s estate or designated beneficiaries will receive any death benefits provided under any plans the Company maintains for him, pro rata portion of the bonus (if any) for the fiscal year in which the death occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), and any unreimbursed business expenses.

The agreement contains non-competition and nondisclosure provisions. The nondisclosure provisions provide that Mr. Bussone will not disclose confidential information regarding the Company and its subsidiaries and affiliates at any time following his termination of employment. The non-competition provisions provide that he will not, for a period of one year following the date of termination, compete with the Company by directly or indirectly becoming involved with a competitor of the Company. Furthermore, Mr. Bussone agrees not to solicit employees of the Company for one year following the date of his termination of employment.

Joan McCanless.  MedCath entered into an amended and restated employment agreement with Ms. McCanless, Senior Vice President and Chief Clinical and Compliance Officer, on September 30, 2005. The agreement provides for an initial three-year term that is automatically renewed for successive one year terms unless either party provides notice of non-renewal at least 90 days prior to the end of the initial or any renewal term. Ms. McCanless’ base salary is adjusted annually at the discretion of the Board of Directors, but in no event will her base salary be reduced nor be less than the median base salary for a comparable position at corporations of similar size and character as the Company.

The agreement provides that Ms. McCanless will participate in an annual bonus plan that will establish a target annual bonus opportunity equal to 50% of her base salary for the year. The terms and provisions of the bonus plan, including the performance goals and the threshold performance levels that must be met for payment of a bonus will be established each year by the compensation committee. The agreement further provides for her to participate in any other compensation plan or program maintained by the Company for senior executives as well as all employee fringe benefit, pension and welfare benefit programs which the Company makes available to senior executives.

Upon the termination of employment of Ms. McCanless by the Company without cause (other than as a result of death or disability which are addressed below), or upon a voluntary termination by the executive for good reason, the agreement provides for the following payments and benefits:

•	an amount equal to (A) one times her annual base salary if termination occurs prior to a change in control or more than 12 months after a change in control or (B) if such termination occurs upon a change in control or at any time within 12 months after a change in control, the sum of two times her annual base salary and one times her target annual bonus;

•	earned but unpaid salary (including any awarded but deferred bonus payment);

•	unreimbursed business expenses; and

•	continued coverage under the Company’s medical, disability and life insurance plans for a period ending the earlier of (A) the second anniversary of the date of termination or (B) the date the executive becomes covered under comparable plans of a new employer.

Upon termination by the Company with cause, or by Ms. McCanless without good reason, the agreement provides for the following payments:

•	earned but unpaid salary (including any awarded but deferred bonus payment); and

•	unreimbursed business expenses.

Upon termination of employment because of a total and permanent disability, Ms. McCanless will receive any amounts due under the terms of any disability insurance policy which the Company maintains for her, a pro rata portion of the bonus (if any) for the fiscal year in which the disability occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), and any unreimbursed business expenses.

Upon termination of employment because of death, Ms. McCanless’ estate or designated beneficiaries will receive any death benefits provided under any plans the Company maintains for her, a pro rata portion of the bonus (if any) for the fiscal year in which the death occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), and any unreimbursed business expenses.

The agreement contains non-competition and nondisclosure provisions. The nondisclosure provisions provide that Ms. McCanless will not disclose confidential information regarding the Company and its subsidiaries and affiliates at any time following her termination of employment. The non-competition provisions provide that she will not, for a period of one year following the date of termination, compete with the Company by directly or indirectly becoming involved with a competitor of the Company. Furthermore, Ms. McCanless agrees not to solicit employees of the Company for one year following the date of her termination of employment.

Paul Daniel Perritt.  MedCath entered into an employment agreement with Mr. Perritt, Vice President, Finance Operations, on October 29, 2009 (employment started in December 2009). Mr. Perritt’s base salary is adjusted annually at the discretion of Mr. French.

The agreement provides that Mr. Perritt will participate in an annual bonus plan that will establish a target annual bonus opportunity equal to 35% of his base salary for the year. The terms and provisions of the bonus plan, including the threshold performance levels that must be met for payment of a bonus will be established each year by Mr. French. The agreement further provides for him to participate in any other fringe benefit, pension and welfare benefit programs which the Company makes available to employees.

Upon the termination of employment of Mr. Perritt by the Company without cause, or upon a voluntary termination by the executive for good reason, the agreement provides for the following payments and benefits:

•	an amount equal to (A) one half times his annual base salary if termination occurs prior to a change in control or (B) if such termination occurs upon a change in control or at any time within 12 months after a change in control, the sum of one times his annual base salary and one times his target annual bonus;

•	earned but unpaid salary; and

•	unreimbursed business expenses.

Upon termination by the Company with cause, or by Mr. Perritt without good reason, the agreement provides for the following payments:

•	earned but unpaid salary; and

•	unreimbursed business expenses.

The agreement contains non-competition and nondisclosure provisions. The nondisclosure provisions provide that Mr. Perritt will not disclose confidential information regarding the Company and its subsidiaries and affiliates at any time following his termination of employment. The non-competition provisions provide that he will not, for a period of one year following the date of termination, compete with the Company by directly or indirectly becoming involved with a competitor of the Company. Furthermore, Mr. Perritt agrees not to solicit employees of the Company for one year following the date of his termination of employment.

Summary Compensation Table

The following table sets forth the annual and long-term compensation for the Named Executive Officers during the fiscal years ended September 30, 2010, 2009, and 2008:

				Stock	Option	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation		Total
Position(s)	Year	($)	($)(2)	($)(1)	($)(1)	($)		($)

O. Edwin French	2010	$625,000	$234,375	$854,885	$—	$15,275	(4)	$1,729,535
President, Chief Executive Officer	2009	$618,269	$—	$1,499,996	$—	$14,938	(3)	$2,133,203
(principal executive officer)	2008	$600,000	$—	$—	$805,000	$15,231	(3)	$1,420,231
James A. Parker	2010	$350,000	$131,250	$284,651	$—	$19,502	(3)	$785,403
Executive Vice President,	2009	$300,385	$—	$349,996	$—	$17,677	(3)	$668,058
Chief Financial Officer	2008	$300,000	$—	$—	$—	$19,107	(3)	$319,107
(principal financial officer)
David Bussone(7)	2010	$425,000	$85,000	$32,734	$—	$133,178	(5)	$675,912
Executive Vice President and	2009	$22,885	$—	$499,999	$—	$—		$522,884
President Operations Division (beginning September 2009)
Joan McCanless	2010	$246,170	$92,314	$91,004	$—	$10,550	(4)	$440,038
Senior Vice President and	2009	$245,502	$—	$123,084	$—	$10,603	(3)	$379,189
Chief Clinical and Compliance Officer	2008	$239,000	$—	$—	$—	$9,459	(3)	$248,459
Paul Daniel Perritt	2010	$217,039	$47,250	$67,502	$—	$110,629	(6)	$442,420
Senior Vice President,
Finance Operations (beginning December 2009)

(1)	Both Stock and Option Awards are valued based on the fair value of the award at the date of grant. The Stock Awards vest in various increments as discussed in the Equity Compensation Awards section of the Compensation Discussion and Analysis section elsewhere in this proxy statement. The Option Awards vest immediately but are subject to sales restrictions for five years. As a result, this fair value may not be indicative of the ultimate value the executive may receive under a given grant. See Note 16 to MedCath’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ending September 30, 2010 for the valuation assumptions used in determining the fair value of the awards.

(2)	Includes bonuses earned for performance in the fiscal year noted even though such amounts are payable in subsequent years. Excludes bonuses paid in the fiscal year noted but earned in prior years. See “Executive Compensation and Other Information — Compensation Discussion and Analysis” for further discussion on how bonuses were determined.

(3)	The perquisites include 401(k) matching contributions, gymnasium dues, and medical insurance.

(4)	The perquisites include 401(k) matching contributions and medical insurance.

(5)	The perquisites include 401(k) matching contributions, gymnasium dues, medical insurance and relocation expenses of $119,298.

(6)	The perquisites include 401(k) matching contributions, gymnasium dues, medical insurance and relocation expenses of $103,060.

(7)	Mr. Bussone’s employment with the Company was terminated in December 2010.

Grants of Plan Based Awards During 2010

The following table sets forth information regarding all grants of awards made to our Named Executive Officers during fiscal year 2010.

			Estimated Possible Payouts			Estimated Possible Payouts
			Under Non-Equity Incentive			Under Equity Incentive
			Plan Awards			Plan Awards
									All Other	Grant
									Stock	Date
									Awards:	Fair
									Number of	Value of
									Shares of	Stock/
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Option
Name	Date(1)		($)	($)	($)	(#)	(#)	(#)	Units (#)	Awards(1)

O. Edwin French	12/10/09	(3)	—	—	—	—	—	—	61,503	$427,446
President, Chief Executive Officer	12/10/09	(4)	—	—	—	—	—	—	61,502	$427,439
(principal executive officer)			117,188	234,375	468,750	—	—	—
James A. Parker	12/10/09	(3)	—	—	—	—	—	—	20,479	$142,329
Executive Vice President and	12/10/09	(4)	—	—	—	—	—	—	20,478	$142,322
Chief Financial Officer			43,750	87,500	175,000	—	—	—
(principal financial officer)
David Bussone	12/10/09	(3)	—	—	—	—	—	—	2,355	$16,367
Former Executive Vice President and	12/10/09	(4)	—	—	—	—	—	—	2,355	$16,367
President Operations Division			53,125	106,250	212,500
(September 2009 through December 2010)
Joan McCanless	12/10/09	(3)	—	—	—	—	—	—	6,547	$45,502
Senior Vice President and Chief	12/10/09	(4)	—	—	—	—	—	—	6,547	$45,502
Clinical and Compliance Officer			30,771	61,543	61,543	—	—	—
Paul Daniel Perritt	12/1/09	(3)	—	—	—	—	—	—	4,605	$33,755
Senior Vice President,	12/1/09	(4)	—	—	—	—	—	—	4,604	$33,747
Finance Operations			—	—	—	—	—	—
			16,875	33,750	33,750

(1)	Restricted stock awards are valued based on the closing price of the Company’s stock on the date of grant.

(2)	Grants were issued pursuant to the MedCath Corporation 2006 Stock Option and Award Plan.

(3)	Restricted stock awards vest over a three year period.

(4)	Performance based restricted stock awards vest over a three year period based on the Company meeting specific performance conditions in each given year. See “Executive Compensation and Other Information — Compensation Discussion and Analysis.”

Outstanding Equity Awards at Fiscal Year End Table

All of the stock options granted vest on the date of grant but contain sales restrictions. The following table sets forth information with respect to options to purchase the Company’s common stock and restricted stock awards held by the named executive officers as of September 30, 2010.

	Outstanding Equity Awards at Fiscal Year End
	Options Awards(1)					Stock Awards
								Equity
								Incentive	Equity Incentive
								Plan Awards:	Plan Awards:
								Number of	Market or
						Number of		Unearned	Payout Value of
			Number of			Shares or	Market Value	Shares, Units	Unearned
			Securities			Units of	of Shares or	or Other	Shares, Units or
			Underlying	Option		Stock That	Units of Stock	Rights That	Other Rights
			Unexercised	Exercise		Have Not	That Have Not	Have Not	That Have Not
	Award		Options (#)	Price	Option	Vested	Vested	Vested	Vested
Name	Grant Date		Exercisable	($)	Expiration Date	(#)	($)(2)	(#)	($)

O. Edwin French	2/21/2006		500,000	$21.49	2/21/2016	—	—	—	—
President, Chief	3/9/2006	(3)	—	—	—	—	$—	39,063	$393,364
Executive Officer	11/13/2007		70,000	$26.50	11/13/2017	—	—	—	—
	2/13/2009	(4)	—	—	—	53,191	$535,633	—	$—
	2/13/2009	(3)	—	—	—	—	$—	79,787	$803,455
	12/10/2009	(4)	—	—	—	61,503	$619,335	—
	12/10/2009	(3)	—	—	—	—	—	61,502	$619,325
James A. Parker	2/26/2001		20,000	$19.00	2/26/2011	—	—	—	—
Executive Vice	8/11/2004		16,500	$15.13	8/11/2014	—	—	—	—
President,	2/16/2005		10,000	$26.46	2/16/2015	—	—	—	—
Chief Financial Officer	6/12/2006		31,000	$14.89	6/12/2016	—	—	—	—
	2/13/2009	(4)	—	—	—	5,319	$53,562	—	$—
	2/13/2009	(3)	—	—	—		$—	7,978	$80,338
	9/17/2009	(4)	—	—	—	7,033	$70,822	—	$—
	9/17/2009	(3)	—	—	—	—	$—	10,548	$106,218
	12/10/2009	(4)	—	—	—	20,479	$206,224	—
	12/10/2009	(3)	—	—	—	—	—	20,478	$206,213
David Bussone	9/1/2009	(5)	—	—	—	22,107	$222,617	—	$—
Former Executive Vice	9/1/2009	(5)	—	—	—	—	$—	24,510	$246,816
President, President	12/10/2009	(5)	—	—	—	2,355	$23,715	—
Operations Division	12/10/2009	(5)	—	—	—	—	—	2,355	$23,715
Joan McCanless	12/12/2003		11,600	$9.95	12/12/2013	—	—	—	—
Senior Vice President	1/7/2004		4,400	$10.58	1/7/2014	—	—	—	—
and Chief Clinical and	2/13/2009	(4)	—	—	—	4,365	$43,956	—	$—
Compliance Officer	2/13/2009	(6)	—	—	—	—	$—	6,547	$65,928
	12/10/2009	(4)	—	—	—	6,547	$65,928	—
	12/10/2009	(6)	—	—	—	—	—	6,547	$65,928
Paul Daniel Perritt	12/1/2009	(4)	—	—	—	4,605	$46,372	—
Senior Vice President,	12/1/2009	(6)	—	—	—	—	—	4,604	$46,362
Finance Operations

(1)	Options vest immediately upon grant but remain subject to sales restrictions for five years.

(2)	Market value based on September 30, 2010 closing market price of our common stock of $10.07 per share.

(3)	The Compensation Committee waived the performance vesting criteria for these shares and the shares became fully vested in December 2010.

(4)	Restricted stock awards vest over a three year period.

(5)	These shares became fully vested upon the termination of Mr. Bussone’s employment in December 2010.

(6)	Performance based restricted stock awards vest over a three year period based on the Company meeting specific performance conditions in each given year as discussed in the Equity Compensation Awards section of the Compensation Discussion and Analysis section elsewhere in this proxy statement.

Option Exercises and Stock Vested Table

The following table sets forth information concerning each exercise of stock options and each vesting of restricted stock and restricted stock units during 2010 for each of the Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)(1)

O. Edwin French	—	—	26,596	$210,374
President, Chief Executive Officer
James A. Parker	—	—	6,176	$48,852
Executive Vice President and
Chief Financial Officer
David Bussone	—	—	11,053	$87,429
Former Executive Vice President and
President Operations Division
Joan McCanless	—	—	2,182	$17,260
Senior Vice President and
Chief Clinical and Compliance Officer
Paul Daniel Perritt	—	—	—	—
Senior Vice President,
Finance Operations

(1)	Represents pretax gain upon vesting.

Potential Payments upon Termination or Change-in-Control Table

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to executive officers in the event of a termination of employment without cause or a change in control of the Company. The amount of compensation payable to each executive officer if each situation occurred on September 30, 2010 is listed in the table below.

	Involuntary		Termination		Value	Value
	Termination		Related to		of	of
Name	Without Cause		Change in Control		Stock Options	Stock Awards

O. Edwin French	$1,718,750	(1)	$1,734,547	(2)	$—	$2,971,113	(6)
President, Chief Executive Officer
James A. Parker	350,000	(3)	896,966	(2)	—	723,378	(6)
Executive Vice President,
Chief Financial Officer
David Bussone	425,000	(3)	1,071,872	(2)	—	516,863	(6)
Former Executive Vice President and
President Operations Division
Joan McCanless	246,170	(3)	623,892	(2)	1,392	241,740	(6)
Senior Vice President and
Chief Clinical and Compliance Officer
Dan Perritt	135,000	(4)	364,500	(5)	—	92,735	(6)
Senior Vice President, Finance Operations (beginning December 2010)

(1)	Two times salary plus one times target annual incentive compensation

(2)	Two times salary plus one times target annual incentive compensation and estimated healthcare subsidy

(3)	One times salary

(4)	One half times salary

(5)	One times salary plus one times target annual incentive compensation

(6)	Market value based on September 30, 2010 closing market price of our common stock of $10.07 per share. Includes all unvested time and performance based restricted shares outstanding

Compensation Committee Report

We, the compensation committee of the Board of Directors of MedCath Corporation, have reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended September 30, 2010 and this proxy statement on Schedule 14A.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Pamela Bailey, Chairman
Robert S. McCoy, Jr.
John T. Casey

EQUITY COMPENSATION PLAN INFORMATION

Pursuant to the Plan, the Company may award its executive officers and employees incentive stock options, nonqualified stock options, restricted stock units, and restricted stock. Under the Plan the compensation committee may grant equity awards and determine the exercise period, exercise price, number of awards and such other conditions and restrictions as it deems appropriate for each grant.

The following table summarizes the Company’s equity compensation plans as of September 30, 2010:

Number of Securities
Remaining
Available for Future
		Weighted Average	Issuance
	Number of Securities to be	Exercise Price of	Under Equity
	Issued Upon Exercise of	Outstanding	Compensation
Plan Category	Outstanding Options	Options	Plans

Equity Compensation Plans Approved by Stockholders	1,681,714	$22.25	976,319
Equity Compensation Plans Not Approved by Stockholders	—	—	—

DIRECTOR COMPENSATION

Compensation of Directors

Directors are reimbursed for out-of-pocket expenses incurred to attend meetings of the Board of Directors and for meetings of any committees of the Board of Directors on which they serve. Non-employee directors receive an annual retainer to serve on the Board of Directors and a fee for each Board of Directors and committee meeting attended. The chairman of the Board of Directors and each committee chairman receive an additional annual retainer.

The Board of Directors of director and committee fees for fiscal 2010 are outlined below:

					Strategic
	Board of	Audit	Compensation	Compliance	Options	Governance
	Directors	Committee	Committee	Committee	Committee	Committee

Annual Retainer — Member	$30,000	$—	$—	$—		$—
Annual Retainer — Chairman	$50,000	$35,000	$35,000	$25,000	$180,000	$—
Meeting	$1,500	$1,500	$1,500	$1,500	$1,500	$1,500

The compensation committee reviews and makes recommendations to the Board regarding director compensation. The compensation committee may from time to time seek the input of an independent compensation consultant (although no consultant was used during fiscal year 2010) to determine director and executive compensation. During fiscal 2009 the Company compiled benchmark director compensation data using Equilar’s research database, an independent resource for benchmarking director compensation and analyzing CEO and executive pay trends. The Company also engaged Mercer Consulting to conduct independent market assessments and to make recommendations for compensation. The Company used peer group compensation information of publicly-traded companies to compile a report (the “Compensation Report”) so the compensation committee could benchmark total director cash and equity compensation levels (“Total Director Compensation”). See the section below entitled Peer Group Selection and Benchmarking for a detailed list of peer group companies recommended by Mercer. The Committee continues to believe that these companies represent an appropriate peer group and from time to time will examine publicly disclosed pay practices of these companies when evaluating proposed changes in the compensation.

The results of the Company’s Compensation Report indicated that the Total Director Compensation paid to the directors of the Company for fiscal 2010 was comparable to the Total Director Compensation paid to directors of the Benchmark Companies.

During fiscal 2010 the Company engaged Pearl Meyer, a leading executive compensation consulting firm, to review the appropriate compensation for the chairman of the newly formed strategic options committee. The compensation committee reviewed Pearl Meyer’s report to determine and approve the fiscal 2010 compensation for the chairman of the strategic options committee.

The Company grants restricted stock units (“RSU”) under the MedCath Corporation Amended and Restated Outside Directors’ Stock Option Plan to each non-employee director upon becoming a director and as of the Company’s annual stockholder meeting for each director who served as a director as of the first day of each fiscal year. The RSUs are granted at a fair value equal to the fair market value of the Company’s common stock at the date of grant, are fully vested at the date of grant, and are paid in shares of the Company’s common stock upon each director’s termination of service on the Board of Directors. The table below reflects the amounts of fees earned or paid in cash and RSUs awarded to each non-employee director during the fiscal year ended September 30, 2010.

Director Compensation Table

	Fees Earned or	Equity
	Paid in Cash	Awards		Total
Name	($)(1)	($)(2)		($)

Current Directors
Robert S. McCoy, Jr.	$143,000	$100,736	(3)	$243,736
James A. Deal	79,500	100,736	(3)	180,236
Woodrin Grossman	208,500	100,736	(3)	309,236
John T. Casey	129,500	100,736	(3)	230,236
Pamela G. Bailey	77,417	100,736	(3)	178,153
Jacque J. Sokolov, MD	82,417	100,736	(3)	183,153
Former Directors
Galen D. Powers(4)	59,250	100,736	(3)	159,986
Edward R. Casas(5)	57,500	—		57,500

(1)	The amounts shown in this column represent the aggregate amount of all fees earned or paid in cash for services as a director in fiscal year 2010.

(2)	Represents the dollar amount recognized for financial statement purposes with respect to the RSUs granted during fiscal 2010. See Note 16 to MedCath’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for additional details.

(3)	The grant date fair value of these awards was based on a grant of 12,800 RSUs and a closing price of $7.87 as of March 3, 2010 (the grant date) for the Company’s common stock.

(4)	Termination effective June 2010.

(5)	Termination effective February 2010.

Director Equity Awards

Nonemployee directors had the following equity awards outstanding as of September 30, 2010.

	Outstanding	Restricted
	Option	Stock
	Awards	Units(1)

Robert S. McCoy, Jr.	10,500	26,500
James A. Deal	—	18,400
Woodrin Grossman	—	26,500
John T. Casey	—	26,500
Pamela G. Bailey	—	26,500
Jacque J. Sokolov, MD	10,500	26,500

(1)	Restricted stock units are fully vested at the date of grant and are paid in shares of common stock upon each applicable director’s termination of service on the Board of Directors.

CERTAIN TRANSACTIONS

The Company and its Board of Directors continually scrutinize proposed business arrangements to identify and evaluate potential related party transactions. Related party transactions are evaluated by either the full Board of Directors or a committee of the Board of Directors depending on the subject matter of the arrangement and the facts giving rise to any possible conflicts of interest. The Board of Directors has a policy which requires (i) Board of Directors members to disclose conflicts if they arise and (ii) the evaluation by the Board of Directors, or the applicable committee, of any such conflict. No such transactions were entered into during the fiscal year ended September 30, 2010 and none are anticipated during the fiscal year ending September 30, 2011.

OTHER MATTERS

Stockholder Proposals

Proposals of stockholders intended to be presented at the Company’s 2012 annual meeting and included in the Company’s proxy materials relating to that meeting must be received by the Company at its principal executive offices addressed to the Secretary of the Company no later than the close of business on [insert date 120 days prior to anniversary of the date of first mailing of the proxy materials]. Proposals of stockholders intended to be presented at the 2012 annual meeting that the Company may not be required to include in its proxy materials relating to the meeting or nominations of persons for election to the Board by a stockholder, must be delivered to or mailed and received at the Company’s principal executive offices addressed to the Secretary of the Company no earlier than [insert the date that is 75 days prior to anniversary of the Annual Meeting] and no later than [insert the date that is 45 days prior to anniversary of the Annual Meeting].

Expenses and Solicitation

The Company will bear the entire cost of this proxy solicitation, including the preparation, printing, and mailing of the proxy statement, the proxy and any additional soliciting materials sent by the Company to stockholders. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company’s directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, and personal interviews. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, or facsimile following the original solicitation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and certain officers and any persons who beneficially own more than 10% of our capital stock to file with the Commission, various reports as to ownership and change in ownership of such capital stock. Such persons are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon reports and representations submitted by the directors, certain officers and holders of more than 10% of our capital stock, all Forms 3, 4 and 5 showing ownership of and changes in ownership of our capital stock during 2010 were timely filed with the Commission.

Delivery of Proxy Statements

As permitted by the Securities Exchange Act of 1934, as amended, only one copy of this proxy statement and the annual report is being delivered to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the proxy statement or annual report.

We will promptly deliver, upon oral or written request, a separate copy of this proxy statement or annual report to any stockholder residing at a shared address to which only one copy was mailed. Requests for additional copies of this proxy statement or annual report, requests to receive multiple copies of future proxy statements or annual reports and requests to receive only one copy of future proxy statements or annual reports should be directed to James A. Parker, Secretary, at MedCath’s principal executive offices, 10720 Sikes Place, Suite 200, Charlotte, North Carolina 28277, (704) 815-7700.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on          , 2011:

The Company’s proxy statement on Schedule 14A and form of proxy card are available at: [Insert Link]

CAUTIONARY STATEMENT
CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement includes forward-looking statements, including statements regarding the proposed sale of all or substantially all of our assets, our potential dissolution and future dividends or other cash distributions. These statements are not statements of historical facts and do not reflect historical information. This proxy statement contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company and its subsidiaries and the effect of the proposed sale of all or substantially all of our assets, our potential dissolution and future dividends or other cash distributions. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe” or similar expressions identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are subject to numerous risks and uncertainties and actual results may differ materially from those statements. Stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. Neither the Company nor any of its subsidiaries undertakes any obligation to update such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

INCORPORATION BY REFERENCE

The following documents, which have been filed by the Company with the SEC, copies of which can be found on the SEC’s website at http://www.sec.gov, are incorporated into this proxy statement by reference thereto:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 filed with the SEC on December 14, 2010 (other than the information included in Items 6 and 8 to such report, which has been superseded by the Current Report on Form 8-K filed by the Company on May 27, 2011) and amended by our Annual Report on Form 10-K/A filed with the SEC on January 28, 2011.

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010 filed with the SEC on February 9, 2011.

•	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011 filed with the SEC on May 10, 2011.

•	The Company’s Current Reports on Form 8-K filed with the SEC on October 5, 2010, November 5, 2010, November 9, 2010, November 15, 2010, November 26, 2010, December 22, 2010, January 6, 2011, May 12, 2011 and May 27, 2011.

Other than the current report on Form 8-K listed above that is hereby expressly incorporated by reference, we are not incorporating by reference any current reports that are not deemed to be “filed” for purposes of Section 18 of the Exchange Act, and will not incorporate by reference future filings of current reports on Form 8-K into a filing under the Securities Act of 1933, as amended, or the Exchange Act or into this proxy statement that are not deemed to be “filed” for purposes of Section 18 of the Exchange Act.

All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, after the date hereof and before the date of the Annual Meeting are deemed to be incorporated by reference into and to be a part of this proxy statement from the date of filing of those documents.

Any statement contained in a document incorporated or deemed to be incorporated in this proxy statement by reference will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is deemed to be incorporated in this proxy statement by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC, Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, including any information incorporated into this proxy statement by reference, without charge, by written or telephonic request directed to us at MedCath Corporation, 10720 Sikes Place, Suite 200, Charlotte, North Carolina 28277, Telephone: (704) 815-7700, Attention: James A. Parker, Secretary.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date on which this proxy statement is first mailed to stockholders, and the mailing of this proxy statement to our stockholders shall not create any implication to the contrary.

Heart Hospital of
New Mexico, LLC

Unaudited Financial Statements as of and for the
Years Ended September 30, 2010 and 2009

HEART HOSPITAL OF NEW MEXICO, LLC

HEART HOSPITAL OF NEW MEXICO, LLC

BALANCE SHEETS

	September 30,
	2010	2009
	(Unaudited)
	(In thousands)

Current assets:
Cash	$9,258	$12,542
Accounts receivable, net	9,198	7,912
Medical supplies	1,932	1,839
Prepaid expenses and other current assets	2,921	2,527

Total current assets	23,309	24,820
Property and equipment, net	28,246	25,019
Intangible assets, net	253	285
Other assets	1,766	1,269

Total assets	$53,574	$51,393

Current liabilities:
Accounts payable	$2,605	$4,115
Accrued compensation and benefits	1,863	1,230
Other accrued liabilities	3,667	4,082
Due to affiliate	192	149
Short-term borrowings and current portion of loans payable to affiliate	1,012	387
Current portion of obligations under capital leases	2,072	1,251

Total current liabilities	11,411	11,214
Loans payable to affiliate	23,118	23,855
Obligations under capital leases	4,870	3,466
Other long-term obligations	1,749	1,252

Total liabilities	41,148	39,787
Members’ capital	12,426	11,606

Total liabilities and members’ capital	$53,574	$51,393

See notes to unaudited financial statements.

HEART HOSPITAL OF NEW MEXICO, LLC

STATEMENTS OF INCOME

	Year Ended September 30,
	2010	2009
	(Unaudited)
	(In thousands)

Net revenue	$81,232	$75,425
Operating expenses:
Personnel expense	22,032	21,295
Medical supplies expense	21,213	19,576
Bad debt expense	5,438	5,303
Other operating expenses	17,167	17,365
Depreciation	2,934	2,824
Amortization	32	32
Loss on disposal of property, equipment and other assets	43	91

Total operating expenses	68,859	66,486

Income from operations	12,373	8,939
Other income (expenses):
Interest expense	(2,319)	(2,184)
Interest and other income	66	21

Total other expenses, net	(2,253)	(2,163)

Net income	$10,120	$6,776

See notes to unaudited financial statements.

HEART HOSPITAL OF NEW MEXICO, LLC

STATEMENTS OF MEMBERS’ CAPITAL

	New Mexico	New Mexico	Southwest
	Hospital	Heart	Cardiology
	Management,	Institute,	Associates,	Physician
	Inc.	LLC	LLC	Members	Total
	(Unaudited)
	(In thousands)

Balance, September 30, 2008	$12,188	$2,430	$1,633	$—	$16,251
Distributions to members	(8,566)	(1,713)	(1,142)	—	(11,421)
Net income	5,082	1,016	678	—	6,776

Balance, September 30, 2009	8,704	1,733	1,169	—	11,606
Transfer of membership interest (Note 1)	(27)	—	—	27	—
Distributions to members	(6,956)	(1,395)	(949)	—	(9,300)
Net income	7,575	1,518	1,012	15	10,120

Balance, September 30, 2010	$9,296	$1,856	$1,232	$42	$12,426

See notes to unaudited financial statements.

HEART HOSPITAL OF NEW MEXICO, LLC

STATEMENTS OF CASH FLOWS

	Year Ended September 30,
	2010	2009
	(Unaudited)
	(In thousands)

Net income	$10,120	$6,776
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	5,438	5,303
Depreciation	2,934	2,824
Amortization	32	32
Loss on disposal of property, equipment and other assets	43	91
Change in assets and liabilities that relate to operations:
Accounts receivable	(6,724)	(2,114)
Medical supplies	(93)	(272)
Prepaid expenses and other assets	71	(6,216)
Accounts payable and accrued liabilities	(1,403)	9,372
Due to affiliate	122	—

Net cash provided by operating activities	10,540	15,796
Investing activities:
Purchases of property and equipment	(2,805)	(1,752)
Proceeds from sale of property and equipment	3	2
Changes in restricted cash	(1)	—

Net cash used in investing activities	(2,803)	(1,750)
Financing activities:
Repayments of obligations under capital leases	(1,530)	(791)
Proceeds from loans payable to affiliate	—	6,515
Repayments of loans payable to affiliate	(191)	(6,495)
Distributions to members	(9,300)	(11,421)

Net cash used in financing activities	(11,021)	(12,192)
Net (decrease) increase in cash	(3,284)	1,854
Cash:
Beginning of year	12,542	10,688

End of year	$9,258	$12,542

Supplemental cash flow disclosures:
Interest paid	$2,277	$2,184

Supplemental schedule of non-cash investing and financing activities:
Equipment financed under capital leases	$3,755	$3,610

See notes to unaudited financial statements.

HEART HOSPITAL OF NEW MEXICO, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS
(All tables in thousands)

1.	Organization

Heart Hospital of New Mexico, LLC (the “Company”) is a New Mexico limited liability company that was formed on February 18, 1998, to develop, own and operate an acute-care hospital located in Albuquerque, New Mexico, specializing in all aspects of cardiology and cardiovascular surgery. The hospital commenced operations on October 18, 1999.

New Mexico Hospital Management, Inc., an indirect wholly owned subsidiary of MedCath Corporation (“MedCath”), held a 75.0% interest in the Company. New Mexico Heart Institute, LLC and Southwest Cardiology Associates, LLC (collectively the “Group Members”) held a 15.0% and 10.0% interest, respectively.

Effective December 31, 2009, MedCath sold a 0.2% of its interest in the Company to certain physicians (the “Physician Members”) for $140,000, which reduced MedCath’s ownership interest in the Company to 74.8%. The Group Members continued to hold 25.0% and the physician Members’ ownership interest in the Company is 0.2%.

New Mexico Hospital Management, Inc. acts as the managing member in accordance with the Company’s operating agreement. The Company will cease to exist on December 31, 2097, unless the members elect earlier dissolution.

2.	Summary of Significant Accounting Policies

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and related disclosures of contingent assets and liabilities in the financial statements and accompanying notes. There is a reasonable possibility that actual results may vary significantly from those estimates.

Fair Value of Financial Instruments — The Company considers the carrying amounts of significant classes of financial instruments on the balance sheets to be reasonable estimates of fair value due either to their length to maturity or the existence of variable interest rates underlying such financial instruments that approximate prevailing market rates at September 30, 2010 and 2009. The Company’s significant classes of financial instruments on the balance sheets, for which the carrying amounts and estimated fair values differ at September 30, are as follows:

	2010		2009
	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value

Fixed rate loan payable to affiliate	$23,722	$26,069	$23,855	$27,427

The fair value of the Company’s fixed rate loan payable to affiliate was estimated using discounted cash flow analyses, based on the Company’s incremental borrowing rates at the respective reporting dates for similar types of arrangements.

Cash — Cash consists of currency on hand and demand deposits with financial institutions. At both September 30, 2010 and 2009, the Company has included in prepaid expenses and other current assets on the accompanying balance sheets cash balances of $0.3 million, which are restricted to meet the current amount of affiliate debt and interest payments.

Concentrations of Credit Risk — The Company grants credit without collateral to its patients, most of whom are insured under payment arrangements with third-party payors, including Medicare, Medicaid, and

HEART HOSPITAL OF NEW MEXICO, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

commercial insurance carriers. The following table summarizes the percentage of net accounts receivable from all payors at September 30:

	2010	2009

Medicare and Medicaid	33%	36%
Commercial and Other	58%	54%
Self-pay	9%	10%

	100%	100%

Allowance for Doubtful Accounts — Accounts receivable primarily consist of amounts due from third-party payors and patients. To provide for accounts receivable that could become uncollectible in the future, the Company establishes an allowance for doubtful accounts to reduce the carrying value of such receivables to their estimated net realizable value. The Company estimates this allowance based on such factors as payor mix, aging and its historical collection experience and write-offs.

Medical Supplies — Medical supplies consist primarily of supplies necessary for diagnostics, catheterization and surgical procedures and general patient care and are stated at the lower of first-in, first-out cost or market.

Property and Equipment — Property and equipment are recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the assets, which generally range from 25 to 40 years for buildings and improvements, 25 years for land improvements, and from 3 to 10 years for equipment, furniture and software. Repairs and maintenance costs are charged to operating expense while betterments are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the related cost and accumulated depreciation with any resulting gain or loss reflected in income from operations. Amortization of property and equipment recorded under capital leases is included in depreciation expense. Interest expense incurred in connection with the expansion of the hospital is capitalized as part of the cost of the building until the expansion is operational, at which time depreciation begins using the straight-line method over the estimated useful life of the building.

Intangible Assets — Intangible assets consist of parking rights (“Parking Rights”), which are representative of the Company’s right to use a parking structure placed in service on September 30, 2003. The Parking Rights are recorded at a gross value of $0.5 million and are being amortized over 15 years. The cumulative amount of Parking Rights’ amortization at September 30, 2010 and 2009 was $0.2 million. Amortization expense recognized for Parking Rights totaled $32,000 for both years ended September 30, 2010 and 2009.

The estimated aggregate amortization expense for each of the five fiscal years succeeding the year ended September 30, 2010 is $32,000 per year.

Long-Lived Assets — Long-lived assets are evaluated for impairment when events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of these assets and their eventual disposition are less than their carrying amount. The determination of whether or not long-lived assets have become impaired involves a significant level of judgment in the assumptions underlying the approach used to determine the estimated future cash flows expected to result from the use of those assets. Changes in the Company’s strategy, assumptions and/or market conditions could significantly impact these judgments and require adjustments to recorded amounts of long-lived assets. No impairment charges of long-lived assets were necessary for the years ended September 30, 2010 and 2009.

Revenue Recognition — Amounts the Company receives for treatment of patients covered by governmental programs such as Medicare and Medicaid and other third-party payors such as commercial insurers, health

HEART HOSPITAL OF NEW MEXICO, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

maintenance organizations and preferred provider organizations are generally less than established billing rates. Payment arrangements with third-party payors may include prospectively determined rates per discharge or per visit, a discount from established charges, per diem payments, reimbursed costs (subject to limits) and/or other similar contractual arrangements. As a result, net revenue for services rendered to patients is reported at the estimated net realizable amounts as services are rendered. The Company accounts for the differences between the estimated realizable rates under the reimbursement program and the standard billing rates as contractual adjustments.

The majority of the Company’s contractual adjustments are system-generated at the time of billing based on either government fee schedules or fee schedules contained in managed care agreements with various insurance plans. Portions of the Company’s contractual adjustments are performed manually and these adjustments primarily relate to patients that have insurance plans with whom the Company does not have contracts containing discounted fee schedules, also referred to as non-contracted payors, patients that have secondary insurance plans following adjudication by the primary payor, uninsured self-pay patients and charity care patients. Estimates of contractual adjustments are made on a payor-specific basis and based on the best information available regarding the Company’s interpretation of the applicable laws, regulations and contract terms. While subsequent adjustments to the systematic contractual allowances can arise due to denials, short payments deemed immaterial for continued collection effort and a variety of other reasons, such amounts have not historically been significant.

The Company continually reviews the contractual estimation process to consider and incorporate updates to the laws and regulations and any changes in the contractual terms of its programs. Final settlements under some of these programs are subject to adjustment based on audit by third parties, which can take several years to determine. From a procedural standpoint, the Company subsequently adjusts those settlements as new information is obtained from audits or review by the fiscal intermediary, and, if the result of the fiscal intermediary audit or review impacts other unsettled and open cost reports, then the Company recognizes the impact of those adjustments. As such, the Company recognized net adjustments that decreased net revenue by $0.3 million and $1.3 million in the year ended September 30, 2010 and 2009, respectively.

A significant portion of the Company’s net revenue is derived from federal and state governmental healthcare programs, including Medicare and Medicaid, which, combined, accounted for 45% and 48% of the Company’s net revenue during the years ended September 30, 2010 and 2009, respectively. Medicare payments for inpatient acute services and certain outpatient services are generally made pursuant to a prospective payment system. Under this system, a hospital is paid a prospectively-determined fixed amount for each hospital discharge based on the patient’s diagnosis. Specifically, each discharge is assigned to a Medicare severity diagnosis-related group (“MS-DRG”). Based upon the patient’s condition and treatment during the relevant inpatient stay, each MS-DRG is assigned a fixed payment rate that is prospectively set using national average costs per case for treating a patient for a particular diagnosis. The MS-DRG rates are adjusted by an update factor each federal fiscal year, which begins on October 1. The update factor is determined, in part, by the projected increase in the cost of goods and services that are purchased by hospitals, referred to as the market basket index. MS-DRG payments do not consider the actual costs incurred by a hospital in providing a particular inpatient service; however, MS-DRG payments are adjusted by a predetermined adjustment factor assigned to the geographic area in which the hospital is located. While hospitals generally do not receive direct payment in addition to a MS-DRG payment, hospitals may qualify for additional capital-related costs reimbursement and outlier payments from Medicare under specific circumstances. Medicare payments for non-acute services, certain outpatient services, medical equipment, and education costs are made based on a cost reimbursement methodology and are under transition to various methodologies involving prospectively determined rates. The Company is reimbursed for cost-reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports by the Company and audits thereof by the

HEART HOSPITAL OF NEW MEXICO, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

Medicare fiscal intermediary. Medicaid payments for inpatient and outpatient services are made at prospectively determined amounts and cost based reimbursement, respectively.

The Company provides care to patients who meet certain criteria under its charity care policy without charge or at amounts less than its established rates. Any discounts provided to these patients are recorded as a reduction to gross patient revenue. During the years ended September 30, 2010 and 2009, the Company provided charity care of $0.2 million and $0.5 million, respectively.

Advertising — Advertising costs are expensed as incurred. During the years ended September 30, 2010 and 2009, the Company incurred $0.5 million and $0.7 million, respectively, of advertising expenses.

Income Taxes — The Company has elected to be treated as a limited liability company for federal and state income tax purposes. As such, all taxable income or loss of the Company is included in the income tax returns of the respective members. Accordingly, no provision has been made for federal or state income taxes in the accompanying financial statements.

Members’ Share of Net Income and Loss — In accordance with the operating agreement, net income and loss are first allocated to the members based on their respective ownership percentages. If the cumulative losses of the Company exceed its initial capitalization and committed capital obligations of the members, New Mexico Hospital Management, Inc., the Company’s managing member will recognize a disproportionate share of the Company’s losses that otherwise would be allocated to all of its members on a pro rata basis. In such cases, New Mexico Hospital Management, Inc. will recognize a disproportionate share of the Company’s future profits to the extent it has previously recognized a disproportionate share of the Company’s losses.

New Accounting Pronouncements — In August 2010, the FASB issued Accounting Standard Updates (“ASU”) 2010-24, “Health Care Entities (Topic 954): Presentation of Insurance Claims and Related Insurance Recoveries,” which clarifies that a health care entity should not net insurance recoveries against a related claim liability. The guidance provided in this ASU is effective as of the beginning of the first fiscal year beginning after December 15, 2010, fiscal 2012 for the Company. The Company is evaluating the potential impacts the adoption of this ASU will have on its financial statements.

In August 2010, the FASB issued ASU 2010-23, “Health Care Entities (Topic 954): Measuring Charity Care for Disclosure,” which requires a company in the healthcare industry to use its direct and indirect costs of providing charity care as the measurement basis for charity care disclosures. This ASU also requires additional disclosures of the method used to identify such costs. The guidance provided in this ASU is effective for fiscal years beginning after December 15, 2010, fiscal 2012 for the Company. The adoption of this ASU is not expected to have any impact on its financial position or results of operations.

3.	Accounts Receivable

Accounts receivable, net, at September 30 is as follows:

	2010	2009

Receivables, principally from patients and third-party payors	$18,176	$17,469
Other receivables	130	193

	18,306	17,662
Allowance for doubtful accounts	(9,108)	(9,750)

Accounts receivable, net	$9,198	$7,912

HEART HOSPITAL OF NEW MEXICO, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

Activity for the allowance for doubtful accounts for the years ended September 30 is as follows:

	2010	2009

Balance, beginning of year	$9,750	$6,294
Bad debt expense	5,438	5,303
Write-offs, net of recoveries	(6,080)	(1,847)

Balance, end of year	$9,108	$9,750

4.	Property and Equipment

Property and equipment, net, at September 30 is as follows:

	2010	2009

Land and improvements	$2,363	$2,347
Buildings and improvements	21,930	20,548
Equipment and software	26,450	20,080
Construction in progress	—	2,335

	50,743	45,310
Less accumulated depreciation	(22,497)	(20,291)

	$28,246	$25,019

5.	Obligations under Capital Leases

The Company has entered into various capital leases for certain equipment to be used by the Company. Amortization of the capitalized amounts is included in depreciation expense. These obligations bear interest at rates ranging from 5.05% to 7.86%, and payments of principal and interest are due monthly through June 2015. Total assets under these capital leases (net of accumulated depreciation of $2.6 million and $1.2 million, respectively) at September 30, 2010 and 2009, are $7.0 million and $1.4 million, respectively, and are included in property and equipment, net, in the accompanying financial statements. Lease payments during the years ended September 30, 2010 and 2009, were $1.8 million and $1.0 million, respectively, and included interest of $0.3 million and $0.2 million, respectively.

The future minimum lease payments as of September 30, 2010, are due as follows:

Fiscal Year:
2011	$2,428
2012	1,929
2013	1,474
2014	1,327
2015	652
Thereafter	—

Total future minimum lease payments	7,810
Less amounts representing interest	(868)

Present value of capital lease obligation	6,942
Less: current portion	(2,072)

$4,870

HEART HOSPITAL OF NEW MEXICO, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

6.	Commitments and Contingencies

Operating Leases — The Company leases equipment under noncancelable operating leases. The total rent expense under these operating leases was $0.2 million during the years ended September 30, 2010 and 2009, and is included in other operating expenses on the statements of income. The future minimum payments on noncancelable operating leases are $0.1 million during fiscal 2011.

Commitments — The Company provides guarantees to certain non-investor physician groups for funds required to operate and maintain services for the benefit of the hospital’s patients including emergency care services and anesthesiology services, among others. These guarantees extend for the duration of the underlying service agreements. At September 30, 2010, the maximum potential future payment that the Company could be required to make under these guarantees was $5.9 million through June 2013. The Company would be required to pay this maximum amount only if none of the physician groups collected fees for services performed during the guarantee period. At September 30, 2010 the Company has recorded a liability of $4.0 million for the fair value of these guarantees, of which $2.3 million is in other accrued liabilities and $1.7 million is in other long-term obligations on the balance sheets. Additionally, the Company has recorded an asset of $4.0 million representing the future services to be provided by the physicians, of which $2.3 million is in prepaid expenses and other current assets and $1.7 million is in other assets on the balance sheets.

Contingencies — Laws and regulations governing the Medicare and Medicaid programs are complex, subject to interpretation and may be modified. The Company believes that it is in compliance with such laws and regulations and it is not aware of any investigations involving allegations of potential wrongdoing. However, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action, including substantial fines and criminal penalties, as well as repayment of previously billed and collected revenue from patient services and exclusion from the Medicare and Medicaid programs. Medicare and Medicaid cost reports have been audited by the fiscal intermediary through September 30, 2006 and September 30, 2008, respectively.

In March 2010, the U.S. Department of Justice (“DOJ”) issued a civil investigative demand (“CID”) pursuant to the federal False Claims Act to the Company. The CID requested information regarding Medicare claims submitted by the Company in connection with the implantation of implantable cardioverter defibrillators (“ICDs”) during the period 2002 to the present. The Company has complied with all information requested by the DOJ. The Company is unable to evaluate the outcome of this investigation at this time; however, ICD revenue is a material component of total net revenue and this investigation could have a material adverse effect on the Company’s financial condition and results of operations.

7.	Related-Party Transactions

During 2006, the Company entered into a real estate mortgage loan with MedCath for the amount of $23.9 million. The real estate mortgage loan had a ten-year term, requiring interest only payments fixed at 8.5% until maturity in November 2016, when the principal was due. On June 24, 2010, the real estate mortgage loan was amended to reduce the interest rate to 6.69% and provide for monthly principal and interest payments of $183,000 through May 2017, when the remaining principal is due. The real estate mortgage loan is collateralized by a pledge of land, buildings and fixtures, and certain other assets of the Company. The outstanding balance of this loan at September 30, 2010 and 2009 was $23.7 million and $23.9 million, respectively.

MedCath also provides working capital to the Company in the form of advances under a working capital loan with a maximum borrowing limit of $10.0 million. The working capital loan has no specified due date and is callable on demand by MedCath. At the request of the Company and upon the election of MedCath, an additional $9.0 million can be advanced, for an aggregate amount of $19.0 million. This loan is collateralized

HEART HOSPITAL OF NEW MEXICO, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

by the Company’s accounts receivable from patient services. The total outstanding for these advances were $0.4 million as of September 30, 2010 and 2009, which bore interest at the Prime rate plus 1% (4.25% at September 30, 2010 and 2009).

Future maturities of the above loans payable to affiliates as of September 30, 2010, are as follows:

Fiscal year:
2011	$1,012
2012	642
2013	691
2014	740
2015	791
Thereafter	20,254

$24,130

In addition to the loans payable above, at September 30, 2010 and 2009, $133,000 and $90,000, respectively is recorded as due to affiliate in the balance sheets for the amount of accrued interest related to the above loans due to MedCath by the Company.

MedCath allocated corporate expenses to the Company for costs in the following categories, which are included in operating expenses in the statements of operations, during the years ended September 30:

	2010	2009

Hospital management, salaries, and benefits	$289	$282
Interest expense on borrowings	1,949	2,067
Management fees	1,333	1,350
Hospital employee group insurance	2,794	2,668
Other	2,234	2,211

	$8,599	$8,578

The other category above consists primarily of support services provided by MedCath and consolidated purchased services paid for by MedCath for which it receives reimbursement at cost in lieu of the Company incurring these services directly. Support services include, but are not limited to training, treasury and development. Consolidated purchased services include, but are not limited to insurance coverage, professional services, software maintenance and licenses purchased by MedCath under its consolidated purchasing programs and agreements with third-party vendors for the direct benefit of the Company. At both September 30, 2010 and 2009, $59,000 is outstanding for these corporate allocated expenses.

Various physicians who are owners within the Physician Members’ group are contractually paid on-call and medical director fees which totaled $1.7 million and $1.2 million for the years ended September 30, 2010 and 2009, respectively, which are included within operating expenses. At September 30, 2010 and 2009, $151,000 and $141,000, respectively, are outstanding related to these fees.

8.	Employee Benefit Plan

The Company participates in MedCath’s defined contribution retirement savings plan (the “401(k) Plan”), which covers all employees. The 401(k) Plan allows employees to contribute from 1% to 50% of their annual compensation on a pretax basis. The Company, at its discretion, may make an annual contribution of up to 40% of an employee’s pretax contribution, up to a maximum of 6% of compensation. The Company’s

HEART HOSPITAL OF NEW MEXICO, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

contributions to the 401(k) Plan were $0.3 million and $0.2 million during the years ended September 30, 2010 and 2009, respectively.

9.	Litigation and Related Professional Liability Insurance Coverage

The Company is involved in various claims and legal actions in the ordinary course of business, including malpractice claims arising from services provided to patients that have been asserted by various claimants and additional claims that may be asserted for known incidents through September 30, 2010. These claims and legal actions are in various stages, and some may ultimately be brought to trial. Moreover, additional claims arising from services provided to patients in the past and other legal actions may be asserted in the future. The Company is protecting its interest in all such claims and actions.

Management does not believe, based on the Company’s experience with past litigation and taking into account the applicable liability insurance coverage and the expectations of counsel with respect to the amount of potential liability, the outcome of any such claims and litigation, individually or in the aggregate, will have a materially adverse effect on the Company’s financial position or results of operations.

During June 2010 and 2009, MedCath entered into a one-year claims-made policy providing coverage for medical malpractice claim amounts in excess of $2.0 million of retained liability per claim in the aggregate inclusive of the Company. Because of the Company’s self-insured retention levels, the Company is required to recognize an estimated expense/liability for the amount of our retained liability applicable to each malpractice claim. As of September 30, 2010 and 2009, the total estimated liability for the Company’s self-insured retention on medical malpractice claims, including an estimated amount for incurred but not reported claims, is $0.6 million and $1.3 million, respectively, which is included in other accrued liabilities in the Company’s balance sheets. The Company maintains this reserve based on actuarial estimates using the Company’s historical experience with claims and assumptions about future events.

10.	Subsequent Event

On May 9, 2011, MedCath announced that it had entered into a definitive agreement, along with it physician partners, to sell certain assets and liabilities of the Company (the “Transaction”). The closing of the Transaction is conditioned upon, among other customary conditions, approval of the holders of a majority of the shares of MedCath’s common stock. MedCath anticipates that it will receive approximately $62.0 million from the sale of the Company after liquidation of retained net working capital and the payment of taxes and closing costs.

******

Heart Hospital of
New Mexico, LLC

Unaudited Financial Statements as of and for the
Three and Six Month Periods Ended March 31, 2011 and 2010

HEART HOSPITAL OF NEW MEXICO, LLC

HEART HOSPITAL OF NEW MEXICO, LLC
BALANCE SHEETS

	March 31,	September 30,
	2011	2010
	(Unaudited)
	(In thousands)

Current assets:
Cash	$10,379	$9,258
Accounts receivable, net	10,688	9,198
Medical supplies	1,842	1,932
Prepaid expenses and other current assets	2,196	2,921

Total current assets	25,105	23,309
Property and equipment, net	26,892	28,246
Intangible assets, net	237	253
Other assets	1,234	1,766

Total assets	$53,468	$53,574

Current liabilities:
Accounts payable	$3,131	$2,605
Accrued compensation and benefits	1,679	1,863
Other accrued liabilities	2,497	3,667
Due to affiliate	59	192
Short-term borrowings and current portion of loans payable to affiliate	1,300	1,012
Current portion of obligations under capital leases	2,070	2,072

Total current liabilities	10,736	11,411
Loans payable to affiliate	22,798	23,118
Obligations under capital leases	3,850	4,870
Other long-term obligations	1,218	1,749

Total liabilities	38,602	41,148
Members’ capital	14,866	12,426

Total liabilities and members’ capital	$53,468	$53,574

See notes to unaudited financial statements.

HEART HOSPITAL OF NEW MEXICO, LLC
STATEMENTS OF INCOME

	Three Months Ended March		Six Months Ended March 31,
	2011	2010	2011	2010
	(Unaudited)
	(In thousands)

Net revenue	$18,991	$21,031	$38,604	$41,145
Operating expenses:
Personnel expense	5,510	5,455	10,763	11,062
Medical supplies expense	4,986	5,688	9,386	10,921
Bad debt expense	1,071	1,213	2,817	2,764
Other operating expenses	4,260	4,446	8,495	8,701
Depreciation	794	604	1,615	1,211
Amortization	8	8	16	16
Loss on disposal of property, equipment and other assets	6	—	7	8

Total operating expenses	16,635	17,414	33,099	34,683

Income from operations	2,356	3,617	5,505	6,462
Other income (expenses):
Interest expense	(486)	(550)	(991)	(1,130)
Interest and other income	8	8	18	17

Total other expenses, net	(478)	(542)	(973)	(1,113)

Net income	$1,878	$3,075	$4,532	$5,349

See notes to unaudited financial statements.

HEART HOSPITAL OF NEW MEXICO, LLC
STATEMENTS OF MEMBERS’ CAPITAL

	New Mexico	New Mexico	Southwest
	Hospital	Heart	Cardiology
	Management,	Institute,	Associates,	Physician
	Inc.	LLC	LLC	Members	Total
	(Unaudited)
	(In thousands)

Balance, September 30, 2010	$9,296	$1,856	$1,232	$42	$12,426
Distributions to members	(1,565)	(314)	(209)	(4)	(2,092)
Net income	3,390	680	453	9	4,532

Balance, March 31, 2011	$11,121	$2,222	$1,476	$47	$14,866

See notes to unaudited financial statements.

HEART HOSPITAL OF NEW MEXICO, LLC
STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
	2011	2010
	(Unaudited)
	(In thousands)

Net income	$4,532	$5,349
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	2,817	2,764
Depreciation	1,615	1,211
Amortization	16	16
Loss on disposal of property, equipment and other assets	7	8
Change in assets and liabilities that relate to operations:
Accounts receivable	(4,307)	(4,897)
Medical supplies	90	(5)
Prepaid expenses and other assets	(144)	(201)
Accounts payable and accrued liabilities	31	(16)
Due to affiliate	139	127

Net cash provided by operating activities	4,796	4,356
Investing activities:
Purchases of property and equipment	(259)	(2,301)
Proceeds from sale of property and equipment	1	—
Changes in restricted cash	1	—

Net cash used in investing activities	(257)	(2,301)
Financing activities:
Repayments of obligations under capital leases	(1,022)	(658)
Repayments of loans payable to affiliate	(304)	—
Distributions to members	(2,092)	(9,300)

Net cash used in financing activities	(3,418)	(9,958)
Net increase (decrease) in cash	1,121	(7,903)
Cash:
Beginning of year	9,258	12,542

End of year	$10,379	$4,639

Supplemental schedule of non-cash investing and financing activities:
Equipment financed under capital leases	$—	$3,755

See notes to unaudited financial statements.

HEART HOSPITAL OF NEW MEXICO, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS
(All tables in thousands)

1.	Business and Basis of Presentation

Heart Hospital of New Mexico, LLC (the “Company”) is a New Mexico limited liability company that was formed on February 18, 1998, to develop, own and operate an acute-care hospital located in Albuquerque, New Mexico, specializing in all aspects of cardiology and cardiovascular surgery. The hospital commenced operations on October 18, 1999.

New Mexico Hospital Management, Inc., an indirect wholly owned subsidiary of MedCath Corporation (“MedCath”), held a 75.0% interest in the Company. New Mexico Heart Institute, LLC and Southwest Cardiology Associates, LLC (collectively the “Group Members”) held a 15.0% and 10.0% interest, respectively.

Effective December 31, 2009, MedCath sold 0.2% of its interest in the Company to certain physicians (the “Physician Members”) for $140,000, which reduced MedCath’s ownership interest in the Company to 74.8%. The Group Members continued to hold 25.0% and the physician Members’ ownership interest in the Company is 0.2%.

New Mexico Hospital Management, Inc. acts as the managing member in accordance with the Company’s operating agreement. The Company will cease to exist on December 31, 2097, unless the members elect earlier dissolution.

Basis of Presentation — The Company’s unaudited interim financial statements as of March 31, 2011 and for the three and six months ended March 31, 2011 and 2010 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). These unaudited interim financial statements reflect, in the opinion of management, all material adjustments necessary to fairly state the results of operations and financial position for the periods presented.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the SEC, although the Company believes the disclosures are adequate to make the information presented not misleading. The unaudited interim financial statements and notes thereto should be read in conjunction with the Company’s unaudited financial statements and notes thereto for the fiscal year ended September 30, 2010 included elsewhere in this proxy.

2.	Summary of Significant Accounting Policies

Fair Value of Financial Instruments — The Company considers the carrying amounts of significant classes of financial instruments on the balance sheets to be reasonable estimates of fair value due either to their length to maturity or the existence of variable interest rates underlying such financial instruments that approximate prevailing market rates at March 31, 2011 and September 30, 2010.

The Company’s significant classes of financial instruments on the balance sheets, for which the carrying amounts and estimated fair values differ are as follows:

	March 31, 2011		September 30, 2010
	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value

Fixed rate loan payable to affiliate	$23,419	$24,488	$23,722	$26,069

The fair value of the Company’s fixed rate loan payable to affiliate was estimated using discounted cash flow analyses, based on the Company’s incremental borrowing rates at the respective reporting dates for similar types of arrangements.

HEART HOSPITAL OF NEW MEXICO, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

Cash — At both March 31, 2011 and September 30, 2010, the Company has included in prepaid expenses and other current assets on the accompanying balance sheets cash balances of $0.3 million, which are restricted to meet the current amount of affiliate debt and interest payments.

Intangible Assets — Intangible assets consist of parking rights (“Parking Rights”), which are representative of the Company’s right to use a parking structure placed in service on September 30, 2003. The Parking Rights are recorded at a gross value of $0.5 million and are being amortized over 15 years. The cumulative amount of Parking Rights’ amortization at March 31, 2011 and September 30, 2010 was $0.2 million. Amortization expense recognized for Parking Rights totaled $16,000 for both the six months ended March 31, 2011 and 2010.

New Accounting Pronouncements — In August 2010, the FASB issued Accounting Standard Updates (“ASU”) 2010-24, “Health Care Entities (Topic 954): Presentation of Insurance Claims and Related Insurance Recoveries,” which clarifies that a health care entity should not net insurance recoveries against a related claim liability. The guidance provided in this ASU is effective as of the beginning of the first fiscal year beginning after December 15, 2010, fiscal 2012 for the Company. The Company is evaluating the potential impacts the adoption of this ASU will have on its financial statements.

In August 2010, the FASB issued ASU 2010-23, “Health Care Entities (Topic 954): Measuring Charity Care for Disclosure,” which requires a company in the healthcare industry to use its direct and indirect costs of providing charity care as the measurement basis for charity care disclosures. This ASU also requires additional disclosures of the method used to identify such costs. The guidance provided in this ASU is effective for fiscal years beginning after December 15, 2010, fiscal 2012 for the Company. The adoption of this ASU is not expected to have any impact on its financial position or results of operations.

3.	Accounts Receivable

Accounts receivable, net is as follows:

	March 31,	September 30,
	2011	2010

Receivables, principally from patients and third-party payors	$21,770	$18,176
Other receivables	82	130

	21,852	18,306
Allowance for doubtful accounts	(11,164)	(9,108)

Accounts receivable, net	$10,688	$9,198

4.	Commitments and Contingencies

Commitments — The Company provides guarantees to certain non-investor physician groups for funds required to operate and maintain services for the benefit of the hospital’s patients including emergency care services and anesthesiology services, among others. These guarantees extend for the duration of the underlying service agreements. At March 31, 2011, the maximum potential future payment that the Company could be required to make under these guarantees was $5.9 million through June 2013. The Company would be required to pay this maximum amount only if none of the physician groups collected fees for services performed during the guarantee period. At March 31, 2011 the Company has recorded a liability of $2.6 million for the fair value of these guarantees, of which $1.4 million is in other accrued liabilities and $1.2 million is in other long-term obligations on the balance sheets. Additionally, at March 31, 2011, the Company has recorded an asset of $2.6 million representing the future services to be provided by the physicians, of which $1.4 million is in prepaid expenses and other current assets and $1.2 million is in other assets on the balance sheet.

HEART HOSPITAL OF NEW MEXICO, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

Contingencies — Laws and regulations governing the Medicare and Medicaid programs are complex, subject to interpretation and may be modified. The Company believes that it is in compliance with such laws and regulations and it is not aware of any investigations involving allegations of potential wrongdoing. However, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action, including substantial fines and criminal penalties, as well as repayment of previously billed and collected revenue from patient services and exclusion from the Medicare and Medicaid programs. Medicare and Medicaid cost reports have been audited by the fiscal intermediary through September 30, 2006 and September 30, 2008, respectively.

In March 2010, the U.S. Department of Justice (“DOJ”) issued a civil investigative demand (“CID”) pursuant to the federal False Claims Act to the Company. The CID requested information regarding Medicare claims submitted by the Company in connection with the implantation of implantable cardioverter defibrillators (“ICDs”) during the period 2002 to the present. The Company has complied with all information requested by the DOJ. The Company is unable to evaluate the outcome of this investigation at this time; however, ICD revenue is a material component of total net revenue and the results of this investigation could have a material adverse effect on the Company’s financial condition, results of operations and cash flows.

5.	Related-Party Transactions

During 2006, the Company entered into a real estate mortgage loan with MedCath for the amount of $23.9 million. The real estate mortgage loan had a ten-year term, requiring interest only payments fixed at 8.5% until maturity in November 2016, when the principal was due. On June 24, 2010, the real estate mortgage loan was amended to reduce the interest rate to 6.69% and provide for monthly principal and interest payments of $183,000 through May 2017, when the remaining principal is due. The real estate mortgage loan is collateralized by a pledge of land, buildings and fixtures, and certain other assets of the Company. The outstanding balance of this loan at March 31, 2011 and September 30, 2010 was $23.4 million and $23.7 million, respectively.

MedCath also provides working capital to the Company in the form of advances under a working capital loan with a maximum borrowing limit of $10.0 million. The working capital loan has no specified due date and is callable on demand by MedCath. At the request of the Company and upon the election of MedCath, an additional $9.0 million can be advanced, for an aggregate amount of $19.0 million. This loan is collateralized by the Company’s accounts receivable from patient services. The total outstanding for these advances were $0.5 million and $0.4 million as of March 31, 2011 and September 30, 2010, respectively, which bore interest at the Prime rate plus 1% (4.25% at March 31, 2011 and September 30, 2010).

In addition to the loans payable above, at March 31, 2011 and September 30, 2010, $135,000 and $133,000, respectively is recorded as due to affiliate in the balance sheets for the amount of accrued interest related to the above loans due to MedCath by the Company.

MedCath allocated corporate expenses to the Company for costs relative to hospital management salaries, interest expense on borrowings, management fees and employee group insurance, which are included in operating expenses in the statements of operations. Such allocated costs amounted to $4.3 million and $4.4 million during the six months ended March 31, 2011 and 2010, respectively.

At March 31, 2011 and September 30, 2010, $59,000 is outstanding for these corporate allocated expenses.

6.	Litigation and Related Professional Liability Insurance Coverage

The Company is involved in various claims and legal actions in the ordinary course of business, including malpractice claims arising from services provided to patients that have been asserted by various claimants and

HEART HOSPITAL OF NEW MEXICO, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

additional claims that may be asserted for known incidents through March 31, 2011. These claims and legal actions are in various stages, and some may ultimately be brought to trial. Moreover, additional claims arising from services provided to patients in the past and other legal actions may be asserted in the future. The Company is protecting its interest in all such claims and actions.

Management does not believe, based on the Company’s experience with past litigation and taking into account the applicable liability insurance coverage and the expectations of counsel with respect to the amount of potential liability, the outcome of any such claims and litigation, individually or in the aggregate, will have a materially adverse effect on the Company’s financial position or results of operations.

During June 2010 and 2009, MedCath entered into a one-year claims-made policy providing coverage for medical malpractice claim amounts in excess of $2.0 million of retained liability per claim in the aggregate inclusive of the Company. Because of the Company’s self-insured retention levels, the Company is required to recognize an estimated expense/liability for the amount of our retained liability applicable to each malpractice claim. As of March 31, 2011 and September 30, 2010, the total estimated liability for the Company’s self-insured retention on medical malpractice claims, including an estimated amount for incurred but not reported claims, is $0.4 million and $0.6 million, respectively, which is included in other accrued liabilities in the Company’s balance sheets. The Company maintains this reserve based on actuarial estimates using the Company’s historical experience with claims and assumptions about future events.

7.	Subsequent Event

On May 9, 2011, MedCath announced that it had entered into a definitive agreement, along with it physician partners, to sell certain assets and liabilities of the Company (the “Transaction”). The closing of the Transaction is conditioned upon, among other customary conditions, approval of the holders of a majority of the shares of MedCath’s common stock. MedCath anticipates that it will receive approximately $62.0 million from the sale of the Company after liquidation of retained net working capital and the payment of taxes and closing costs.

******

MedCath of Little
Rock, LLC

Unaudited Financial Statements as of and for
the Years Ended September 30, 2010 and 2009

MEDCATH OF LITTLE ROCK, LLC

MEDCATH OF LITTLE ROCK, LLC

BALANCE SHEETS

	September 30,
	2010	2009
	(Unaudited)
	(In thousands)

Current assets:
Cash	$2	$2
Accounts receivable, net	11,958	12,137
Medical supplies	3,365	2,897
Due from affiliate	10,366	8,124
Prepaid expenses and other current assets	2,104	2,095

Total current assets	27,795	25,255
Property and equipment, net	41,144	45,382
Other assets	72	103

Total assets	$69,011	$70,740

Current liabilities:
Accounts payable	$4,408	$5,718
Accrued compensation and benefits	3,424	2,614
Other accrued liabilities	3,783	4,018
Due to affiliate	356	621
Current portion of loans payable to affiliate	26,757	2,215
Current portion of obligation under capital lease	53	51

Total current liabilities	38,781	15,237
Loans payable to affiliate	2,848	27,056
Obligation under capital lease	174	228
Other long-term obligations	49	—

Total liabilities	41,852	42,521
Commitments and contingencies (See Note 6)	—	—
Members’ capital	27,159	28,219

Total liabilities and members’ capital	$69,011	$70,740

See notes to unaudited financial statements.

MEDCATH OF LITTLE ROCK, LLC

STATEMENTS OF INCOME

	Year Ended September 30,
	2010	2009
	(Unaudited)
	(In thousands)

Net revenue	$117,843	$117,650
Operating expenses:
Personnel expense	36,291	36,346
Medical supplies expense	36,847	34,860
Bad debt expense	11,355	13,058
Other operating expenses	16,059	15,469
Depreciation	5,334	5,150
Loss (gain) on disposal of property, equipment and other assets	24	(4)

Total operating expenses	105,910	104,879

Income from operations	11,933	12,771
Other income (expenses):
Interest expense	(1,039)	(1,334)
Interest and other income	42	25

Total other expenses, net	(997)	(1,309)

Net income	$10,936	$11,462

See notes to unaudited financial statements.

MEDCATH OF LITTLE ROCK, LLC

STATEMENTS OF MEMBERS’ CAPITAL

			Receivable
	MedCath of		from
	Arkansas,	Physician	Physician
	Inc.	Members	Members	Total
	(Unaudited)
	(In thousands)

Balance, September 30, 2008	$23,437	$9,885	$(63)	$33,259
Distributions to members	(11,605)	(4,895)	(2)	(16,502)
Net income	8,061	3,401	—	11,462

Balance, September 30, 2009	19,893	8,391	(65)	28,219
Distributions to members	(8,440)	(3,560)	4	(11,996)
Net income	7,691	3,245	—	10,936

Balance, September 30, 2010	$19,144	$8,076	$(61)	$27,159

See notes to unaudited financial statements.

MEDCATH OF LITTLE ROCK, LLC

STATEMENTS OF CASH FLOWS

	Year Ended September 30,
	2010	2009
	(Unaudited)
	(In thousands)

Net income	$10,936	$11,462
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	11,355	13,058
Depreciation	5,334	5,150
Loss (gain) on disposal of property, equipment and other assets	24	(4)
Change in assets and liabilities that relate to operations:
Accounts receivable	(11,176)	(13,831)
Medical supplies	(468)	(925)
Prepaid expenses and other assets	6	4,380
Accounts payable and accrued liabilities	(519)	(4,088)
Due to affiliate	(265)	(23)

Net cash provided by operating activities	15,227	15,179
Investing activities:
Purchases of property and equipment	(1,288)	(5,050)
Proceeds from sale of property and equipment	9	52
Due from affiliate	(2,242)	8,521
Restricted cash	8	3

Net cash provided by (used in) investing activities	(3,513)	3,526
Financing activities:
Repayments of obligation under capital lease	(52)	(3)
Proceeds from loans payable to affiliate	3,000	—
Repayments of loans payable to affiliates	(2,666)	(2,200)
Distributions to members	(11,996)	(16,502)

Net cash used in financing activities	(11,714)	(18,705)
Net change in cash	—	—
Cash:
Beginning of year	2	2

End of year	$2	$2

Supplemental cash flow disclosures:
Interest paid	$1,036	$1,356

Capital expenditures financed by capital leases	$—	$282

See notes to unaudited financial statements.

MEDCATH OF LITTLE ROCK, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS
(All tables in thousands)

1.	Organization

MedCath of Little Rock, LLC (the “Company”) is a North Carolina limited liability company that was formed on July 12, 1995, to develop, own, and operate an acute-care hospital located in Little Rock, Arkansas, specializing in all aspects of cardiology and cardiovascular surgery. The hospital commenced operations on March 3, 1997. At September 30, 2010 and 2009, MedCath of Arkansas, Inc., an indirectly wholly owned subsidiary of MedCath Corporation (“MedCath”), held a 70.33% interest in the Company, and physician members held the remaining 29.67% interest.

MedCath of Arkansas, Inc. acts as the managing member in accordance with the Company’s operating agreement. The Company will cease to exist on December 31, 2035, unless the members elect earlier dissolution. The termination date may be extended for up to an additional 40 years in five-year increments at the election of MedCath of Arkansas, Inc.

2.	Summary of Significant Accounting Policies

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and related disclosures of contingent assets and liabilities in the financial statements and accompanying notes. There is a reasonable possibility that actual results may vary significantly from those estimates.

Fair Value of Financial Instruments — The Company considers the carrying amounts of significant classes of financial instruments on the balance sheets to be reasonable estimates of fair value due either to their length to maturity or the existence of variable interest rates underlying such financial instruments that approximate prevailing market rates at September 30, 2010 and 2009. The Company’s other significant classes of financial instruments on the balance sheets for which the carrying amounts and estimated fair values differ at September 30, are as follows:

	2010		2009
	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value

Fixed rate loan payable to affiliate, including current portion	$3,908	$4,049	$1,844	$1,915

Cash — Cash consists of currency on hand and demand deposits with financial institutions. The Company has included in accounts payable on the accompanying balance sheets negative cash balances totaling approximately $1.1 million and $0.9 million at September 30, 2010 and 2009, respectively. At September 30, 2010 and 2009, the Company has included in prepaid expenses and other current assets on the accompanying balance sheets cash balances of $0.2 million, which are restricted to meet the current affiliate debt and interest payments.

Concentrations of Credit Risk — The Company grants credit without collateral to its patients, most of whom are insured under payment arrangements with third-party payors, including Medicare, Medicaid, and commercial insurance carriers. The following table summarizes the percentage of net realizable accounts receivable from all payors at September 30:

	2010	2009

Medicare and Medicaid	47%	47%
Commercial and Other	34%	35%
Self-pay	19%	18%

	100%	100%

MEDCATH OF LITTLE ROCK, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

Allowance for Doubtful Accounts — Accounts receivable primarily consist of amounts due from third-party payors and patients. To provide for accounts receivable that could become uncollectible in the future, the Company establishes an allowance for doubtful accounts to reduce the carrying value of such receivables to their estimated net realizable value. The Company estimates this allowance based on such factors as payor mix, aging and its historical collection experience and write-offs.

Medical Supplies — Medical supplies consist primarily of supplies necessary for diagnostics, catheterization and surgical procedures and general patient care and are stated at the lower of first-in, first-out cost or market.

Property and Equipment — Property and equipment are recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the assets, which generally range from 25 to 40 years for buildings and improvements, 25 years for land improvements, and from 3 to 10 years for equipment, furniture and software. Repairs and maintenance costs are charged to operating expense while betterments are capitalized as additions to the related assets. Retirements, sales, and disposals of assets are recorded by removing the related cost and accumulated depreciation with any resulting gain or loss reflected in income from operations. Amortization of property and equipment recorded under capital leases is included in depreciation expense. Interest expense incurred in connection with the expansion of the hospital is capitalized as part of the cost of the building until the expansion is operational, at which time depreciation begins using the straight-line method over the estimated useful life of the building. No interest was capitalized during the years ended September 30, 2010 and 2009.

Long-Lived Assets — Long-lived assets are evaluated for impairment when events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of these assets and their eventual disposition are less than their carrying amount. The determination of whether or not long-lived assets have become impaired involves a significant level of judgment in the assumptions underlying the approach used to determine the estimated future cash flows expected to result from the use of those assets. Changes in the Company’s strategy, assumptions and/or market conditions could significantly impact these judgments and require adjustments to recorded amounts of long-lived assets. No impairment charges of long-lived assets were necessary for the years ended September 30, 2010 and 2009.

Revenue Recognition — Amounts the Company receives for treatment of patients covered by governmental programs such as Medicare and Medicaid and other third-party payors such as commercial insurers, health maintenance organizations and preferred provider organizations are generally less than established billing rates. Payment arrangements with third-party payors may include prospectively determined rates per discharge or per visit, a discount from established charges, per diem payments, reimbursed costs (subject to limits) and/or other similar contractual arrangements. As a result, net revenue for services rendered to patients is reported at the estimated net realizable amounts as services are rendered. The Company accounts for the differences between the estimated realizable rates under the reimbursement program and the standard billing rates as contractual adjustments.

The majority of the Company’s contractual adjustments are system-generated at the time of billing based on either government fee schedules or fee schedules contained in managed care agreements with various insurance plans. Portions of the Company’s contractual adjustments are performed manually and these adjustments primarily relate to patients that have insurance plans with whom the Company does not have contracts containing discounted fee schedules, also referred to as non-contracted payors, patients that have secondary insurance plans following adjudication by the primary payor, uninsured self-pay patients and charity care patients. Estimates of contractual adjustments are made on a payor-specific basis and based on the best information available regarding the Company’s interpretation of the applicable laws, regulations and contract terms. While subsequent adjustments to the systematic contractual allowances can arise due to denials, short

MEDCATH OF LITTLE ROCK, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

payments deemed immaterial for continued collection effort and a variety of other reasons, such amounts have not historically been significant.

The Company continually reviews the contractual estimation process to consider and incorporate updates to the laws and regulations and any changes in the contractual terms of its programs. Final settlements under some of these programs are subject to adjustment based on audit by third parties, which can take several years to determine. From a procedural standpoint, the Company subsequently adjusts those settlements as new information is obtained from audits or review by the fiscal intermediary, and, if the result of the fiscal intermediary audit or review impacts other unsettled and open cost reports, then the Company recognizes the impact of those adjustments. As such, the Company recognized net adjustments that increased net revenue by $41,000 and $77,000, respectively, in the years ended September 30, 2010 and 2009.

A significant portion of the Company’s net revenue is derived from federal and state governmental healthcare programs, including Medicare and Medicaid, which, combined, accounted for 66% and 61% of the Company’s net revenue during the years ended September 30, 2010 and 2009, respectively. Medicare payments for inpatient acute services and certain outpatient services are generally made pursuant to a prospective payment system. Under this system, a hospital is paid a prospectively-determined fixed amount for each hospital discharge based on the patient’s diagnosis. Specifically, each discharge is assigned to a Medicare severity diagnosis-related group (“MS-DRG”). Based upon the patient’s condition and treatment during the relevant inpatient stay, each MS-DRG is assigned a fixed payment rate that is prospectively set using national average costs per case for treating a patient for a particular diagnosis. The MS-DRG rates are adjusted by an update factor each federal fiscal year, which begins on October 1. The update factor is determined, in part, by the projected increase in the cost of goods and services that are purchased by hospitals, referred to as the market basket index. MS-DRG payments do not consider the actual costs incurred by a hospital in providing a particular inpatient service; however, MS-DRG payments are adjusted by a predetermined adjustment factor assigned to the geographic area in which the hospital is located.

While hospitals generally do not receive direct payment in addition to a MS-DRG payment, hospitals may qualify for additional capital-related cost reimbursement and outlier payments from Medicare under specific circumstances. Medicare payments for non-acute services, certain outpatient services, medical equipment, and education costs are made based on a cost reimbursement methodology and are under transition to various methodologies involving prospectively determined rates. The Company is reimbursed for cost-reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports by the Company and audits thereof by the Medicare fiscal intermediary. Medicaid payments for inpatient and outpatient services are made at prospectively determined amounts and cost based reimbursement, respectively.

The Company provides care to patients who meet certain criteria under its charity care policy without charge or at amounts less than its established rates. Because the Company does not pursue collection of amounts determined to qualify as charity care, they are not reported as net revenue. During the years ended September 30, 2010 and 2009, the Company provided charity care of $3.4 million and $1.4 million, respectively.

Advertising — Advertising costs are expensed as incurred. During each of the years ended September 30, 2010 and 2009, the Company incurred approximately $0.8 million of advertising expenses.

Income Taxes — The Company has elected to be treated as a limited liability company for federal and state income tax purposes. As such, all taxable income or loss of the Company is included in the income tax returns of the respective members. Accordingly, no provision has been made for federal or state income taxes in the accompanying financial statements.

Members’ Share of Net Income and Loss — In accordance with the operating agreement, net income and loss are first allocated to the members based on their respective ownership percentages. If the cumulative

MEDCATH OF LITTLE ROCK, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

losses of the Company exceed its initial capitalization and committed capital obligations of the members, MedCath of Arkansas, Inc., the Company’s managing member will recognize a disproportionate share of the Company’s losses that otherwise would be allocated to all of its members on a pro rata basis. In such cases, MedCath of Arkansas, Inc. will recognize a disproportionate share of the Company’s future profits to the extent it has previously recognized a disproportionate share of the Company’s losses.

New Accounting Pronouncements — In August 2010, the FASB issued Accounting Standard Updates (“ASU”) 2010-24, “Health Care Entities (Topic 954): Presentation of Insurance Claims and Related Insurance Recoveries,” which clarifies that a health care entity should not net insurance recoveries against a related claim liability. The guidance provided in this ASU is effective as of the beginning of the first fiscal year beginning after December 15, 2010, fiscal 2012 for the Company. The Company is evaluating the potential impacts the adoption of this ASU will have on our financial statements.

In August 2010, the FASB issued ASU 2010-23, “Health Care Entities (Topic 954): Measuring Charity Care for Disclosure,” which requires a company in the healthcare industry to use its direct and indirect costs of providing charity care as the measurement basis for charity care disclosures. This ASU also requires additional disclosures of the method used to identify such costs. The guidance provided in this ASU is effective for fiscal years beginning after December 15, 2010, fiscal 2012 for the Company. The adoption of this ASU is not expected to have any impact on our financial position or results of operations.

3.	Accounts Receivable

Accounts receivable, net, at September 30 is as follows:

	2010	2009

Receivables, principally from patients and third-party payors	$32,412	$31,506
Other receivables	338	572

	32,750	32,078
Allowance for doubtful accounts	(20,792)	(19,941)

Accounts receivable, net	$11,958	$12,137

Activity for the allowance for doubtful accounts for the years ended September 30 is as follows:

	2010	2009

Balance, beginning of year	$19,941	$11,441
Bad debt expense	11,355	13,058
Write-offs, net of recoveries	(10,504)	(4,558)

Balance, end of year	$20,792	$19,941

4.	Property and Equipment

Property and equipment, net, at September 30 is as follows:

	2010	2009

Land and improvements	$3,212	$3,212
Buildings and improvements	38,315	38,315
Equipment and software	36,265	36,695

	77,792	78,222
Less accumulated depreciation	(36,648)	(32,840)

	$41,144	$45,382

MEDCATH OF LITTLE ROCK, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

5.	Obligation Under Capital Lease

The Company entered into a capital lease during September 2009 for office equipment. Amortization of the capitalized amount is included in depreciation expense. This obligation bears interest at 5.33% and payments of principal and interest are due monthly through September 2014. Total assets under this capital lease net of accumulated depreciation of $61,000 and $5,000 at September 30, 2010 and 2009, respectively, are $0.2 million and $0.3 million, respectively, and are included in property and equipment, net, in the accompanying financial statements. Lease payments during the years ended September 30, 2010 and 2009, were $64,000 and $4,000, respectively, and included interest of $12,000 and $1,000, respectively.

The future minimum lease payments as of September 30, 2010, are due as follows:

Fiscal Year:
2011	$64
2012	64
2013	64
2014	60

Total future minimum lease payments	252
Less amounts representing interest	(25)

Present value of capital lease obligation	227
Less: current portion	(53)

$174

6.	Commitments and Contingencies

Operating Leases — The Company leases certain equipment under noncancelable operating leases. The total rent expense under these operating leases was $23,000 and $302,000 during the years ended September 30, 2010 and 2009, respectively, and is included in other operating expenses.

The approximate future minimum payments for noncancelable operating leases as of September 30, 2010 as follows:

Fiscal year:
2011	$5
2012	1

Total	$6

Commitments — The Company provides guarantees to certain non-investor physician groups for funds required to operate and maintain services for the benefit of the hospital’s patients including emergency care services and anesthesiology services, among others. These guarantees extend for the duration of the underlying service agreements. At September 30, 2010, the maximum potential future payments that the Company could be required to make under these guarantees was approximately $2.2 million through September 2011. At September 30, 2010 the Company had recorded a liability of $1.6 million for the fair value of these guarantees, which is in other accrued liabilities. Additionally, the Company had recorded an asset of $1.6 million representing the future services to be provided by the physicians, which is in prepaid expenses and other current assets

Contingencies — Laws and regulations governing the Medicare and Medicaid programs are complex, subject to interpretation and may be modified. The Company believes that it is in compliance with such laws

MEDCATH OF LITTLE ROCK, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

and regulations and it is not aware of any investigations involving allegations of potential wrongdoing. However, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action, including substantial fines and criminal penalties, as well as repayment of previously billed and collected revenue from patient services and exclusion from the Medicare and Medicaid programs. Medicare and Medicaid cost reports have been audited by the fiscal intermediary through September 30, 2006 and September 30, 2005, respectively.

7.	Related-Party Transactions

On July 7, 2004, the Company entered into a real estate mortgage loan with MedCath in the amount of $25.5 million for the purpose of repaying the outstanding balance of its bank mortgage loan. The real estate mortgage loan was amended on November 2007 to increase the maximum borrowing capacity to $30.5 million. The real estate mortgage loan has a seven-year term, with principal and interest payable monthly using an extended amortization schedule and a balloon payment due on June 30, 2011. The interest is based on the three-month LIBOR rate plus 2.5%. At September 30, 2010 and 2009, the interest rate on the real estate mortgage loan is 2.80% and 2.83%, respectively. The real estate mortgage loan is collateralized by a pledge of the land, buildings and fixtures, and certain other assets of the Company. The outstanding balance of this loan at September 30, 2010 and 2009 is approximately $25.7 million and $27.4 million, respectively.

During December 2006, the Company entered into an equipment loan with MedCath in the amount of $1.8 million. The equipment loan has a six-year term, with principal and interest payable monthly and matures on January 31, 2013. Interest is fixed at 8.43%. The equipment loan is collateralized by a pledge of the equipment and certain other assets of the Company. The amount of the equipment loan outstanding at September 30, 2010 and 2009 is approximately $0.7 million and $1.0 million, respectively.

During November 2007, the Company entered into a new equipment loan with MedCath in the amount of $1.1 million. The equipment loan has a six-year term, with principal and interest payable monthly and matures on October 31, 2013. Interest is fixed at 7.95%. The equipment loan is collateralized by a pledge of the equipment and certain other assets of the Company. The amount of the equipment loan outstanding at September 30, 2010 and 2009 is approximately $0.6 million and $0.8 million, respectively.

During December 2009, the Company entered into a new equipment loan with MedCath in the amount of $3.0 million. The equipment loan has a five-year term with a fixed interest rate of 5.8%. Principal and interest are payable monthly and the loan matures November 2014. The equipment loan is collateralized by a pledge of the purchased equipment of the Company. The amount of the equipment loan outstanding at September 30, 2010 is approximately $2.6 million.

MedCath also provides working capital to the Company in the form of advances under a working capital loan with a maximum borrowing limit of $12.5 million. Upon election, MedCath may advance up to an additional $2.5 million, for an aggregate amount of $15.0 million. This loan is collateralized in part by the Company’s accounts receivable from patient services. Amounts outstanding under this working capital loan bear interest at the Prime rate plus 1% (4.25% at September 30, 2010 and 2009) with no specified due date. No amounts are outstanding at September 30, 2010 and 2009.

At September 30, 2010 and 2009, approximately $44,000 and $41,000, respectively, are recorded as due to affiliate in the balance sheets for the amount of accrued interest related to the above loan due to MedCath by the Company.

MEDCATH OF LITTLE ROCK, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

Future maturities of the loans payable to affiliate as of September 30, 2010, are as follows:

Fiscal year:
2011	$26,757
2012	1,109
2013	983
2014	654
2015	102

$29,605

The Company’s continuing operations may be dependent on MedCath’s forbearance of collection of the outstanding real estate mortgage loan, which is due on June 30, 2011 and may also be dependent on further advances from MedCath if the cash flows of the Company are insufficient. The Company and MedCath have not yet reached an agreement as to amended terms on the real estate mortgage loan.

The Company also advances funds to MedCath as cash is available. The Company receives interest from MedCath on the advance balance at a rate commensurate with the rate of return MedCath earns on the investment of such funds. As of September 30, 2010 and 2009, the advances bore interest at 0.15%. As of September 30, 2010 and 2009, the amount receivable from MedCath for these advances totaled approximately $10.4 million and $8.1 million, respectively. For the years ended September 30, 2010 and 2009, $7,000 and $14,000, respectively, are recorded as interest and other income in the statements of income for the interest earned on the above advanced funds. Under the terms of the advance between the Company and MedCath, all outstanding amounts are due on demand by the Company and, therefore, are classified as a current asset (due from affiliate) in the Company’s balance sheets.

The Company expensed certain costs allocated by MedCath in the following categories, which are included in operating expenses in the statements of income, during the years ended September 30:

	2010	2009

Hospital management, salaries, and benefits	$854	$671
Interest expense on borrowings, net of interest income of $7 and $14 in 2010 and 2009 on advances	1,025	1,319
Management fees	136	133
Hospital employee group insurance and benefits	3,865	3,893
Other	2,012	2,383

	$7,892	$8,399

The other category above consists primarily of support services provided by MedCath and consolidated purchased services paid for by MedCath for which it receives reimbursement at cost in lieu of the Company’s incurring these services directly. Support services include, but are not limited to training, treasury and development. Consolidated purchased services include, but are not limited to insurance coverage, professional services, software maintenance and licenses purchased by MedCath under its consolidated purchasing programs and agreements with third-party vendors for the direct benefit of the Company. At September 30, 2010 and 2009, $0.4 million and $0.6 million, respectively, was outstanding for these corporate allocated expenses and was recorded on the balance sheet as due to affiliates.

In addition to the allocated corporate expenses, MedCath charges the physician members a fee for providing guarantees of indebtedness in excess of MedCath’s ownership interest in the Company (the “Guarantee Fee”). The Guarantee Fee is charged directly to the Company, and paid periodically by the

MEDCATH OF LITTLE ROCK, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

Company to MedCath on behalf of the physician members. The Company then charges the Guarantee Fee to the physician members by recognizing a receivable due from the physician members to the Company that is offset against the physician members’ capital accounts. Such amounts are repaid by the physician members to the Company, upon future cash distributions of earnings. At September 30, 2010 and 2009, $14,000 and $15,000, respectively, was recorded as due to affiliate in the balance sheets for the amount of guarantee fees due to MedCath by the Company. At September 30, 2010 and 2009, approximately $61,000 and $65,000, respectively, are recorded as receivable from physician members, as a component of members’ capital in the balance sheets, for the amount due to the Company by the physician members.

Various physician members are contractually paid for services and medical director fees which totaled $0.4 million for the years ended September 30, 2010 and 2009, which are included within operating expenses in the statements of income. At September 30, 2010 and 2009, $36,000 and $35,000, respectively, was outstanding related to these expenses as recorded on the balance sheets in other accrued liabilities.

8.	Employee Benefit Plan

The Company participates in MedCath’s defined contribution retirement savings plan (the 401(k) Plan), which covers all employees. The 401(k) Plan allows employees to contribute from 1% to 50% of their annual compensation on a pretax basis. The Company, at its discretion, may make an annual contribution of up to 40% of an employee’s pretax contribution, up to a maximum of 6% of compensation. The Company’s contributions to the 401(k) Plan were $0.4 million during the years ended September 30, 2010 and 2009.

9.	Litigation and Related Professional Liability Insurance Coverage

The Company is involved in various claims and legal actions in the ordinary course of business, including malpractice claims arising from services provided to patients that have been asserted by various claimants and additional claims that may be asserted for known incidents through September 30, 2010. These claims and legal actions are in various stages, and some may ultimately be brought to trial. Moreover, additional claims arising from services provided to patients in the past and other legal actions may be asserted in the future. The Company is protecting its interest in all such claims and actions.

Management does not believe, based on the Company’s experience with past litigation and taking into account the applicable liability insurance coverage and the expectations of counsel with respect to the amount of potential liability, the outcome of any such claims and litigation, individually or in the aggregate, will have a materially adverse effect on the Company’s financial position or results of operations.

On September 17, 2010, MedCath received a letter from the United States Department of Justice (“DOJ”) advising that an investigation is being conducted to determine whether certain of its hospitals have submitted claims excluded from coverage. The period of time covered by the investigation is 2003 to the present. The letter states that the DOJ’s data indicates that many of MedCath’s hospitals have claims for the implantation of implantable cardioverter defibrillators (“ICDs”) which were not medically indicated and/or otherwise violated Medicare payment policy. MedCath understands that the DOJ has submitted similar requests to many other hospitals and hospital systems across the country as well as to the ICD manufacturers themselves. MedCath is fully cooperating with the government in this investigation; to date, the DOJ has not asserted any claim against the Company specifically. Because MedCath is in the early stages of this investigation, the Company is unable to evaluate the outcome of this investigation.

During June 2010 and 2009, MedCath entered into a one-year claims-made policy providing coverage for medical malpractice claim amounts in excess of $2.0 million of retained liability per claim in the aggregate inclusive of the Company.

MEDCATH OF LITTLE ROCK, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

Because of the Company’s self-insured retention levels, the Company is required to recognize an estimated expense/liability for the amount of retained liability applicable to each malpractice claim. As of September 30, 2010 and 2009, the total estimated liability for the Company’s self-insured retention on medical malpractice claims, including an estimated amount for incurred but not reported claims, is approximately $0.9 million, and is included in other accrued liabilities in the Company’s balance sheets. The Company maintains this reserve based on actuarial estimates using the Company’s historical experience with claims and assumptions about future events.

10.	Subsequent Event

On May 9, 2011, MedCath announced that it had entered into a definitive agreement to sell its’ equity in the Company (the “Transaction”). The closing of the Transaction is conditioned upon, among other customary conditions, approval of the holders of a majority of the shares of the Company’s common stock. The Company anticipates that it will receive approximately $60.0 million from the sale of its’ equity in the Company after the payment of taxes and closing costs.

******

MedCath of Little
Rock, LLC

Unaudited Financial Statements as of and for the Three and Six
Month Periods Ended March 31, 2011 and 2010

MEDCATH OF LITTLE ROCK, LLC

MEDCATH OF LITTLE ROCK, LLC

BALANCE SHEETS

	March 31,	September 30,
	2011	2010
	(Unaudited)
	(In thousands)

Current assets:
Cash	$2	$2
Accounts receivable, net	14,079	11,958
Medical supplies	3,454	3,365
Due from affiliate	6,328	10,366
Prepaid expenses and other current assets	2,696	2,104

Total current assets	26,559	27,795
Property and equipment, net	39,022	41,144
Other assets	59	72

Total assets	$65,640	$69,011

Current liabilities:
Accounts payable	$5,267	$4,408
Accrued compensation and benefits	3,450	3,424
Other accrued liabilities	3,449	3,783
Due to affiliate	155	356
Current portion of loans payable to affiliate	25,916	26,757
Current portion of obligation under capital lease	55	53

Total current liabilities	38,292	38,781
Loans payable to affiliate	2,300	2,848
Obligation under capital lease	147	174
Other long-term obligations	53	49

Total liabilities	40,792	41,852
Members’ capital	24,848	27,159

Total liabilities and members’ capital	$65,640	$69,011

See notes to unaudited financial statements.

MEDCATH OF LITTLE ROCK, LLC

STATEMENTS OF INCOME

	Three Months Ended March		Six Months Ended March
	2011	2010	2011	2010
	(Unaudited)
	(In thousands)

Net revenue	$32,216	$29,139	$60,435	$54,673
Operating expenses:
Personnel expense	9,397	9,067	18,158	17,912
Medical supplies expense	9,523	8,943	16,238	17,996
Bad debt expense	2,961	2,690	5,299	3,436
Other operating expenses	3,729	3,775	8,664	7,753
Depreciation	1,120	1,355	2,323	2,719
Loss on disposal of property, equipment and other assets	—	7	23	24

Total operating expenses	26,730	25,837	50,705	49,840

Income from operations	5,486	3,302	9,730	4,833
Other income (expenses):
Interest expense	(235)	(265)	(480)	(510)
Interest and other income (expense), net	—	(5)	410	—

Total other expenses, net	(235)	(270)	(70)	(510)

Net income	$5,251	$3,032	$9,660	$4,323

See notes to unaudited financial statements.

MEDCATH OF LITTLE ROCK, LLC

STATEMENTS OF MEMBERS’ CAPITAL

			Receivable
	MedCath of		from
	Arkansas,	Physician	Physician
	Inc.	Members	Members	Total
	(Unaudited)
	(In thousands)

Balance, September 30, 2010	$19,144	$8,076	$(61)	$27,159
Distributions to members	(8,442)	(3,562)	33	(11,971)
Net income	6,794	2,866	—	9,660

Balance, March 31, 2011	$17,496	$7,380	$(28)	$24,848

See notes to unaudited financial statements.

MEDCATH OF LITTLE ROCK, LLC

STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
	2011	2010
	(Unaudited)
	(In thousands)

Net income	$9,660	$4,323
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	5,299	3,436
Depreciation	2,323	2,719
Loss (gain) on disposal of property, equipment and other assets	23	24
Change in assets and liabilities that relate to operations:
Accounts receivable	(7,420)	(3,463)
Medical supplies	(89)	(699)
Prepaid expenses and other assets	(181)	(227)
Accounts payable and accrued liabilities	134	(377)
Due to affiliate	(201)	1

Net cash provided by operating activities	9,548	5,737
Investing activities:
Purchases of property and equipment	(195)	(869)
Proceeds from sale of property and equipment	—	9
Due from affiliate	4,038	5,403
Restricted cash	(6)	4

Net cash provided by investing activities	3,837	4,547
Financing activities:
Repayments of obligation under capital lease	(25)	(26)
Proceeds from loans payable to affiliate	—	3,000
Repayments of loans payable to affiliates	(1,389)	(1,290)
Distributions to members	(11,971)	(11,968)

Net cash used in financing activities	(13,385)	(10,284)
Net change in cash	—	—
Cash:
Beginning of year	2	2

End of year	$2	$2

See notes to unaudited financial statements.

MEDCATH OF LITTLE ROCK, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS
(All tables in thousands)

1.	Organization

MedCath of Little Rock, LLC (the “Company”) is a North Carolina limited liability company that was formed on July 12, 1995, to develop, own, and operate an acute-care hospital located in Little Rock, Arkansas, specializing in all aspects of cardiology and cardiovascular surgery. The hospital commenced operations on March 3, 1997. MedCath of Arkansas, Inc., an indirectly wholly owned subsidiary of MedCath Corporation (“MedCath”), holds a 70.33% interest in the Company, and physician members hold the remaining 29.67% interest.

MedCath of Arkansas, Inc. acts as the managing member in accordance with the Company’s operating agreement. The Company will cease to exist on December 31, 2035, unless the members elect earlier dissolution. The termination date may be extended for up to an additional 40 years in five-year increments at the election of MedCath of Arkansas, Inc.

Basis of Presentation — The Company’s unaudited interim financial statements as of March 31, 2011 and for the three and six months ended March 31, 2011 and 2010 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). These unaudited interim financial statements reflect, in the opinion of management, all material adjustments necessary to fairly state the results of operations and financial position for the periods presented.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the SEC, although the Company believes the disclosures are adequate to make the information presented not misleading. The unaudited interim financial statements and notes thereto should be read in conjunction with the Company’s unaudited financial statements and notes thereto for the fiscal year ended September 30, 2010 included elsewhere in this proxy.

2.	Summary of Significant Accounting Policies

Fair Value of Financial Instruments — The Company considers the carrying amounts of significant classes of financial instruments on the balance sheets to be reasonable estimates of fair value due either to their length to maturity or the existence of variable interest rates underlying such financial instruments that approximate prevailing market rates at March 31, 2011 and September 30, 2010.

The Company’s other significant classes of financial instruments on the balance sheets for which the carrying amounts and estimated fair values differ are as follows:

	March 31, 2011		September 30, 2010
	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value

Fixed rate loan payable to affiliate, including current portion	$3,383	$3,465	$3,908	$4,049

Cash — The Company has included in accounts payable on the accompanying balance sheets negative cash balances totaling approximately $0.7 million and $1.1 million at March 31, 2011 and September 30, 2010, respectively. At March 31, 2011 and September 30, 2010, the Company has included in prepaid expenses and other current assets on the accompanying balance sheets cash balances of $0.2 million, which are restricted to meet the current affiliate debt and interest payments.

New Accounting Pronouncements — In August 2010, the FASB issued Accounting Standard Updates (“ASU”) 2010-24, “Health Care Entities (Topic 954): Presentation of Insurance Claims and Related Insurance Recoveries,” which clarifies that a health care entity should not net insurance recoveries against a related claim liability. The guidance provided in this ASU is effective as of the beginning of the first fiscal year beginning

MEDCATH OF LITTLE ROCK, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

after December 15, 2010, fiscal 2012 for the Company. The Company is evaluating the potential impacts the adoption of this ASU will have on our financial statements.

In August 2010, the FASB issued ASU 2010-23, “Health Care Entities (Topic 954): Measuring Charity Care for Disclosure,” which requires a company in the healthcare industry to use its direct and indirect costs of providing charity care as the measurement basis for charity care disclosures. This ASU also requires additional disclosures of the method used to identify such costs. The guidance provided in this ASU is effective for fiscal years beginning after December 15, 2010, fiscal 2012 for the Company. The adoption of this ASU is not expected to have any impact on our financial position or results of operations.

3.	Accounts Receivable

Accounts receivable, net, is as follows:

	March 31,	September 30,
	2011	2010

Receivables, principally from patients and third-party payors	$36,110	$32,412
Other receivables	1,278	338

	37,388	32,750
Allowance for doubtful accounts	(23,309)	(20,792)

Accounts receivable, net	$14,079	$11,958

4.	Commitments and Contingencies

Commitments — The Company provides guarantees to certain non-investor physician groups for funds required to operate and maintain services for the benefit of the hospital’s patients including emergency care services and anesthesiology services, among others. These guarantees extend for the duration of the underlying service agreements. At March 31, 2011, the maximum potential future payments that the Company could be required to make under these guarantees was approximately $2.5 million through February 2012. At March 31, 2011 the Company had recorded a liability of $2.0 million for the fair value of these guarantees, which is in other accrued liabilities. Additionally, the Company had recorded an asset of $2.0 million representing the future services to be provided by the physicians, which is in prepaid expenses and other current assets

Contingencies — Laws and regulations governing the Medicare and Medicaid programs are complex, subject to interpretation and may be modified. The Company believes that it is in compliance with such laws and regulations and it is not aware of any investigations involving allegations of potential wrongdoing. However, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action, including substantial fines and criminal penalties, as well as repayment of previously billed and collected revenue from patient services and exclusion from the Medicare and Medicaid programs. Medicare and Medicaid cost reports have been audited by the fiscal intermediary through September 30, 2006 and September 30, 2005, respectively.

5.	Related-Party Transactions

On July 7, 2004, the Company entered into a real estate mortgage loan with MedCath in the amount of $25.5 million for the purpose of repaying the outstanding balance of its bank mortgage loan. The real estate mortgage loan was amended on November 2007 to increase the maximum borrowing capacity to $30.5 million. The real estate mortgage loan has a seven-year term, with principal and interest payable monthly using an extended amortization schedule and a balloon payment due on June 30, 2011. The interest is based on the three-month LIBOR rate plus 2.5%. At March 31, 2011 and September 30, 2010, the interest rate on the real

MEDCATH OF LITTLE ROCK, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

estate mortgage loan is 2.81% and 2.80%, respectively. The real estate mortgage loan is collateralized by a pledge of the land, buildings and fixtures, and certain other assets of the Company. The outstanding balance of this loan at March 31, 2011 and September 30, 2010 is $24.8 million and $25.7 million, respectively.

During December 2006, the Company entered into an equipment loan with MedCath in the amount of $1.8 million. The equipment loan has a six-year term, with principal and interest payable monthly and matures on January 31, 2013. Interest is fixed at 8.43%. The equipment loan is collateralized by a pledge of the equipment and certain other assets of the Company. The amount of the equipment loan outstanding at March 31, 2011 and September 30, 2010 is $0.6 million and $0.7 million, respectively.

During November 2007, the Company entered into a new equipment loan with MedCath in the amount of $1.1 million. The equipment loan has a six-year term, with principal and interest payable monthly and matures on October 31, 2013. Interest is fixed at 7.95%. The equipment loan is collateralized by a pledge of the equipment and certain other assets of the Company. The amount of the equipment loan outstanding at March 31, 2011 and September 30, 2010 is $0.5 million and $0.6 million, respectively.

During December 2009, the Company entered into a new equipment loan with MedCath in the amount of $3.0 million. The equipment loan has a five-year term with a fixed interest rate of 5.8%. Principal and interest are payable monthly and the loan matures November 2014. The equipment loan is collateralized by a pledge of the purchased equipment of the Company. The amount of the equipment loan outstanding at March 31, 2011 and September 30, 2010 is $2.3 million and $2.6 million, respectively.

MedCath also provides working capital to the Company in the form of advances under a working capital loan with a maximum borrowing limit of $12.5 million. Upon election, MedCath may advance up to an additional $2.5 million, for an aggregate amount of $15.0 million. This loan is collateralized in part by the Company’s accounts receivable from patient services. Amounts outstanding under this working capital loan bear interest at the Prime rate plus 1% with no specified due date. No amounts are outstanding at March 31, 2011 and September 30, 2010.

At March 31, 2011 and September 30, 2010, $43,000 and $44,000, respectively, are recorded as due to affiliate in the balance sheets for the amount of accrued interest related to the above loans due to MedCath by the Company.

The Company’s continuing operations may be dependent on MedCath’s forbearance of collection of the outstanding real estate mortgage loan, which is due on June 30, 2011 and may also be dependent on further advances from MedCath if the cash flows of the Company are insufficient. The Company and MedCath have not yet reached an agreement as to amended terms on the real estate mortgage loan. However, the Company expects to repay the balance pursuant to a pending sale transaction (see Note 7). Should the sale not occur, the Company and MedCath would negotiate an amendment of the real estate mortgage on commercially reasonable terms.

The Company also advances funds to MedCath as cash is available. The Company receives interest from MedCath on the advance balance at a rate commensurate with the rate of return MedCath earns on the investment of such funds. As of March 31, 2011 and September 30, 2010, the advances bore interest at 0.15%. As of March 31, 2011 and September 30, 2010, the amount receivable from MedCath for these advances totaled approximately $6.3 million and $10.4 million, respectively. Under the terms of the advance between the Company and MedCath, all outstanding amounts are due on demand by the Company and, therefore, are classified as a current asset (due from affiliate) in the Company’s balance sheets.

MedCath allocated corporate expenses to the Company for costs relative to hospital management salaries, interest expense on borrowings, management fees and employee group insurance, which are included in operating expenses in the statements of operations. Such allocated costs amounted to $4.9 million and $5.2 million during the six months ended March 31, 2011 and 2010, respectively.

MEDCATH OF LITTLE ROCK, LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS — (Continued)
(All tables in thousands)

At March 31, 2011 and September 30, 2010, $0.2 million and $0.4 million, respectively, was outstanding for these corporate allocated expenses and was recorded on the balance sheet as due to affiliates.

6.	Litigation and Related Professional Liability Insurance Coverage

The Company is involved in various claims and legal actions in the ordinary course of business, including malpractice claims arising from services provided to patients that have been asserted by various claimants and additional claims that may be asserted for known incidents through March 31, 2011. These claims and legal actions are in various stages, and some may ultimately be brought to trial. Moreover, additional claims arising from services provided to patients in the past and other legal actions may be asserted in the future. The Company is protecting its interest in all such claims and actions.

Management does not believe, based on the Company’s experience with past litigation and taking into account the applicable liability insurance coverage and the expectations of counsel with respect to the amount of potential liability, the outcome of any such claims and litigation, individually or in the aggregate, will have a materially adverse effect on the Company’s financial position or results of operations.

On September 17, 2010, MedCath received a letter from the United States Department of Justice (“DOJ”) advising that an investigation is being conducted to determine whether certain of its hospitals have submitted claims excluded from coverage. The period of time covered by the investigation is 2003 to the present. The letter states that the DOJ’s data indicates that many of MedCath’s hospitals have claims for the implantation of implantable cardioverter defibrillators (“ICDs”) which were not medically indicated and/or otherwise violated Medicare payment policy. MedCath understands that the DOJ has submitted similar requests to many other hospitals and hospital systems across the country as well as to the ICD manufacturers themselves. MedCath is fully cooperating with the DOJ, is actively engaged discussions with the DOJ regarding the issues involved in the investigation and has entered into a tolling agreement with the government in this investigation. MedCath has met with the DOJ on one occasion to provide examples of its documentation for such ICD cases related to one of its hospitals. To date, the DOJ has not asserted any claim against the Company specifically. Because MedCath is in the early stages of this investigation, the Company is unable to evaluate the outcome of this investigation.

During June 2010 and 2009, MedCath entered into a one-year claims-made policy providing coverage for medical malpractice claim amounts in excess of $2.0 million of retained liability per claim in the aggregate inclusive of the Company.

Because of the Company’s self-insured retention levels, the Company is required to recognize an estimated expense/liability for the amount of retained liability applicable to each malpractice claim. As of March 31, 2011 and September 30, 2010, the total estimated liability for the Company’s self-insured retention on medical malpractice claims, including an estimated amount for incurred but not reported claims, is$0.5 million and $0.9 million, respectively, and is included in other accrued liabilities in the Company’s balance sheets. The Company maintains this reserve based on actuarial estimates using the Company’s historical experience with claims and assumptions about future events.

7.	Subsequent Event

On May 9, 2011, MedCath announced that it had entered into a definitive agreement to sell its’ equity in the Company (the “Transaction”). The closing of the Transaction is conditioned upon, among other customary conditions, approval of the holders of a majority of the shares of the Company’s common stock. The Company anticipates that it will receive approximately $60.0 million from the sale of its’ equity in the Company after the payment of taxes and closing costs.

******

Selected Financial Data of MedCath Corporation

The following table sets forth our selected consolidated financial data as of and for the years ended September 30, 2010, 2009, 2008, 2007 and 2006.

	Year Ended September 30,
	2010	2009	2008	2007	2006

Consolidated Statement of Operations Data:
(in thousands, except per share data)
Net revenue	$376,926	$343,849	$337,769	$399,492	$378,471
Impairment of long-lived assets and goodwill	$66,822	$42,000	$—	$—	$458
(Loss) income from continuing operations before income taxes	$(65,718)	$(32,048)	$27,817	$29,402	$(937)
(Loss) income from continuing operations, net of taxes	$(50,485)	$(41,252)	$7,982	$8,433	$(8,139)
Income from discontinued operations, net of taxes	$2,114	$(9,030)	$13,008	$3,094	$19,595
Net (loss) income	$(48,371)	$(50,282)	$20,990	$11,527	$12,576
(Loss) earnings from continuing operations attributable to MedCath Corporation common stockholders per share, basic	$(2.55)	$(2.09)	$0.40	$0.40	$(0.44)
(Loss) earnings from continuing operations attributable to MedCath Corporation common stockholders per share, diluted	$(2.55)	$(2.09)	$0.40	$0.39	$(0.42)
(Loss) earnings per share, basic	$(2.44)	$(2.55)	$1.05	$0.56	$0.67
(Loss) earnings per share, diluted	$(2.44)	$(2.55)	$1.04	$0.54	$0.64
Weighted average number of shares, basic	19,842	19,684	19,996	20,872	18,656
Weighted average number of shares, diluted	19,842	19,684	20,069	21,511	19,555
Balance Sheet and Cash Flow Data:
(in thousands)
Total assets	$494,538	$590,448	$653,456	$678,567	$785,849
Total long-term obligations	$99,841	$115,063	$121,875	$148,484	$274,962
Net cash provided by operating activities	$43,294	$63,633	$52,008	$58,225	$65,634
Net cash (used in) provided by investing activities	$(16,956)	$(63,790)	$(5,805)	$(28,591)	$10,064
Net cash used in financing activities	$(41,009)	$(50,210)	$(78,028)	$(80,116)	$(22,165)
Selected Operating Data (consolidated)(a):
Number of hospitals	5	4	4	4	5
Licensed beds(b)	466	396	332	244	356
Staffed and available beds(c)	380	310	272	242	354
Admissions(d)	18,762	15,836	17,010	22,494	23,789
Adjusted admissions(e)	28,163	23,301	23,274	31,510	32,806
Patient days(f)	69,956	60,763	61,259	75,751	79,651
Adjusted patient days(g)	105,467	89,281	83,541	105,680	109,670
Average length of stay(h)	3.73	3.84	3.60	3.37	3.35
Occupancy(i)	50.4%	53.7%	61.7%	85.8%	61.6%
Inpatient catheterization procedures(j)	7,986	7,348	9,048	10,481	10,372
Inpatient surgical procedures(k)	4,555	4,200	3,975	5,154	5,321
Hospital net revenue	$362,552	$324,286	$316,389	$375,037	$351,669

(a)	Selected operating data includes consolidated hospitals in operation as of the end of the period reported in continuing operations but does not include hospitals which were accounted for using the equity method or as discontinued operations in our consolidated financial statements. During the fourth quarter of fiscal 2007, Harlingen Medical Center ceased to be a consolidated subsidiary due to the sale of a portion of the hospital.

(b)	Licensed beds represent the number of beds for which the appropriate state agency licenses a facility regardless of whether the beds are actually available for patient use.

(c)	Staffed and available beds represent the number of beds that are readily available for patient use at the end of the period.

(d)	Admissions represent the number of patients admitted for inpatient treatment.

(e)	Adjusted admissions is a general measure of combined inpatient and outpatient volume. We computed adjusted admissions by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by admissions.

(f)	Patient days represent the total number of days of care provided to inpatients.

(g)	Adjusted patient days is a general measure of combined inpatient and outpatient volume. We computed adjusted patient days by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by patient days.

(h)	Average length of stay (days) represents the average number of days inpatients stay in our hospitals.

(i)	We computed occupancy by dividing patient days by the number of days in the period and then dividing the quotient by the number of staffed and available beds.

(j)	Inpatients with a catheterization procedure represent the number of inpatients with a procedure performed in one of the hospitals’ catheterization labs during the period.

(k)	Inpatient surgical procedures represent the number of surgical procedures performed on inpatients during the period.

MedCath Corporation

Unaudited Pro Forma Consolidated Financial Statements

Pro Forma Financial Statements

The following presents our unaudited pro forma statements of operations for the fiscal years ended September 30, 2010, 2009 and 2008 and as of and for the three and six months ended March 31, 2011 and 2010 and our unaudited pro forma balance sheet as of March 31, 2011. The pro forma statements of operations give effect to the sale of Heart Hospital of New Mexico and Arkansas Heart Hospital (the “Sale Proposals”) as if each had occurred at October 1, 2009. The net proceeds are to be used as described in “Use of Proceeds”. The unaudited pro forma balance sheet as of March 31, 2011 has been prepared as if the Sale Proposals and the net proceeds had occurred on that date.

The unaudited pro forma financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period. You should read the information set forth below together with (i) MedCath Corporation’s consolidated financial statements as of September 30, 2010 and 2009 and for each of the years in the three-year period ended September 30, 2010, including the notes thereto, included in MedCath Corporation’s Annual Report on Form 8-K for the fiscal year ended September 30, 2010, and (ii) MedCath Corporation’s unaudited consolidated financial statements as of March 31, 2011 and for each of the three and six-month periods ended March 31, 2011 and 2010, including the notes thereto, included in MedCath Corporation’s Form 10-Q.

MedCath Corporation Financial Information

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
REFLECTING THE SALE OF HEART HOSPITAL OF NEW MEXICO

	March 31, 2011
			Sale of			HHNM Sale
		Sale of	Coastal			Pro Forma
	Company	MedCath	Carolina	Repayment	Company	Adjustments	Company
	Historical(1)	Partners(2)	Heart(3)	of Debt(4)	Recast	(5)	Pro Forma
	(In thousands, except share data)

Current assets:
Cash and cash equivalents	$119,735	$15,801	$3,064	$(30,166)	$108,434	$51,798	$160,232
Accounts receivable, net	49,748	(1,403)	509	—	48,345	(10,688)	38,166
Income tax receivable	—	—	—	—	—	—	—
Medical supplies	10,373	(9)	—	—	10,364	(1,842)	8,522
Deferred income tax assets	8,500	—	—	—	8,500	—	8,500
Prepaid expenses and other current assets	12,949	(61)	—	—	12,888	(1,939)	10,949
Current assets of discontinued operations	46,619	1,403	—	—	48,022	10,688	58,710

Total current assets	247,924	15,731	3,573	(30,166)	236,553	48,017	285,079
Property and equipment, net	153,469	(6,207)	—	—	147,262	(26,892)	120,370
Other assets	18,484	(545)	(605)	—	17,334	(1,471)	15,863
Non-current assets of discontinued operations	1,152	2,546	—	—	3,698	253	3,951

Total assets	$421,029	$11,525	$2,968	$(30,166)	$404,847	$19,907	$425,263

Current liabilities:
Accounts payable	$16,633	$(83)	$—	$—	$16,550	$(3,131)	$13,419
Income tax payable	3,205	—	—	—	3,205	—	3,205
Accrued compensation and benefits	14,775	(314)	—	—	14,461	(1,679)	12,782
Other accrued liabilities	15,503	(150)	—	—	15,353	(2,496)	12,857
Current portion of long-term debt and obligations under capital leases	32,793	(112)	—	(30,166)	2,515	(2,070)	445
Current liabilities of discontinued operations	14,174	333	—	—	14,507	5,278	19,785

Total current liabilities	97,083	(326)	—	(30,166)	66,591	(4,098)	62,493
Long-term debt	—
Obligations under capital leases	5,191	(443)	—	—	4,748	(3,850)	898
Other long-term obligations	2,804	—	—	—	2,804	(1,218)	1,586
Long-term liabilities of discontinued operations	—	—	—	—	—	—	—

Total liabilities	105,078	(769)	—	(30,166)	74,143	(9,166)	64,977
Commitments and contingencies
Redeemable noncontrolling interest	7,356	—	—	—	7,356	—	7,356
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none issued	—	—	—	—	—	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized;
22,281,828 issued and 20,327,467 outstanding at March 31, 2011	216	—	—	—	216	—	216
Paid-in capital	458,573	—	—	—	458,573	—	458,573
Accumulated deficit	(116,247)	12,294	2,968		(101,494)	32,818	(68,167)
Accumulated other comprehensive loss	—	—	—	—	—	—	—
Treasury stock, at cost;
1,954,361 shares at March 31, 2011	(44,797)	—	—	—	(44,797)	—	(44,797)

Total MedCath Corporation stockholders’ equity	297,745	12,294	2,968	—	312,498	32,818	345,825
Noncontrolling interest	10,850	—	—	—	10,850	(3,745)	7,105

Total equity	308,595	12,294	2,968	—	323,348	29,073	352,930

Total liabilities and equity	$421,029	$11,525	$2,968	$(30,166)	$404,847	$19,907	$425,263

(1)	As reported in the Company’s Current Report on Form 8-K on May 27, 2011.

(2)	Reflects the sale of MedCath Partners, which was effective on May 1, 2011, including the reclassification of retained assets and liabilities as discontinued operations and the net proceeds from the sale.

(3)	Reflects the net proceeds from the sale of Coastal Carolina Heart, which was effective on May 6, 2011.

(4)	Reflects the impact of the repayment of debt under the credit facility, which was repaid and terminated on May 9, 2011.

(5)	Impact of the assumed sale of Heart Hospital of New Mexico. The retained assets and liabilities are reflected as discontinued operations.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
REFLECTING THE SALE OF ARKANSAS HEART HOSPITAL

	March 31, 2011
			Sale of
		Sale of	Coastal			AHH Sale
	Company	MedCath	Carolina	Repayment	Company	Pro Forma	Company
	Historical(1)	Partners(2)	Heart(3)	of Debt(4)	Recast	Adjustments(5)	Pro Forma
	(In thousands, except share data)

Current assets:
Cash and cash equivalents	$119,735	$15,801	$3,064	$(30,166)	$108,434	$59,995	$168,429
Accounts receivable, net	49,748	(1,403)	509	—	48,345	(14,079)	34,775
Income tax receivable	—	—	—	—	—	—	—
Medical supplies	10,373	(9)	—	—	10,364	(3,454)	6,910
Deferred income tax assets	8,500	—	—	—	8,500	—	8,500
Prepaid expenses and other current assets	12,949	(61)	—	—	12,888	(2,524)	10,364
Current assets of discontinued operations	46,619	1,403	—	—	48,022	—	48,022

Total current assets	247,924	15,731	3,573	(30,166)	236,553	39,938	277,000
Property and equipment, net	153,469	(6,207)	—	—	147,262	(39,022)	108,240
Other assets	18,484	(545)	(605)	—	17,334	(59)	17,275
Non-current assets of discontinued operations	1,152	2,546	—	—	3,698	—	3,698

Total assets	$421,029	$11,525	$2,968	$(30,166)	$404,847	$857	$406,213

Current liabilities:
Accounts payable	$16,633	$(83)	$—	$—	$16,550	$(5,267)	$11,283
Income tax payable	3,205	—	—	—	3,205	—	3,205
Accrued compensation and benefits	14,775	(314)	—	—	14,461	(3,450)	11,011
Other accrued liabilities	15,503	(150)	—	—	15,353	(3,449)	11,904
Current portion of long-term debt and obligations under capital leases	32,793	(112)	—	(30,166)	2,515	(55)	2,460
Current liabilities of discontinued operations	14,174	333	—	—	14,507	—	14,507

Total current liabilities	97,083	(326)	—	(30,166)	66,591	(12,221)	54,370
Long-term debt	—	—	—	—	—	—	—
Obligations under capital leases	5,191	(443)	—	—	4,748	(147)	4,601
Other long-term obligations	2,804	—	—	—	2,804	(53)	2,751
Long-term liabilities of discontinued operations	—	—	—	—	—	—	—

Total liabilities	105,078	(769)	—	(30,166)	74,143	(12,421)	61,722
Commitments and contingencies
Redeemable noncontrolling interest	7,356	—	—	—	7,356	(7,356)	—
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none issued	—	—	—	—	—	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 22,281,828 issued and 20,327,467 outstanding at March 31, 2011	216	—	—	—	216	—	216
Paid-in capital	458,573	—	—	—	458,573	—	458,573
Accumulated deficit	(116,247)	12,294	2,968		(101,494)	20,634	(80,351)
Accumulated other comprehensive loss	—	—	—	—	—	—	—
Treasury stock, at cost; 1,954,361 shares at March 31, 2011	(44,797)	—	—	—	(44,797)	—	(44,797)

Total MedCath Corporation stockholders’ equity	297,745	12,294	2,968	—	312,498	20,634	333,641
Noncontrolling interest	10,850	—	—	—	10,850	—	10,850

Total equity	308,595	12,294	2,968	—	323,348	20,634	344,491

Total liabilities and equity	$421,029	$11,525	$2,968	$(30,166)	$404,847	$857	$406,213

(1)	As reported in the Company’s Current Report on Form 8-K on May 27, 2011.

(2)	Reflects the sale of MedCath Partners, which was effective on May 1, 2011, including the reclassification of retained assets and liabilities as discontinued operations and the net proceeds from the sale.

(3)	Reflects the net proceeds from the sale of Coastal Carolina Heart, which was effective on May 6, 2011.

(4)	Reflects the impact of the repayment of debt under the credit facility, which was repaid and terminated on May 9, 2011.

(5)	Impact of the assumed sale of Arkansas Heart Hospital. The AHH transaction is an equity sale with no retained assets or liabilities.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
REFLECTING THE SALE OF HEART HOSPTIAL OF NEW MEXICO & ARKANSAS HEART HOSPITAL

	March 31, 2011
			Sale of			HHNM and
		Sale of	Coastal			AHH Sale
	Company	MedCath	Carolina	Repayment	Company	Pro Forma	Company
	Historical(1)	Partners(2)	Heart(3)	of Debt(4)	Recast	Adjustments(5)	Pro Forma
	(In thousands, except share data)

Current assets:
Cash and cash equivalents	$119,735	$15,801	$3,064	$(30,166)	$108,434	$111,793	$220,227
Accounts receivable, net	49,748	(1,403)	509	—	48,345	(24,767)	24,087
Income tax receivable	—	—	—	—	—	—	—
Medical supplies	10,373	(9)	—	—	10,364	(5,296)	5,068
Deferred income tax assets	8,500	—	—	—	8,500	—	8,500
Prepaid expenses and other current assets	12,949	(61)	—	—	12,888	(4,463)	8,425
Current assets of discontinued operations	46,619	1,403	—	—	48,022	10,688	58,710

Total current assets	247,924	15,731	3,573	(30,166)	236,553	87,955	325,017
Property and equipment, net	153,469	(6,207)	—	—	147,262	(65,914)	81,348
Other assets	18,484	(545)	(605)	—	17,334	(1,530)	15,804
Non-current assets of discontinued operations	1,152	2,546	—	—	3,698	253	3,951

Total assets	$421,029	$11,525	$2,968	$(30,166)	$404,847	$20,764	$426,120

Current liabilities:
Accounts payable	$16,633	$(83)	$—	$—	$16,550	$(8,398)	$8,152
Income tax payable	3,205	—	—	—	3,205	—	3,205
Accrued compensation and benefits	14,775	(314)	—	—	14,461	(5,129)	9,332
Other accrued liabilities	15,503	(150)	—	—	15,353	(5,945)	9,408
Current portion of long-term debt and obligations under capital leases	32,793	(112)	—	(30,166)	2,515	(2,125)	390
Current liabilities of discontinued operations	14,174	333	—	—	14,507	5,278	19,785

Total current liabilities	97,083	(326)	—	(30,166)	66,591	(16,319)	50,272
Long-term debt	—	—	—	—	—	—	—
Obligations under capital leases	5,191	(443)	—	—	4,748	(3,997)	751
Other long-term obligations	2,804	—	—	—	2,804	(1,271)	1,533
Long-term liabilities of discontinued operations	—	—	—	—	—	—	—

Total liabilities	105,078	(769)	—	(30,166)	74,143	(21,587)	52,556
Commitments and contingencies
Redeemable noncontrolling interest	7,356	—	—	—	7,356	(7,356)	—
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none issued	—	—	—	—	—	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 22,281,828 issued and 20,327,467 outstanding at March 31, 2011	216	—	—	—	216	—	216
Paid-in capital	458,573	—	—	—	458,573	—	458,573
Accumulated deficit	(116,247)	12,294	2,968		(101,494)	53,452	(47,533)
Accumulated other comprehensive loss	—	—	—	—	—	—	—
Treasury stock, at cost; 1,954,361 shares at March 31, 2011	(44,797)	—	—	—	(44,797)	—	(44,797)

Total MedCath Corporation stockholders’ equity	297,745	12,294	2,968	—	312,498	53,452	366,459
Noncontrolling interest	10,850	—	—	—	10,850	(3,745)	7,105

Total equity	308,595	12,294	2,968	—	323,348	49,707	373,564

Total liabilities and equity	$421,029	$11,525	$2,968	$(30,166)	$404,847	$20,764	$426,120

(1)	As reported in the Company’s Current Report on Form 8-K on May 27, 2011.

(2)	Reflects the sale of MedCath Partners, which was effective on May 1, 2011, including the reclassification of retained assets and liabilities as discontinued operations and the net proceeds from the sale.

(3)	Reflects the net proceeds from the sale of Coastal Carolina Heart, which was effective on May 6, 2011.

(4)	Reflects the impact of the repayment of debt under the credit facility, which was repaid and terminated on May 9, 2011.

(5)	Impact of the assumed sale of Heart Hospital of New Mexico with the retained assets and liabilities reflected as discontinued operations as well as the impact of the assumed sale of Arkansas Heart Hospital. The AHH transaction is an equity sale with no retained assets or liabilities.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING THE SALE OF HEART HOSPITAL OF NEW MEXICO

	Twelve Months Ended September 30, 2010
		Reclassification
		of MedCath
		Partners as a
	Company	Discontinued	Company	Sale of	Company
	Historical(1)	Operation(2)	Recast(3)	HHNM(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$376,926	$(11,440)	$365,486	$(81,232)	$284,254
Operating expenses:
Personnel expense	128,663	(3,606)	125,057	(22,032)	103,025
Medical supplies expense	91,931	(461)	91,470	(21,213)	70,257
Bad debt expense	40,620	(22)	40,598	(5,438)	35,160
Other operating expenses	91,635	(4,950)	86,685	(17,166)	69,519
Pre-opening expenses	866	—	866	—	866
Depreciation	23,675	(3,186)	20,489	(2,934)	17,555
Amortization	32	—	32	(32)	—
Impairment of long-lived assets and goodwill	66,822	(800)	66,022	—	66,022
Loss (gain) on disposal of property, equipment and other assets	(36)	49	13	(43)	(30)

Total operating expenses	444,208	(12,976)	431,232	(68,858)	362,374

Income (loss) from operations	(67,282)	1,536	(65,746)	(12,374)	(78,120)
Other income (expenses):
Interest expense	(4,278)	18	(4,260)	311	(3,949)
Interest and other income, net	82	112	194	(66)	128
Loss on note receivable	(1,507)	—	(1,507)	—	(1,507)
Equity in net earnings of unconsolidated affiliates	7,267	(1,908)	5,359	—	5,359

Total other income (expense), net	1,564	(1,778)	(214)	245	31

Loss from continuing operations before income taxes	(65,718)	(242)	(65,960)	(12,129)	(78,089)
Income tax (expense) benefit	(26,179)	(93)	(26,271)	(3,687)	(29,958)

Loss from continuing operations	(39,540)	(149)	(39,689)	(8,442)	(48,131)
Less: income (loss) attributable to noncontrolling interest	(12,389)	—	(12,389)	2,530	(9,859)

Loss attributable to MedCath Corporation	$(51,929)	$(149)	$(52,078)	$(5,912)	$(57,990)

Loss from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(50,485)	$(149)	$(50,634)	$(5,912)	$(56,546)

Loss per share, basic	$(2.55)	$(0.01)	$(2.55)	$(0.30)	$(2.85)
Loss per share, diluted	$(2.55)	$(0.01)	$(2.55)	$(0.30)	$(2.85)
Weighted average number of shares, basic	19,842	19,842	19,842	19,842	19,842
Dilutive effect of stock options and restricted stock	—	—	—	—	—

Weighted average number of shares, diluted	19,842	19,842	19,842	19,842	19,842

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Heart Hospital of New Mexico as though the sale occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING THE SALE OF ARKANSAS HEART HOSPITAL

	Twelve Months Ended September 30, 2010
		Reclassification
		of MedCath
		Partners as a
	Company	Discontinued	Company	Sale of	Company
	Historical(1)	Operation(2)	Recast(3)	AHH(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$376,926	$(11,440)	$365,486	$(117,843)	$247,643
Operating expenses:
Personnel expense	128,663	(3,606)	125,057	(36,291)	88,766
Medical supplies expense	91,931	(461)	91,470	(36,847)	54,623
Bad debt expense	40,620	(22)	40,598	(11,355)	29,243
Other operating expenses	91,635	(4,950)	86,685	(16,060)	70,625
Pre-opening expenses	866	—	866	—	866
Depreciation	23,675	(3,186)	20,489	(5,334)	15,155
Amortization	32	—	32	—	32
Impairment of long-lived assets and goodwill	66,822	(800)	66,022	—	66,022
Loss (gain) on disposal of property, equipment and other assets	(36)	49	13	(24)	(11)

Total operating expenses	444,208	(12,976)	431,232	(105,911)	325,321

Income (loss) from operations	(67,282)	1,536	(65,746)	(11,932)	(77,678)
Other income (expenses):
Interest expense	(4,278)	18	(4,260)	14	(4,246)
Interest and other income, net	82	112	194	(41)	153
Loss on note receivable	(1,507)	—	(1,507)	—	(1,507)
Equity in net earnings of unconsolidated affiliates	7,267	(1,908)	5,359	—	5,359

Total other income (expense), net	1,564	(1,778)	(214)	(27)	(241)

Loss from continuing operations before income taxes	(65,718)	(242)	(65,960)	(11,959)	(77,919)
Income tax (expense) benefit	(26,178)	(93)	(26,271)	(3,347)	(29,618)

Loss from continuing operations	(39,540)	(149)	(39,689)	(8,612)	(48,301)
Less: income (loss) attributable to noncontrolling interest	(12,389)	—	(12,389)	3,245	(9,144)

Loss attributable to MedCath Corporation	$(51,929)	$(149)	$(52,078)	$(5,367)	$(57,445)

(Loss) Income from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(50,485)	$(149)	$(50,634)	$(5,367)	$(56,001)

Loss per share, basic	$(2.55)	$(0.01)	$(2.55)	$(0.27)	$(2.82)
Loss per share, diluted	$(2.55)	$(0.01)	$(2.55)	$(0.27)	$(2.82)
Weighted average number of shares, basic	19,842	19,842	19,842	19,842	19,842
Dilutive effect of stock options and restricted stock	—	—	—	—	—

Weighted average number of shares, diluted	19,842	19,842	19,842	19,842	19,842

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Arkansas Heart Hospital as though the sale occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING THE SALE OF HEART HOSPTIAL OF NEW MEXICO & ARKANSAS
HEART HOSPITAL

	Twelve Months Ended September 30, 2010
		Reclassification of
		MedCath Partners as		Sale of
	Company	a Discontinued	Company	HHNM and	Company
	Historical(1)	Operation(2)	Recast(3)	AHH(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$376,926	$(11,440)	$365,486	$(199,075)	$166,411
Operating expenses:
Personnel expense	128,663	(3,606)	125,057	(58,323)	66,734
Medical supplies expense	91,931	(461)	91,470	(58,060)	33,410
Bad debt expense	40,620	(22)	40,598	(16,793)	23,805
Other operating expenses	91,635	(4,950)	86,685	(33,226)	53,459
Pre-opening expenses	866	—	866	—	866
Depreciation	23,675	(3,186)	20,489	(8,268)	12,221
Amortization	32	—	32	(32)	—
Impairment of long-lived assets and goodwill	66,822	(800)	66,022	—	66,022
Loss (gain) on disposal of property, equipment and other assets	(36)	49	13	(67)	(54)

Total operating expenses	444,208	(12,976)	431,232	(174,769)	256,463

Income (loss) from operations	(67,282)	1,536	(65,746)	(24,306)	(90,052)
Other income (expenses):
Interest expense	(4,278)	18	(4,260)	325	(3,935)
Interest and other income, net	82	112	194	(107)	87
Loss on note receivable	(1,507)	—	(1,507)	—	(1,507)
Equity in net earnings of unconsolidated affiliates	7,267	(1,908)	5,359	—	5,359

Total other income (expense), net	1,564	(1,778)	(214)	218	4

Loss from continuing operations before income taxes	(65,718)	(242)	(65,960)	(24,088)	(90,048)
Income tax (expense) benefit	(26,178)	(93)	(26,271)	(7,034)	(33,305)

Loss from continuing operations	(39,540)	(149)	(39,689)	(17,054)	(56,743)
Less: income (loss) attributable to noncontrolling interest	(12,389)	—	(12,389)	5,775	(6,614)

Loss attributable to MedCath Corporation	$(51,929)	$(149)	$(52,078)	$(11,279)	$(63,357)

(Loss) Income from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(50,485)	$(149)	$(50,634)	$(11,279)	$(61,913)

Loss per share, basic	$(2.55)	$(0.01)	$(2.55)	$(0.57)	$(3.12)
Loss per share, diluted	$(2.55)	$(0.01)	$(2.55)	$(0.57)	$(3.12)
Weighted average number of shares, basic	19,842	19,842	19,842	19,842	19,842
Dilutive effect of stock options and restricted stock	—	—	—	—	—

Weighted average number of shares, diluted	19,842	19,842	19,842	19,842	19,842

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Heart Hospital of New Mexico and Arkansas Heart Hospital as though the sales occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING THE SALE OF HEART HOSPITAL OF NEW MEXICO

	Twelve Months Ended September 30, 2009
		Reclassification of
		MedCath Partners as
	Company	a Discontinued	Company	Sale of	Company
	Historical(1)	Operation(2)	Recast(3)	HHNM(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$343,849	$(16,645)	$327,204	$(75,425)	$251,779
Operating expenses:
Personnel expense	114,893	(6,187)	108,706	(21,295)	87,411
Medical supplies expense	84,366	(794)	83,572	(19,576)	63,996
Bad debt expense	33,177	(25)	33,152	(5,303)	27,849
Other operating expenses	77,000	(6,435)	70,565	(17,366)	53,199
Pre-opening expenses	3,563	—	3,563	—	3,563
Depreciation	19,299	(3,849)	15,450	(2,824)	12,626
Amortization	891	(859)	32	(32)	—
Impairment of long-lived assets and goodwill	42,000	—	42,000	(14,000)	28,000
Loss (gain) on disposal of property, equipment and other assets	93	32	125	(91)	34

Total operating expenses	375,282	(18,117)	357,165	(80,487)	276,678

Income (loss) from operations	(31,433)	1,472	(29,961)	5,062	(24,899)
Other income (expenses):
Interest expense	(3,184)	13	(3,171)	117	(3,054)
Interest and other income, net	214	(5)	209	(21)	188
Loss on early extinguishment of debt	(6,702)	—	(6,702)	—	(6,702)
Equity in net earnings of unconsolidated affiliates	9,057	(3,785)	5,272	—	5,272

Total other income (expense), net	(615)	(3,777)	(4,392)	96	(4,296)

Loss from before income taxes	(32,048)	(2,305)	(34,353)	5,158	(29,195)
Income tax benefit	(169)	(877)	(1,046)	(2,746)	(3,792)

Loss from continuing operations	(31,879)	(1,428)	(33,307)	7,904	(25,403)
Less: Net income attributable to noncontrolling interest	(17,527)	21	(17,506)	1,694	(15,812)

Loss income attributable to MedCath Corporation	$(49,406)	$(1,407)	$(50,813)	$9,598	$(41,215)

Loss Income from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(41,252)	$(1,407)	$(42,659)	$9,598	$(33,061)

Loss per share, basic	$(2.09)	$(0.07)	$(2.17)	$0.49	$(1.68)
Loss per share, diluted	$(2.09)	$(0.07)	$(2.17)	$0.49	$(1.68)
Weighted average number of shares, basic	19,684	19,684	19,684	19,684	19,684
Dilutive effect of stock options and restricted stock	—	—	—	—	—

Weighted average number of shares, diluted	19,684	19,684	19,684	19,684	19,684

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Heart Hospital of New Mexico as though the sale occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING THE SALE OF ARKANSAS HEART HOSPITAL

	Twelve Months Ended September 30, 2009
		Reclassification
		of MedCath
		Partners as a
	Company	Discontinued	Company	Sale of	Company
	Historical(1)	Operation(2)	Recast(3)	AHH(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$343,849	$(16,645)	$327,204	$(117,650)	$209,554
Operating expenses:
Personnel expense	114,893	(6,187)	108,706	(36,346)	72,360
Medical supplies expense	84,366	(794)	83,572	(34,860)	48,712
Bad debt expense	33,177	(25)	33,152	(13,058)	20,094
Other operating expenses	77,000	(6,435)	70,565	(15,470)	55,095
Pre-opening expenses	3,563	—	3,563	—	3,563
Depreciation	19,299	(3,849)	15,450	(5,150)	10,300
Amortization	891	(859)	32	—	32
Impairment of long-lived assets and goodwill	42,000	—	42,000	(11,000)	31,000
Loss (gain) on disposal of property, equipment and other assets	93	32	125	4	129

Total operating expenses	375,282	(18,117)	357,165	(115,880)	241,285

Income (loss) from operations	(31,433)	1,472	(29,961)	(1,770)	(31,731)
Other income (expenses):
Interest expense	(3,184)	13	(3,171)	1	(3,170)
Interest and other income, net	214	(5)	209	(11)	198
Loss on early extinguishment of debt	(6,702)	—	(6,702)	—	(6,702)
Equity in net earnings of unconsolidated affiliates	9,057	(3,785)	5,272	—	5,272

Total other income (expense), net	(615)	(3,777)	(4,392)	(10)	(4,402)

Loss from before income taxes	(32,048)	(2,305)	(34,353)	(1,780)	(36,133)
Income tax benefit	(169)	(877)	(1,046)	(3,602)	(4,648)

Loss from continuing operations	(31,879)	(1,428)	(33,307)	1,822	(31,485)
Less: Net income attributable to noncontrolling interest	(17,527)	21	(17,506)	3,401	(14,105)

Loss income attributable to MedCath Corporation	$(49,406)	$(1,407)	$(50,813)	$5,223	$(45,590)

Loss Income from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(41,252)	$(1,407)	$(42,659)	$5,223	$(37,436)

Loss per share, basic	$(2.09)	$(0.07)	$(2.17)	$0.27	$(1.90)
Loss per share, diluted	$(2.09)	$(0.07)	$(2.17)	$0.27	$(1.90)
Weighted average number of shares, basic	19,684	19,684	19,684	19,684	19,684
Dilutive effect of stock options and restricted stock	—	—	—	—	—

Weighted average number of shares, diluted	19,684	19,684	19,684	19,684	19,684

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Arkansas Heart Hospital as though the sale occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING THE SALE OF HEART HOSPITAL OF NEW MEXICO & ARKANSAS
HEART HOSPITAL

	Twelve Months Ended September 30, 2009
		Reclassification
		of MedCath
		Partners as a		Sale of
	Company	Discontinued	Company	HHNM and	Company
	Historical(1)	Operation(2)	Recast(3)	AHH(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$343,849	$(16,645)	$327,204	$(193,075)	$134,129
Operating expenses:
Personnel expense	114,893	(6,187)	108,706	(57,641)	51,065
Medical supplies expense	84,366	(794)	83,572	(54,436)	29,136
Bad debt expense	33,177	(25)	33,152	(18,361)	14,791
Other operating expenses	77,000	(6,435)	70,565	(32,836)	37,729
Pre-opening expenses	3,563	—	3,563	—	3,563
Depreciation	19,299	(3,849)	15,450	(7,974)	7,476
Amortization	891	(859)	32	(32)	—
Impairment of long-lived assets and goodwill	42,000	—	42,000	(25,000)	17,000
Loss (gain) on disposal of property, equipment and other assets	93	32	125	(87)	38

Total operating expenses	375,282	(18,117)	357,165	(196,367)	160,798

Income (loss) from operations	(31,433)	1,472	(29,961)	3,292	(26,669)
Other income (expenses):
Interest expense	(3,184)	13	(3,171)	118	(3,053)
Interest and other income, net	214	(5)	209	(32)	177
Loss on early extinguishment of debt	(6,702)	—	(6,702)	—	(6,702)
Equity in net earnings of unconsolidated affiliates	9,057	(3,785)	5,272	—	5,272

Total other income (expense), net	(615)	(3,777)	(4,392)	86	(4,306)

Loss from before income taxes	(32,048)	(2,305)	(34,353)	3,378	(30,975)
Income tax benefit	(169)	(877)	(1,046)	(6,348)	(7,394)

Loss from continuing operations	(31,879)	(1,428)	(33,307)	9,726	(23,581)
Less: Net income attributable to noncontrolling interest	(17,527)	21	(17,506)	5,095	(12,411)

Loss income attributable to MedCath Corporation	$(49,406)	$(1,407)	$(50,813)	$14,821	$(35,992)

Loss Income from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(41,252)	$(1,407)	$(42,659)	$14,821	$(27,838)

Loss per share, basic	$(2.09)	$(0.07)	$(2.17)	$0.75	$(1.41)
Loss per share, diluted	$(2.09)	$(0.07)	$(2.17)	$0.75	$(1.41)
Weighted average number of shares, basic	19,684	19,684	19,684	19,684	19,684
Dilutive effect of stock options and restricted stock	—	—	—	—	—

Weighted average number of shares, diluted	19,684	19,684	19,684	19,684	19,684

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Heart Hospital of New Mexico and Arkansas Heart Hospital as though the sales occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING THE SALE OF HEART HOSPITAL OF NEW MEXICO

	Twelve Months Ended September 30, 2008
		Reclassification
		of MedCath
		Partners as a
	Company	Discontinued	Company	Sale of	Company
	Historical(1)	Operation(2)	Recast(3)	HHNM(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$337,769	$(18,070)	$319,699	$(72,752)	$246,947
Operating expenses:
Personnel expense	112,236	(5,712)	106,524	(19,499)	87,025
Medical supplies expense	81,632	(1,519)	80,113	(18,390)	61,723
Bad debt expense	24,515	(28)	24,487	(4,707)	19,780
Other operating expenses	72,104	(7,258)	64,846	(14,831)	50,015
Pre-opening expenses	786	—	786	—	786
Depreciation	17,896	(4,066)	13,830	(2,598)	11,232
Amortization	32	—	32	(32)	—
Loss (gain) on disposal of property, equipment and other assets	82	153	235	(84)	151

Total operating expenses	309,283	(18,430)	290,853	(60,141)	230,712

Loss from operations	28,486	360	28,846	(12,611)	16,235
Other income (expenses):
Interest expense	(10,464)	37	(10,427)	158	(10,269)
Interest and other income, net	1,904	(10)	1,894	(110)	1,784
Equity in net earnings of unconsolidated affiliates	7,891	(2,157)	5,734	—	5,734

Total other income (expense), net	(669)	(2,130)	(2,799)	48	(2,751)

Income (Loss) from before income taxes	27,817	(1,770)	26,047	(12,563)	13,484
Income tax (benefit) expense	6,636	(716)	5,920	(3,716)	2,204

Net (Loss) Income from continuing operations	21,181	(1,054)	20,127	(8,847)	11,280
Less: Net income attributable to noncontrolling interest	(21,858)	(95)	(21,953)	2,889	(19,064)

Loss attributable to MedCath Corporation	$(677)	$(1,149)	$(1,826)	$(5,958)	$(7,784)

(Loss) Income from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$7,982	$(1,149)	$6,833	$(5,958)	$875

Income (Loss) per share, basic	$0.40	$(0.06)	$0.34	$(0.30)	$0.04
Income (Loss) per share, diluted	$0.40	$(0.06)	$0.34	$(0.30)	$0.04
Weighted average number of shares, basic	19,996	19,996	19,996	19,996	19,996
Dilutive effect of stock options and restricted stock	73	73	73	73	73

Weighted average number of shares, diluted	20,069	20,069	20,069	20,069	20,069

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Heart Hospital of New Mexico as though the sale occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING THE SALE OF ARKANSAS HEART HOSPITAL

	Twelve Months Ended September 30, 2008
		Reclassification
		of MedCath
		Partners as a
	Company	Discontinued	Company	Sale of	Company
	Historical(1)	Operation(2)	Recast(3)	AHH(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$337,769	$(18,070)	$319,699	$(114,314)	$205,385
Operating expenses:
Personnel expense	112,236	(5,712)	106,524	(35,322)	71,202
Medical supplies expense	81,632	(1,519)	80,113	(32,452)	47,661
Bad debt expense	24,515	(28)	24,487	(9,003)	15,484
Other operating expenses	72,104	(7,258)	64,846	(15,713)	49,133
Pre-opening expenses	786	—	786	—	786
Depreciation	17,896	(4,066)	13,830	(4,612)	9,218
Amortization	32	—	32	—	32
Loss (gain) on disposal of property, equipment and other assets	82	153	235	(145)	90

Total operating expenses	309,283	(18,430)	290,853	(97,247)	193,606

Loss from operations	28,486	360	28,846	(17,067)	11,779
Other income (expenses):
Interest expense	(10,464)	37	(10,427)	—	(10,427)
Interest and other income, net	1,904	(10)	1,894	(20)	1,874
Equity in net earnings of unconsolidated affiliates	7,891	(2,157)	5,734	—	5,734

Total other income (expense), net	(669)	(2,130)	(2,799)	(20)	(2,819)

Income (Loss) from before income taxes	27,817	(1,770)	26,047	(17,087)	8,960
Income tax (benefit) expense	6,636	(716)	5,920	(4,809)	1,111

Net (Loss) Income from continuing operations	21,181	(1,054)	20,127	(12,278)	7,849
Less: Net income attributable to noncontrolling interest	(21,858)	(95)	(21,953)	4,568	(17,385)

Loss attributable to MedCath Corporation	$(677)	$(1,149)	$(1,826)	$(7,710)	$(9,536)

(Loss) Income from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$7,982	$(1,149)	$6,833	$(7,710)	$(877)

Income (Loss) per share, basic	$0.40	$(0.06)	$0.34	$(0.39)	$(0.04)
Income (Loss) per share, diluted	$0.40	$(0.06)	$0.34	$(0.38)	$(0.04)
Weighted average number of shares, basic	19,996	19,996	19,996	19,996	19,996
Dilutive effect of stock options and restricted stock	73	73	73	73	73

Weighted average number of shares, diluted	20,069	20,069	20,069	20,069	20,069

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Arkansas Heart Hospital as though the sale occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING THE SALE OF HEART HOSPTIAL OF NEW MEXICO & ARKANSAS
HEART HOSPITAL

	Twelve Months Ended September 30, 2008
		Reclassification
		of MedCath
		Partners as a		Sale of
	Company	Discontinued	Company	HHNM and	Company
	Historical(1)	Operation(2)	Recast(3)	AHH(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$337,769	$(18,070)	$319,699	$(187,066)	$132,633
Operating expenses:
Personnel expense	112,236	(5,712)	106,524	(54,821)	51,703
Medical supplies expense	81,632	(1,519)	80,113	(50,842)	29,271
Bad debt expense	24,515	(28)	24,487	(13,710)	10,777
Other operating expenses	72,104	(7,258)	64,846	(30,544)	34,302
Pre-opening expenses	786	—	786	—	786
Depreciation	17,896	(4,066)	13,830	(7,210)	6,620
Amortization	32	—	32	(32)	—
Loss (gain) on disposal of property, equipment and other assets	82	153	235	(229)	6

Total operating expenses	309,283	(18,430)	290,853	(157,388)	133,465

Loss from operations	28,486	360	28,846	(29,678)	(832)
Other income (expenses):
Interest expense	(10,464)	37	(10,427)	158	(10,269)
Interest and other income, net	1,904	(10)	1,894	(130)	1,764
Equity in net earnings of unconsolidated affiliates	7,891	(2,157)	5,734	—	5,734

Total other income (expense), net	(669)	(2,130)	(2,799)	28	(2,771)

Income (Loss) from before income taxes	27,817	(1,770)	26,047	(29,650)	(3,603)
Income tax (benefit) expense	6,636	(716)	5,920	(8,525)	(2,605)

Net (Loss) Income from continuing operations	21,181	(1,054)	20,127	(21,125)	(998)
Less: Net income attributable to noncontrolling interest	(21,858)	(95)	(21,953)	7,457	(14,496)

Loss attributable to MedCath Corporation	$(677)	$(1,149)	$(1,826)	$(13,668)	$(15,494)

(Loss) Income from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$7,982	$(1,149)	$6,833	$(13,668)	$(6,835)

Income (Loss) per share, basic	$0.40	$(0.06)	$0.34	$(0.68)	$(0.34)
Income (Loss) per share, diluted	$0.40	$(0.06)	$0.34	$(0.68)	$(0.34)
Weighted average number of shares, basic	19,996	19,996	19,996	19,996	19,996
Dilutive effect of stock options and restricted stock	73	73	73	73	73

Weighted average number of shares, diluted	20,069	20,069	20,069	20,069	20,069

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Heart Hospital of New Mexico and Arkansas Heart Hospital as though the sales occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING SALE OF HEART HOSPITAL OF NEW MEXICO

	Three Months Ended March 31, 2011
		Reclassification
		of MedCath
		Partners as a
	Company	Discontinued	Company	Sale of	Company
	Historical(1)	Operation(2)	Recast(3)	HHNM(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$97,163	$(2,057)	$95,106	$(18,991)	$76,115
Operating expenses:
Personnel expense	33,859	(642)	33,217	(5,510)	27,707
Medical supplies expense	23,189	(33)	23,156	(4,986)	18,170
Bad debt expense	10,006	(1)	10,005	(1,071)	8,934
Other operating expenses	22,843	(569)	22,274	(4,260)	18,014
Depreciation	4,630	(562)	4,068	(794)	3,274
Amortization	—	—	—	(8)	(8)
Impairment of long-lived assets and goodwill	19,548	—	19,548	—	19,548
Loss (gain) on disposal of property, equipment and other assets	178	5	183	(6)	177

Total operating expenses	114,253	(1,802)	112,451	(16,635)	95,816

Loss from operations	(17,090)	(255)	(17,345)	(2,356)	(19,701)
Other income (expenses):
Interest expense	(997)	15	(982)	90	(892)
Interest and other income, net	50	—	50	(8)	42
Gain on sale of unconsolidated affiliates	179	—	179	—	179
Equity in net earnings of unconsolidated affiliates	1,258	(213)	1,045	—	1,045

Total other income (expense), net	490	(198)	292	82	374

Loss from continuing operations before income taxes	(16,600)	(453)	(17,053)	(2,274)	(19,327)
Income tax benefit	(7,695)	(185)	(7,880)	(692)	(8,572)

Loss from continuing operations	(8,905)	(268)	(9,173)	(1,582)	(10,755)
Less: Net income attributable to noncontrolling interest	(3,189)	(29)	(3,218)	473	(2,745)

Loss attributable to MedCath Corporation	$(12,094)	$(297)	$(12,391)	$(1,109)	$(13,500)

Loss from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(12,341)	$(297)	$(12,638)	$(1,109)	$(13,747)

Loss per share, basic	$(0.61)	$(0.01)	$(0.63)	$(0.05)	$(0.68)
Loss per share, diluted	$(0.61)	$(0.01)	$(0.63)	$(0.05)	$(0.68)
Weighted average number of shares, basic	20,208	20,208	20,208	20,208	20,208
Dilutive effect of stock options and restricted stock	—	—	—	—	—

Weighted average number of shares, diluted	20,208	20,208	20,208	20,208	20,208

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Heart Hospital of New Mexico as though the sale occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING SALE OF ARKANSAS HEART HOSPITAL

	Three Months Ended March 31, 2011
		Reclassification
		of MedCath
		Partners as a
	Company	Discontinued	Company	Sale of	Company
	Historical(1)	Operation(2)	Recast(3)	AHH(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$97,163	$(2,057)	$95,106	$(32,216)	$62,890
Operating expenses:
Personnel expense	33,859	(642)	33,217	(9,397)	23,820
Medical supplies expense	23,189	(33)	23,156	(9,523)	13,633
Bad debt expense	10,006	(1)	10,005	(2,961)	7,044
Other operating expenses	22,843	(569)	22,274	(3,729)	18,545
Depreciation	4,630	(562)	4,068	(1,120)	2,948
Amortization	—	—	—	—	—
Impairment of long-lived assets and goodwill	19,548	—	19,548	—	19,548
Loss (gain) on disposal of property, equipment and other assets	178	5	183	—	183

Total operating expenses	114,253	(1,802)	112,451	(26,730)	85,721

Loss from operations	(17,090)	(255)	(17,345)	(5,486)	(22,831)
Other income (expenses):
Interest expense	(997)	15	(982)	3	(979)
Interest and other income, net	50	—	50	—	50
Gain on sale of unconsolidated affiliates	179	—	179	—	179
Equity in net earnings of unconsolidated affiliates	1,258	(213)	1,045	—	1,045

Total other income (expense), net	490	(198)	292	3	295

Loss from continuing operations before income taxes	(16,600)	(453)	(17,053)	(5,483)	(22,536)
Income tax benefit	(7,695)	(185)	(7,880)	(1,508)	(9,388)

Loss from continuing operations	(8,905)	(268)	(9,173)	(3,975)	(13,148)
Less: Net income attributable to noncontrolling interest	(3,189)	(29)	(3,218)	1,558	(1,660)

Loss attributable to MedCath Corporation	$(12,094)	$(297)	$(12,391)	$(2,417)	$(14,808)

Loss from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(12,341)	$(297)	$(12,638)	$(2,417)	$(15,055)

Loss per share, basic	$(0.61)	$(0.01)	$(0.63)	$(0.12)	$(0.75)
Loss per share, diluted	$(0.61)	$(0.01)	$(0.63)	$(0.12)	$(0.75)
Weighted average number of shares, basic	20,208	20,208	20,208	20,208	20,208
Dilutive effect of stock options and restricted stock	—	—	—	—	—

Weighted average number of shares, diluted	20,208	20,208	20,208	20,208	20,208

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Arkansas Heart Hospital as though the sale occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING SALE OF HEART HOSPITAL OF NEW MEXICO & ARKANSAS
HEART HOSPITAL

	Three Months Ended March 31, 2011
		Reclassification
		of MedCath
		Partners as a		Sale of
	Company	Discontinued	Company	HHNM and	Company
	Historical(1)	Operation(2)	Recast(3)	AHH(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$97,163	$(2,057)	$95,106	$(51,207)	$43,899
Operating expenses:				$—
Personnel expense	33,859	(642)	33,217	(14,907)	18,310
Medical supplies expense	23,189	(33)	23,156	(14,509)	8,647
Bad debt expense	10,006	(1)	10,005	(4,032)	5,973
Other operating expenses	22,843	(569)	22,274	(7,989)	14,285
Depreciation	4,630	(562)	4,068	(1,914)	2,154
Amortization	—	—	—	(8)	(8)
Impairment of long-lived assets and goodwill	19,548	—	19,548	—	19,548
Loss (gain) on disposal of property, equipment and other assets	178	5	183	(6)	177

Total operating expenses	114,253	(1,802)	112,451	(43,365)	69,086

Loss from operations	(17,090)	(255)	(17,345)	(7,842)	(25,187)
Other income (expenses):
Interest expense	(997)	15	(982)	93	(889)
Interest and other income, net	50	—	50	(8)	42
Gain on sale of unconsolidated affiliates	179	—	179	—	179
Equity in net earnings of unconsolidated affiliates	1,258	(213)	1,045	—	1,045

Total other income (expense), net	490	(198)	292	85	377

Loss from continuing operations before income taxes	(16,600)	(453)	(17,053)	(7,757)	(24,810)
Income tax benefit	(7,695)	(185)	(7,880)	(2,200)	(10,080)

Loss from continuing operations	(8,905)	(268)	(9,173)	(5,557)	(14,730)
Less: Net income attributable to noncontrolling interest	(3,189)	(29)	(3,218)	2,031	(1,187)

Loss attributable to MedCath Corporation	$(12,094)	$(297)	$(12,391)	$(3,526)	$(15,917)

Loss from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(12,341)	$(297)	$(12,638)	$(3,526)	$(16,164)

Loss per share, basic	$(0.61)	$(0.01)	$(0.63)	$(0.17)	$(0.80)
Loss per share, diluted	$(0.61)	$(0.01)	$(0.63)	$(0.17)	$(0.80)
Weighted average number of shares, basic	20,208	20,208	20,208	20,208	20,208
Dilutive effect of stock options and restricted stock	—	—	—	—	—

Weighted average number of shares, diluted	20,208	20,208	20,208	20,208	20,208

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Heart Hospital of New Mexico and Arkansas Heart Hospital as though the sales occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING SALE OF HEART HOSPITAL OF NEW MEXICO

	Three Months Ended March 31, 2010
		Reclassification
		of MedCath
		Partners as a
	Company	Discontinued	Company	Sale of	Company
	Historical(1)	Operation(2)	Recast(3)	HHNM(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$96,777	$(2,785)	$93,992	$(21,031)	$72,961
Operating expenses:
Personnel expense	33,150	(951)	32,199	(5,455)	26,744
Medical supplies expense	23,581	(150)	23,431	(5,688)	17,743
Bad debt expense	9,931	(13)	9,918	(1,213)	8,705
Other operating expenses	22,296	(1,151)	21,145	(4,446)	16,699
Pre-opening expenses	—	—	—	—	—
Depreciation	6,124	(785)	5,339	(604)	4,735
Impairment of long-lived assets and goodwill	14,700	(114)	14,586	—	14,586
Loss (gain) on disposal of property, equipment and other assets	(69)	76	7	(8)	(1)

Total operating expenses	109,713	(3,088)	106,625	(17,414)	89,211

(Loss) income from operations	(12,936)	303	(12,633)	(3,617)	(16,250)
Other income (expenses):
Interest expense	(1,054)	—	(1,054)	40	(1,014)
Interest and other income, net	15	—	15	(8)	7
Gain on sale of unconsolidated affiliates	—	—	—	—	—
Loss on not receivable	(1,507)	—	(1,507)	—	(1,507)
Equity in net earnings of unconsolidated affiliates	3,092	(1,488)	1,604	—	1,604

Total other income (expense), net	546	(1,488)	(942)	32	(910)

Loss from continuing operations before income taxes	(12,390)	(1,185)	(13,575)	(3,585)	(17,160)
Income tax benefit	(5,639)	(455)	(6,094)	(1,082)	(7,176)

Loss from continuing operations	(6,751)	(730)	(7,481)	(2,503)	(9,984)
Less: Net income attributable to noncontrolling interest	(2,524)	(2,663)	(5,187)	769	(4,418)

Net (loss) income attributable to MedCath Corporation	$(9,275)	$1,933	$(12,668)	$(1,734)	$(14,402)

(Loss) Income from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(8,970)	$1,933	$(7,037)	$(1,734)	$(8,771)

(Loss) Income per share, basic	$(0.45)	$0.10	$(0.35)	$(0.09)	$(0.44)
(Loss) Income per share, diluted	$(0.45)	$0.10	$(0.35)	$(0.09)	$(0.44)
Weighted average number of shares, basic	19,829	19,829	19,829	19,829	19,829
Dilutive effect of stock options and restricted stock	—	—	—	—	—

Weighted average number of shares, diluted	19,829	19,829	19,829	19,829	19,829

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Heart Hospital of New Mexico as though the sale occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING SALE OF ARKANSAS HEART HOSPITAL

	Three Months Ended March 31, 2010
		Reclassification
		of MedCath
		Partners as a
	Company	Discontinued	Company	Sale of	Company
	Historical(1)	Operation(2)	Recast(3)	AHH(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$96,777	$(2,785)	$93,992	$(29,139)	$64,853
Operating expenses:
Personnel expense	33,150	(951)	32,199	(9,067)	23,132
Medical supplies expense	23,581	(150)	23,431	(8,943)	14,488
Bad debt expense	9,931	(13)	9,918	(2,690)	7,228
Other operating expenses	22,296	(1,151)	21,145	(3,775)	17,370
Pre-opening expenses	—	—	—	—	—
Depreciation	6,124	(785)	5,339	(1,355)	3,984
Impairment of long-lived assets and goodwill	14,700	(114)	14,586	—	14,586
Loss (gain) on disposal of property, equipment and other assets	(69)	76	7	(7)	—

Total operating expenses	109,713	(3,088)	106,625	(25,837)	80,788

(Loss) income from operations	(12,936)	303	(12,633)	(3,302)	(15,935)
Other income (expenses):
Interest expense	(1,054)	—	(1,054)	3	(1,051)
Interest and other income, net	15	—	15	6	21
Gain on sale of unconsolidated affiliates	—	—	—	—	—
Loss on note receivable	(1,507)	—	(1,507)	—	(1,507)
Equity in net earnings of unconsolidated affiliates	3,092	(1,488)	1,604	—	1,604

Total other income (expense), net	2,053	(1,488)	565	9	(933)

Loss from continuing operations before income taxes	(14,414)	(1,185)	(16,064)	(3,293)	(16,868)
Income tax benefit	(5,639)	(455)	(6,094)	(919)	(7,013)

Loss from continuing operations	(7,438)	(730)	(8,454)	(2,374)	(9,855)
Less: Net income attributable to noncontrolling interest	(2,524)	(2,663)	(5,187)	900	(4,287)

Net (loss) income attributable to MedCath Corporation	$(9,275)	$1,933	$(12,668)	$(1,474)	$(14,142)

(Loss) Income from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(8,970)	$1,933	$(7,037)	$(1,474)	$(8,511)

(Loss) Income per share, basic	$(0.45)	$0.10	$(0.35)	$(0.07)	$(0.43)
(Loss) Income per share, diluted	$(0.45)	$0.10	$(0.35)	$(0.07)	$(0.43)
Weighted average number of shares, basic	19,829	19,829	19,829	19,829	19,829
Dilutive effect of stock options and restricted stock	—	—	—	—	—

Weighted average number of shares, diluted	19,829	19,829	19,829	19,829	19,829

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Arkansas Heart Hospital as though the sale occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING SALE OF HEART HOSPITAL OF NEW MEXICO & ARKANSAS
HEART HOSPITAL

	Three Months Ended March 31, 2010
		Reclassification
		of MedCath
		Partners as a		Sale of
	Company	Discontinued	Company	HHNM and	Company
	Historical(1)	Operation(2)	Recast(3)	AHH(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$96,777	$(2,785)	$93,992	$(50,170)	$43,822
Operating expenses:
Personnel expense	33,150	(951)	32,199	(14,522)	17,677
Medical supplies expense	23,581	(150)	23,431	(14,631)	8,800
Bad debt expense	9,931	(13)	9,918	(3,903)	6,015
Other operating expenses	22,296	(1,151)	21,145	(8,221)	12,924
Pre-opening expenses	—	—	—	—	—
Depreciation	6,124	(785)	5,339	(1,959)	3,380
Impairment of long-lived assets and goodwill	14,700	(114)	14,586	—	14,586
Loss (gain) on disposal of property, equipment and other assets	(69)	76	7	(15)	(8)

Total operating expenses	109,713	(3,088)	106,625	(43,251)	63,374

(Loss) income from operations	(12,936)	303	(12,633)	(6,919)	(19,552)
Other income (expenses):
Interest expense	(1,054)	—	(1,054)	43	(1,011)
Interest and other income, net	15	—	15	(2)	13
Gain on sale of unconsolidated affiliates	—	—	—	—	—
Loss on note receivable	(1,507)	—	(1,507)	—	(1,507)
Equity in net earnings of unconsolidated affiliates	3,092	(1,488)	1,604	—	1,604

Total other income (expense), net	2,053	(1,488)	(942)	41	(901)

Loss from continuing operations before income taxes	(14,414)	(1,185)	(13,575)	(6,878)	(20,453)
Income tax benefit	(5,639)	(455)	(6,094)	(2,001)	(8,095)

Loss from continuing operations	(7,438)	(730)	(7,481)	(4,877)	(12,358)
Less: Net income attributable to noncontrolling interest	(2,524)	(2,663)	(5,187)	1,669	(3,518)

Net (loss) income attributable to MedCath Corporation	$(9,275)	$1,933	$(12,668)	$(3,208)	$(15,876)

(Loss) Income from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(8,970)	$1,933	$(7,037)	$(3,208)	$(10,245)

(Loss) Income per share, basic	$(0.45)	$0.10	$(0.35)	$(0.16)	$(0.52)
(Loss) Income per share, diluted	$(0.45)	$0.10	$(0.35)	$(0.16)	$(0.52)
Weighted average number of shares, basic	19,829	19,829	19,829	19,829	19,829
Dilutive effect of stock options and restricted stock	—	—	—	—	—

Weighted average number of shares, diluted	19,829	19,829	19,829	19,829	19,829

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Heart Hospital of New Mexico and Arkansas Heart Hospital as though the sales occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING SALE OF HEART HOSPITAL OF NEW MEXICO

	Six Months Ended March 31, 2011
		Reclassification
		of MedCath
		Partners as a
	Company	Discontinued	Company	Sale of	Company
	Historical(1)	Operation(2)	Recast(3)	HHNM(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$186,063	$(4,285)	$181,778	$(38,604)	$143,174
Operating expenses:
Personnel expense	66,313	(1,337)	64,976	(10,763)	54,213
Medical supplies expense	42,411	(56)	42,355	(9,386)	32,969
Bad debt expense	19,715	—	19,715	(2,817)	16,898
Other operating expenses	46,959	(1,402)	45,557	(8,495)	37,062
Depreciation	9,517	(1,170)	8,347	(1,615)	6,732
Amortization	—	—	—	(16)	(16)
Impairment of long-lived assets and goodwill	19,548	(209)	19,339	—	19,339
Loss (gain) on disposal of property, equipment and other assets	271	(21)	250	(7)	243

Total operating expenses	204,734	(4,195)	200,539	(33,099)	167,440

Loss from operations	(18,671)	(90)	(18,761)	(5,505)	(24,266)
Other income (expenses):
Interest expense	(2,079)	—	(2,079)	188	(1,891)
Interest and other income, net	539	31	570	(18)	552
Gain on sale of unconsolidated affiliates	15,570	—	15,570	—	15,570
Equity in net earnings of unconsolidated affiliates	1,860	(693)	1,167	—	1,167

Total other income (expense), net	15,890	(662)	15,228	170	15,398

Loss from continuing operations before income taxes	(2,781)	(752)	(3,533)	(5,335)	(8,868)
Income tax benefit	(3,213)	(300)	(3,513)	(1,611)	(5,124)

Income (Loss) from continuing operations	432	(452)	(20)	(3,724)	(3,744)
Less: Net income attributable to noncontrolling interest	(14,615)	(29)	(14,644)	1,142	(13,502)

Loss attributable to MedCath Corporation	$(14,183)	$(481)	$(14,664)	$(2,582)	$(17,246)

Loss from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(5,179)	$(481)	$(5,660)	$(2,582)	$(8,242)

Loss per share, basic	$(0.26)	$(0.02)	$(0.28)	$(0.13)	$(0.41)
Loss per share, diluted	$(0.26)	$(0.02)	$(0.28)	$(0.13)	$(0.41)
Weighted average number of shares, basic	20,075	20,075	20,075	20,075	20,075
Dilutive effect of stock options and restricted stock	6	6	6	6	6

Weighted average number of shares, diluted	20,081	20,081	20,081	20,081	20,081

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Heart Hospital of New Mexico as though the sale occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING SALE OF ARKANSAS HEART HOSPITAL

	Six Months Ended March 31, 2011
		Reclassification
		of MedCath
		Partners as
	Company	a Discontinued	Company	Sale of	Company
	Historical(1)	Operation(2)	Recast(3)	AHH(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$186,063	$(4,285)	$181,778	$(60,435)	$121,343
Operating expenses:
Personnel expense	66,313	(1,337)	64,976	(18,158)	46,818
Medical supplies expense	42,411	(56)	42,355	(16,238)	26,117
Bad debt expense	19,715	—	19,715	(5,299)	14,416
Other operating expenses	46,959	(1,402)	45,557	(8,664)	36,893
Depreciation	9,517	(1,170)	8,347	(2,323)	6,024
Amortization	—	—	—	—	—
Impairment of long-lived assets and goodwill	19,548	(209)	19,339	—	19,339
Loss (gain) on disposal of property, equipment and other assets	271	(21)	250	(23)	227

Total operating expenses	204,734	(4,195)	200,539	(50,705)	149,834

Loss from operations	(18,671)	(90)	(18,761)	(9,730)	(28,491)
Other income (expenses):
Interest expense	(2,079)	—	(2,079)	6	(2,073)
Interest and other income, net	539	31	570	(406)	164
Gain on sale of unconsolidated affiliates	15,570	—	15,570	—	15,570
Equity in net earnings of unconsolidated affiliates	1,860	(693)	1,167	—	1,167

Total other income (expense), net	15,890	(662)	15,228	(400)	14,828

Loss from continuing operations before income taxes	(2,781)	(752)	(3,533)	(10,130)	(13,663)
Income tax benefit	(3,213)	(300)	(3,513)	(2,790)	(6,303)

Income (Loss) from continuing operations	432	(452)	(20)	(7,340)	(7,360)
Less: Net income attributable to noncontrolling interest	(14,615)	(29)	(14,644)	2,865	(11,779)

Loss attributable to MedCath Corporation	$(14,183)	$(481)	$(14,664)	$(4,475)	$(19,139)

Loss from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(5,179)	$(481)	$(5,660)	$(4,475)	$(10,135)

Loss per share, basic	$(0.26)	$(0.02)	$(0.28)	$(0.22)	$(0.50)
Loss per share, diluted	$(0.26)	$(0.02)	$(0.28)	$(0.22)	$(0.50)
Weighted average number of shares, basic	20,075	20,075	20,075	20,075	20,075
Dilutive effect of stock options and restricted stock	6	6	6	6	6

Weighted average number of shares, diluted	20,081	20,081	20,081	20,081	20,081

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Arkansas Heart Hospital as though the sale occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING SALE OF HEART HOSPITAL OF NEW MEXICO & ARKANSAS
HEART HOSPITAL

	Six Months Ended March 31, 2011
		Reclassification
		of MedCath
		Partners as		Sale of
	Company	a Discontinued	Company	HHNM and	Company
	Historical(1)	Operation(2)	Recast(3)	AHH(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$186,063	$(4,285)	$181,778	$(99,039)	$82,739
Operating expenses:
Personnel expense	66,313	(1,337)	64,976	(28,921)	36,055
Medical supplies expense	42,411	(56)	42,355	(25,624)	16,731
Bad debt expense	19,715	—	19,715	(8,116)	11,599
Other operating expenses	46,959	(1,402)	45,557	(17,159)	28,398
Depreciation	9,517	(1,170)	8,347	(3,938)	4,409
Amortization	—	—	—	(16)	(16)
Impairment of long-lived assets and goodwill	19,548	(209)	19,339	—	19,339
Loss (gain) on disposal of property, equipment and other assets	271	(21)	250	(30)	220

Total operating expenses	204,734	(4,195)	200,539	(83,804)	116,735

Loss from operations	(18,671)	(90)	(18,761)	(15,235)	(33,996)
Other income (expenses):
Interest expense	(2,079)	—	(2,079)	194	(1,885)
Interest and other income, net	539	31	570	(424)	146
Gain on sale of unconsolidated affiliates	15,570	—	15,570	—	15,570
Equity in net earnings of unconsolidated affiliates	1,860	(693)	1,167	—	1,167

Total other income (expense), net	15,890	(662)	15,228	(230)	14,998

Loss from continuing operations before income taxes	(2,781)	(752)	(3,533)	(15,465)	(18,998)
Income tax benefit	(3,213)	(300)	(3,513)	(4,401)	(7,914)

Income (Loss) from continuing operations	432	(452)	(20)	(11,064)	(11,084)
Less: Net income attributable to noncontrolling interest	(14,615)	(29)	(14,644)	4,007	(10,637)

Loss attributable to MedCath Corporation	$(14,183)	$(481)	$(14,664)	$(7,057)	$(21,721)

Loss from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(5,179)	$(481)	$(5,660)	$(7,057)	$(12,717)

Loss per share, basic	$(0.26)	$(0.02)	$(0.28)	$(0.35)	$(0.63)
Loss per share, diluted	$(0.26)	$(0.02)	$(0.28)	$(0.35)	$(0.63)
Weighted average number of shares, basic	20,075	20,075	20,075	20,075	20,075
Dilutive effect of stock options and restricted stock	6	6	6	6	6

Weighted average number of shares, diluted	20,081	20,081	20,081	20,081	20,081

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Heart Hospital of New Mexico and Arkansas Heart Hospital as though the sales occurred at the beginning of the reporting period.

MEDCATH CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING SALE OF HEART HOSPITAL OF NEW MEXICO

	Six Months Ended March 31, 2010
		Reclassification
		of MedCath
		Partners as
	Company	a Discontinued	Company	Sale of	Company
	Historical(1)	Operation(2)	Recast(3)	HHNM(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$184,607	$(6,121)	$178,486	$(41,145)	$137,341
Operating expenses:
Personnel expense	64,786	(1,926)	62,860	(11,062)	51,798
Medical supplies expense	45,688	(309)	45,379	(10,921)	34,458
Bad debt expense	17,437	(23)	17,414	(2,764)	14,650
Other operating expenses	44,640	(2,550)	42,090	(8,701)	33,389
Pre-opening expenses	866	—	866	—	866
Depreciation	12,064	(1,681)	10,383	(1,227)	9,156
Impairment of long-lived assets and goodwill	14,700	(114)	14,586	—	14,586
Loss (gain) on disposal of property, equipment and other assets	27	4	31	(8)	23

Total operating expenses	200,208	(6,599)	193,609	(34,683)	158,926

(Loss) income from operations	(15,601)	478	(15,123)	(6,462)	(21,585)
Other income (expenses):
Interest expense	(1,999)	1	(1,998)	99	(1,899)
Interest and other income, net	85	—	85	(17)	68
Gain on sale of unconsolidated affiliates	—	—	—	—	—
Loss on not receivable	(1,507)	—	(1,507)	—	(1,507)
Equity in net earnings of unconsolidated affiliates	4,608	(2,129)	2,479	—	2,479

Total other income (expense), net	1,187	(2,128)	(941)	82	(859)

Loss from continuing operations before income taxes	(14,414)	(1,650)	(16,064)	(6,380)	(22,444)
Income tax benefit	(6,976)	(634)	(7,610)	(1,937)	(9,547)

Loss from continuing operations	(7,438)	(1,016)	(8,454)	(4,443)	(12,897)
Less: Net income attributable to noncontrolling interest	(3,064)	(2,663)	(5,727)	1,337	(4,390)

Loss attributable to MedCath Corporation	$(10,502)	$(3,679)	$(14,181)	$(3,106)	$(17,287)

Loss from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(10,872)	$(3,679)	$(14,551)	$(3,106)	$(17,657)

Loss per share, basic	$(0.55)	$(0.19)	$(0.74)	$(0.16)	$(0.89)
Loss per share, diluted	$(0.55)	$(0.19)	$(0.74)	$(0.16)	$(0.89)
Weighted average number of shares, basic	19,786	19,786	19,786	19,786	19,786
Dilutive effect of stock options and restricted stock	—	—	—	—	—

Weighted average number of shares, diluted	19,786	19,786	19,786	19,786	19,786

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Heart Hospital of New Mexico as though the sale occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING SALE OF ARKANSAS HEART HOSPITAL

	Six Months Ended March 31, 2010
		Reclassification
		of MedCath
		Partners as a
	Company	Discontinued	Company	Sale of	Company
	Historical(1)	Operation(2)	Recast(3)	AHH(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$184,607	$(6,121)	$178,486	$(54,673)	$123,813
Operating expenses:
Personnel expense	64,786	(1,926)	62,860	(17,912)	44,948
Medical supplies expense	45,688	(309)	45,379	(17,996)	27,383
Bad debt expense	17,437	(23)	17,414	(3,436)	13,978
Other operating expenses	44,640	(2,550)	42,090	(7,753)	34,337
Pre-opening expenses	866	—	866	—	866
Depreciation	12,064	(1,681)	10,383	(2,719)	7,664
Impairment of long-lived assets and goodwill	14,700	(114)	14,586	—	14,586
Loss (gain) on disposal of property, equipment and other assets	27	4	31	(24)	7

Total operating expenses	200,208	(6,599)	193,609	(49,840)	143,769

(Loss) income from operations	(15,601)	478	(15,123)	(4,833)	(19,956)
Other income (expenses):
Interest expense	(1,999)	1	(1,998)	7	(1,991)
Interest and other income, net	85	—	85	—	85
Gain on sale of unconsolidated affiliates	—	—	—	—	—
Loss on not receivable	(1,507)	—	(1,507)	—	(1,507)
Equity in net earnings of unconsolidated affiliates	4,608	(2,129)	2,479	—	2,479

Total other income (expense), net	2,694	(2,128)	(941)	7	(934)

Loss from continuing operations before income taxes	(14,414)	(1,650)	(16,064)	(4,826)	(20,890)
Income tax benefit	(6,976)	(634)	(7,610)	(1,361)	(8,971)

Loss from continuing operations	(7,438)	(1,016)	(8,454)	(3,465)	(11,919)
Less: Net income attributable to noncontrolling interest	(3,064)	(2,663)	(5,727)	1,283	(4,444)

Loss attributable to MedCath Corporation	$(10,502)	$(3,679)	$(14,181)	$(2,182)	$(16,363)

Loss from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(10,872)	$(3,679)	$(14,551)	$(2,182)	$(16,733)

Loss per share, basic	$(0.55)	$(0.19)	$(0.74)	$(0.11)	$(0.85)
Loss per share, diluted	$(0.55)	$(0.19)	$(0.74)	$(0.11)	$(0.85)
Weighted average number of shares, basic	19,786	19,786	19,786	19,786	19,786
Dilutive effect of stock options and restricted stock	—	—	—	—	—

Weighted average number of shares, diluted	19,786	19,786	19,786	19,786	19,786

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Arkansas Heart Hospital as though the sale occurred at the beginning of the reporting period.

MEDCATH CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
REFLECTING SALE OF HEART HOSPITAL OF NEW MEXICO & ARKANSAS
HEART HOSPITAL

	Six Months Ended March 31, 2010
		Reclassification
		of MedCath
		Partners as a		Sale of
	Company	Discontinued	Company	HHNM and	Company
	Historical(1)	Operation(2)	Recast(3)	AHH(4)	Pro Forma
	(In thousands, except per share data)

Net revenue	$184,607	$(6,121)	$178,486	$(95,818)	$82,668
Operating expenses:
Personnel expense	64,786	(1,926)	62,860	(28,974)	33,886
Medical supplies expense	45,688	(309)	45,379	(28,917)	16,462
Bad debt expense	17,437	(23)	17,414	(6,200)	11,214
Other operating expenses	44,640	(2,550)	42,090	(16,454)	25,636
Pre-opening expenses	866	—	866	—	866
Depreciation	12,064	(1,681)	10,383	(3,946)	6,437
Impairment of long-lived assets and goodwill	14,700	(114)	14,586	—	14,586
Loss (gain) on disposal of property, equipment and other assets	27	4	31	(32)	(1)

Total operating expenses	200,208	(6,599)	193,609	(84,523)	109,086

(Loss) income from operations	(15,601)	478	(15,123)	(11,295)	(26,418)
Other income (expenses):
Interest expense	(1,999)	1	(1,998)	106	(1,892)
Interest and other income, net	85	—	85	(17)	68
Gain on sale of unconsolidated affiliates	—	—	—	—	—
Loss on not receivable	(1,507)	—	(1,507)	—	(1,507)
Equity in net earnings of unconsolidated affiliates	4,608	(2,129)	2,479	—	2,479

Total other income (expense), net	2,694	(2,128)	(941)	89	(852)

Loss from continuing operations before income taxes	(14,414)	(1,650)	(16,064)	(11,206)	(27,270)
Income tax benefit	(6,976)	(634)	(7,610)	(3,298)	(10,908)

Loss from continuing operations	(7,438)	(1,016)	(8,454)	(7,908)	(16,362)
Less: Net income attributable to noncontrolling interest	(3,064)	(2,663)	(5,727)	2,620	(3,107)

Loss attributable to MedCath Corporation	$(10,502)	$(3,679)	$(14,181)	$(5,288)	$(19,469)

Loss from continuing operations attributable to MedCath Corporation common stockholders, net of taxes	$(10,872)	$(3,679)	$(14,551)	$(5,288)	$(19,839)

Loss per share, basic	$(0.55)	$(0.19)	$(0.74)	$(0.27)	$(1.00)
Loss per share, diluted	$(0.55)	$(0.19)	$(0.74)	$(0.27)	$(1.00)
Weighted average number of shares, basic	19,786	19,786	19,786	19,786	19,786
Dilutive effect of stock options and restricted stock	—	—	—	—	—

Weighted average number of shares, diluted	19,786	19,786	19,786	19,786	19,786

(1)	As reported in the Company’s Form 8-K on May 27, 2011.

(2)	Includes the historical results of MedCath Partners, which was effective May 1, 2011. The reclassification does not include the proforma effects of the net gain related to the sale as it would be reported in discontinued operations.

(3)	Represents the Company’s historical financial statements recast to exclude the historical operations of MedCath Partners.

(4)	Impact of the assumed sale of Heart Hospital of New Mexico and Arkansas Heart Hospital as though the sales occurred at the beginning of the reporting period.

Execution Copy

ASSET PURCHASE AGREEMENT
BY
AND
BETWEEN
LOVELACE HEALTH SYSTEM, INC.
AND
HEART HOSPITAL OF NEW MEXICO, LLC
Dated as of May 6, 2011

i

		Page

12.16	Tax and Medicare Advice and Reliance	42
12.17	Entire Agreement; Amendment	42
12.18	Seller’s Knowledge	42
12.19	Multiple Counterparts	42
12.20	Disclaimer of Warranties	42
12.21	No Survival Period	42
12.22	Right to Seek Damages	43
12.23	Right to Take Limited Liability Company and Corporate Action	43
12.24	Guarantee of Buyer’s Obligations	43

LIST OF SCHEDULES

Schedule 1.1A	Capital Lease Obligations
Schedule 1.1B	Net Working Capital
Schedule 1.1C	Leased Real Property
Schedule 1.1D	Owned Real Property
Schedule 2.1(f)	Software
Schedule 2.2(d)	Excluded Assets
Schedule 2.2(i)	Excluded Intellectual Property
Schedule 4.2	Required Approvals for Buyer
Schedule 5.1	Outstanding Corporate Approvals
Schedule 5.2	Required Approvals for Seller
Schedule 5.3	Affiliates and Minority Interests in Seller
Schedule 5.4	Rights Regarding Purchased Assets
Schedule 5.6	Historical Financial Information
Schedule 5.7	Permits
Schedule 5.8	Intellectual Property
Schedule 5.9	Medicare Participation/Accreditation
Schedule 5.10	Regulatory Compliance
Schedule 5.11	Scheduled Contracts
Schedule 5.14	Insurance
Schedule 5.15	Employee Benefit Plans
Schedule 5.16(a)	Labor Disputes
Schedule 5.16(b)	Hospital Employees
Schedule 5.17	Litigation or Proceedings against Seller
Schedule 5.18	Tax Matters
Schedule 5.19	Environmental Matters
Schedule 5.20	Certain Seller Changes
Schedule 5.25	Unaudited Cost Reports
Schedule 5.26	Audits and Investigations
Schedule 7.2	Operating Covenants
Schedule 7.3	Permitted Operations
Schedule 10.1(a)	ACE Demonstration Project Payments
Schedule 10.3	COBRA Beneficiaries
Schedule 11.1	Allocations
Schedule 11.13	Supplemental Insurance
Schedule 12.18	Persons with Knowledge

LIST OF EXHIBITS

Exhibit A	Limited Power of Attorney
Exhibit B	Transition Services Agreement

v

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 6, 2011 by and between LOVELACE HEALTH SYSTEM, INC., a New Mexico corporation (“Buyer”), and HEART HOSPITAL OF NEW MEXICO, LLC, a New Mexico limited liability company (“Seller”).

WITNESSETH:

WHEREAS, Seller owns and operates the Heart Hospital of New Mexico located in Albuquerque, New Mexico (the “Hospital”) and the Purchased Assets (as defined herein); and

WHEREAS, in reliance upon the representations, warranties and covenants of Buyer set forth herein, Seller desires to sell the Hospital and the Purchased Assets to Buyer, and to assign the Assumed Liabilities to Buyer, all as more fully set forth herein.

NOW, THEREFORE, for and in consideration of the premises, and the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and confessed, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1  Definitions.  As used herein the terms below shall have the following meanings:

“Accrued PTO” has the meaning set forth in Section 2.3(d).

“ACE Demonstration Project” has the meaning set forth in Section 10.1(a).

“Additional Financial Statements” has the meaning set forth in Section 7.6.

“Affiliate” means, as to the Person in question, any Person that directly or indirectly controls, is controlled by, or is under common control with, the Person in question and any successors or assigns of such Person; and the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by Contract or otherwise; provided that, with respect to Seller, “Affiliate” shall not include direct or indirect equityholders, officers or directors of MedCath Corporation or MedCath Incorporated and shall not include any equityholder of Seller other than Manager and its Affiliates.

“Agency Receivables” has the meaning set forth in Section 2.2(f).

“Agreement” means this Agreement, as amended or supplemented, together with all Exhibits and Schedules attached or delivered with respect hereto or expressly incorporated herein by reference.

“Applicable Rate” means the “prime rate” as quoted in the “Money Rates” section of The Wall Street Journal on the Closing Date.

“Approval” means any approval, authorization, consent, notice, qualification or registration, or any extension, modification, amendment or waiver of any of the foregoing, of or from, or any notice, statement, filing or other communication to be filed with or delivered to, any Governmental Entity or any other Person.

“Assumed Contracts” has the meaning set forth in Section 2.1(d).

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Baseline Balance Sheet” means the audited balance sheet of the Hospital dated September 30, 2010.

“Baseline Balance Sheet Date” means September 30, 2010.

“Buyer” has the meaning set forth in the Preamble hereto.

1

“Capital Lease Obligations” means, as of the date of determination, an amount equal to the aggregate amount outstanding under capital lease obligations of the Seller under capital leases identified on Schedule 1.1A, which capital leases are included in the Assumed Liabilities, determined in accordance with GAAP. The amount of Capital Lease Obligations as of September 30, 2010 was $6,188,251 as set forth on Schedule 1.1A.

“CERCLA” has the meaning set forth in the definition of Environmental Laws.

“Change in Control Transaction” means (i) a transaction in which a Person is or becomes the beneficial owner, directly or indirectly, of securities of MedCath Corporation representing fifty percent (50%) or more of the total voting power represented by MedCath Corporation’s then outstanding voting securities; (ii) a merger or consolidation in which MedCath Corporation is a party and in which the equityholders of MedCath Corporation before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting equity interests of the Person that survives or results from such merger or consolidation; or (iii) a sale or disposition by MedCath Corporation or its Affiliates of all or substantially all of MedCath Corporation’s assets or those of its Affiliates existing as of the date hereof (excluding the Hospital) either to a single or multiple buyers thereof. Notwithstanding the foregoing, in no event shall the acquisition of voting securities by one or more Persons (even if such offering represents 50% or more of the total voting power represented by MedCath Corporation’s then outstanding voting securities) in a public offering constitute a Change in Control Transaction.

“Closing” has the meaning set forth in Section 3.1.

“Closing Balance Sheet” means the balance sheet of Seller in respect of the Hospital as of the Closing Date. The Closing Balance Sheet shall be prepared in accordance with GAAP (except as provided in Schedule 5.6), applied on a basis consistent with the Baseline Balance Sheet.

“Closing Date” has the meaning set forth in Section 3.1.

“CMS” has the meaning set forth in Section 5.9(e).

“COBRA” has the meaning set forth in Section 10.3(d).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Competing Business” has the meaning set forth in Section 11.14(a).

“Confidentiality Agreement” has the meaning set forth in Section 12.8.

“Contract” means any binding written or oral contract, commitment, instrument, lease, or other arrangement or agreement.

“Cost Reports” has the meaning set forth in Section 10.2.

“CVSTAT License Agreement” has the meaning set forth in Section 11.11.

“De Minimis Contract” means any Contract that either (i) requires total expenditures subsequent to Closing of not more than $25,000 or (ii) can be terminated without cause or penalty within ninety (90) days after Closing without the expenditure of more than $25,000 within such ninety (90) day period, other than Contracts that (x) are with physicians or other referral sources, (y) involve leases of the Real Property, or (z) would limit in any material respect the ability of Buyer to engage in any line of business in any geographic area or to compete with any Person, which must be scheduled.

“DRG Transition Patient” has the meaning set forth in Section 10.1(a).

“EEOC” means the Equal Employment Opportunity Commission.

“Effective Time” has the meaning set forth in Section 12.5.

2

“Encumbrance” means any claim, charge, easement, encumbrance, conditional sales agreement, right of first refusal, option, encroachment, security interest, mortgage, lien, pledge or restriction, whether imposed by Contract, Law, equity or otherwise.

“Environmental Condition” as to either party, means any event, circumstance or conditions related in any manner whatsoever to: (i) the current or past presence or spill, emission, discharge, disposal, release or threatened release of any hazardous, infectious or toxic substance or waste (as defined by any applicable Environmental Laws) or any chemicals, pollutants, petroleum, petroleum products or oil (“Hazardous Materials”), into the environment; or (ii) the on-site or off-site treatment, storage, disposal or other handling of any Hazardous Material originating on or from the Real Property; or (iii) the placement of structures or Hazardous Materials into waters of the United States; or (iv) the presence of any Hazardous Materials in any building, structure or workplace or on any portion of the Real Property; or (v) any violation of Environmental Laws at or on any part of the Real Property, or arising from the activities of the Seller or any Affiliate of the Seller at the Hospital, involving Hazardous Materials.

“Environmental Laws” means all Laws relating to pollution or the environment, including the Comprehensive Environmental Recovery, Compensation, and Liability Act, as amended, 42 U.S.C. § 9601, et seq. (“CERCLA”); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq. (“RCRA”), the Clean Air Act, 42 U.S.C § 7401, et seq., the Occupational Safety and Health Act, 29 U.S.C. § 600, et seq. (“OSHA”), and all other Laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, pesticides, or industrial, infectious, toxic or hazardous substances or wastes into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the processing, generation, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, infectious, toxic, or hazardous substances or wastes.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Controlled Group” means a group of Persons considered to be aggregated with each other pursuant to Section 414(b), (c), (m) or (o) of the Code.

“Excluded Assets” has the meaning set forth in Section 2.2.

“Excluded Contracts” has the meaning set forth in Section 2.2(b).

“Excluded Liabilities” has the meaning set forth in Section 2.4.

“Exhibits” means the exhibits to this Agreement.

“Final Capital Lease Obligations Calculation” means a calculation of the aggregate amount of the Capital Lease Obligations as of the Closing Date as reflected on the Closing Balance Sheet. The Final Capital Lease Obligations Calculation shall be prepared using the same methodologies and assumptions used in connection with the preparation of the determination of the Capital Lease Obligations set forth on Schedule 1.1A and in a manner consistent with GAAP and the Baseline Balance Sheet.

“Final Cash Purchase Price” means an amount equal to (i) One Hundred and Nineteen Million Dollars ($119,000,000) plus or minus (ii) the Final NWC Calculation minus (iii) Final Capital Lease Obligations Calculation.

“Final NWC Calculation” means a calculation of the Net Working Capital as of the Closing Date. The Final NWC Calculation shall be prepared using the same methodologies and assumptions used in connection with the preparation of the determination of Net Working Capital set forth on Schedule 1.1B. For the avoidance of doubt, the accounting policies, assumptions and methodologies used for determining each of the items used in the determination of Net Working Capital shall be the same as used in connection with the preparation of the determination of Net Working Capital set forth on Schedule 1.1B.

“FIRPTA” means the Foreign Investment Real Property Tax Act of 1980, as amended, and the rules and regulations promulgated thereunder.

3

“Furniture and Equipment” means all equipment (including movable equipment), vehicles, furniture or furnishings that are held or used by Seller primarily or exclusively in the business or operation of the Hospital (other than Excluded Assets), including all such equipment, vehicles, furniture or furnishings that have been fully depreciated for accounting purposes.

“GAAP” means United States generally accepted accounting principles and practices as in effect from time to time, as modified as described in Schedule 5.6 and applied consistently by Seller throughout the periods involved and in accordance with Seller’s practices and policies utilized in its September 30, 2010 financial statements.

“Government Programs” means the federal Medicare, all applicable state Medicaid and successor programs.

“Governmental Entity” means any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Hazardous Materials” has the meaning set forth in the definition of Environmental Condition.

“Hired Employee” has the meaning set forth in Section 10.3(b).

“Historical Financial Information” has the meaning set forth in Section 5.6(a).

“Hospital” has the meaning set forth in the recitals hereto.

“Hospital Employees” has the meaning set forth in Section 5.16(b).

“HQI Program” has the meaning set forth in Section 5.9(e).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

“Intellectual Property” means, to the extent held or used primarily or exclusively in the business or operation of the Hospital, patents, trademarks, trade names, service marks, copyrights and any applications therefor.

“Interim Balance Sheet” means the balance sheet of Seller in respect of the Hospital as of the Interim Balance Sheet Date. The Interim Balance Sheet shall be prepared in accordance with GAAP (except as provided in Schedule 5.6), applied on a basis consistent with the Baseline Balance Sheet.

“Interim Balance Sheet Date” means the most recently ended calendar month prior to the Closing Date for which financial statements are available for Seller in respect of the Hospital.

“Interim Capital Lease Obligations Calculation” means a calculation of the aggregate amount of the Capital Lease Obligations as of the Interim Balance Sheet Date as reflected on the Interim Balance Sheet. The Interim Capital Lease Obligations Calculation shall be prepared using the same methodologies and assumptions used in connection with the preparation of the determination of the Capital Lease Obligations set forth on Schedule 1.1A and in a manner consistent with GAAP and the Baseline Balance Sheet.

“Interim Cash Purchase Price” means an amount equal to (i) One Hundred and Nineteen Million Dollars ($119,000,000) plus or minus (ii) the Interim NWC Calculation minus (iii) the Interim Capital Lease Obligations Calculation.

“Interim NWC Calculation” means a calculation of the Net Working Capital as of the Interim Balance Sheet Date. The Interim NWC Calculation shall be prepared using the same methodologies and assumptions used in connection with the preparation of the determination of Net Working Capital set forth on Schedule 1.1B.

“Inventory” means all inventory and supplies held or used in the business or operation of the Hospital.

“Law” means any constitutional provision, statute, ordinance or other law, rule, regulation or order of any Governmental Entity.

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“Leased Real Property” means all real property subject to a leasehold or subleasehold estate (and in which Seller is the tenant or subtenant) held or used in the business or operation of the Hospital described on Schedule 1.1C, which constitutes all leasehold or subleasehold interests held by Seller and used in the business or operation of the Hospital.

“LMC” has the meaning set forth in Section 6.3.

“Manager” means NM Hospital Management, LLC, a North Carolina limited liability company and the manager of Seller.

“Material Adverse Effect” shall mean any fact, circumstance, event, change, effect, condition or occurrence that, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on the business, operations, property, financial condition or results of operations of the Purchased Assets and the Hospital, taken as a whole; provided, however, that any adverse effect arising out of, resulting from or attributable to any of the following shall not constitute or be deemed to contribute to a Material Adverse Effect, and otherwise shall not be taken into account in determining whether a Material Adverse Effect has occurred: (i) a fact, circumstance, event, change, effect or occurrence, or series of such items, to the extent affecting (A) global, national or regional economic, business, regulatory, market or political conditions or national or global financial markets, including changes in interest or exchange rates or (B) the healthcare industry generally, (ii) the negotiation, execution or the announcement of, or the performance of obligations under, this Agreement, the Schedules or the other documents contemplated by this Agreement or the consummation of the transactions contemplated hereby, (iii) any changes or any proposed changes in Law or GAAP or the enforcement or interpretation thereof, (iv) any actions taken with the specific written consent of or at the written request of Buyer, (v) any hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions, or (vi) the implementation of the Patient Protection and Affordable Care Act.

“Medicaid” means Title XIX of the Social Security Act.

“Medicare” means Title XVIII of the Social Security Act.

“Net Working Capital” means, as of the date of determination, an amount equal to the following with respect to the Seller, in each instance as determined in accordance with GAAP, consistently applied: (a) the sum of the amounts reflected in the entries (or line items) on the applicable balance sheet entitled (i) “Inventories;” and (ii) “Prepaid expenses;”; minus (b) the amounts reflected in the entries (or line items) on the applicable balance sheet entitled “Accrued PTO”- which is further defined herein. “Inventories” shall be comprised in all material respects of Inventory used or useful in respect of the Hospital, with obsolete items written off. “Prepaid expenses” shall be limited to prepaid expenses which are useable by Buyer after Closing in the operation of the Hospital. For avoidance of doubt, the parties agree that no other amounts reflected in the entries (or line items) on the applicable balance sheet shall be considered in determining Net Working Capital. Net Working Capital shall be prepared in accordance with GAAP (except as provided in Schedule 5.6), applied on a basis consistent with past practices using the same policies, methodologies and assumptions used in connection with the preparation of the determination of Net Working Capital set forth on Schedule 1.1B.  The Net Working Capital as of September 30, 2010 was $1,617,881, as set forth on Schedule 1.1B.

“ORYX” has the meaning set forth in Section 5.9(e).

“OSHA” has the meaning set forth in the definition of Environmental Laws.

“Outside Date” has the meaning set forth in Section 11.2(a).

“Owned Real Property” means all the real property described on Schedule 1.1D, which constitutes all real property both (a) owned by Seller or owned by any Seller Affiliate and (b) held or used in the business or operation of the Hospital, together with all leases and subleases therein, improvements, buildings or fixtures located thereon or therein, all easements, rights of way, and other appurtenances thereto (including appurtenant rights in and to public streets), and all claims and recorded or unrecorded interests therein, including any and all options to acquire such real property.

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“Permit” means any license or permit required to be issued by any Governmental Entity.

“Permitted Encumbrance” means any Encumbrance that is (i) a lien for Taxes not yet due and payable, (ii) a lien securing any Capital Lease Obligation or Assumed Liability, (iii) a lease obligation under any Scheduled Contract set forth on Schedule 5.11, which is assumed in writing by Buyer, (iv) an Encumbrance reflected on the Survey described in Section 6.4 that is reasonably approved by Buyer and that does not materially interfere with the operations of the Purchased Assets in a manner consistent with the current use by Seller, and (v) an exception listed in Schedule B — Section II of the title commitment obtained from the Title Company prior to the Closing Date (“Title Commitment”) that is reasonably approved by Buyer and that does not materially interfere with the operations of the Purchased Assets in a manner consistent with the current use by Seller.

“Person” means an association, a corporation, a limited liability company, an individual, a partnership, a limited liability partnership, a trust or any other entity or organization, including a Governmental Entity.

“Phase I Assessment” has the meaning set forth in Section 6.5.

“Plans” has the meaning set forth in Section 5.15(a).

“Purchased Assets” has the meaning set forth in Section 2.1.

“QNet” has the meaning set forth in Section 5.9(e).

“RCRA” has the meaning set forth in the definition of Environmental Laws.

“Real Property” means the Owned Real Property and the Leased Real Property.

“Restricted Area” has the meaning set forth in Section 11.14(a).

“Retirement Plans” has the meaning set forth in Section 5.15(g).

“Scheduled Contracts” has the meaning set forth in Section 5.11.

“Schedules” means the disclosure schedules to this Agreement.

“Seller” has the meaning set forth in the Preamble hereto.

“Seller Affiliate” means Seller, the Manager and any Affiliate of Seller. Without limiting the foregoing, Seller Affiliate shall not include any physician or Affiliate of a physician that is or has been a direct or indirect member of Seller.

“Separation Date” has the meaning set forth in Section 10.3(d).

“Survey” has the meaning set forth in Section 6.4.

“Taxes” has the meaning set forth in Section 5.18(a).

“Title Commitment” has the meaning set forth in the definition of Permitted Encumbrance.

“Title Company” means Land Services USA, Inc.

“Transition Patients” has the meaning set forth in Section 10.1.

“Transition Patient Services” has the meaning set forth in Section 10.1.

“Transition Services Agreement” has the meaning set forth in Section 11.10.

“TRICARE” means the Department of Defense’s managed healthcare program for active duty military, active duty service families, retirees and their families and other beneficiaries.

“WARN Act” has the meaning set forth in Section 10.3(b).

1.2  Interpretation.  In this Agreement, unless the context otherwise requires:

(a) references to this Agreement are references to this Agreement and to the Exhibits and Schedules;

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(b) references to Articles and Sections are references to articles and sections of this Agreement;

(c) references to any party to this Agreement shall include references to its respective successors and permitted assigns;

(d) references to a judgment shall include references to any order, writ, injunction, decree, determination or award of any court or tribunal or arbitrator in a binding arbitration;

(e) the terms “hereof,” “herein,” “hereby,” and derivative or similar words will refer to this entire Agreement;

(f) references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the parties from time to time;

(g) unless the context requires otherwise, references to any Law are references to that Law as of the Closing Date, and shall also refer to all rules and regulations promulgated thereunder;

(h) the word “including” (and all derivations thereof) shall mean including, without limitation;

(i) references to time are references to Mountain Standard or Daylight time (as in effect on the applicable day) unless otherwise specified herein;

(j) the gender of all words herein include the masculine, feminine and neuter, and the number of all words herein include the singular and plural;

(k) provisions of this Agreement shall be interpreted in such a manner so as not to inequitably benefit or burden any party through “double counting” of assets or liabilities or failing to recognize benefits that may result from any matters that impose losses or burdens on any party, including in connection with the determination of the Final Cash Purchase Price and the calculation of losses on casualty claims;

(1) the terms “date hereof,” “date of this Agreement” and similar terms shall mean the date set forth in the opening paragraph of this Agreement; and

(m) the section headings and subheadings in this Agreement and the Schedules are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or the express description of the Schedules.

1.3  Schedules.  Buyer and Seller hereby acknowledge and agree as follows:

(a) the Schedules and any disclosures made in or by virtue of them are integral parts of this Agreement as if fully set forth in this Agreement and all statements appearing therein shall be deemed to be representations;

(b) the fact that any items of information are contained in the Schedules shall not be construed as an admission of liability under any applicable law, or to mean that such information is required to be disclosed in or by this Agreement, or to mean that such information is material. Such information shall not be used as a basis for interpreting the terms “material,” “materially,” “materiality” or any similar qualification in the Agreement. Nothing in the Schedules constitutes an admission of any liability or obligation of Seller to any third party, nor an admission against Seller’s interest; and

(c) items disclosed on one particular Schedule relating to one section of the Agreement are deemed to be constructively disclosed or listed on other Schedules relating to other sections of the Agreement to the extent it is reasonably apparent on the face of such other Schedules that such disclosure is applicable to such other Schedules.

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ARTICLE 2

SALE OF PURCHASED ASSETS AND CERTAIN RELATED MATTERS

2.1  Sale of Purchased Assets.  At Closing and subject to the terms and conditions of this Agreement, other than the Excluded Assets, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase from Seller, all rights, title, and interest in and to all assets of every description, and whether real, personal or mixed, tangible or intangible, owned or leased by Seller and held or used in the business or operation of the Hospital, including the following items (collectively, the “Purchased Assets”):

(a) All Furniture and Equipment;

(b) Good and marketable title in fee simple absolute to the Owned Real Property, and, to the extent permitted by law, any rights of Seller against third parties related to any such Owned Real Property, together with all plants, buildings, structures, improvements, construction in progress, appurtenances, covenants, easements, servitudes and fixtures situated thereon, forming a part thereof, or in any manner belonging to or pertaining to such interests of Seller;

(c) Seller’s interest in the Contracts relating to the Leased Real Property;

(d) (i) All of the interest of Seller or its Affiliates in all Scheduled Contracts in respect of the Purchased Assets, (ii) all Contracts that both are not listed on Schedule 5.11 and that are De Minimis Contracts that relate primarily or exclusively to the operations of the Hospital and, (iii) all Contracts representing Capital Lease Obligations (collectively, the “Assumed Contracts”), but excluding (i) except as otherwise provided herein, Contracts relating to Plans and (ii) the Excluded Contracts;

(e) All Permits and Approvals issued or granted by Governmental Entities to the extent assignable under applicable Law and which are held or used by the Seller Affiliates and relate to the ownership, development and business or operation of the Purchased Assets (including any pending Permits and Approvals related to any Purchased Assets);

(f) All computer hardware, software, and data processing equipment owned by Seller or used primarily in the business or operation of the Hospital or the operation of the Purchased Assets which, in the case of software, is listed on Schedule 2.1(f) unless it is a De Minimis Contract, and, to the extent assignable or transferable, all rights in all warranties of any manufacturer or vendor with respect thereto;

(g) All Inventory;

(h) Assumable prepaid expenses, claims for refunds and rights to offset in respect thereof (in each case to the extent included in the Final NWC Calculation);

(i) To the extent transferable or assignable under applicable Law, all financial, patient and medical staff records held or used by the Seller Affiliates primarily or exclusively in the business or operation of the Hospital (but specifically excluding any records maintained by Affiliates of Seller in connection with the provision of services by such Affiliates for the benefit of Seller);

(j) All Intellectual Property, including Seller’s rights in the name Heart Hospital of New Mexico;

(k) Seller’s goodwill in respect of the Purchased Assets and the Hospital; and

(1) All records related to the business, operation or ownership of the Hospital including ad valorem and gross receipts Tax returns and records including federal forms 940, 941, W-2, W-3 and New Mexico Forms CRS-1 (but specifically excluding income Tax returns, franchise Tax returns and supporting materials for such returns such as working papers and Tax provisions).

Seller shall transfer and convey good and marketable title to the Purchased Assets and all parts thereof to Buyer, free and clear of all Encumbrances except for the Permitted Encumbrances.

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2.2  Excluded Assets.  Notwithstanding anything to the contrary, Seller is not selling, and Buyer is not purchasing or assuming obligations with respect to, the following assets which shall remain the property of Seller after the Closing (the “Excluded Assets”):

(a) All restricted and unrestricted cash and cash equivalents, including investments in marketable securities, certificates of deposit, bank accounts and promissory notes, except to the extent such assets are included in the determination of the Final NWC Calculation;

(b) All (i) group Contracts entered into by MedCath Corporation or MedCath Incorporated for the benefit of Seller and one or more Seller Affiliate, (ii) Contracts with managed care organizations, health maintenance organizations, insurers and similar third party payors, (iii) Contracts that are both not listed on Schedule 5.11 and that are not De Minimis Contracts that relate to the operations of the Hospital, and (iv) Contracts listed as Excluded Contracts on Schedule 5.11 (collectively, the “Excluded Contracts”);

(c) The corporate record books, minute books, and corporate seals and all records of any kind that Seller is required by Law to retain in its own possession together with those records maintained by Seller with respect to its Affiliates;

(d) Such other property and assets, if any, specifically described on Schedule 2.2(d);

(e) Any claims or rights against third parties related to the Purchased Assets (including the Assumed Contracts), contractual or otherwise, accruing or arising prior to the Closing, except to the extent (i) included in the determination of the Final NWC Calculation or (ii) such claim or right would also relate to a period after Closing, but only to the extent such right or claim relates to periods after Closing;

(f) All rights to settlement and retroactive adjustments, if any, for open cost reporting periods ending on or prior to the Closing Date (whether open or closed) arising from or against the U.S. Government under the terms of the Medicare program or TRICARE and against any state under its Medicaid program and against any third-party payor programs that settle on a cost report basis (“Agency Receivables”);

(g) All rights of Seller under this Agreement or any agreement contemplated hereby;

(h) All (i) claims for refunds of Taxes and all other Tax assets for periods prior to the Closing, (ii) Federal and State income tax returns for periods prior to the Closing, and (iii) books and records created for the purpose of complying with Federal and State Tax Laws;

(i) All data processing equipment, proprietary computer software and Intellectual Property utilized in connection with the provision of services by Affiliates of Seller for the benefit of Seller that are listed on Schedule 2.2(i), and, in the case of software, all software unless listed on Schedule 2.1(f);

(j) All accounts receivable of Seller, and all rights to payment, whether billed or unbilled, recorded or unrecorded, accrued and existing, whether or not written off, in connection with the operation of the Hospital on or prior to the Closing Date;

(k) The names and symbols used in connection with the Hospital and the Purchased Assets which include the name “MedCath” or any variants thereof, or any other names which are proprietary to the Seller or its Affiliates, other than “Heart Hospital of New Mexico”;

(1) Any proprietary information contained in (i) Seller’s employee or operation manuals or (ii) any films or videos used by Seller for operational or training purposes;

(m) All intercompany accounts of Seller and its Affiliates;

(n) All of Seller’s insurance proceeds arising in connection with the operation of the Hospital or the Purchased Assets prior to Closing, except to the extent provided in Section 11.8;

(o) All assets used by Seller and its Affiliates in rendering corporate services to the Seller Affiliates or the Hospital that are located outside the Hospital, except to the extent such assets are reflected in the Final NWC Calculation;

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(p) Any assets used or operated by MedCath Corporation or MedCath Incorporated on a company-wide or region-wide basis, unless such assets are reflected in the Final NWC Calculation;

(q) To the extent permitted by Sections 7.2 and 7.3 hereof, all assets disposed of or exhausted prior to Closing, including Inventory, prepaid expenses and Furniture and Equipment, except to the extent such assets are included in the determination of the Final NWC Calculation; and

(r) All provider numbers and related agreements related to any Government Programs and TRICARE.

2.3  Assumed Liabilities.  As of Closing, Buyer agrees to assume the future payment and performance of the following liabilities of Seller and its Affiliates (collectively, the ‘‘Assumed Liabilities”):

(a) all obligations and liabilities that arise or accrue after Closing under the Assumed Contracts;

(b) the Capital Lease Obligations;

(c) subject to the provisions of Section 2.9, ad valorem and personal property Taxes payable for the calendar year in which the Closing Date occurs;

(d) obligations and liabilities as of the Closing Date in respect of (i) accrued paid time off of Hired Employees (including employer FICA and any other estimated employer taxes thereon) and accrued Extended Service Recognition leave (including employer FICA and any other estimated employer taxes thereon) (“ESR Leave”) of Hired Employees who have completed six (6) years of eligibility service with Seller as of the Closing Date (collectively, the “Accrued PTO”), but only to the extent such Accrued PTO (including, for purposes of clarification, ESR Leave) is included in the determination of the Final NWC Calculation and (ii) the COBRA liabilities and obligations set forth in Section 10.3(c) hereof; and

(e) any state and local transfer, sales, and recording fees and similar Taxes which may arise upon the consummation of the transactions contemplated herein (excluding, for the avoidance of doubt, any Taxes measured by income or gain). Buyer shall be responsible for, and Seller will collect from Buyer, any amount of New Mexico Gross Receipts Tax due as a result of the contemplated transaction, the payment of which by Buyer shall be in addition to any other obligations of Buyer under this Agreement. Seller shall be responsible for remitting such Tax to the appropriate taxing authority.

2.4   Excluded Liabilities.  Except as expressly provided to the contrary in Section 2.3 with respect to Assumed Liabilities, Buyer is not obligated to pay or assume any liability of any type or nature, including the following, whether fixed or contingent, recorded or unrecorded, known or unknown (collectively, the “Excluded Liabilities”):

(a) current liabilities, accounts payable, long-term liabilities, and all indebtedness and obligations or guarantees of Seller, except to the extent included in the Final Capital Lease Obligations Calculation or the determination of the Final NWC Calculation;

(b) any obligation or liability accruing or arising during the period prior to Closing in connection with (i) any Assumed Contract (other than that which may arise from the failure to obtain the consent of the counter-party thereto of any Assumed Contract), (ii) the operation of the Hospital, including all malpractice and general liability claims, whether or not same are pending, threatened, known or unknown prior to Closing, or (iii) any Governmental Programs or other third-party payor programs, including recoupment of previously paid or reimbursed amounts, and any Cost Report settlement payables relating to all Cost Report periods ending on or before the Closing Date;

(c) any obligation or liability accruing, arising out of, or relating to any Excluded Contract;

(d) (i) any federal, state or local Tax obligations of Seller and its Affiliates in respect of periods (or portions thereof) ending on or prior to Closing, including any income Tax, any franchise Tax, any Tax recapture and any sales and/or use Tax and any payroll or withholding Tax (other than any ad valorem and personal property Taxes and state and local transfer, sales, and recording fees and Taxes which may arise upon the consummation of the transactions contemplated herein) that are not included in the Final

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NWC Calculation or prorated as of Closing and (ii) federal, state or local income Tax obligations or liabilities of Seller and its Affiliates resulting from the consummation of the transactions contemplated by this Agreement;

(e) any obligation or liability for claims by or on behalf of employees of Seller and its Affiliates relating to periods prior to Closing, including liability for any pension, profit sharing, deferred compensation, or any other employee health and welfare benefit plans, liability for any EEOC claim, wage and hour claim, unemployment compensation claim or workers’ compensation claim, and liability for all employee wages and benefits, including accrued vacation and holiday pay and Taxes or other liability related thereto in respect of employees of Seller and its Affiliates, except to the extent that accruals for such obligations are included in the determination of the Final NWC Calculation;

(f) any obligation or liability accruing, arising out of, or relating to any federal, state or local investigations of, or claims or actions against, Seller or any of its Affiliates or any of their employees, medical staff, agents, vendors or representatives which existed or occurred prior to Closing; and

(g) any obligation or liability accruing, arising out of or relating to any violation of, or non-compliance with, Law pertaining to the Purchased Assets, the Hospital or the operation thereof, which existed or occurred prior to Closing.

2.5  Purchase Price.  Subject to the terms and conditions hereof, in reliance on the representations and warranties herein set forth and as consideration for the sale and purchase of the Hospital and the Purchased Assets set forth herein, in addition to assuming the Assumed Liabilities, Buyer shall tender to Seller an amount equal to the Final Cash Purchase Price. On the Closing Date, Buyer shall wire transfer an amount equal to the Interim Cash Purchase Price in immediately available federal funds to an account designated by Seller in writing at least two (2) business days prior to Closing. The amount of the Interim Cash Purchase Price will be further and finally adjusted and settled after Closing as provided in Section 2.7.

2.6  Interim Cash Purchase Price.  At least five (5) business days prior to the Closing Date Seller shall deliver to Buyer (i) the Interim Balance Sheet, (ii) the Interim NWC Calculation and (iii) the Interim Capital Lease Obligations Calculation. Based upon such exchange of information, the parties shall determine, calculate, and agree, in writing, upon the Interim Cash Purchase Price.

2.7  Final Cash Purchase Price.  Not more than forty-five (45) days after the Closing Date, Seller shall deliver to Buyer (i) the Closing Balance Sheet, (ii) the Final NWC Calculation and (iii) the Final Capital Lease Obligations Calculation. Subject to Section 2.8, based upon such exchange of information, the parties shall determine, calculate and agree, in writing, upon the Final Cash Purchase Price.

2.8  Dispute of Adjustments/Reconciliation of Final Cash Purchase Price.  Within thirty (30) days after the date on which Buyer has received the information to be provided by Seller pursuant to Section 2.7, Buyer shall, in a written notice to Seller, either accept or describe in reasonable detail any proposed adjustments to the calculations exchanged and the reasons therefor, and shall include pertinent calculations. If Buyer fails to deliver notice of acceptance or objection to such calculations within such thirty (30) day period, then Buyer shall be deemed to have accepted the calculations presented by Seller. In the event that Buyer and Seller are not able to agree on the Final Cash Purchase Price within thirty (30) days from and after the receipt by Seller of any objections raised by Buyer, Buyer and Seller shall each have the right to require that such disputed determination be submitted to such independent certified public accounting firm as Buyer and Seller may then mutually agree upon in writing for computation or verification in accordance with the provisions of this Agreement. The results of such accounting firm’s report shall be binding upon Buyer and Seller, and such accounting firm’s fees and expenses for each disputed determination shall be borne equally by the parties. Appropriate payment shall be made by Buyer or Seller, as appropriate, by wire transfer of immediately available federal funds promptly upon (and in all events within three (3) business days after) agreement between Seller and Buyer on the Final Cash Purchase Price or determination of the Final Cash Purchase Price in accordance with this Section as follows: either (i) Buyer shall pay Seller the amount by which the Final Cash Purchase Price exceeds the Interim Cash Purchase Price or (ii) Seller shall pay Buyer the amount by which the Interim Cash Purchase Price exceeds the Final Cash Purchase Price. At all reasonable times

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following delivery by Seller of the information and calculations required by Section 2.7, Seller shall make available to Buyer and its agents all books and records of Seller related to the determination of the Interim Cash Purchase Price and the Final Cash Purchase Price, including all accounting work papers and journal entries underlying the determination of the Interim Cash Purchase Price and the Final Cash Purchase Price or any component thereof. Any amounts due under this Section 2.8 shall bear interest from the Closing Date until paid at a rate equal to the Applicable Rate per annum.

2.9  Proration.  To the extent feasible, at the Closing, Buyer and Seller shall prorate as of the Closing Date, in accordance with their respective obligations herein, any costs or payments relating to the Purchased Assets that relate to periods both before and after Closing which become due and payable after the Closing Date with respect to (i) the Assumed Contracts, (ii) ad valorem or similar Taxes, duties or fees, if any, on the Real Property, (iii) personal property Taxes on the Purchased Assets, and (iv) all utilities servicing the Hospital, including water, sewer, telephone, electricity and gas service, in each case to the extent not included on the determination of the Final NWC Calculation. Any above-described obligations which are not known at least five (5) business days prior to the Closing Date shall be similarly apportioned, subject to the above, and paid by the responsible party as soon as practicable after the Closing.

2.10  No Compensation for Referrals.  Buyer and Seller agree that neither this Agreement nor any other Contract entered into in connection with the transactions contemplated by this Agreement requires, is payment for, or is contingent upon the admission or referral of any patient to, or the provision of any item or medical services by, (i) Buyer or its Affiliates, (ii) Seller, its Affiliates or any direct or indirect equityholders of Seller or MedCath Corporation, (iii) the Hospital, or (iv) any healthcare facility owned by or affiliated with Buyer or Seller. The parties acknowledge that no party who may receive any benefit from the transactions contemplated by this Agreement, including without limitation New Mexico Heart Institute, Southwest Cardiology Associates or any other direct or indirect owner of Seller who is a physician, immediate family member of a physician, or entity owned or controlled by any physician, has any obligation to refer patients to Buyer, the Hospital, or any healthcare facility owned by or affiliated with the Buyer, and that all such referrals shall be based only upon the professional medical judgment of the referring physician, the medical needs of the patient, and patient choice.

ARTICLE 3

CLOSING

3.1  Closing.  Subject to the satisfaction or waiver by the appropriate party of all the conditions precedent to Closing specified in Articles 8 and 9, the consummation of the sale and purchase of the Hospital and the Purchased Assets and the other transactions contemplated by and described in this Agreement (the “Closing”) shall take place at the offices of Moore & Van Allen PLLC, Suite 4700, 100 North Tryon Street, Charlotte, North Carolina 28202, not later than the fifth (5th) business day after the conditions set forth in Articles 8 and 9 have been satisfied or waived or at such other date and/or at such other location as the parties hereto may mutually designate in writing (the “Closing Date”). Subject to the other terms of this Agreement, the parties shall use commercially reasonable efforts to cause the conditions set forth in Articles 8 and 9 to be satisfied so that the Closing will occur on July 31, 2011.

3.2  Actions of Buyer at Closing.  At the Closing and unless otherwise waived in writing by Seller, Buyer shall deliver to Seller the following:

(a) An amount equal to the Interim Cash Purchase Price by wire transfer of immediately available funds to an account designated by Seller;

(b) One or more Assignments of Contracts and Assumption of Liabilities duly executed by Buyer, pursuant to which Buyer shall assume the future payment and performance of the Assumed Contracts and the Assumed Liabilities;

(c) Copies of resolutions duly adopted by the board of directors of Buyer, authorizing and approving Buyer’s performance of the transactions contemplated hereby and the execution and delivery of this

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Agreement and the documents described herein, certified as true and of full force and effect as of Closing, by the appropriate officers of Buyer;

(d) A certificate of Buyer certifying that the conditions set forth in Sections 8.1 and 8.4 have been satisfied;

(e) Certificates of incumbency for the respective officers of Buyer executing this Agreement and any other document contemplated herein dated as of the Closing Date;

(f) Certificates of existence and good standing of Buyer from its state of organization dated the most recent practical date prior to Closing;

(g) The Transition Services Agreement, duly executed by Buyer; and

(h) Such other instruments and documents Seller reasonably deems necessary to effect the transactions contemplated hereby.

3.3  Actions of Seller at Closing.  At the Closing and unless otherwise waived in writing by Buyer, Seller shall deliver to Buyer the following:

(a) Subject only to the Permitted Encumbrances, deeds containing special warranty of title, duly executed by Seller in recordable form, conveying to Buyer good and marketable fee simple absolute title to the Owned Real Property;

(b) One or more assignments of lease, duly executed by Seller assigning to Buyer Seller’s interest in the Contracts relating to any Leased Real Property;

(c) One or more assignments of lease, duly executed by Seller or one of its Affiliates, assigning to Buyer Seller’s interest as lessor under or sublessor under Contracts that lease space to third parties;

(d) One or more Bills of Sale and Assignment, duly executed by Seller transferring to Buyer valid title to all tangible assets which are a part of the Purchased Assets and valid title to all intangible assets which are a part of the Purchased Assets, free and clear of all Encumbrances other than the Assumed Liabilities and the Permitted Encumbrances;

(e) One or more Assignments of Contracts and Assumption of Liabilities duly executed by Seller assigning Seller’s interest in the Assumed Contracts to Buyer;

(f) Copies of resolutions duly adopted by Seller and the Manager, authorizing and approving Seller’s performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and in full force and effect as of Closing by an appropriate officer of the Manager;

(g) A certificate of Seller certifying that the conditions set forth in Section 9.1 and Section 9.4 have been satisfied;

(h) Certificates of incumbency for the respective officers of the Manager executing this Agreement and any other document contemplated herein dated as of the Closing Date;

(i) Certificates of existence and good standing of Seller and Manager from their respective states of organization dated the most recent practical date prior to Closing;

(j) A FIRPTA certificate, executed by Seller certifying Seller’s U.S. taxpayer identification number and that Seller is not a foreign Person, within the meaning of Section 1445 of the Code;

(k) The Transition Services Agreement, duly executed by the appropriate Affiliate of Seller; and

(1) Such other instruments and documents as Buyer reasonably deems necessary to effect the transactions contemplated hereby.

3.4  Additional Acts.  From time to time after Closing, Seller shall execute and deliver such other instruments of conveyance and transfer, and take such other actions as Buyer reasonably may request, to

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convey and transfer full right, title and interest to, vest in, and place Buyer in legal and actual possession of, any and all of the Purchased Assets. Seller shall also furnish Buyer with such information and documents in its possession or under their control, or which Seller can execute or cause to be executed, as will enable Buyer to prosecute any and all petitions, applications, claims and demands relating to or constituting a part of the Purchased Assets.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

As of the date hereof and as of the Closing Date (except to the extent any of the following speaks as of a specific date, such as the date hereof), Buyer represents and warrants to Seller the following:

4.1  Organization, Qualification and Capacity.  Buyer is a corporation duly organized and validly existing in good standing under the Laws of the State of New Mexico. The execution and delivery by Buyer of this Agreement and the documents described herein, the performance by Buyer of its obligations under this Agreement and the documents described herein and the consummation by Buyer of the transactions contemplated by this Agreement and the documents described herein have been duly and validly authorized and approved by all necessary actions on the part of Buyer, none of which actions have been modified or rescinded and all of which actions remain in full force and effect.

4.2  Powers; Consents; Absence of Conflicts With Other Agreements, Etc.  The execution, delivery and performance of this Agreement and the documents described herein by Buyer and the consummation by Buyer of the transactions contemplated by this Agreement and documents described herein, as applicable:

(a) are not in contravention or violation of the terms of the certificate of incorporation, limited partnership agreement, operating agreement or similar governing document of Buyer;

(b) except as set forth on Schedule 4.2, do not require any material Approval or Permit of, or filing or registration with, or other action by, any Governmental Entity to be made or sought by Buyer or any of its Affiliates; and

(c) will not conflict in any material respect with, nor result in any material breach or contravention of, any material Contract to which Buyer is a party or by which Buyer is bound.

4.3   Binding Agreement.  This Agreement and all documents to which Buyer or any of its Affiliates will become a party hereunder are and will constitute the valid and legally binding obligations of Buyer and/or such Affiliates and are and will be enforceable against it in accordance with the respective terms hereof or thereof, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other Laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity.

4.4  Sufficient Resources.  Buyer has sufficient financial resources, and at the Closing Buyer will possess sufficient funds, to permit Buyer to deliver the Interim Cash Purchase Price in accordance with Section 2.5 and the Final Cash Purchase Price in accordance with Section 2.7, subject to satisfaction of the conditions precedent to Buyer’s obligations to close the transactions contemplated by this Agreement.

4.5  Litigation.  There is no claim, action, suit, proceeding or investigation pending or, to the knowledge of Buyer, threatened in writing against or affecting Buyer that has or would reasonably be expected to have a material adverse effect on the ability of Buyer to perform this Agreement or any aspect of the transactions contemplated hereby.

4.6   Buyer Acknowledgements.  The decision of Buyer to purchase the Purchased Assets and to assume the Assumed Liabilities has been (i) made voluntarily and of its own accord, based upon, (A) the knowledge and experience of Buyer in financial and business matters relating to owning and operating general acute care hospitals, (B) consultations with advisors of Buyer, and (C) its investigation of the business, assets, risks and prospects of the Hospital and Purchased Assets and (ii) made without relying on any statement (whether oral or written), or any representation or warranty of, Seller or any Affiliate, officer or director of Seller, other than the representations and warranties expressly contained in this Agreement and the other Contracts executed at

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the Closing in connection herewith. As of the date hereof, Buyer has no knowledge of any facts or circumstances which constitute or are reasonably likely to constitute a breach of the representations and warranties of Seller set forth in Article 5 of this Agreement.

4.7   Statements True and Correct.  This Agreement and the Schedules prepared by Buyer do not include, as of the date hereof and as of the Closing Date, any untrue statement of a material fact or omit to state any material fact necessary to make the statements made in this Agreement with respect to Buyer not misleading.

4.8   No Other Representations and Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 4 (INCLUDING THE SCHEDULES), BUYER MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND BUYER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLER

As of the date hereof and as of the Closing Date (except to the extent any of the following speaks as of a specific date, such as the date hereof), Seller represents and warrants to Buyer the following:

5.1   Incorporation, Qualification and Capacity.  Seller is a limited liability company duly organized and in existence under the Laws of the State of New Mexico. The Manager is a limited liability company duly organized and validly existing in good standing under the laws of the State of North Carolina and is duly qualified and authorized to transact business in the State of New Mexico. Seller is duly authorized, qualified to do business and in good standing under all applicable Laws of any Governmental Entity having jurisdiction over the business and operation of the Purchased Assets to own its properties and conduct its business in the place and manner now conducted. Except as set forth on Schedule 5.1, the execution and delivery by Seller of this Agreement and the documents described herein, the performance by Seller of its obligations under this Agreement and the documents described herein and the consummation by Seller of the transactions contemplated by this Agreement and the documents described herein have been duly and validly authorized and approved by all necessary corporate actions on the part of Seller and corporate actions on the part of the Manager, none of which actions have been modified or rescinded and all of which actions remain in full force and effect.

5.2  Powers; Consents; Absence of Conflicts With Other Agreements, Etc.  The execution, delivery and performance of this Agreement and the documents described herein by Seller of the transactions contemplated by this Agreement and documents described herein, as applicable:

(a) are not in contravention or violation of the terms of the operating agreement of Seller;

(b) except as set forth on Schedule 5.2, do not require any material Approval or Permit of, or filing or registration with, or other action by, any Governmental Entity to be made or sought by Seller or any of its Affiliates; and

(c) assuming the Approvals and Permits set forth on Schedule 5.2 are obtained, will not conflict in any material respect with, or result in any violation of or default under (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation, acceleration or augmentation of any obligation or to loss of a material benefit under, or result in the creation of any material Encumbrance (other than Permitted Encumbrances) upon any of the Purchased Assets under (i) any Assumed Contract or (ii) any Law applicable to any of the Purchased Assets; provided that no representation or warranty is given with respect to consents or approvals required to assign any of the Assumed Contracts.

5.3  Affiliates and Minority Interests.  Schedule 5.3 sets forth a true and complete list of (i) any subsidiaries of Seller and (ii) any interest in another Person held by Seller.

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5.4  No Outstanding Rights.  Except as set forth on Schedule 5.4, there are no outstanding rights (including any rights of first refusal or offer or rights of reverter), options, or Contracts made on Seller’s behalf giving any Person any current or future right to require Seller or any of its Affiliates or, following the Closing Date, Buyer, to sell or transfer to such Person or to any third party any material interest in any of the Purchased Assets.

5.5  Binding Agreement.  This Agreement and all documents to which Seller will become a party hereunder are and will constitute the valid and legally binding obligations of Seller and are and will be enforceable against it in accordance with the respective terms hereof or thereof, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other Laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity.

5.6  Seller Financial Information.

(a) Schedule 5.6 hereto contains the following financial statements and financial information (collectively, the “Historical Financial Information”):

(i) unaudited balance sheet of the Hospital dated as of December 31, 2010;

(ii) unaudited statement of operations of the Hospital for the three (3) month period ended on December 31, 2010; and

(iii) audited balance sheets, statements of operations, and statements of cash flows for the fiscal years ended September 30, 2010 and 2009.

Except as disclosed on Schedule 5.6, the financial statements included in the Historical Financial Information have been prepared, and the Additional Financial Statements have been and will be prepared, in accordance with GAAP in all material respects, applied on a consistent basis throughout the periods indicated, and Seller has not changed any accounting policy or methodology in determining the obsolescence of inventory throughout all periods presented. Except as set forth on Schedule 5.6, the balance sheets contained in the Historical Financial Information present fairly, and the balance sheets in the Additional Financial Statements present fairly and will present fairly, in all material respects the financial condition of the Hospital as of the dates indicated thereon, and the statements of operations contained in the Historical Financial Information present fairly, and the statements of operations contained in the Additional Financial Statements present fairly and will present fairly, in all material respects the results of operations of the Hospital for the periods covered.

(b) Except as set forth on Schedule 5.6 and except for (i) liabilities that are disclosed in this Agreement, Contracts entered into in connection herewith and schedules and exhibits hereto and thereto, and (ii) liabilities that were incurred after the Baseline Balance Sheet Date in the ordinary course of business, as of the date hereof, there are no material liabilities of any nature of Seller or any of its Affiliates relating to the Hospital, the Purchased Assets or the Assumed Liabilities that are required in accordance with GAAP to be disclosed on the financial statements of Seller.

5.7  Permits and Approvals.

(a) Set forth on Schedule 5.7 is a true and complete description of all material Permits and Approvals currently issued or granted by a Governmental Entity and owned or held by or issued to Seller in connection with the Purchased Assets, and such Permits and Approvals constitute all material Permits and Approvals necessary for the conduct of the business and operation of the Hospital as currently conducted and the use of the Purchased Assets by Seller, all of which are in full force and effect.

(b) The Hospital is in compliance in all material respects with all Permits and Approvals required by Law. There is not now pending nor, to the knowledge of Seller, threatened in writing any action by or before any Governmental Entity to revoke, cancel, rescind, modify or refuse to renew any of the Permits and Approvals, and all of the material Permits and Approvals are and shall be in good standing now and as of the Closing.

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5.8  Intellectual Property.  Except for Intellectual Property constituting Excluded Assets:

(a) Seller owns, is licensed to use or otherwise possesses all necessary rights to use, all Intellectual Property used in the Hospital as of the Closing Date.

(b) To the knowledge of Seller, there is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Seller, any trade secret material to Seller, or any Intellectual Property right of any third party to the extent licensed by or through Seller, by any third party, including any employee or former employee of Seller, relating in any way to any of the Purchased Assets.

(c) Except as set forth on Schedule 5.8, neither Seller nor any of its Affiliates has any patents, registered trademarks, registered service marks or registered copyrights related to any of the Purchased Assets. Except as set forth on Schedule 5.17, neither Seller nor any of its Affiliates has been served with process in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party related to any of the Purchased Assets. To the knowledge of Seller, the business of the Hospital does not infringe any material Intellectual Property or other material proprietary right of any third party. Neither Seller nor any Affiliate of Seller has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or Contract involving Intellectual Property related to any of the Purchased Assets against any third party.

5.9  Medicare Participation/Accreditation.

(a) The Hospital is a “provider” with valid and current provider agreements and with one or more provider numbers with the Government Programs. The Hospital is a “provider” with valid and current provider agreements and with one or more provider numbers with TRICARE or its successor programs. Except as set forth on Schedule 5.9, the Hospital is in compliance with the conditions of participation for the Government Programs in all material respects and has received all Approvals or qualifications necessary for capital reimbursement on the Purchased Assets. Except as set forth on Schedule 5.9, there is not pending, nor to the knowledge of Seller threatened in writing, any proceeding or investigation under the Government Programs involving Seller or any of the Purchased Assets. Except as disclosed on Schedule 5.9 and except for claims, actions and appeals in the ordinary course of business, there are no material claims, actions or appeals pending before any commission, board or agency, including any fiscal intermediary or carrier, Governmental Entity or the Administrator of the Centers for Medicare & Medicaid Services, with respect to any Government Program cost reports or claims filed on behalf of Seller with respect to the Hospital on or before the date of this Agreement, or any disallowances by any commission, board or agency in connection with any audit of such cost reports. Except as disclosed on Schedule 5.9 or except for those audits and reviews in the ordinary course of business, no validation review or program integrity review (including any recovery audit contract review) related to the Hospital, the operation of the Hospital, or the consummation of the transactions contemplated by this Agreement, has been conducted by any commission, board, agency or Governmental Entity in connection with the Government Programs, and to the knowledge of Seller, no such reviews are scheduled, pending or threatened against or affecting Seller with respect to the Hospital, the operation of the Hospital, or the consummation of the transactions contemplated by this Agreement.

(b) The Hospital is duly accredited, with no contingencies, by The Joint Commission. Seller has provided Buyer copies of the most recent Joint Commission accreditation survey report and deficiency list for the Hospital, if any, and each plan of correction, if any.

(c) All billing practices of Seller with respect to the Hospital to all third party payors, including the Medicare, Medicaid and CHAMPUS/TRICARE programs and private insurance companies, have been in compliance in all material respects with all applicable laws, regulations and policies of such third party payors and the Medicare, Medicaid and CHAMPUS/TRICARE programs, and neither Seller nor the Hospital has billed or received any payment or reimbursement in excess of amounts allowed by law.

(d) Neither Seller nor any of its officers, directors, or managing employees are excluded from participation in the Medicare, Medicaid or CHAMPUS/TRICARE programs, nor to Seller’s knowledge is any such exclusion threatened in writing.

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(e) Seller has registered with the QNet Exchange (“QNet”) as required by The Centers for Medicare and Medicaid Services (“CMS”) under its Hospital Quality Initiative Program (the “HQI Program”). Seller has in all material respects submitted all quality data required under the HQI Program to CMS or its agent and all quality data required under the ORYX Core Measure Performance Measurement System (“ORYX”) to The Joint Commission for all calendar quarters concluded prior to the date of this Agreement, except for any quarter for which the respective reporting deadlines have not yet expired. All such submissions of quality data have been made in all material respects in accordance with applicable reporting deadlines and in the form and manner required by CMS and The Joint Commission, respectively. Seller has not received notice of any reduction in reimbursement under the Medicare program resulting from its failure to report quality data to CMS or its agent as required under the HQI Program. Seller has provided Buyer with the HQI Program “validation results” for all calendar quarters concluded prior to the date of this Agreement, except for any quarter for which the respective reporting deadlines have not yet expired.

5.10  Regulatory Compliance.  Except as set forth on Schedule 5.10, Seller is in compliance in all material respects with all applicable statutes, rules, regulations and requirements of Governmental Entities having jurisdiction over the Hospital and the Purchased Assets and the business operation of the Hospital and the Purchased Assets. Seller has timely filed all material forms, applications, reports, statements, data and other information required to be filed with Governmental Entities. Neither Seller nor any of its employees, with respect to the operation of the Hospital, have committed a violation of federal or state laws regulating health care fraud, including but not limited to the federal Anti-Kickback Law, 42 U.S.C. §1320a-7b, the Stark I and II Laws, 42 U.S.C. §1395nn, as amended, and to the knowledge of Seller, the False Claims Act, 31 U.S.C. §3729, et seq. To the knowledge of Seller, the Hospital is in compliance in all material respects with the administrative simplification provisions required under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), including the electronic data interchange regulations and the health care privacy regulations, as of the applicable effective dates for such requirements.

5.11  Scheduled Contracts.  Attached hereto as Schedule 5.11 is a list of all Contracts to which Seller or any of Seller Affiliates is a party and which are material to the operation of the Hospital (this representation shall not be breached if a De Minimis Contract is not listed on Schedule 5.11), including all provider network agreements, clinical affiliation agreements, medical director agreements, consulting agreements, management services agreements, professional services agreements, transfer agreements, recruitment agreements, employment agreements, real estate lease agreements, personal property lease agreements, supply agreements and software agreements, but excluding all Contracts with managed care organizations, health maintenance organizations, insurers and similar third party payors, all of which are Excluded Contracts. For each Contract listed on Schedule 5.11, Schedule 5.11 clearly identifies those Contracts that are Excluded Contracts and that will not be assumed by Buyer. Contracts which are listed on Schedule 5.11 and not designated therein as an Excluded Contract are referred to herein as the “Scheduled Contracts.” Each Scheduled Contract (i) is valid and existing (or constitutes a month-to-month Contract under which goods or services are being provided after the expiration of its original term), and Seller or the applicable Affiliate of Seller has duly performed in all material respects its obligations under each Scheduled Contract to which it is a party to the extent that such obligations to perform have accrued and (ii) except for any breaches resulting from the failure to obtain the consent of the counterparty thereto to the assignment of same to Buyer, no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default under any Scheduled Contract by Seller or the applicable Affiliate of Seller or, to the knowledge of Seller, and except as set forth on Schedule 5.11, any other party or obligor with respect thereto, has occurred.

5.12  Encumbrances; Real Property.

(a) There are no Encumbrances (other than Permitted Encumbrances) on the Purchased Assets that were created by, through or under Seller or any Affiliate of Seller. Seller owns, and will convey good and marketable fee simple absolute title in the Owned Real Property, and all buildings and improvements located thereon, to Buyer free and clear of all Encumbrances except for Permitted Encumbrances. Seller agrees that title to the Real Property shall not be altered between the date of this Agreement and Closing in any material respect, except to the extent not restricted by Sections 7.2 and 7.3.

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(b) (i) All buildings and improvements located on the Real Property conform in all material respects with all applicable zoning regulations and building codes; (ii) all of the Real Property is serviced by all necessary utilities, including water, sewage, electricity and telephone, and Seller is not aware of any material inadequacies with respect to such utilities; (iii) to the knowledge of Seller, none of the buildings or improvements on the Real Property is located in a flood hazard area; and (iv) all of the buildings and improvements located on the Real Property are accessible by public roads and, to the knowledge of the Seller, no fact or condition exists that would result in the termination of the current access from any building or improvement to any presently existing highways and roads adjoining or situated on the Real Property.

(c) The Real Property comprises all of the real property owned or leased by Seller that is associated with or employed in the operation of the Hospital.

5.13  Personal Property.  Seller presently owns and will hold on the Closing Date good title to all tangible personal property assets and valid title to all intangible assets included in the Purchased Assets free and clear of all Encumbrances, except Permitted Encumbrances and rights of owners under Assumed Contracts or under leases or licenses of assets leased or licensed in the ordinary course of business.

5.14  Insurance.  Schedule 5.14 sets forth a true and complete list of all insurance policies or self insurance funds maintained by Seller as of the date of this Agreement covering the ownership and operation of the Purchased Assets or the Hospital, indicating the types of insurance, policy numbers, terms, identity of insurers and amounts and coverages (including applicable deductibles). All of such policies are now and will be until the Closing in full force and effect on an occurrence basis (with the exception of the Hospital’s professional liability insurance, pollution liability insurance, employment practices liability insurance, directors and officers liability insurance and fiduciary liability insurance, all of which are on a claims made basis, and crime liability insurance which is on a discovery basis) with no premium arrearages. Such policies of insurance shall not be assigned to Buyer as part of the Purchased Assets and Buyer acknowledges that all of the coverages listed on Schedule 5.14 with respect to the Purchased Assets will cease on the Closing Date. Seller has in all material respects given in a timely manner to its insurers all notices required to be given under its insurance policies with respect to all of the claims and actions covered by insurance, and no insurer has denied coverage of any such claims or actions. Seller has not (a) received any notice or other communication from any such insurance company canceling or materially amending any of such insurance policies, and no such cancellation or amendment is threatened in writing or (b) failed to give any required notice or present any claim which is still outstanding under any of such policies with respect to the Hospital or any of the Purchased Assets.

5.15  Employee Benefit Plans.

(a) Schedule 5.15 contains a true and complete list of all the following agreements, plans or other Contracts, covering any employee of the Hospital, which are presently in effect: (i) employee benefit plans within the meaning of Section 3(3) of ERISA, and (ii) any other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which Seller currently sponsors, or to which Seller has any outstanding present or future obligations to contribute or other liability, whether voluntary, contingent or otherwise (collectively, the “Plans”). None of the Plans provide any post-employment medical or similar benefits except for COBRA coverage required by federal Law.

(b) The Purchased Assets are not, and Seller does not reasonably expect them to become, subject to an Encumbrance imposed under the Code or under Title I or Title IV of ERISA including liens arising by virtue of Seller being a member of an ERISA Controlled Group.

(c) Neither Seller nor any member of Seller’s ERISA Controlled Group has sponsored, contributed to or had any “obligation to contribute” (as defined in ERISA Section 4212) to any “multiemployer plan” (as defined in ERISA Section 4001(a)(3) or 3(37)(A)) on or after September 26, 1980, on behalf of any employees of the Hospital.

(d) Neither Seller nor any member of Seller’s ERISA Controlled Group has at any time sponsored or contributed to any “single employer plan” (as defined in ERISA Section 400l(a)(14)) to which at least two or

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more of the “contributing sponsors” (as defined in ERISA Section 4001(a)(13)) are not members of the same ERISA Controlled Group.

(e) There have been no non-exempt prohibited transactions with respect to any Plan. Neither Seller nor any ERISA Affiliate, nor to Seller’s knowledge, any other Person for which Buyer or any of its Affiliates could have any liability, has breached any fiduciary duty with respect to any Plan for which Buyer or any of its Affiliates could have any liability. Except as set forth on Schedule 5.15, there are no material actions, audits or claims pending or, to Seller’s knowledge, threatened in writing against Seller with respect to Seller’s maintenance of the Plans, other than routine claims for benefits.

(f) Seller and each member of Seller’s ERISA Controlled Group have complied in all material respects with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, ERISA Sections 601 through 608 and Section 5000 of the Code.

(g) All of Seller’s Plans that are intended to satisfy Section 401(a) of the Code (“Retirement Plans”) from which assets may be involved in a “direct rollover” (as defined in Section 40l(a)(31) of the Code) to an employee benefit plan maintained by Buyer have complied with the requirements of Section 401(a) of the Code.

(h) All contributions, including salary deferrals, required to be made under the terms of any of the Plans as of the date of this Agreement have been timely made or, if not yet due, have been (and will be) properly reflected in the Historical Financial Information or the Additional Financial Statements, as applicable.

5.16  Hospital Employees and Employee Relations.

(a) Except as set forth on Schedule 5.16(a), (i) there is no pending or, to Seller’s knowledge, threatened in writing employee strike, work stoppage or labor dispute, (ii) to Seller’s knowledge, no union representation question exists with respect to any Hospital Employees, no demand has been made for recognition by a labor organization by or with respect to any Hospital Employees, no union organizing activities by or with respect to any Hospital Employees are taking place, and none of the Hospital Employees is represented by any labor union or organization, (iii) no collective bargaining agreement exists or is currently being negotiated by Seller or any Seller Affiliate, and (iv) there is no unfair labor practice claim against Seller or any Seller Affiliate before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to Seller’s knowledge, threatened in writing against or involving the Hospital and none has occurred.

(b) Schedule 5.16(b) sets forth a list of all of the employees of Seller and each other Seller Affiliate who works primarily or exclusively for the benefit of the business conducted at the Hospital (the “Hospital Employees”) as of the date of such Schedule and the following information for each Hospital Employee: current salary or wage rate, accrued paid time off, periods of service, date of hire, department and job title or other summary of the responsibilities as well as an indication as to whether such Hospital Employee is part-time, full-time or on a leave of absence and the type of leave; provided, that salary and wage rate information may be excluded from Schedule 5.16(b) so long as Seller delivers a true and correct schedule of such salary and wage rate information to Buyer concurrently with the delivery of Schedule 5.16(b) to Buyer. Seller is in compliance in all material respects with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings, and wages and hours with respect to the Hospital Employees. The Hospital has properly classified individuals providing services as independent contractors or Hospital Employees, as the case may be. Each of the Hospital Employees has properly completed an I-9 form reflecting the Hospital Employee’s citizenship or authorization to work in the United States, and to Seller’s knowledge, the statements contained in and the supporting documents presented for each of those forms is valid and accurate in all material respects.

5.17  Litigation or Proceedings.

(a) Schedule 5.17 contains an accurate list and summary description of all litigation and proceedings which are currently pending with respect to the Hospital, the Purchased Assets or the business conducted thereon to which Seller is a party. Except to the extent set forth on Schedule 5.17, there are no material claims, actions, suits, audits, compliance reports or information requests, proceedings or investigations

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pending, or to the knowledge of Seller, threatened in writing against or affecting Seller or the Purchased Assets or the business conducted thereon.

(b) Other than as set forth on Schedule 5.17, Seller is not subject to any outstanding judgment, order or decree with respect to the Purchased Assets.

(c) There is no claim, action, suit, proceeding or investigation pending or, to the knowledge of Seller, threatened in writing against or affecting Seller that has or would reasonably be expected to have a material adverse effect on Seller’s ability to perform this Agreement or any aspect of the transactions contemplated hereby.

5.18  Tax Matters.  Except as set forth on Schedule 5.18:

(a) All federal, state, county and local income, franchise, margin, payroll, withholding, property, sales, use and all other taxes, penalties, interest and any other statutory additions (“Taxes”) due from Seller with respect to the Purchased Assets have been timely paid. Seller has timely filed all material Tax returns required to be filed by it with respect to the Purchased Assets.

(b) No deficiencies for any of such material Taxes have been asserted or, to the knowledge of Seller, threatened in writing, and no audit on any such returns is currently under way or, to the knowledge of Seller, threatened in writing. There are no outstanding agreements by Seller for the extension of time for the assessment of any such Taxes. Seller has not taken and will not take any action in respect of any federal, state or local Taxes (including, without limitation, any withholdings required to be made in respect of employees) which may have a material adverse impact upon the Hospital or the Purchased Assets as of or subsequent to Closing.

(c) There are no Tax liens on any of the Purchased Assets other than liens for Taxes not yet due.

(d) Seller is a partnership for federal and state income tax purposes but is not and has not been a party to any other joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal and state income Tax purposes. Seller has no liability for unpaid Taxes of any Person as a former member of an affiliated group or as a transferee or successor, and is not a party to any tax allocation or sharing agreement.

5.19  Environmental Matters.  Except as set forth on Schedule 5.19 or in any environmental report listed therein:

(a) Seller is in material compliance with, and the Real Property and all improvements on the Real Property are in material compliance with, all Environmental Laws.

(b) There are no pending or, to the knowledge of Seller, threatened in writing actions, suits, orders, claims, legal proceedings or other proceedings based on any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Entity or any other Person and Seller has no knowledge of any facts which would reasonably be expected to form the basis for any such actions or notices arising out of or attributable to any Environmental Condition.

(c) Seller has been duly issued, and currently has and will maintain through the Closing Date, all material Approvals and Permits required under any Environmental Law with respect to the Hospital. A true and complete list of such Permits, all of which are valid and in full force and effect, is set forth in Schedule 5.19. Seller is in material compliance (with respect to the Hospital) with and the Real Property and all improvements on the Real Property are in material compliance with, all Approvals and Permits. Except in accordance with such Approvals and Permits, there has been no release of material regulated by such Approvals and Permits at, on, under, or from the Real Property in violation of Environmental Laws.

(d) Seller has operated at the Real Property, and to the Seller’s knowledge, the Real Property contains no underground improvements, including treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Materials, and Seller has not used any portion of the Real Property as a dump or landfill.

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(e) Seller will promptly furnish to Buyer written notice of any material Environmental Condition or of any actions or notices described in this Section 5.19.

(f) Except to the extent permitted under Environmental Laws, neither PCBs, lead paint, nor asbestos-containing materials are present on or in the Real Property.

(g) No Encumbrance in favor of any Person relating to or in connection with any claim under any Environmental Law has been filed or has attached to the Real Property, other than Permitted Encumbrances.

The representations set forth in this Section are the sole representations of the Seller with respect to environmental matters, Environmental Conditions, Hazardous Materials and compliance with Environmental Law.

5.20  Absence of Changes.  Except as set forth in Schedule 5.20, since the Baseline Balance Sheet Date, there has not been any transaction or occurrence in which Seller or any Seller Affiliate, in connection with the Hospital and Purchased Assets, has:

(a) suffered any material damage, destruction or loss with respect to or affecting any of the Purchased Assets;

(b) sold, transferred or otherwise disposed of any of the Purchased Assets which is material to the operation of the Hospital, except in the ordinary course of business;

(c) granted or incurred any obligation for any increase in the compensation of any employee who is employed at the Hospital (including any increase pursuant to any Plans or other commitment), except in the ordinary course of business, or entered into any employment, severance or similar agreement with any member, manager, employee or agent;

(d) changed its methods of accounting in effect on the Baseline Balance Sheet Date, except as required by changes in GAAP or regulatory accounting principles (which shall be set forth in Schedule 5,20);

(e) experienced any material change in the composition of the medical staff of the Hospital, other than normal turnover occurring in the ordinary course of business;

(f) materially changed the rates charged by the Hospital for its services, other than those made in the ordinary course of business;

(g) experienced any Material Adverse Effect or any fact or condition likely to have or which could be expected to have a Material Adverse Effect; or

(h) agreed, so as to legally bind Buyer or affect the Purchased Assets, whether in writing or otherwise, to take any of the actions set forth in this Section 5.20 and not otherwise permitted by this Agreement.

5.21  Medical Staff Matters.  Seller has delivered to Buyer correct and complete copies of the bylaws and rules and regulations of the medical staff of the Hospital, as well as a list of all current members of the medical staff. Seller has disclosed to Buyer in all material respects (i) all adverse actions with respect to any medical staff members of the Hospital or any applicant thereto for which a medical staff member or applicant has requested a judicial review hearing which has not been scheduled or has been scheduled but has not been completed, (ii) any pending or, to the knowledge of Seller, threatened in writing disputes with applicants, staff members, or health professional affiliates, and (iii) any unexpired appeal periods in respect of any medical staff member or applicant against whom an adverse action has been taken. Any disclosures have been and will be made in such a manner as to protect the confidentiality of the Persons involved in the matters described thereon.

5.22  Sufficiency of Purchased Assets.  Except for the Excluded Assets and for the services to be provided by Seller and its Affiliates pursuant to the Transition Services Agreement, the Purchased Assets

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constitute, in the aggregate, all the assets and property used by Seller in connection with the operation of the Hospital as currently conducted in all material respects.

5.23  Experimental Procedures.  During the past three (3) years, Seller has not performed nor permitted the performance of any experimental or research procedures or studies involving patients in the Hospital except, in all material respects, to the extent authorized by and conducted in accordance with the procedures of an Institutional Review Board responsible for oversight of research at the Hospital.

5.24  Supplies.  Except to the extent of reserves reflected in Net Working Capital, all of the Inventory is substantially of a quality and quantity usable and salable in the ordinary course of business of the Hospital to the extent reflected in the Interim NWC Calculation. Inventory is carried at the lower of cost or market, on an average cost basis and is properly stated in the Historical Financial Information. The Inventory levels are based on past practices of Seller at the Hospital in all material respects.

5.25  Third Party Payor Cost Reports.  Seller has duly filed all required cost reports for all the fiscal years through and including the fiscal year ended September 30, 2009. Seller intends to file the Hospital’s cost report for the fiscal year ended on September 30, 2010 within the time period required by Law. Except as disclosed on Schedule 5.25, all of such cost reports accurately reflect in all material respects the information required to be included thereon and such cost reports do not claim and neither the Hospital nor Seller has received reimbursement in any amount in excess of the amounts provided by law or any applicable agreement. Schedule 5.25 indicates which of such cost reports have not been audited and finally settled and a brief description of any and all notices of program reimbursement, proposed or pending audit adjustments, disallowances, appeals of disallowances, and any and all other unresolved claims or disputes in respect of such cost reports.

5.26  Compliance Program.

(a) Seller has made available to Buyer a copy of its current compliance program materials, including without limitation, all program descriptions, compliance officer and committee descriptions, ethics and risk area policy materials, training and education materials, auditing and monitoring protocols, reporting mechanisms, and disciplinary policies. For purposes of this Agreement, the term “compliance program” refers to provider programs of the type described in the compliance guidance published by the Office of Inspector General of the Department of Health and Human Services.

(b) Except as set forth in a writing delivered by Seller to Buyer which specifically makes reference to this Section 5.26 or to the extent set forth on Schedule 5.26, Seller: (i) is not a party to a Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services; (ii) has no reporting obligations pursuant to any Settlement Agreement entered into with any governmental entity; and (iii) to its knowledge, has not been a defendant in any qui tam/False Claims Act litigation.

(c) Except as set forth on Schedule 5.26, since January 1, 2007 Seller (i) to the best of Seller’s knowledge, has not been the subject of any government payer program investigation conducted by any federal or state enforcement agency; (ii) has not been served with or received any search warrant, subpoena, civil investigative demand, contact letter, or telephone or personal contact by or from any federal or state enforcement agency which may be reasonably anticipated to give rise to a government investigation; and (iii) has not received any complaints from employees, independent contractors, vendors, physicians, or any other person that, after investigation or review conducted by Seller, would indicate that Seller has in any material respects violated any law or regulation.

5.27  Statements True and Correct.  This Agreement and the Schedules prepared by Seller do not include, as of the date hereof, any untrue statement of a material fact or omit to state any material fact necessary to make the statements made in this Agreement with respect to Seller and the Purchased Assets not misleading.

5.28  No Other Representations and Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 5 (INCLUDING THE SCHEDULES), SELLER MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND SELLER HEREBY DISCLAIMS

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ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

ARTICLE 6

COVENANTS OF BUYER

6.1  Notification of Certain Matters.  At any time from the date of this Agreement to the Closing Date, Buyer shall give prompt written notice to Seller of (i) the occurrence, or failure to occur, of any event that has caused any representation or warranty of Buyer contained in this Agreement to be untrue in any material respect and (ii) any failure of Buyer to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Such notice shall provide a reasonably detailed description of the relevant circumstances.

6.2  HSR Act Filings.

(a) Within five (5) business days following the date hereof, Buyer shall make such premerger filings with the FTC and the Justice Department as may be required under the HSR Act, concerning the transactions contemplated by this Agreement. From the date of such filing until the Closing Date, Buyer shall file all reports or other documents required or requested by the FTC or the Justice Department under the HSR Act or otherwise and will comply promptly with any requests by the FTC or the Justice Department for additional information concerning the transactions described herein, so that the waiting period specified in the HSR Act will expire as soon as reasonably possible after the execution and delivery of this Agreement. Buyer agrees to take all commercially reasonable actions necessary to insure that the waiting period imposed under the HSR Act terminates or expires prior to thirty (30) days after the date of making such premerger filings. Without limiting the foregoing, Buyer agrees to use commercially reasonable efforts to cooperate with Seller and oppose any preliminary injunction sought by any Governmental Entity preventing the consummation of the transactions contemplated by this Agreement.

(b) Buyer shall cause its counsel to furnish to Seller such necessary information and reasonable assistance as Seller may reasonably request in connection with its preparation of necessary filings or submissions under the provisions of the HSR Act. Buyer will cause its counsel to deliver to Seller’s counsel copies of all correspondence, filings or written communications by Buyer or its Affiliates with any Governmental Entity or staff members thereof, with respect to the transactions contemplated by this Agreement, except for (i) information that is not pertinent to such filing or submission or that is not customarily exchanged between parties making such a filing or their counsel, including documents filed pursuant to Item 4(c) of the Hart-Scott-Rodino Notification and Report Form or communications regarding such documents or (ii) information submitted in response to any request for additional information or documents pursuant to the HSR Act which reveal the negotiating objectives or strategies or purchase price expectations of Buyer.

(c) Buyer shall pay all application fees required in connection with any filings required under the HSR Act.

6.3  Approvals.  Between the date of this Agreement and the Closing Date, Buyer will (i) take all reasonable steps to obtain, as promptly as practicable, all Approvals and Permits of any Governmental Entities required of either party to consummate the transactions contemplated by this Agreement and Seller will reasonably cooperate with Buyer in those efforts and (ii) provide such other information and communications to any Governmental Entity as may be reasonably requested. Seller understands and acknowledges that it is the intent of Buyer to cause the operations, hospital licensure and Medicare certification of Lovelace Medical Center, a general acute care hospital that is owned and operated by Buyer (“LMC”), to be expanded to encompass and include the Purchased Assets. To this end, Buyer and its Affiliates will also use commercially reasonable efforts to obtain all necessary Approvals of Governmental Entities to accomplish such expansion of the operations, hospital licensure and Medicare certification of LMC to encompass and include the Purchased Assets. Notwithstanding the foregoing or anything in Section 6.3 to the contrary, Buyer acknowledges that

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Seller shall not be required to make any CMS Form 855 filings as a result of the Transaction until ten (10) days after the Closing Date.

6.4  Survey.  Between the date of this Agreement and the Closing Date, Buyer will obtain a current as-built survey of the Owned Real Property (the “Survey”). The Survey shall meet the requirements of ALTA/ASCM survey and otherwise be in form and detail reasonably satisfactory to Buyer. The Survey shall be certified to Buyer, Seller and the Title Company. The cost of the Survey shall be paid by Buyer.

6.5  Environmental Survey.  Between the date of this Agreement and the Closing Date, Buyer shall retain a nationally recognized environmental consultant reasonably acceptable to Seller to perform Phase I environmental assessments of the Owned Real Property in accordance with the U.S. Environmental Protection Agency Standards and Practices for All Appropriate Inquiries as required under Section 101 (35)(B) of the Comprehensive Environmental Response, Compensation, and Liability Act and referenced in 40 CFR Part 312, and the ASTM E 1527-05 “Standard Practice for Environmental Site Assessments” (the “Phase I Assessment”). Buyer shall provide to Seller a copy of the final report issued by Buyer’s environmental consultant in connection with the Phase I Assessment. The cost of the Phase I Assessment shall be paid by Buyer.

ARTICLE 7

COVENANTS OF SELLER

7.1  Information.

(a) Between the date of this Agreement and the Closing Date, to the extent permitted by Law, Seller shall afford to the authorized representatives and agents of Buyer reasonable access to and the right to inspect the plants, properties, books and records of Seller relating to the Purchased Assets, and will furnish Buyer with such additional financial and operating data and other information as to the business and properties of Seller relating to the Purchased Assets as Buyer may from time to time reasonably request; provided, however, that Buyer may not conduct invasive environmental, health or safety investigations upon the Real Property or at the Hospital or of the Purchased Assets, including any sampling or testing of soils, surface water, groundwater, ambient air, or improvements at, on or under Real Property, or sampling or testing of the Hospital or the Purchased Assets, without Seller’s prior written consent. The right of access and inspection of Buyer shall be made in such a manner as not to interfere unreasonably with the operation of the Hospital or the Purchased Assets. In this regard, Buyer agrees that such inspection shall not take place, and no employees or other personnel at the Hospital shall be contacted by the representatives of Buyer, without first coordinating such contact or inspection with a representative of Navigant Capital Advisors, LLC.

(b) Notwithstanding the foregoing, Buyer understands that (i) Seller will reasonably establish procedures in order to protect documents and information deemed by Seller in good faith to be market sensitive or competitive in nature, including without limitation pricing information related to managed care contracts, (ii) litigation and other materials (including internal/external legal audit letters, PRO information, National Practitioner Data Bank reports, quality review information and other physician specific confidential information and information subject to confidentiality requirements of Law) that are deemed privileged or confidential by Seller will not be made available to Buyer, and (iii) Seller shall not be obligated to generate or produce information in any prescribed format not customarily produced by Seller.

7.2  Operations.  From the date hereof until the Closing Date, except as set forth in Schedule 7.2, Seller shall with respect to the Purchased Assets (unless prior written consent of Buyer is received which will not be unreasonably withheld) use its commercially reasonable efforts to:

(a) carry on its business related to the Purchased Assets in substantially the same manner as presently conducted and not make any material change in personnel, operations, finance, accounting policies, or real or personal property pertaining to the Hospital;

(b) maintain the Hospital and all parts thereof in accordance with Seller’s past practices in all material respects;

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(c) perform all of its material obligations under agreements relating to or affecting the Hospital or the Purchased Assets;

(d) keep in full force and effect present insurance policies or other comparable insurance on the Purchased Assets;

(e) use commercially reasonable efforts to maintain and preserve its business organizations intact, retain its present employees at the Hospital and maintain its relationships with physicians, suppliers, customers, and others having business relations with the Hospital;

(f) permit and allow reasonable access by Buyer to make offers of post-Closing employment to Seller’s personnel and to establish relationships with physicians, medical staff and others having business relations with Seller; provided that Buyer shall have complied with the terms of Section 7.1 in connection with such access; and

(g) maintain all material Approvals and Permits relating to the Hospital, Purchased Assets and Assumed Liabilities in good standing.

7.3  Negative Covenants.  From the date hereof until the Closing Date, except as set forth in Schedule 7.3, Seller shall not, without the prior written consent of Buyer (which will not be unreasonably withheld):

(a) materially amend or terminate any of the Contracts which are material to the operation of the Hospital, enter into any material contract or commitment, or incur or agree to incur any material liability, except as provided herein or, in all material respects, in the ordinary course of business; provided that Buyer’s consent shall not be required to the extent that such contract or commitment is material to the continued operation of the Hospital in the manner in which the Hospital was operated as of the date of this Agreement;

(b) enter into any contract or commitment with physicians or other referral sources; provided that Buyer’s consent shall not be required to the extent that such contract or commitment is material to the continued operation of the Hospital in the manner in which the Hospital was operated as of the date of this Agreement and such contract terminates or is terminated without penalty upon no more than ninety (90) days written notice;

(c) increase compensation payable or to become payable or make any bonus payment to or otherwise enter into one or more bonus agreements with any Hospital Employee, except in the ordinary course of business in accordance with existing personnel policies;

(d) acquire (whether by purchase or lease) or sell, assign, lease, or otherwise transfer or dispose of any material property, plant, or equipment except in the ordinary course of business with, in the case of a transfer or disposition, comparable replacement thereof if such replacement is required in order to operate the Hospital in the manner it was operated as of the date of this Agreement;

(e) purchase capital assets or incur costs in respect of construction-in-progress in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

(f) take any material action outside the ordinary course of business of the Hospital or its related ancillary services; or

(g) enter into any agreement which could be reasonably expected to have a Material Adverse Effect.

7.4  Notification of Certain Matters.  At any time from the date of this Agreement to the Closing Date, Seller shall give prompt written notice to Buyer of (i) the occurrence, or failure to occur, of any event that has caused any representation or warranty of Seller contained in this Agreement to be untrue in any material respect and (ii) any failure of Seller to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Such notice shall provide a reasonably detailed description of the relevant circumstances.

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7.5  HSR Act Filings.

(a) Within five (5) business days following the date hereof, Seller shall make such premerger filings with the FTC and the Justice Department as may be required under the HSR Act, concerning the transactions contemplated by this Agreement. From the date of such filing until the Closing Date, Seller shall file all reports or other documents required or requested by the FTC or the Justice Department under the HSR Act or otherwise and will comply promptly with any requests by the FTC or the Justice Department for additional information concerning the transactions described herein, so that the waiting period specified in the HSR Act will expire as soon as reasonably possible after the execution and delivery of this Agreement. Seller agrees to take all commercially reasonable actions necessary to insure that the waiting period imposed under the HSR Act terminates or expires prior to thirty (30) days after the date of making such premerger filings. Without limiting the foregoing, Seller agrees to use commercially reasonable efforts to cooperate with Buyer and oppose any preliminary injunction sought by any Governmental Entity preventing the consummation of the transactions contemplated by this Agreement.

(b) Seller shall cause its counsel to furnish Buyer such necessary information and reasonable assistance as Buyer may reasonably request in connection with its preparation of necessary filings or submissions under the provisions of the HSR Act. Seller will cause its counsel to deliver to counsel for Buyer copies of all correspondence, filings or written communications by Seller or its Affiliates with any Governmental Entity or staff members thereof, with respect to the transactions contemplated by this Agreement, except for (i) information that is not pertinent to such filing or submission or that is not customarily exchanged between parties making such a filing or their counsel, including documents filed pursuant to Item 4(c) of the Hart-Scott-Rodino Notification and Report Form or communications regarding such documents or (ii) information submitted in response to any request for additional information or documents pursuant to the HSR Act which reveal Seller’s negotiating objectives or strategies or purchase price expectations.

7.6  Additional Financial Information.  Within fifteen (15) days following the end of each calendar month prior to the Closing Date, Seller will deliver to Buyer copies of the unaudited balance sheet and the related unaudited statement of operations relating to the Hospital for each month then ended (all such financial statements are referred to herein as the ‘‘Additional Financial Statements”).

7.7  No-Shop Clause.  From and after the date of the execution and delivery of this Agreement by Seller until the earlier of Closing or the termination of this Agreement, Seller shall not (and will not permit any Affiliate or any other Person acting for or on behalf of Seller or any of its Affiliates), without the prior written consent of Buyer (i) offer for lease or sale its assets (or any material portion thereof) or any ownership interest in any entity owning any of the Purchased Assets; (ii) solicit offers to lease or buy all or any material portion of its assets or any ownership interest in any entity owning any of the Purchased Assets; (iii) hold discussions with any party (other than Buyer) looking toward such an offer or solicitation or looking toward a merger or consolidation of Seller; (iv) enter into any agreement with any party (other than Buyer) with respect to the lease, sale or other disposition of its assets (or any material portion thereof) or any ownership interest Seller or with respect to any merger, consolidation or similar transaction involving Seller; or (v) furnish or cause to be furnished any information with respect to Seller or its assets to any Person that Seller or such Affiliate or any such Person acting for or on their behalf knows or has reason to believe is in the process of considering any such acquisition, merger, consolidation, combination or reorganization, provided the foregoing shall not prevent MedCath Corporation or Persons acting for or on its behalf from including any information it deems required by Law in any of its filings with the Securities and Exchange Commission. Nothing in this Section 7.7, however, shall apply to or otherwise restrict any actions, negotiations or agreements in respect of any transaction involving a sale of equity, merger, combination, a sale of all or substantially all of its assets or similar transaction involving MedCath Corporation or its Affiliates and any other Person, so long as such transaction does not affect the obligations and duties of Seller or rights of Buyer under this Agreement; provided however, the obligations of MedCath Corporation and Seller set forth in this Section 7.7 are subject in all respects to the exercise of the fiduciary duties, or other comparable duties, of the board of directors of MedCath Corporation to its shareholders and to the terms of Sections 8.5 and 11.16 of this Agreement.

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7.8  Title Policy.  Seller shall cooperate with Buyer in its efforts to cause the Title Company to issue and deliver to Buyer the Title Commitment to issue an ALTA owner’s policy of title insurance, Form B, with extended coverage, for the Owned Real Property, together with improvements, buildings and fixtures thereon, in amounts equal to the reasonable value assigned to such Owned Real Property by the parties and in the customary form prescribed for use in the State of New Mexico, but with any mandatory arbitration provision deleted therefrom (unless such deletion would not be customary under local practice). The Title Commitment will provide for the issuance of a title insurance policy (or policies) to Buyer, as of Closing, which policy (or policies) shall insure good and marketable fee simple absolute title to Owned Real Property subject only to Permitted Encumbrances, and shall contain such endorsements thereto as Buyer may reasonably require in connection with its review of the Title Commitment and the Survey. Seller agrees to deliver any information as may be reasonably required by the Title Company under the requirements section of the Title Commitment or otherwise in connection with the issuance of a title insurance policy to Buyer. Seller also agrees to provide an affidavit of title and/or such other information as the Title Company may reasonably require in order for the Title Company to delete the so-called “gap” exception (i.e., the period of time between the effective date of the Title Company’s last bringdown of title to such Owned Real Property and the Closing Date), the parties in possession exception and the mechanics’ and materialmen’s liens exception, and Buyer and Seller shall cooperate in good faith and use commercially reasonable efforts to cause the Title Company to delete all other standard exceptions from the final title insurance policy. The premium cost related to the standard owner’s title insurance policy shall be paid by Seller and the costs associated with any extended owner’s title insurance policy (including all endorsements) shall be paid by Buyer.

7.9  Provider Agreements.  In accordance with the requirements of applicable Law, Seller shall notify the appropriate Governmental Entities of its intent to terminate as of the Closing Date Seller’s provider agreements related to the Government Programs and TRICARE. Seller shall take all other required steps to terminate its participation in the Government Programs and TRICARE effective as of the Closing Date, including, but not limited to, terminating provider numbers and national provider identifier (NPI) numbers related to the Hospital. Notwithstanding the foregoing or anything in Section 7.9 to the contrary, Buyer acknowledges that Seller shall not be required to make any CMS Form 855 filings as a result of the Transaction until ten (10) days after the Closing Date.

7.10  Approvals.  Between the date of this Agreement and the Closing Date, Seller will (i) cooperate with Buyer and take all reasonable steps to assist Buyer to obtain, as promptly as practicable, all Approvals and Permits of any Governmental Entities required to consummate the transactions contemplated by this Agreement and in connection with the Buyer’s expansion of the operations, hospital licensure and Medicare certification of LMC to encompass and include the Purchased Assets, and (ii) provide such other information and communications to any Governmental Entity as may be reasonably requested in connection with Buyer’s application for such Approvals and Permits. Notwithstanding the foregoing or anything in Section 7.10 to the contrary, Buyer acknowledges that Seller shall not be required to make any CMS Form 855 filings as a result of the Transaction until ten (10) days after the Closing Date.

ARTICLE 8

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

The obligations of Seller hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by Seller:

8.1  Compliance With Covenants.  Buyer shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

8.2  HSR Act Waiting Period.  Seller shall have complied with all waiting periods under the HSR Act.

8.3  Action/Proceeding.  No court or any other Governmental Entity shall have issued an order restraining or prohibiting the transactions herein contemplated; and no Governmental Entity with jurisdiction over the Hospital shall have commenced or threatened in writing to commence any action or suit before any

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court of competent jurisdiction or other Governmental Entity that seeks to restrain or prohibit the consummation of the transactions herein contemplated.

8.4  Representations and Warranties.  The representations and warranties of Buyer contained in this Agreement that are qualified by any type of materiality standard shall be true in all respects, and the representations and warranties of Buyer that are not so qualified shall be true in all material respects, when made and as of the Closing Date, as though such representations and warranties had been made as of the Closing Date (unless made only as of a specific date in which case they shall be true as of such date).

8.5  Approvals.  MedCath Corporation shall have obtained any approvals of the shareholders of MedCath Corporation which it has determined, based upon the advice of counsel, are required under the Delaware General Corporation Law for MedCath Corporation to authorize Seller to consummate the transactions contemplated under this Agreement, as well as any other transactions the approval of which MedCath Corporation elects to seek simultaneously therewith. MedCath Corporation shall file a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”), which proxy statement shall, inter alia, request and recommend approval by the shareholders of MedCath Corporation of the transactions described herein, and may, in MedCath Corporation’s sole discretion, request and recommend approval by the shareholders of MedCath Corporation of additional transactions. Such proxy shall contain any information which MedCath Corporation determines is necessary or appropriate for inclusion therein. MedCath Corporation shall respond as expeditiously as reasonably possible to any comments from the SEC. Upon clearance by the SEC, MedCath Corporation shall deliver the proxy statement to its shareholders and call a meeting of MedCath Corporation shareholders. The definitive proxy statement shall contain the recommendation of the MedCath Corporation board of directors that the shareholders of MedCath Corporation approve the transactions contemplated herein, which recommendation shall not be modified or withdrawn prior to the vote of the shareholders of MedCath Corporation. MedCath Corporation shall use its commercially reasonable efforts to cause the meeting date specified in the proxy statement to occur on or prior to July 31, 2011. In the event that such shareholder meeting date is scheduled for a date which is after the Outside Date, Seller shall not be entitled to exercise its rights under Section 11.2(a)(ii) hereof. All of the obligations of the board of directors of MedCath Corporation arising under this Section 8.5 shall be subject in all respects to the exercise of their fiduciary duties, or other comparable duties, to the shareholders of MedCath Corporation.

ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

The obligations of Buyer hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by Buyer:

9.1  Compliance with Covenants.  Seller shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

9.2  Pre-Closing Confirmations.  Buyer shall have

(a) obtained reasonable assurances that following Closing, Buyer will receive all required Approvals and Permits (which Approvals and Permits shall be effective as of the Closing) from all Governmental Entities whose approval is required to consummate the transactions herein contemplated and to expand the operations, hospital licensure and Medicare certification of LMC to encompass and include the Purchased Assets so that the Purchased Assets are operated under the hospital licensure and Medicare certification of LMC as of the Closing; and

(b) complied with all waiting periods under the HSR Act.

9.3  Action/Proceeding.  No court or any other Governmental Entity shall have issued an order restraining or prohibiting the transactions herein contemplated; and no Governmental Entity with jurisdiction over the Hospital shall have commenced or threatened in writing to commence any action or suit before any court of competent jurisdiction or other Governmental Entity that seeks to restrain or prohibit the

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consummation of the transactions herein contemplated or otherwise seeks a remedy which would materially and adversely affect the ability of Buyer to enjoy the use and enjoyment of the Purchased Assets.

9.4  Representations and Warranties.  All representations and warranties of Seller contained in this Agreement that are qualified by any type of materiality standard shall be true in all respects, and all other representations and warranties of Seller that are not so qualified shall be true in all material respects, when made and as of the Closing Date, as though such representations and warranties had been made as of the Closing Date (unless made only as of a specific date in which case they shall be true as of such date).

9.5  Transition Services Agreement.  Buyer and an Affiliate of Seller shall have entered into the Transition Services Agreement.

9.6  Title Policy.  At the Closing, Buyer shall have received a pro forma of the title policy (or marked Title Commitment containing no additional exceptions to title to the Owned Real Property) from the Title Company in the form described in Section 7.8.

9.7  Absence of Certain Changes.  Seller shall have conducted the business of the Hospital, in all material respects, only in the ordinary course of business and there shall have occurred no Material Adverse Effect.

9.8  Releases.  All Encumbrances currently encumbering the Purchased Assets other than Permitted Encumbrances shall have been duly released by the secured parties and other lien holders, and UCC-3 releases or termination statements and other lien discharging documents shall have been properly recorded, the third party shall have committed in writing to promptly release its lien upon receipt of a specified payoff amount at the Closing, or the recording thereof shall have been duly arranged pursuant to the relevant secured party’s written authorization allowing Buyer and/or Seller to file lien-discharging documents without the secured party’s signature.

9.9  Environmental Report.  Buyer shall have received, at its sole cost and expense, the Phase I Assessment, prepared by a firm selected by Buyer, and the scope, findings, and conclusions of such report shall have been reasonably satisfactory to Buyer.

9.10  Seller’s Deliverables.  Seller shall have made the deliveries required to be made by it under Section 3.3 hereof.

ARTICLE 10

TRANSITIONAL ARRANGEMENTS

10.1  Transition Patients.  To compensate Seller for services rendered and medicine, drugs and supplies provided on or before the Closing Date (the “Transition Patient Services”) with respect to patients admitted to the Hospital on or before the Closing Date (or who were in the Hospital’s emergency department or in observation beds on the Closing Date and immediately thereafter admitted to the Hospital) but who are not discharged until after the Closing Date (such patients being referred to herein as the “Transition Patients”), the parties shall take the following actions:

(a)  Medicare, Medicaid, TRICARE and Other DRG Transition Patients.  As soon as practicable after the Closing Date, Seller shall deliver to Buyer a schedule itemizing the Transition Patient Services provided by Seller to Transition Patients whose care is reimbursed by the Medicare, Medicaid, TRICARE or other third party payor program on a diagnostic related group basis, case rate or similar basis (each a “DRG Transition Patient”). Buyer shall pay to Seller an amount equal to (i) the DRG and outlier payments, the case rate payments or other similar payments received by Buyer on behalf of each DRG Transition Patient, or, with respect to any DRG Transition Patient covered by the Acute Care Episode Demonstration Project (the “ACE Demonstration Project”), the amount payable for the applicable DRG as set forth on Schedule 10.1(a), multiplied by a fraction, the numerator of which shall be the total charges for Transition Patient Services provided to such DRG Transition Patient by Seller, and the denominator of which shall be the sum of the total charges for all services provided to such DRG

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Transition Patient both before and after the Closing Date minus (ii) any deposits or co-payments made by such DRG Transition Patient to Seller; provided, however, that with respect to any DRG Transition Patient who is covered by the ACE Demonstration Project, the total amount of payments received by Buyer for purposes of allocating payments between the parties under this Section 10.1(a) shall not include the portion of such payments attributable to the professional component of services provided to such DRG Transition Patient.

(b)  Other Patients.  As of the Closing Date, Seller shall prepare cut-off billings for Transition Patient Services provided by Seller for all patients not covered by Section 10.1(a). Seller shall be entitled to receive all amounts collected in respect of such cut-off billings. Buyer shall remit to Seller any amounts Buyer receives after the Closing with respect to the Transition Patient Services rendered to such Transition Patients, including any periodic interim payments or portions thereof applicable to the period on or prior to the Closing.

(c) All payments required by this Section 10.1 shall be made within ten (10) business days following the conclusion of the preceding month in which any payments are received by Buyer, accompanied by copies of remittances and other supporting documentation as reasonably required by Seller. In the event that Buyer and Seller are unable to agree on any amount to be paid under this Section 10.1, then such amount shall be determined by the accounting firm through the binding process provided in Section 2.8 at the joint equal expense of Buyer and Seller.

(d) Buyer shall use commercially reasonable efforts prior to and promptly following the Closing to: (i) obtain all Permits and Approvals necessary to bill and collect for the Transition Patient Services and (ii) to bill and collect for the Transition Patient services in accordance with the applicable requirements of third party payors.

10.2  Seller’s Cost Reports.  Seller will timely prepare all cost reports relating to Seller for periods ending on or prior to the Closing Date or required as a result of the consummation of the transactions set forth herein, including terminating cost reports for the Medicare, Medicaid and TRICARE programs (the “Cost Reports”). Buyer shall forward to Seller any and all correspondence relating to Cost Reports within five (5) business days after receipt by Buyer. Buyer shall remit any receipts of funds relating to Cost Reports promptly after receipt by Buyer and shall forward to Seller any demand for payments within three (3) business days after receipt by Buyer. Seller shall retain all rights to Agency Receivables and to Cost Reports including any amounts receivable or payable in respect of such reports or reserves relating to such reports, including bad debt and cost-report settlements. Such rights shall include the right to appeal any Medicare determinations relating to Agency Receivables and Cost Reports. Buyer, upon reasonable notice, during normal business hours and at the sole cost and expense of Seller, will cooperate with Seller in regard to the preparation, filing, handling and appeal of any Cost Reports. Such cooperation shall include the providing of statistics and obtaining files if in the possession of Buyer and the coordination with Seller pursuant to adequate notice of Medicare and Medicaid exit conferences or meetings as well as providing to appropriate parties (including the Provider Reimbursement Review Board), as determined to be reasonably necessary by Seller, a letter acknowledging that Seller retained all rights to such appeals, and that Buyer agrees that Seller has the right to pursue such appeals, either on Seller’s behalf, or to the extent required by Law, as a representative of Buyer. Seller shall retain the originals of Cost Reports, correspondence, work papers and other documents relating to Cost Reports and the Agency Receivables. Seller will furnish copies of such documents (other than work papers) to Buyer prior to the Closing to the extent then existing if requested by Buyer.

10.3  Employees; Benefits.

(a) As of the Closing Date, Buyer shall offer employment to all Hospital Employees who are employed by Seller and not on leave of any sort as of the Closing, provided that those employees meet the pre-employment screening requirements of Buyer. Buyer shall offer employment to any Hospital Employee who is employed by Seller and on short-term leave as of the Closing under one of the programs listed on Schedule 5.15, which offer of employment shall be made effective as of the date such Hospital Employee is cleared for and returns to active work status, provided that those employees meet the pre-employment screening requirements of Buyer and, provided further, that Buyer shall have an obligation to offer

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employment to any Hospital Employee who is on short term leave, but if such leave is not a statutory leave, only if such individual returns to active work status within six (6) months of the Closing Date. The offer of employment to the Hospital Employees shall be at their existing job duties, titles and responsibilities and at their existing base wage and salary levels. Except for Accrued PTO and ESR Leave or as provided in Section 10.3(c), no obligations of Seller to or with respect to any of its employees, including, but not limited to, obligations for accrued vacation, sick and personal leave, severance pay, obligations under employment contracts, Plans, employee handbooks or policies, collective bargaining agreements, and applicable Law (including liability for payroll Taxes and other proper deductions and withholdings) are being assumed by Buyer, and except as may be specifically required by applicable Law, Buyer shall not be obligated to continue any employment relationship with any employee for any specific period of time.

(b) The term “Hired Employee” as used in this Agreement means a Hospital Employee who accepts employment with Buyer or one of its Affiliates as of the Closing Date. All Hired Employees will be retained as employees-at-will (except to the extent that such Hired Employees are parties to Contracts providing for other employment terms as disclosed on Schedule 5.11, in which case such Hired Employees shall be retained in accordance with the terms of such Contracts). Buyer shall provide each Hired Employee with employee benefits, including but not limited to retirement, welfare and paid time off, consistent with similarly-situated employees at other healthcare facilities owned and/or operated by Buyer and its Affiliates. With respect to such employee benefits, Buyer shall honor the Hired Employees’ prior service credit under the Seller’s current welfare plans for purposes of eligibility and satisfying pre-existing condition limitations in the welfare benefit plans of Buyer. Buyer shall honor the Hired Employees’ prior length of service with Seller for purposes of eligibility and vesting in the retirement benefit plans and other service-based plans of Buyer such as paid time off, but shall not accrue benefits or make contributions to such plans with respect to any such prior service. For purposes of retirement benefit plans offered by Buyer, such vesting credit shall be extended at the rate of one (1) year of credit for each whole twelve-month period elapsed since each Hired Employee’s most recent date of hire with Seller as of Closing. Buyer shall carry over, and give credit for, the Accrued PTO and ESR Leave for the Hired Employees to the extent the value of such time is included in the determination of the Final NWC Calculation. Participation in Buyer’s employee programs and plans described in this Section 10.3 shall begin as soon as administratively feasible after the Closing Date for participating Hired Employees (and eligible dependents) and for all other Hired Employees who, given their service with Seller, have met the age and service requirements for participation under Buyer’s programs and plans. Buyer shall employ a sufficient number of Hired Employees at the Hospital for at least a 90-day period following the Closing Date so as not to constitute a “plant closing” or “mass layoff” (as those terms are used in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq., the “WARN Act”), with respect to the Hospital. Buyer shall be liable and responsible for any notification required under the WARN Act (or under any similar state or local Law) and shall indemnify Seller and its Affiliates from any claims arising out of a breach of this covenant.

(c) Buyer shall provide continued health and medical coverage to the extent required under Section 4980B of the Code and Sections 601 through 608 of ERISA (“COBRA”) to each current or former employee of the Hospital (and their spouses, dependents and beneficiaries) who is classified as an “M&A Qualified Beneficiary” (as defined in Treasury Regulation Section 54.4980B-9, Q&A 4), each of whom is listed on Schedule 10.3.

(d) Seller shall retain the responsibility for payment of all medical, dental, vision, health and disability claims incurred by any Hired Employee prior to the date that such Hired Employee terminates employment with the Seller (his or her “Separation Date”), and Buyer does not assume any liability with respect to such claims. On or after the applicable Separation Date, all medical, dental, vision, health and disability claims incurred by Hired Employees in Buyer’s employ will be determined under Buyer’s benefit plans. Buyer agrees that it shall use its best efforts, to the extent commercially reasonable, upon presentation of an Explanation of Benefits (EOB) by the Hired Employees and their eligible dependents, to cause them to receive credit under Buyer’s health care plans for any amounts paid toward deductibles and out-of-pocket maximums by such Hired Employees and enrolled dependents for the portion of the current plan year preceding the Closing under a health care plan maintained by the Seller.

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(e) Notwithstanding any provision herein to the contrary, no term of this Agreement shall be deemed to (i) create any Contract with any Hired Employee, (ii) give any Hired Employee the right to be retained in the employment of Buyer or any of its Affiliates, or (iii) interfere with the right of Buyer to terminate employment of any Hired Employee at any time. Nothing in this Agreement shall diminish the right of Buyer to change or terminate its policies regarding salaries, benefits and other employment matters at any time or from time to time. The representations, warranties, covenants and agreements contained herein are for the sole benefit of the parties hereto, and the Hired Employees are not intended to be and shall not be construed as beneficiaries hereof. Pursuant to the “Standard Procedure” provided in Section 4 of Revenue Procedure 2004-53, (i) Buyer and Seller shall report on a predecessor/successor basis as set forth therein, (ii) Seller will not be relieved from filing a Form W-2 with respect to any Hired Employees, and (iii) Buyer will undertake to file (or cause to be filed) a Form W-2 for each such Hired Employee with respect to the portion of the year during which such Hired Employees are employed by Buyer that includes the Closing Date, excluding the portion of such year that such Hired Employee was employed by Seller.

10.4  Misdirected Payments.  Seller and Buyer covenant and agree to remit, with reasonable promptness, to the other any payments received, which payments are on or in respect of accounts or notes receivable owned by (or are otherwise payable to) the other. In addition, and without limitation, in the event of a determination by any Governmental Entity or third-party payor that payments to the Seller or the Hospital resulted in an overpayment or other determination that funds previously paid by any program or plan to Seller or the Hospital must be repaid, Seller shall be responsible for repayment of said monies (or defense of such actions) if such overpayment or other repayment determination was for services rendered on or prior to the Closing Date and Buyer shall be responsible for repayment of said monies (or defense of such actions) if such overpayment or other repayment determination was for services rendered after the Closing Date. In the event that, following Closing, Buyer suffers any offsets against reimbursement under any third-party payor or reimbursement programs due to Buyer relating to amounts owing under any such programs by Seller or any of its Affiliates, Seller shall immediately upon demand from Buyer pay to Buyer the amounts so billed or offset. These obligations shall be in addition to any other remedies available herein.

ARTICLE 11

ADDITIONAL AGREEMENTS

11.1  Allocations.  Buyer and Seller shall reasonably agree prior to the Closing Date upon an allocation methodology of the Purchased Assets among the various classes of assets in accordance with the provisions of Section 1060 of the Code and applicable Treasury Regulations, and attach such allocation hereto as Schedule 11.1. The parties agree that any Tax returns, or other Tax information they may file or cause to be filed with any Governmental Entity shall be prepared and filed consistent with such agreed upon allocation. In this regard, the parties agree that, to the extent required, they will each properly prepare and timely file Form 8594 in accordance with Section 1060 of the Code.

11.2  Termination Prior to Closing.

(a) This Agreement and the transactions contemplated by this Agreement may be terminated as follows:

(i) by mutual consent in writing of Seller and Buyer;

(ii) by Buyer or Seller at any time after July 31, 2011 (the “Outside Date”), if the Closing has not occurred by such date subject however to the right of Buyer or Seller to extend the Outside Date as set forth below; provided, that the right to terminate this Agreement under this Section 11.2(a)(ii) is not available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by such date, provided further, that if the Closing has not occurred due to or related to either (x) any formal or informal action, review, investigation or proceeding by any Governmental Entity of any Person or (y) because MedCath Corporation shall not have obtained any approvals of the shareholders of MedCath Corporation which it has determined in its reasonable discretion are required under the Delaware General Corporation Law for MedCath Corporation to authorize Seller to consummate the transactions contemplated under this Agreement, then in either of

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such events, Buyer or Seller may elect, by providing written notice to the other party hereto, to extend the Outside Date to September 30, 2011, provided that the right to so extend the Outside Date under this Section 11.2(a)(ii) is not available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by July 31, 2011;

(iii) by Seller if Buyer breaches in any material respect any of the representations, warranties, covenants or other agreements of Buyer contained in this Agreement, which would give rise to the failure of a condition set forth in Section 8.1, which breach cannot be or has not been cured within fifteen (15) days after the giving of written notice by Seller to Buyer specifying such breach;

(iv) by Buyer if Seller breaches in any material respect any of the representations, warranties, covenants or other agreements of Seller contained in this Agreement, which would give rise to the failure of a condition set forth in Section 9.1, which breach cannot be or has not been cured within fifteen (15) days after the giving of written notice by Buyer to Seller specifying such breach;

(v) by Buyer or Seller, if any court or any other Governmental Entity issues an order restraining or prohibiting such party from consummating the sale and purchase of the Purchased Assets as provided herein and such order becomes final and non-appealable; or

(vi) by Buyer if a Material Adverse Effect shall have occurred since the date of this Agreement.

(b) In the event that this Agreement is terminated pursuant to Section 11.2(a), all further obligations of the parties under this Agreement shall terminate; provided that nothing in this Section 11.2 shall relieve Seller or Buyer of any liability for an intentional breach of any covenant in this Agreement prior to the date of termination, and the parties shall be entitled to seek and recover damages for such matters and to seek the remedy of specific performance as set forth in Section 12.3, provided however, the right to seek damages and/or rights to specific performance shall be subject to the limitations set forth in Articles 11 and 12 of this Agreement. Further, notwithstanding anything in this Section 11.2, or any other Section of this Agreement, to the contrary, in no event shall Seller have any liability to Buyer, and Buyer shall have no claim against Seller, for damages of any type or nature arising from any violation or breach of any representations or warranties made by Seller to Buyer in this Agreement.

11.3  Buyer Preservation and Seller Access to Records After the Closing.

(a) After the Closing, Buyer shall keep and preserve in their original form all medical and other records of the Hospital existing as of the Closing and transferred to Buyer hereunder for such period as required by applicable Law. For purposes of this Agreement, the term “records” includes all documents, electronic data and other compilations of information in any form. Buyer acknowledges that as a result of entering into this Agreement and operating the Hospital it and its Affiliates will gain access to patient and other information which is subject to rules and regulations regarding confidentiality. Buyer shall abide by any such rules and regulations relating to the confidential information that it acquires. Buyer shall maintain the patient records held at the Hospital or delivered to Buyer at Closing at the Hospital after Closing in accordance with applicable Law (including, if applicable, Section 1861(v)(i)(I) of the Social Security Act (42 U.S.C. § 1395(V)(l)(i)), and requirements of relevant insurance carriers, all in a manner consistent with the maintenance of patient records generated at the Hospital after Closing. Upon reasonable notice, during normal business hours and upon the receipt by Buyer of appropriate consents and authorizations, Buyer shall afford to representatives of Seller, including its counsel and accountants, full and complete access to, and the right to make copies of, the records transferred to Buyer at the Closing (including access to patient records in respect of patients treated by Affiliates of Seller at the Hospital), including providing a reasonable location within the Hospital to conduct its review of such records; provided, however, that no consents or authorizations shall be necessary with respect to the Hospital’s financial records and Tax records necessary for Seller to prepare financial statements, cost reports and Tax returns. Buyer shall reasonably cooperate with Seller and its agents in connection with the preparation of financial statements, costs reports and Tax returns relating to the period prior to Closing. In addition, Seller shall be entitled to remove from the Hospital any such patient records, but only for purposes of pending litigation involving a patient to whom such records refer, as certified in writing

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prior to removal by counsel retained by Seller in connection with such litigation. Any patient records so removed from the Hospital shall be promptly returned to Buyer following its use by Seller.

(b) Buyer shall reasonably cooperate with Seller and its insurance carriers in connection with the defense of claims made by third parties against Seller in respect of alleged events occurring while Seller operated the Hospital; provided, Seller shall reimburse Buyer its reasonable and documented out-of-pocket third-party expenses incurred in providing such cooperation. Such cooperation shall include, without limitation, making all of the Buyer’s employees reasonably available for interviews, depositions, hearings and trial; and making all of the Buyer’s employees reasonably available to assist in the securing and giving of evidence and in obtaining the presence and cooperation of witnesses, all of which shall be done without payment of any fees to Buyer or its employees or the payment of any of Buyer’s internal expenses; provided, however, that Seller shall pay all reasonable and documented out-of-pocket third-party expenses incurred by such employees (including for travel). In addition, Seller shall be entitled to remove from the Hospital any records, but only for purposes of pending litigation involving the Person to whom such records refer, as certified in writing prior to removal by counsel retained by Seller in connection with such litigation. Any records so removed from the Hospital shall be promptly returned to Buyer following their use by Seller.

11.4  Reproduction of Documents.  This Agreement and all documents relating hereto, including (i) consents, waivers and modifications which may hereafter be executed, (ii) the documents delivered at the Closing, and (iii) financial statements, certificates and other information previously or hereafter furnished to Seller or Buyer, may, subject to the provisions of Section 12.8, be reproduced by Seller and by Buyer by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Seller and Buyer may destroy any original documents so reproduced. Seller and Buyer agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial, arbitral or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Seller or Buyer in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

11.5  Tax Matters.  Following the Closing, the parties shall cooperate fully with each other and shall provide to the other, as reasonably requested by and at the expense of the requesting party, all information, records or documents relating to Tax liabilities of the requesting party for all periods ending on or prior to the Closing and shall preserve all such information, records and documents (to the extent a part of the assets exchanged and delivered at Closing) at least until the expiration of any applicable statute of limitations or extensions thereof; provided, that neither party shall be required to provide any of its income Tax returns (or supporting materials including working papers and Tax provisions) or those of any Affiliate. Each party shall retain all Tax returns and supporting materials received pursuant to Section 2.1 at least until the expiration of any applicable statute of limitations or extensions with respect thereto and shall not destroy such items without first offering such items back to the other party prior to destruction. Buyer and Seller agree to elect the standard procedure under Revenue Procedure 2004-53 for information returns to employees and under Revenue Procedure 99-50 for information reporting to non-employees.

11.6  Consented Assignment and Permits.  Buyer shall be responsible for obtaining any and all consents to assign any Assumed Contract and any and all Permits and Approvals necessary or desirable in connection with the transactions contemplated hereby. However, if any such consent to assignment of an Assumed Contract is not obtained as of the Closing, such Assumed Contract will still be assigned to and assumed by Buyer under this Agreement effective as of the Effective Time. Further, at the request of Buyer, Seller will cooperate in any reasonable arrangement with Buyer designed to provide for Buyer the benefits and obligations under any such Assumed Contract, including enforcement of any and all rights of Seller against the other party or parties thereto arising out of the breach or cancellation by such other party or otherwise.

11.7  Use of Controlled Substance Permits.  To the extent permitted by applicable law, Buyer shall have the right, for a period not to exceed one hundred twenty (120) days following the Closing Date, to operate under the licenses and registrations of Seller relating to controlled substances and the operations of pharmacies and laboratories, until Buyer is able to obtain such licenses and registrations for itself. In furtherance thereof,

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Seller shall execute and deliver to Buyer at or prior to the Closing a limited power of attorney substantially in the form of Exhibit A hereto.

11.8  Risk of Loss; Preclosing Casualty.

(a) The risk of loss or damage to any of the Purchased Assets, the Hospital and all other property, transfer of which is contemplated by this Agreement, shall remain with Seller until the Closing and Seller shall maintain its insurance policies covering the Purchased Assets, the Hospital and all other property through the Closing.

(b) If, prior to the Closing, all or any part of the Hospital is partially destroyed or damaged by fire or the elements or by any other cause where such damage or destruction is in the aggregate (the “Aggregate Damage”) less than ten percent (10%) of the Interim Cash Purchase Price and such damage or destruction would not reasonably be expected to materially interfere with or disrupt operations at the Hospital in a manner which, individually or in the aggregate, constitutes a Material Adverse Effect, the parties’ duties and obligations under this Agreement shall not be affected and the Closing shall proceed as scheduled; provided, however, Seller shall assign, transfer and set over to Buyer or its designated Affiliate all of Seller’s right, title and interest in and to any insurance proceeds on account of such damage or destruction, including without limitation the proceeds of Seller’s business interruption insurance policy, and the amount of the Interim Purchase Price shall be reduced by the amount of any deductibles under such insurance policies. If, prior to the Closing, all or any part of the Hospital is destroyed or damaged by fire or the elements or by any other cause where the Aggregate Damage exceeds ten percent (10%) of the Interim Cash Purchase Price or where such damage or destruction could reasonably be expected to materially interfere with or disrupt operations at the Hospital in a manner which, individually or in the aggregate, constitutes a Material Adverse Effect, Buyer may elect to (i) purchase the Hospital, and the Closing shall proceed as scheduled (provided, however, at the Closing, Seller shall assign, transfer and set over to Buyer all of Seller’s right, title and interest in and to any insurance proceeds on account of such damage or destruction, including without limitation the proceeds of Seller’s business interruption insurance policy, and the amount of the Interim Purchase Price shall be reduced by the amount of any deductibles under such insurance policies) or (ii) terminate the Agreement by the delivery of a written notice to Seller on or before the scheduled date of Closing (the “Casualty Termination Notice”). If Buyer and Seller are unable to agree upon the amount of the Aggregate Damage, the amount of the Aggregate Damage shall be determined by a consulting firm mutually selected by Seller and Buyer (the “Independent Consultant”) pursuant to Section 11.8(c).

(c) If pursuant to Section 11.8(b), the amount of the Aggregate Damage (and any applicable Interim Cash Purchase Price adjustment) is to be determined by the Independent Consultant, within fifteen (15) calendar days after the occurrence of the damage to the Hospital (the “Submittal Date”), each party shall submit to the other party and to the Independent Consultant its proposed Aggregate Damage (and any applicable Interim Cash Purchase Price adjustment) as a result of the event(s) contemplated by Section 11.8(b), along with a detailed description of the basis for such amount and any applicable adjustment. Within ten (10) calendar days after the Submittal Date (the “Decision Date”), the Independent Consultant, acting as an expert and not as an arbitrator, shall determine the definitive amount of the Aggregate Damage, taking into account any submissions by Seller or Buyer by the Submittal Date. The decision of the Independent Consultant as the amount of Aggregate Damage shall be conclusive and binding as between Buyer and Seller, and the costs of such review shall be borne equally by Seller and Buyer.

11.9  Change of Name.  On or before the Closing Date, Seller shall (a) amend its charter and take all other actions necessary to change its name to one sufficiently dissimilar to Seller’s present name to avoid confusion, and (b) take all actions requested by Buyer to enable Buyer to use any names acquired by Buyer at the Closing. From and after the Closing Date, Seller shall make no further use of (i) the name “Heart Hospital of New Mexico, LLC” or any derivative thereof, or (ii) any other name that is sufficiently similar to “New Mexico Heart Hospital, LLC” so as to potentially cause confusion.

11.10  Transition Services Agreement.  As of Closing, Affiliates of Seller and of Buyer will execute and deliver the Transition Services Agreement (“Transition Services Agreement”), pursuant to which an Affiliate of Seller, or a qualified third-party designated by an Affiliate of Seller, will provide certain specified transition

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services to and for the benefit of Buyer and its Affiliates in substantially the form attached hereto as Exhibit B.

11.11  CVSTAT Program.  As of Closing, pursuant to a separate License Agreement (the ‘‘CVSTAT License Agreement”), and for and in consideration of the consummation of the transactions described herein, MedCath Corporation shall grant Buyer a non-exclusive license to use the trademark “CVSTAT” and to operate the CVSTAT program at the Hospital in the same manner as same is operated at the Hospital as of the date of this Agreement. The CVSTAT License Agreement shall not require the payment of any license fees, royalties or other fees, and shall be upon such other terms and conditions as MedCath Corporation and Buyer may mutually agree.

11.12  Quality Reporting.  Seller shall submit all quality data required under the HQI Program to CMS or its agent, and all quality data required under ORYX to The Joint Commission, for any calendar quarter with reporting deadlines between the date of this Agreement and the Closing Date. If a calendar quarter ends prior to the Closing Date, but the reporting deadline for such quarter ends after the Closing Date, Seller shall prepare and submit the quality data for the Hospital required under the HQI Program and ORYX in accordance with applicable filing deadlines and in the form and manner required by CMS and The Joint Commission, respectively, or, at the sole option to Buyer, Seller shall transmit such quality data to Buyer in a form mutually agreeable to Buyer and Seller or allow Buyer access to such data, to enable Buyer to submit quality data for the Hospital required under the HQI Program and ORYX for such quarter. If the Closing Date falls between the first and last day of a calendar quarter, Seller shall cooperate with Buyer to ensure that all quality data required to be submitted for the Hospital under the HQI Program and ORYX for the portion of the quarter during which Seller owned the Hospital can be aggregated with the quality data for the portion of the quarter during which Buyer owned the Hospital, to enable Buyer and/or Seller to submit quality data for the Hospital required under the HQI Program and ORYX in accordance with applicable filing deadlines and in the form and manner required by CMS and The Joint Commission, respectively.

11.13  Supplemental Insurance.  Seller, at its sole cost and expense, will obtain a supplemental insurance policy providing for extended reporting periods for claims made on or after the Effective Time in respect of events occurring prior to the Effective Time to insure against professional liabilities of Seller relating to all periods prior to the Effective Time and to have the effect of converting its current professional liability insurance into occurrence coverage. Such “tail end” insurance shall have the term and limits of coverage as reflected in Schedule 11.13.  Buyer shall be named as an additional insured under the supplemental insurance policy. Seller shall deliver to Buyer evidence of such supplemental reporting endorsement at Closing.

11.14  Seller’s Covenant Not to Compete.

(a) In consideration for the benefits the Seller (including Manager, MedCath Corporation and their Affiliates) will receive in connection with the transactions contemplated herein, which benefits are hereby acknowledged, and as further consideration for, and as a condition to, the transactions contemplated hereby, and so that Buyer and its Affiliates shall receive and be able to maintain the benefit of the goodwill, trade secrets and confidential information which Seller enjoys and has enjoyed in connection with its operation of the Hospital, and recognizing that the covenants contained herein are not severable from the goodwill and are granted to Buyer to protect the same, and to otherwise protect the legitimate business interests of Buyer, Seller covenants and agrees that at all times from the Closing Date until the fifth (5th) anniversary of the Closing Date, Seller (including Manager, MedCath Corporation and their Affiliates) shall not, directly or indirectly, except as a consultant or contractor to or of Buyer (or any Affiliate of Buyer), own, lease, manage, operate or control any acute care hospital, specialty hospital, or ambulatory or other type of surgery center (any of such uses being referred to herein as a “Competing Business”), within a 25-mile radius of the Hospital (the “Restricted Area”), without Buyer’s prior written consent (which Buyer may withhold in its sole and absolute discretion). In the event of a breach of this Section 11.14, Seller recognizes that monetary damages shall be inadequate to compensate Buyer and Buyer shall be entitled, without the posting of a bond or similar security, to an injunction restraining such breach, with the costs (including attorneys’ fees) of successfully securing such injunction to be borne by Seller. Nothing contained herein shall be construed as prohibiting Buyer from

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pursuing any other remedy available to it under this Agreement for such breach or threatened breach. All parties hereto hereby acknowledge the necessity of protection against the competition of Seller (including Manager, MedCath Corporation and their Affiliates) and that the nature and scope of such protection has been carefully considered by the parties. Seller further acknowledges and agrees that the covenants and provisions of this Section 11.14 form part of the consideration under this Agreement and are among the inducements for Buyer entering into and consummating the transactions contemplated herein. The period provided and the area covered are expressly represented and agreed to be fair, reasonable and necessary. The consideration provided for herein is deemed to be sufficient and adequate to compensate for agreeing to the restrictions contained in this Section 11.14. If, however, any court determines that the foregoing restrictions are not reasonable, such restrictions shall be modified, rewritten or interpreted to include as much of their nature and scope as will render them enforceable.

(b) Notwithstanding anything in this Section 11.14 to the contrary, a Person that enters into a Change in Control Transaction with MedCath Corporation or its Affiliates shall not be considered an assignee or successor of Seller or its Affiliates for purposes of this Section 11.14 or otherwise be bound by this Section 11.14.

(c) Further, in no event shall any Person (other than an Affiliate of MedCath Corporation) that purchases one or more hospital facilities from MedCath Corporation or one of its Affiliates (by the acquisition of either the assets thereof or the equity securities of such Affiliate) in a transaction that is not a Change in Control Transaction, either be considered an assignee or successor of Seller or its Affiliates for purposes of this Section 11.14 or otherwise be bound by this Section 11.14.

11.15  Information from Virtual Data Room.  For a period of at least ninety (90) days from and after Closing, Seller shall make available to Buyer, in a format reasonably determined by Seller, the materials and information contained at the time of Closing in the virtual data room that houses due diligence materials and information provided by Seller to Buyer in connection with the transactions described herein.

11.16  MedCath Corporation Shareholder Approval; Termination Fee.

(a) In the event that MedCath Corporation shareholder approval is determined by MedCath Corporation to be required with respect to the sale of the Purchased Assets to Buyer and the shareholders of MedCath Corporation fail to give such approval by the Outside Date, then as long as there has been no material default by Buyer with respect to its liabilities and obligations arising under this Agreement, MedCath Corporation shall reimburse Buyer for all of its out-of-pocket costs and expenses (including, without limitation, costs and expenses of accountants, attorneys, engineers, valuation experts and other consultants) incurred or paid by Buyer in connection with Buyer’s due diligence, Buyer’s negotiation of this Agreement and, generally, in connection with the transactions described herein, up to an aggregate maximum amount of $750,000 (the “Expense Reimbursement”). MedCath Corporation shall reimburse Buyer for such costs and expenses within ten (10) days after the receipt of an invoice for same from Buyer that schedules the costs and expenses incurred or paid by Buyer. This Section shall survive any termination of this Agreement.

(b) In the event that (i) as a result of the exercise of the fiduciary duties, or other comparable duties, of the board of directors of MedCath Corporation to its shareholders, the Seller does not fulfill its obligations to consummate the transaction contemplated by this Agreement and as a result thereof Buyer terminates this Agreement, and (ii) there has been no material default by Buyer with respect to its liabilities and obligations arising under this Agreement, then either (x) if within twelve (12) months following the termination of this Agreement, Seller consummates the sale of either the Purchased Assets or a majority of the membership interest of the Seller to a third party (the “Third Party Sale”), then as the sole and exclusive remedy of the Buyer, within ten days of the consummation of the Third Party Sale, Seller shall pay to Buyer in cash a termination fee equal to Three Million Two Hundred Thirteen Thousand Dollars ($3,213,000), in which event Buyer shall not be entitled to any amount under subsection (a) above, or (y) if the conditions of subsection (x) are not satisfied, then as the sole and exclusive remedy of the Buyer, Buyer shall be entitled to the Expense Reimbursement. This Section shall survive any termination of this Agreement.

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11.17  Post Closing Access to Information.  Seller and Buyer acknowledge that subsequent to Closing each party may need access to information or documents in the control or possession of the other party for the purposes of concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defense of third party claims. Accordingly, Seller and Buyer agree that for a period of six (6) years after Closing each will make reasonably available to the other’s agents, independent auditors, counsel, and/or governmental agencies upon written request and at the out-of-pocket expense of the requesting party such documents and information as may be available relating to the Hospital for periods prior and subsequent to Closing to the extent necessary to facilitate concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defense of claims. The obligations of Seller in this Section 11.17 shall in all events be subject to and limited by the rights of Seller and its Affiliates set forth in Section 12.23, including but not limited to the rights to dissolve Seller and MedCath Corporation.

ARTICLE 12

GENERAL

12.1  Consents, Approvals and Discretion.  Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by either party or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld, conditioned or delayed and such discretion shall be reasonably exercised.

12.2  Legal Fees and Costs.  In the event either party elects to incur legal expenses to enforce or interpret any provision of this Agreement by judicial means, the prevailing party will be entitled to recover such legal expenses, including attorney’s fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

12.3  Choice of Law; Waiver of Jury Trial; Limitation on Damages.

(a) The parties agree that this Agreement shall be governed by and construed in accordance with the Laws of the State of New Mexico without giving effect to any choice or conflict of law provision or rule thereof.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

(c) Notwithstanding the right of each party to terminate this Agreement pursuant to Section 11.2(a), in the event of a breach by either party of its obligation to consummate this Agreement or a breach by either party of a covenant prior to or following the Closing, except as otherwise provided in this Agreement, the non-breaching party shall be entitled to specific performance to force the breaching party to consummate this Agreement, or to enforce the covenant.

(d) NOTWITHSTANDING ANYTHING TO CONTRARY ELSEWHERE IN THIS AGREEMENT, NO PARTY TO THIS AGREEMENT (OR ANY OF ITS AFFILIATES) SHALL, IN ANY EVENT, BE LIABLE TO THE OTHER PARTY (OR ANY OF ITS AFFILIATES) FOR SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES.

12.4  Benefit; Assignment.  Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns. No party may assign this Agreement without the prior written consent of the other party; provided, however, that a party hereto may assign its interest (or a portion thereof) in this Agreement to an Affiliate,

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but, in such event, the assignor shall be required to remain obligated hereunder in the same manner as if such assignment had not been effected.

12.5  Effective Time; Accounting Date.  The transactions contemplated hereby shall be effective for accounting purposes as of 11:59 p.m. (the “Effective Time”) on the Closing Date, unless otherwise agreed in writing by Buyer and Seller. The parties will use commercially reasonable efforts to cause the Closing to be effective as of a month end.

12.6  No Brokerage.  Buyer and Seller represent to each other that no broker has in any way been contracted in connection with the transactions contemplated hereby other than Seller’s or a Seller Affiliate’s engagement of Navigant Capital Advisors, LLC, the fees and expenses of which shall be borne solely by Seller or a Seller Affiliate. Each of Buyer and Seller agrees to indemnify the other party from and against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

12.7  Cost of Transaction.  Whether or not the transactions contemplated hereby shall be consummated and except as otherwise provided herein, the parties agree as follows:

(i) Except as provided otherwise elsewhere herein, Buyer will pay the fees, expenses and disbursements of Buyer and its agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendments hereto; and

(ii) Except as provided otherwise elsewhere herein, Seller shall pay the fees, expenses and disbursements of Seller and its agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendments hereto.

(iii) Seller shall pay the cost of the title policy and Buyer shall pay the costs associated with any extended owner’s title insurance policy (including all endorsements). Buyer shall pay all costs and expenses associated with obtaining the Survey and Phase I Assessment, required filings under the HSR Act and recording fees and associated Taxes attendant to recording any deeds conveying title to the Owned Real Property.

12.8  Confidentiality.  The Confidentiality Agreement, dated as of April 22, 2010 (the “Confidentiality Agreement”), between Ardent Medical Services, Inc. and MedCath Corporation shall remain in full force and effect. It is understood by the parties hereto that the information, documents and instruments delivered to Seller by Buyer or the agents of Buyer and the information, documents and instruments delivered to Buyer by Seller or Seller’s agents are of a confidential and proprietary nature. Each of the parties hereto agrees that both prior and subsequent to Closing it will maintain the confidentiality of all such confidential information, documents or instruments delivered to it by the other party hereto or its agents in connection with the negotiation of this Agreement or in compliance with the terms, conditions and covenants hereof and only disclose such information, documents and instruments to its duly authorized officers, directors, representatives and agents unless (i) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary Approvals of this Agreement and the transactions contemplated hereby) or by other requirements of Law or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder; provided, however, that the parties hereto shall not disclose any confidential information not required to be disclosed as part of such permitted disclosure. Each of the parties hereto further agrees that if the transactions contemplated hereby are not consummated, it will return all such documents and instruments and all copies thereof in its possession to the other party to this Agreement. Each of the parties hereto recognizes that any breach of this Section 12.8 would result in irreparable harm to the other party to this Agreement and its Affiliates and that therefore the non-breaching party shall be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash or otherwise, in addition to all of their other legal and equitable remedies. Nothing in this Section 12.8, however, shall prohibit the use of such confidential information, documents or information for the purpose of securing financing to either party to effect the purchase and sale of assets hereunder or such governmental filings as in the mutual opinion of Seller’s counsel and counsel for Buyer are (i) required by Law or (ii) otherwise appropriate. Also, this Section 12.8 shall not prohibit the disclosure by

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either party of any information, instruments or documents that are required to be filed with Governmental Entities by or under applicable securities related Laws.

12.9  Press Release.  Except as required by Law, at all times at or before Closing, neither Buyer nor Seller will issue any report, statement or release to the public with respect to this Agreement and the transactions contemplated hereby without the prior written approval of the other party hereto of the text of any such public report, statement or release. Buyer acknowledges that MedCath Corporation will file one or more Forms 8-K and proxy statements with the Securities and Exchange Commission in connection with the transactions contemplated by this Agreement and shall be entitled to disclose therein such information as MedCath Corporation determines to be necessary or appropriate.

12.10  Waiver of Breach.  The waiver by either party of breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or other provision hereof.

12.11  Notice.  Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by telegraphic or other electronic means (including facsimile transmission) or overnight courier, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as follows:

If to Buyer:	c/o Ardent Health Services One Burton Hills Boulevard Suite 250 Nashville, Tennessee 37215 Attention: President and Chief Executive Officer Facsimile: (615)296-6351

with copy to:	Ardent Health Services One Burton Hills Boulevard Suite 250 Nashville, Tennessee 37215 Attention: General Counsel Facsimile: (615)296-6384

If to Seller	c/o MedCath Corporation
10720 Sikes Place, Suite 300 Charlotte, NC 28277 Attention: Chief Financial Officer Facsimile: (704) 708-5035

with a copy to:	Moore and Van Allen PLLC 100 North Tryon Street Suite 4700 Charlotte, NC 28202 Attention: Hal A. Levinson, Esq. Facsimile: (704)331-1159

or to such other address, and to the attention of such other Person or officer as any party may designate.

12.12  Severability.  In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, and if the rights of Buyer and Seller under this Agreement will not be materially or adversely affected thereby, (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if the illegal, invalid or unenforceable provision had never compromised a part hereof; (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from; and (iv) in lieu of the illegal, invalid or unenforceable provision, there will be added automatically as a part of this agreement a legal, valid and enforceable provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible.

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12.13  No Inferences.  Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of, or against, either party shall be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

12.14  Divisions and Headings of this Agreement.  The divisions of this Agreement into articles, sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

12.15  No Third-Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of Seller and Buyer and their respective permitted successors or assigns, and it is not the intention of the parties to confer, and this Agreement shall not confer, third-party beneficiary rights upon any other Person.

12.16  Tax and Medicare Advice and Reliance.  Except as expressly provided in this Agreement, none of the parties (nor any of the parties’ respective counsel, accountants or other representatives) has made or is making any representations to any other party (or to any other party’s counsel, accountants or other representatives) concerning the consequences of the transactions contemplated hereby under applicable Tax related Laws or under the Laws governing the Medicare program. Each party has relied solely upon the Tax and Medicare advice of its own employees or of representatives engaged by such party and not on any such advice provided by any other party hereto.

12.17  Entire Agreement; Amendment.  This Agreement supersedes all previous Contracts (other than the Confidentiality Agreement) and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties representing the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statement or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto.

12.18  Seller’s Knowledge.  When used herein, the phrases “to Seller’s best knowledge and belief,” “to Seller’s knowledge” and “known” and similar references to Seller’s knowledge shall mean and refer to all matters with respect to which (a) Seller has received written notice or (b) the actual knowledge of its officers (or its Affiliate’s officers) listed on Schedule 12.18.

12.19  Multiple Counterparts.  This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument. The facsimile signature of any party to this Agreement or any Contract delivered in connection with the consummation of the transactions described herein or a PDF copy of the signature of any party to this Agreement or any Contract delivered in connection with the consummation of the transactions described herein delivered by electronic mail for purposes of execution or otherwise, is to be considered to have the same binding effect as the delivery of an original signature on an original Contract.

12.20  Disclaimer of Warranties.  Except as expressly set forth in Article 5 hereof, the Hospital and the Purchased Assets transferred to Buyer will be conveyed by Seller and accepted by Buyer in their physical condition as of the Effective Time, “AS IS, WHERE IS AND WITH ALL FAULTS, DEFECTS, IMPERFECTIONS, LIABILITIES AND NONCOMPLIANCE WITH LAWS,” WITH NO WARRANTY OF HABITABILITY OR FITNESS FOR HABITATION, with respect to the Real Property, and WITH NO WARRANTIES, INCLUDING, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, with respect to any personal property which is among the Purchased Assets, any and all of which warranties (both express and implied) Seller hereby disclaims. All of the Purchased Assets shall be further subject to normal wear and tear on the land, improvements and equipment in the ordinary course of business up to the Effective Time.

12.21  No Survival Period.  The parties intend to shorten the statute of limitations and agree that no claims or causes of action may be brought against Buyer or Seller based upon, directly or indirectly, any of the representations or warranties contained in this Agreement or any agreements contained in Article 6 or Article 7 after the Closing.

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12.22  Right to Seek Damages.  Either party shall be entitled to seek to recover damages and to recover damages from the other party hereto relating to or arising under this Agreement and the transactions contemplated hereby, subject to any limitations thereon set forth in Articles 11 or 12, if, but only if, any of the following is applicable:

(a) The claim is permitted under the terms of Section 11.2(b) or Section 11.16;

(b) The other party fails to fulfill its obligations under any covenant or other agreement set forth in this Agreement which by its terms is intended to be performed after Closing;

(c) In the case of Buyer, Seller fails to pay or satisfy Excluded Liabilities, and in the case of Seller, Buyer fails to pay or satisfy Assumed Liabilities, it being acknowledged that Seller shall retain liability for the Excluded Liabilities and covenants and agrees that Seller shall be solely responsible and liable therefore and, further, that Buyer shall not assume the Excluded Liabilities or any obligation or responsibility relating thereto; or

(d) In the case of Buyer, Seller fails to convey to Buyer at Closing good and marketable title to the Purchased Assets subject to no Encumbrances other than Permitted Encumbrances, provided, however, with respect to any matter relating to the Owned Real Property, Buyer may seek to recover damages and recover damages from Seller under this Agreement only if Buyer has first asserted (and used commercially reasonable efforts to recoup) its rights and remedies against the Title Company and the title insurance policy issued thereby with respect to the Owned Real Property.

12.23  Right to Take Limited Liability Company and Corporate Action.  Notwithstanding anything in this Agreement to the contrary, nothing herein shall prevent or limit, and Buyer shall not take actions to prevent or limit, (a) Seller at any time after the Effective Time from being dissolved or liquidated, making payments to its creditors or distributions to its members, otherwise terminating its existence and/or taking any other limited liability company act, in each case, as permitted by the New Mexico Limited Liability Company Act, or (b) MedCath Corporation and its Affiliates from engaging in or agreeing to a Change in Control Transaction or making payments to its creditors or distributions to its stockholders at any time or, after the Effective Time, from being dissolved or liquidated, and/ or otherwise terminating its existence, in each case, as permitted by the General Corporation Law of Delaware. This Section 12.23 is not intended to preclude, and shall not preclude, Buyer from exercising any rights and pursuing any remedies it might have under this Agreement. To this end, Buyer shall be entitled to initiate actions and proceedings and pursue claims against Seller and others in accordance with applicable law to enforce its rights and seek remedies available under this Agreement that are not satisfied by Seller or MedCath Corporation. Any action or proceeding initiated or commenced by Buyer against Seller or MedCath Corporation or their Affiliates asserting a right set forth in this Agreement shall not be deemed to be an action to prevent or limit Seller or MedCath Corporation or other Affiliates from being dissolved or liquidated.

12.24  Guarantee of Buyer’s Obligations.  Ardent Medical Services, Inc., as principal obligor and not merely as a surety, hereby unconditionally guarantees full, punctual and complete performance by Buyer of all of Buyer’s obligations under this Agreement and each of the Closing documents subject to the terms hereof and thereof and so undertakes to Seller that, if and whenever Buyer is in default, Ardent Medical Services, Inc. will on demand duly and promptly perform or procure the performance of Buyer’s obligations. The foregoing guarantee is a continuing guarantee and will remain in full force and effect until the obligations of Buyer under this Agreement have been duly performed or discharged and will continue to be effective or will be reinstated if any sum paid to Seller must be restored by Seller upon the bankruptcy, liquidation or reorganization of Buyer. Ardent Medical Services, Inc.’s obligations under this Section 12.24 shall not be affected or discharged in any way by any action or proceeding with respect to Buyer under any federal or state bankruptcy, insolvency or debtor relief laws. Notwithstanding the foregoing, the guaranty of Ardent Medical Services, Inc. shall terminate after Buyer’s payment of the Final Cash Purchase Price to Seller as provided for in Section 2.7 of this Agreement if any such payment is due in connection with the determination of such Final Cash Purchase Price.

* * *

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed in multiple originals by their authorized officers, all as of the date and year first above written.

BUYER:
LOVELACE HEALTH SYSTEM, INC.

By:	/s/ Ron Stern
Name:     Ron Stern

Title:	CFO

SELLER:
HEART HOSPITAL OF NEW MEXICO, LLC

By:	NM Hospital Management, LLC, its Manager

By:
Name:     O. Edwin French

Title:	Manager

GUARANTOR:

ARDENT MEDICAL SERVICES, INC.
a Delaware corporation

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed in multiple originals by their authorized officers, all as of the date and year first above written.

BUYER:
LOVELACE HEALTH SYSTEM, INC.

By:
Name:
Title:

SELLER:
HEART HOSPITAL OF NEW MEXICO, LLC

By:	NM Hospital Management, LLC, its Manager

By:
Name:     O. Edwin French

Title:	Manager

GUARANTOR;

ARDENT MEDICAL SERVICES, INC.
 a Delaware corporation

By:	/s/ Clint B. Adams
Name:     Clint B. Adams

Title:	CFO

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IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be executed in multiple originals by their authorized officers, all as of the date and year first above written.

BUYER:
LOVELACE HEALTH SYSTEM, INC.

By:
Name:
Title:

SELLER:
HEART HOSPITAL OF NEW MEXICO, LLC

By:	NM Hospital Management, LLC, its Manager

By:	/s/ O. Edwin French
Name:     O. Edwin French

Title:	Manager

GUARANTOR:

ARDENT MEDICAL SERVICES, INC.

a Delaware corporation

By:
Name:
Title:

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The undersigned hereby agree to be bound by the no-shop provisions set forth in Section 7.7 hereof and the non-compete restrictions set forth in Section 11.14 hereof, and also in the case of MedCath Corporation for purposes of Section 11.16 hereof:

NM Hospital Management, LLC
a North Carolina limited liability company

By:	/s/ O. Edwin French
Name:     O. Edwin French

Title:	Manager

MedCath Corporation
a Delaware corporation

By:	/s/ O. Edwin French
Name:     O. Edwin French

Title:	President & CEO

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EXECUTION COPY

EQUITY PURCHASE AGREEMENT
BY
AND
AMONG
AR-MED, LLC,
BRUCE MURPHY, M.D.,
MEDCATH OF LITTLE ROCK, L.L.C.,
MEDCATH OF ARKANSAS, LLC
AND MEDCATH FINANCE COMPANY, LLC
Dated as of May 6, 2011

i

ii

iii

EXECUTION COPY

EQUITY PURCHASE AGREEMENT

THIS EQUITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 6, 2011 by and among AR-MED, LLC, an Arkansas Limited Liability Company (“Buyer”), BRUCE MURPHY, M.D., a resident of Little Rock, Arkansas (“Dr. Murphy”), MEDCATH OF LITTLE ROCK, L.L.C., a North Carolina limited liability company (the “Company”), and MEDCATH OF ARKANSAS, LLC, a North Carolina limited liability company (“Seller”),

WITNESSETH

WHEREAS, Seller owns a 70.33% membership interest (“Equity Interest”) in the Company;

WHEREAS, the Company owns and operates Arkansas Heart Hospital located in Little Rock, Arkansas (the “Hospital”);

WHEREAS, MedCath Finance Company, LLC, a Delaware limited liability company (“Finco”) is an Affiliate of Seller and has made certain loans to the Company as evidenced by the Finco Loan Documents (as herein defined);

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of Seller’s Equity Interest upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, as part of the transactions contemplated by this Agreement, Buyer has agreed to cause the Company to pay in full at Closing (as herein defined) all amounts owed to Finco pursuant to the Finco Loan Documents; and

WHEREAS, Dr. Murphy is the majority owner of Buyer and has agreed to be jointly and severally liable with Buyer for all of Buyer’s obligations and liabilities arising under this Agreement.

NOW, THEREFORE, for and in consideration of the premises, and the agreements, covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and confessed, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1  Definitions.  As used herein the terms below shall have the following meanings:

“Affiliate” means, as to the Person in question, any Person that directly or indirectly controls, is controlled by, or is under common control with, the Person in question and any successors or assigns of such Person; and the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by Contract or otherwise; provided that, with respect to the Company and Seller, “Affiliate” shall not include any direct or indirect equityholder, officer or director of MC or MedCath or any member of the Company other than Seller.

“Agreement” means this Agreement, as amended or supplemented, together with all Exhibits and Schedules attached or delivered with respect hereto or expressly incorporated herein by reference.

“Allocation Schedule” has the meaning set forth in Section 2.8.

“Applicable Rate” means the “prime rate” as quoted in the “Money Rates” section of The Wall Street Journal on the Closing Date.

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“Approval” means any approval, authorization, consent, notice, qualification or registration, or any extension, modification, amendment or waiver of any of the foregoing, of or from, or any notice, statement, filing or other communication to be filed with or delivered to, any Governmental Entity.

“Available Cash” means (i) the amount of cash held by the Company as of the Closing Date; plus (ii) the amount of cash held by MedCath for the benefit of or due to the Company as of the Closing Date; plus (iii) the amount by which Net Working Capital as of the Closing Date exceeds the Target NWC, if applicable; less (iv) the amount by which Net Working Capital as of the Closing Date is less than the Target NWC, if applicable.

“Buyer” has the meaning set forth in the Preamble hereto.

“Buyer Termination Fee” has the meaning set forth in Section 12.3(a).

“CERCLA” has the meaning set forth in the definition of Environmental Laws.

“Change in Control Transaction” means (i) a transaction in which a Person is or becomes the beneficial owner, directly or indirectly, of securities of MC representing fifty percent (50%) or more of the total voting power represented by MC’s then outstanding voting securities; (ii) a merger or consolidation in which MC is a party and in which the equityholders of MC before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting equity interests of the Person that survives or results from such merger or consolidation; or (iii) a sale or disposition by MC or its Affiliates of all or substantially all of MC’s assets or those of its Affiliates existing as of the date hereof (excluding the Hospital) either to a single or multiple buyers thereof. Notwithstanding the foregoing, in no event shall the acquisition of voting securities by one or more Persons (even if such offering represents 50% or more of the total voting power represented by MC’s then outstanding voting securities) in a public offering constitute a Change in Control Transaction.

“Claim” means any action, cause of action, suit, debt due, sum of money, account, reckoning, bond, bill, specialty, covenant, contract, controversy, agreement, promise, variance, trespass, damage, judgment, extent, execution, demand, or chose in action whatsoever, in law or equity (including, without limitation, court costs, reasonable attorneys’ fees and other reasonable professional fees related to the defense of a potential or asserted Claim).

“Closing” has the meaning set forth in Section 3.1.

“Closing Balance Sheet” means the balance sheet of the Company as of the Closing Date. The Closing Balance Sheet shall be prepared in accordance with GAAP (as defined by purposes of this Agreement and consistent with the modifications set forth in Schedule 1.1A), applied on a basis consistent with past practices.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company” has the meaning set forth in the Preamble hereto.

“Confidentiality Agreement” has the meaning set forth in Section 13.8.

“Contract” means any binding written or oral contract, commitment, instrument, lease, or other arrangement or agreement.

“Effective Time” has the meaning set forth in Section 13.5.

“Encumbrance” means any claim, charge, easement, encumbrance, conditional sales agreement, right of first refusal, option, encroachment, security interest, mortgage, lien, pledge or restriction, whether imposed by Contract, Law, equity or otherwise.

“Environmental Laws” means all Laws relating to pollution or the environment, including the Comprehensive Environmental Recovery, Compensation, and Liability Act, as amended, 42 U.S.C.

2

§ 9601, et seq. (“CERCLA”); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq. (“RCRA”), the Clean Air Act, 42 U.S.C § 7401, et seq., the Occupational Safety and Health Act, 29 U.S.C. § 600, et seq. (“OSHA”), and all other Laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, pesticides, or industrial, infectious, toxic or hazardous substances or wastes into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the processing, generation, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, infectious, toxic, or hazardous substances or wastes.

“Equity Interest” has the meaning set forth in the recitals hereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excluded Contracts” has the meaning set forth in Section 11.8.

“Exhibits” means the exhibit(s) to this Agreement.

“Final Available Cash Calculation” means a calculation of the Available Cash as of the Closing Date.

“Final Equity Purchase Price” means an amount equal to (i) Seller’s Share of the total of (x) Seventy Three Million Dollars ($73,000,000), minus (y) the Finco Obligations, and further minus (z) the outstanding amount of Financing Obligations as of the Closing Date, plus (ii) Seller’s Share of Final Available Cash.

“Final NWC Calculation” means a calculation of the Net Working Capital as of the Closing Date. The Final NWC Calculation shall be prepared using the same policies, methodologies and assumptions used in connection with the preparation of the determination of Net Working Capital set forth on Schedule 1.1B. For the avoidance of doubt, the accounting policies, assumptions and methodologies used for determining the obsolescence of medical supplies inventory and the accrual of bad debt reserves shall be the same as used in connection with the preparation of the determination of Net Working Capital set forth on Schedule 1.1B.

“Financing Obligations” means the capital lease obligations of the Company under capital leases identified on Schedule 1.1C and the long term indebtedness of the Company outstanding under the loans identified on Schedule 1.1C.

“Finco” means MedCath Finance Company, LLC, a Delaware limited liability company, an entity affiliated with Seller which has made certain loans to the Company as evidenced by the Finco Loan Documents.

“Finco Loan Documents” means the loan agreement, promissory note, mortgage, deed of trust, security agreement and related documents documenting the Finco Obligations as listed on Schedule 1.1D.

“Finco Obligations” shall mean the aggregate amount of indebtedness of the Company (including, without limitation, current maturities thereof) outstanding under the Finco Loan Documents as identified on Schedule 1.1D in accordance with GAAP. The amount of Finco Obligations as of December 31, 2010 is set forth on Schedule 1.1D.

“Finco Obligations Payoff Amount” means the outstanding amount of principal and accrued but unpaid interest due to Finco under the Finco Loan Documents as of the Closing Date.

“FIRPTA” means the Foreign Investment Real Property Tax Act of 1980, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means United States generally accepted accounting principles and practices as in effect from time to time, as modified as described in Schedule 1.1A and applied by the Company consistently throughout the periods involved and in accordance with the Company’s prior practices and policies.

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“Government Programs” means the federal Medicare program, all applicable state Medicaid programs, TRICARE and their respective successor programs.

“Governmental Entity” means any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Hospital” has the meaning set forth in the recitals hereto.

“Indemnifiable Losses” means all losses, liabilities, damages, fines, penalties, interest, costs (including court costs and costs of appeal) and expenses (including reasonable attorneys’ fees and other fees of professionals and experts related to the defense of a potential or asserted Claim) actually incurred by an Indemnified Party.

“Indemnified Party” has the meaning set forth in Section 12.1(a).

“Indemnifying Parties” has the meaning set forth in Section 12.1(a).

“Intellectual Property” means any patents, trademarks, trade names, service marks, copyrights and any applications therefor.

“Interim Available Cash Calculation” means a calculation of the Available Cash as of the Interim Balance Sheet Date.

“Interim Balance Sheet” means the balance sheet of the Company as of the Interim Balance Sheet Date. The Interim Balance Sheet shall be prepared in accordance with GAAP (as defined by purposes of this Agreement and consistent with the modifications set forth in Schedule 1.1A), applied on a basis consistent with past practices date.

“Interim Balance Sheet Date” means the most recently ended calendar month prior to the Closing Date for which financial statements are available for the Company.

“Interim Equity Purchase Price” means an amount equal to (i) Seller’s Share of the total of (x) Seventy Three Million Dollars ($73,000,000), minus (y) the Finco Obligations, and further minus (z) the outstanding amount of Financing Obligations as of the Closing Date, plus (ii) Seller’s Share of Interim Available Cash.

“Interim NWC Calculation” means a calculation of the Net Working Capital as of the Interim Balance Sheet Date. The Interim NWC Calculation shall be prepared using the same methodologies and assumptions used in connection with the preparation of the determination of Net Working Capital set forth on Schedule 1.1B.

“Law” means any constitutional provision, statute, ordinance or other law, rule, regulation or order of any Governmental Entity.

“Management Rights” means the Seller’s rights under the Operating Agreement to manage the Company and to serve as, or to elect, managers of the Company.

“Material Adverse Effect” shall mean any fact, circumstance, event, change, effect, condition or occurrence that, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on the business, operations, property, financial condition or results of operations of the Company or the Hospital or their material assets, taken as a whole; provided, however, that any adverse effect arising out of, resulting from or attributable to any of the following shall not constitute or be deemed to contribute to a Material Adverse Effect, and otherwise shall not be taken into account in determining whether a Material Adverse Effect has occurred: (i) a fact, circumstance, event, change, effect or occurrence, or series of such items, to the extent affecting (A) global, national or regional economic, business, regulatory, market or political conditions or national or global financial markets, including changes in interest or exchange rates or (B) the healthcare industry generally, (ii) the negotiation, execution or the announcement of, or the performance of obligations under, this Agreement, the Schedules or the other documents contemplated by this Agreement or the consummation of the

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transactions contemplated hereby, (iii) any actions expressly permitted to be taken pursuant to this Agreement or taken with the specific written consent of or at the written request of Buyer, (iv) earthquakes, hurricanes, or other natural disasters or acts of God, (v) any hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any such hostilities, act of war, sabotage, terrorism or military actions, (vi) any failure to meet internal or published projections, estimates or forecasts of revenues, earnings, or other measures of financial or operating performance for any period or (vii) the implementation of the Patient Protection and Affordable Care Act, as in effect on the date of this Agreement.

“MC” means MedCath Corporation, a Delaware corporation.

“MedCath” means MedCath Incorporated, a North Carolina corporation.

“MedCath Plans” has the meaning set forth in Section 11.8.

“Medicaid” means Title XIX of the Social Security Act.

“Medicare” means Title XVIII of the Social Security Act.

“Net Working Capital” means, as of the date of determination, an amount equal to the following with respect to the Company, in each instance as determined in accordance with GAAP, consistently applied: (a) the sum of the amounts reflected in the entries (or line items) on the applicable balance sheet entitled (i) “Total Accounts Receivable”; (ii) “Medical Supplies Inventory”; and (iii) “Prepaid Expenses and Other Assets” less (b) the sum of all the amounts reflected in the entries (or line items) on the applicable balance entitled (i) “Accounts Payable” (but excluding, for avoidance of doubt, any amounts included within the Finco Obligations); (ii) “Accrued Salaries and Bonuses”; and (iii) “Other Accrued Liabilities”. For avoidance of doubt, the parties agree that the amounts reflected in the entries (or line items) on the applicable balance sheet entitled “Guaranteed Reserve Asset”, if applicable, and “Guaranteed Reserve Liability”, if applicable, shall not be considered in determining Net Working Capital. Net Working Capital shall be prepared in accordance with GAAP (except as provided in Schedule 1.1A), applied on a basis consistent with past practices using the same policies, methodologies and assumptions used in connection with the preparation of the determination of Net Working Capital set forth on Schedule 1.1B. The Net Working Capital as of December 31, 2010 is set forth on Schedule 1.1B.

“Operating Agreement” means the Operating Agreement of the Company as amended from time to time, but in the form in effect as of the date of this Agreement.

“OSHA” has the meaning set forth in the definition of Environmental Laws.

“Outside Date” has the meaning set forth in Section 11.1(a)(ii).

“Outstanding Expenses” has the meaning set forth in Section 9.6.

“Permit” means any license or permit required to be issued by any Governmental Entity.

“Person” means an association, a corporation, a limited liability company, an individual, a partnership, a limited liability partnership, a trust or any other entity or organization, including a Governmental Entity.

“Releasors” has the meaning set forth in Section 12.4.

“RCRA” has the meaning set forth in the definition of Environmental Laws.

“Schedules” means the disclosure schedules to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Seller” has the meaning set forth in the Preamble hereto.

“Seller’s Share” means 70.33%.

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“Seller’s Share of Final Available Cash” means Seller’s percentage ownership interest in the Company (70.33%) multiplied by the Final Available Cash Calculation.

“Seller’s Share of Interim Available Cash” means Seller’s percentage ownership interest in the Company (70.33%) multiplied by the Interim Available Cash Calculation.

“Short Period Return” has the meaning set forth in Section 11.5(b).

“Target NWC” means Net Working Capital (as defined herein) equal to Seven Million Dollars ($7,000,000).

“Taxes” means all federal, state, county and local income, franchise, margin, payroll, withholding, property, sales, use and all other taxes, penalties, interest and any other statutory additions.

“Total Payment” has the meaning set forth in Section 2.8.

“TRICARE” means the Department of Defense’s managed healthcare program for active duty military, active duty service families, retirees and their families and other beneficiaries.

1.2  Interpretation.  In this Agreement, unless the context otherwise requires:

(a) references to this Agreement are references to this Agreement and to the Exhibits and Schedules;

(b) references to Articles and Sections are references to articles and sections of this Agreement;

(c) references to any party to this Agreement shall include references to its respective successors and permitted assigns;

(d) references to a judgment shall include references to any order, writ, injunction, decree, determination or award of any court or tribunal or arbitrator in a binding arbitration;

(e) the terms “hereof,” “herein,” “hereby,” and derivative or similar words will refer to this entire Agreement;

(f) references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the parties from time to time;

(g) unless the context requires otherwise, references to any Law are references to that Law as of the Closing Date, and shall also refer to all rules and regulations promulgated thereunder;

(h) the word “including” (and all derivations thereof) shall mean including, without limitation;

(i) references to time are references to Central Standard or Daylight Savings time (as in effect on the applicable day) unless otherwise specified herein;

(j) the gender of all words herein include the masculine, feminine and neuter, and the number of all words herein include the singular and plural;

(k) provisions of this Agreement shall be interpreted in such a manner so as not to inequitably benefit or burden any party through “double counting” of assets or liabilities or failing to recognize benefits that may result from any matters that impose losses or burdens on any party, including in connection with the determination of the Final Equity Purchase Price and the calculation of losses on casualty claims;

(1) the terms “date hereof,” “date of this Agreement” and similar terms shall mean the date set forth in the opening paragraph of this Agreement, and if such date is left blank, the date when this Agreement is fully executed by all parties; and

(m) the section headings and subheadings in this Agreement and the Schedules are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or the express description of the Schedules.

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1.3  Schedules.  Buyer and Seller hereby acknowledge and agree as follows:

(a) the Schedules and any disclosures made in or by virtue of them are integral parts of this Agreement as if fully set forth in this Agreement and all statements appearing therein shall be deemed to be representations;

(b) the fact that any items of information are contained in the Schedules shall not be construed as an admission of liability under any applicable Law, or to mean that such information is required to be disclosed in or by this Agreement, or to mean that such information is material. Such information shall not be used as a basis for interpreting the terms “material,” “materially,” “materiality” or any similar qualification in the Agreement. Nothing in the Schedules constitutes an admission of any liability or obligation of Seller to any third party, nor an admission against Seller’s interest; and

(c) items disclosed on one particular Schedule relating to one section of this Agreement are deemed to be constructively disclosed or listed on other Schedules relating to other sections of this Agreement to the extent it is reasonably apparent on the face of such other Schedules that such disclosure is applicable to such other Schedules.

ARTICLE 2

SALE AND PURCHASE; PAYMENT OF FINCO OBLIGATIONS

2.1  Transfer of Equity Interest.  Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell and transfer the Equity Interest to Buyer, and Buyer shall purchase from Seller, the Equity Interest, free and clear of all Encumbrances, charges, claims, or restrictions of any type except as otherwise provided by this Agreement and Buyer shall assume all obligations and liabilities of Seller arising under the Operating Agreement.

2.2  [Intentionally omitted.]

2.3  Purchase Price for Equity Interest.  Subject to the terms and conditions hereof, in reliance on the representations and warranties herein set forth and as consideration for the sale and purchase of the Equity Interest Buyer shall pay to Seller an amount equal to the Final Equity Purchase Price. On the Closing Date, Buyer shall wire transfer an amount equal to the Interim Equity Purchase Price in immediately available federal funds to an account designated by Seller in writing at least two (2) days prior to Closing. The amount of the Interim Equity Purchase Price will be further and finally adjusted and settled after Closing as provided in Section 2.6 so that Seller is finally paid an amount equal to the Final Equity Purchase Price.

2.4  Payment for Finco Obligations.  Subject to the terms and conditions hereof, at the Closing, Buyer shall cause the Company to pay to Finco an amount equal to the Finco Obligations Payoff Amount. On the Closing Date, Buyer shall cause the Company to wire transfer an amount equal to the Finco Obligations Payoff Amount in immediately available federal funds to an account designated by Finco in writing at least two (2) days prior to Closing.

2.5  Interim Equity Purchase Price.  At least five (5) days prior to the Closing Date Seller shall deliver to Buyer (i) the Interim Balance Sheet, and (ii) the Interim NWC Calculation. Based upon such exchange of information, the parties shall determine, calculate, and agree, in writing, upon the Interim Equity Purchase Price.

2.6  Final Equity Purchase Price.  Not more than forty-five (45) days after the Closing Date, Seller shall deliver to Buyer (i) the Closing Balance Sheet, and (ii) the Final NWC Calculation. Subject to Section 2.7, based upon such exchange of information, the parties shall determine, calculate and agree, in writing, upon the Final Equity Purchase Price.

2.7  Dispute of Adjustments/Reconciliation of Final Equity Purchase Price.

Within thirty (30) days after the date on which Buyer has received the information to be provided by Seller pursuant to Section 2.6, Buyer shall, in a written notice to Seller, either accept or describe in reasonable

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detail any proposed adjustments to the calculations exchanged and the reasons therefor, and shall include pertinent calculations. If Buyer fails to deliver notice of acceptance or objection to such calculations within such thirty (30) day period, then Buyer shall be deemed to have accepted the calculations presented by Seller. In the event that Buyer and Seller are not able to agree on the Final Equity Purchase Price within thirty (30) days from and after the receipt by Seller of any objections raised by Buyer, Buyer and Seller shall each have the right to require that such disputed determination be submitted to such independent certified public accounting firm as Buyer and Seller may then mutually agree upon in writing for computation or verification in accordance with the provisions of this Agreement. The results of such accounting firm’s report shall be binding upon Buyer and Seller, and such accounting firm’s fees and expenses for each disputed determination shall be borne equally by the parties. Appropriate payment shall be made by Buyer or Seller, as appropriate, by wire transfer of immediately available federal funds promptly upon (and in all events within three (3) business days after) agreement between Seller and Buyer on the Final Equity Purchase Price or determination of the Final Equity Purchase Price in accordance with this Section as follows: either (i) Buyer shall pay Seller the amount by which the Final Equity Purchase Price exceeds the Interim Equity Purchase Price or (ii) Seller shall pay Buyer the amount by which the Interim Equity Purchase Price exceeds the Final Equity Purchase Price. At all reasonable times following delivery by Seller of the information and calculations required by Section 2.6, Seller shall make available to Buyer and its agents all books and records of Seller related to the determination of the Interim Equity Purchase Price and the Final Equity Purchase Price, including all accounting work papers and journal entries underlying the determination of the Interim Equity Purchase Price and the Final Equity Purchase Price or any component thereof. Any amounts due under this Section 2.7 shall bear interest from the Closing Date until paid at a rate equal to the Applicable Rate per annum.

2.8  Allocation of Total Payment.  The amounts paid by Buyer under Sections 2.3 and 2.4 (the “Total Payment”) shall be allocated in accordance with Code Section 1060, and in the manner set forth in Schedule 2.8 (the “Allocation Schedule”). Buyer and Seller agree that the Allocation Schedule shall reflect, or be amended to reflect, any post-closing adjustments determined under Article 2 or otherwise pursuant to this Agreement. Buyer and Seller shall, and shall cause their respective Affiliates to, (a) prepare and file all Tax returns (including amended Tax returns and claims for refund) in all respects and for all purposes in a manner consistent with the Allocation Schedule (and agreed amendments thereto) to the extent permitted by Law, and (b) take no position with respect to Taxes that is contrary to or inconsistent with the Allocation Schedule (and agreed amendments thereto), including in any audits or examinations by any taxing authority or any other proceeding. Buyer and Seller shall cooperate in the timely filing of any forms (including IRS Form 8594) with respect to such allocation, including any amendments to such forms required with respect to any adjustment to the Final Equity Purchase Price pursuant to the Agreement. If the allocation is disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify the other party hereto, and consult with such other party and keep it apprised of developments concerning the resolution of such dispute. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing without limitation.

ARTICLE 3

CLOSING

3.1  Closing.  Subject to the satisfaction or waiver by the appropriate party of all the conditions precedent to Closing specified in Articles 9 and 10, the consummation of the sale and purchase of the Equity Interest and the other transactions contemplated by and described in this Agreement (the “Closing”) shall take place at the offices of the Hospital in Little Rock, Arkansas, not later than the fifth (5th) business day after the conditions set forth in Articles 9 and 10 have been satisfied or waived or at such other date and/or at such other location as the parties hereto may mutually designate in writing (the “Closing Date”). The parties shall use commercially reasonable efforts to cause the conditions set forth in Articles 9 and 10 to be satisfied so that the Closing will occur on July 31, 2011; provided, however, that the transactions contemplated under this Agreement shall be effective as of the Effective Time.

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3.2  Actions of Buyer at Closing.  At the Closing and unless otherwise waived in writing by Seller, Buyer shall deliver to Seller, or cause to be delivered to Seller, the following:

(a) An amount equal to the Interim Equity Purchase Price by wire transfer of immediately available funds to an account designated by Seller;

(b) An amount equal to the Finco Obligations Payoff Amount by wire transfer of immediately available funds to an account designated by Finco;

(c) Copies of resolutions duly adopted by the members and managers (if any) of Buyer, authorizing and approving Buyer’s performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and of full force and effect as of Closing, by the appropriate representatives of Buyer;

(d) A certificate of Buyer certifying that the conditions set forth in Sections 9.1 and 9.3 have been satisfied;

(e) Certificates of incumbency for the respective members or representatives of Buyer executing this Agreement and any other document contemplated herein dated as of the Closing Date;

(f) Certificates of existence and good standing of Buyer from its state of organization dated the most recent practical date prior to Closing;

(g) An instrument of assumption duly executed by Buyer under which Buyer assumes all liabilities and obligations of Seller arising under or relating to the Management Rights;

(h) An executed instrument of assumption duly executed by Buyer under which Buyer assumes all liabilities and obligations of Seller arising under the Operating Agreement;

(i) One or more executed instruments of assumption duly executed by Buyer under which Buyer assumes all liabilities and obligations of Seller arising under the employee agreements which Buyer is required to assume pursuant to Section 11.2 herein; and

(j) Such other instruments and documents Seller reasonably deems necessary to effect the transactions contemplated hereby.

3.3  Actions of Seller at Closing.  At the Closing and unless otherwise waived in writing by Buyer, Seller shall deliver to Buyer the following:

(a) An executed instrument of assignment and assumption transferring the Equity Interest and the Management Rights to Buyer;

(b) An acknowledgment by Finco that all of the Finco Obligations have been fully paid and satisfied as a result of the completion of the Closing;

(c) Copies of resolutions duly adopted by Seller authorizing and approving Seller’s respective performances of the transactions contemplated hereby and the execution and delivery of this Agreement and the documents described herein, certified as true and in full force and effect as of Closing by the appropriate officers of Seller;

(d) Certificates of Seller certifying that the conditions set forth in Sections 10.1 and 10.3 have been satisfied;

(e) Certificates of incumbency for the officers of Seller executing this Agreement and any other document contemplated herein dated as of the Closing Date;

(f) Certificates of existence and good standing of Seller from its state of organization dated the most recent practical date prior to Closing;

(g) A FIRPTA certificate, executed by Seller, certifying Seller’s U.S. taxpayer identification number and that Seller is not a foreign Person, within the meaning of Section 1445 of the Code;

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(h) A complete copy of the Operating Agreement, including all amendments hereto, certified by an officer or other authorized representative of Seller to be a true, correct, and complete copy of the Operating Agreement as then in effect as of Closing;

(i) Complete copies of all employee agreements which Buyer is required to assume pursuant to Section 11.2 herein, including all amendments hereto, certified by an officer or other authorized representative of Seller to be true, correct, and complete copies of these employment agreement as then in effect as of Closing;

(j) A complete copy of the Confidentiality Agreement, dated as of April 30, 2010, which shall continue in full force and effect pursuant to Section 13.8 herein, certified by an officer or other authorized representative of Seller to be a true, correct, and complete copy of the Confidentiality Agreement as then in effect as of Closing; and

(k) Such other instruments and documents as Buyer reasonably deems necessary to effect the transactions contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

As of the date hereof and as of the Closing Date (except to the extent any of the following speaks as of a specific date, such as the date hereof), Buyer represents and warrants to Seller the following:

4.1  Organization, Qualification and Capacity.  Buyer is a limited liability company duly organized and validly existing in good standing under the Laws of the State of Arkansas. The execution and delivery by Buyer of this Agreement and the documents described herein, the performance by Buyer of its obligations under this Agreement and the documents described herein and the consummation by Buyer of the transactions contemplated by this Agreement and the documents described herein have been duly and validly authorized and approved by all necessary actions on the part of Buyer, none of which actions have been modified or rescinded and all of which actions remain in full force and effect.

4.2  Powers; Consents; Absence of Conflicts With Other Contracts.  The execution, delivery and performance of this Agreement and the documents described herein by Buyer and the consummation by Buyer of the transactions contemplated by this Agreement and documents described herein, as applicable:

(a) are not in contravention or violation of the terms of the certificate of incorporation, limited partnership agreement, operating agreement or similar governing document of Buyer;

(b) will not conflict in any material respect with, nor result in any material breach or contravention of, any material Contract to which Buyer is a party or by which Buyer is bound.

4.3  Binding Agreement.  This Agreement and all documents to which Buyer or any of its Affiliates will become a party hereunder are and will constitute the valid and legally binding obligations of Buyer and/or such Affiliates and are and will be enforceable against it in accordance with the respective terms hereof or thereof, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other Laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity.

4.4  Litigation.  There is no claim, action, suit, proceeding or investigation pending or, to the knowledge of Buyer, threatened in writing against or affecting Buyer that has or would reasonably be expected to have a material adverse effect on the ability of Buyer to perform this Agreement or any aspect of the transactions contemplated hereby.

4.5  Buyer Acknowledgements.

(a) Buyer has: (i) such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement, including the purchase of the Equity Interest; (ii) the ability to bear the economic risk in connection with the

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consummation of the transactions contemplated by this Agreement, including a complete loss of future revenue related to the Equity Interest; and (iii) been furnished with and has had access to such information as it has considered necessary to make a determination to execute, deliver and perform its obligations hereunder.

(b) The decision of Buyer, whose majority owner is currently an investor and a manager of the Company and who is involved in the operations of the Hospital and the Company and has full knowledge of the financial performance of the Hospital and the Company, to purchase the Equity Interest has been (i) made voluntarily and of its own accord, based upon, (A) the extensive knowledge and experience of Buyer in financial and business matters relating to owning and operating general acute care hospitals, (B) consultations with advisors of Buyer, and (C) its investigation of the business, assets, risks and prospects of the Company and (ii) made without relying on any statement (whether oral or written), or any representation or warranty of, Seller, or any of its Affiliates, officer or director of Seller, other than the representations and warranties expressly contained in this Agreement and the other Contracts executed at the Closing in connection herewith. As of the date hereof, Buyer has no knowledge of any facts or circumstances which constitute or are reasonably likely to constitute a breach of the representations and warranties of Seller set forth in Article 5 of this Agreement.

(c) Buyer is acquiring the Equity Interest for its own account and not with a view to its distribution within the meaning of the Securities Act.

4.6  No Other Representations and Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 4 (INCLUDING THE SCHEDULES), BUYER MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND BUYER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

ARTICLE 4-B

REPRESENTATIONS AND WARRANTIES OF DR. MURPHY

As of the date hereof and as of the Closing Date (except to the extent any of the following speaks as of a specific date, such as the date hereof), Dr. Murphy represents and warrants to Seller the following:

4.1-B  Financial Statements of Dr. Murphy.

(a) Schedule 4.1-B hereto contains the financial statements and financial information of Dr. Murphy dated as of March 31, 2011 (collectively, the “Murphy Financial Information”). The Murphy Financial Information is true and correct and fairly represents the complete and full financial position and condition of Dr. Murphy.

(b) Except as disclosed in the Murphy Financial Information, Dr. Murphy has no material liabilities, no liens, mortgages, security interests or encumbrances on his assets, and there is no litigation, proceedings or claims pending or threatened against him other than liabilities that were incurred after March 31, 2011 in the ordinary course of business none of which are material in nature.

4.2-B  No Other Representations and Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 4-B (INCLUDING THE SCHEDULES), DR. MURPHY MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND DR. MURPHY HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

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ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLER

As of the date hereof and as of the Closing Date (except to the extent any of the following speaks as of a specific date, such as the date hereof), Seller represents and warrants to Buyer the following:

5.1  Organization, Qualification and Capacity of Seller.  Seller is a limited liability company duly organized and in existence under the Laws of the State of North Carolina. Except as set forth on Schedule 5.1, the execution and delivery by Seller of this Agreement and the documents described herein, the performance by Seller of its obligations under this Agreement and the documents described herein and the consummation by Seller of the transactions contemplated by this Agreement and the documents described herein have been duly and validly authorized and approved by all necessary corporate actions on the part of Seller, none of which actions have been modified or rescinded and all of which actions remain in full force and effect.

5.2  Ownership of Equity Interest.  Except as set forth on Schedule 5.2, Seller is, and will be on the Closing Date, the record and beneficial owner and holder of the Equity Interest, free and clear of all Encumbrances, charges, claims, or restrictions of any type and on the Closing Date Seller will transfer the Equity Interest to Buyer free and clear of all Encumbrances, charges, claims, or restrictions of any type. Seller owns 70.33% of the total of all outstanding membership interests in the Company, and the conveyance of Seller’s Equity Interest is intended to, and will, convey to Buyer all of Seller’s equity ownership in the Company. Seller’s Equity Interest has been duly authorized and validly issued.

5.3  Powers; Absence of Conflicts with other Contracts.  The execution, delivery and performance of this Agreement and the documents described herein by Seller of the transactions contemplated by this Agreement and documents described herein, as applicable:

(a) are not in contravention or violation of the terms of the operating agreement of Seller or the Operating Agreement; and

(b) will not conflict in any material respect with, nor result in any material breach or contravention of, any material Contract to which Seller is a party or by which Seller is bound.

5.4  Binding Agreement.  This Agreement and all documents to which Seller will become a party hereunder are and will constitute the valid and legally binding obligations of Seller and are and will be enforceable against it in accordance with the respective terms hereof or thereof, except as enforceability may be restricted, limited or delayed by applicable bankruptcy or other Laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity.

5.5  Access to Records Related to Certain Liabilities and Contracts.  The following documentation is maintained in the Company’s files, books and records: (a) documentation or records related to the Company’s current debts for borrowed monies, (b) Contracts to which Company is a party related to the lease of equipment, and (c) Contracts to which Company is a party and under which Company has an outstanding obligation of Two Hundred and Fifty Thousand Dollars ($250,000) or more.

5.6  No Other Representations and Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE 5 (INCLUDING THE SCHEDULES), BUYER IS PURCHASING THE EQUITY INTEREST “AS IS” AND “WHERE IS” AND SELLER MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND SELLER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE HOSPITAL, THE COMPANY, THE SELLER OR ITS AFFILIATES OR THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

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ARTICLE 6

[INTENTIONALLY OMITTED.]

ARTICLE 7

COVENANTS OF BUYER

7.1  Notification of Certain Matters.  At any time from the date of this Agreement to the Closing Date, Buyer shall give prompt written notice to Seller of (i) the occurrence, or failure to occur, of any event that has caused any representation or warranty of Buyer contained in this Agreement to be untrue in any material respect and (ii) any failure of Buyer to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Such notice shall provide a reasonably detailed description of the relevant circumstances.

7.2  Approvals.  Between the date of this Agreement and the Closing Date, Buyer will (a) take all reasonable steps to obtain, as promptly as practicable, (i) all Approvals and Permits of any Governmental Entities required of either party to consummate the transactions contemplated by this Agreement, and (ii) any and all necessary consents of any counterparties to Contracts with the Company whose consent to the transactions contemplated under this Agreement is required under the terms of such Contract, provided that obtaining any such consents shall not be a condition to Closing and (b) provide such other information, notification, and communications to any Governmental Entity as may be required or reasonably requested of Buyer, the Company or the Hospital.

ARTICLE 8

COVENANTS OF SELLER

8.1  Information.

(1) Between the date of this Agreement and the Closing Date, to the extent permitted by Law, Seller shall cause the Company to afford to the authorized representatives and agents of Buyer reasonable access to and the right to inspect the books and records of the Company, and to furnish Buyer with such additional financial and operating data and other information as to the business, and access to the assets, of the Company as Buyer may from time to time reasonably request and cause Finco to afford to the authorized representatives and agents of Buyer reasonable access to and the right to inspect the books and records of Finco relating to the Finco Obligations. The right of access of Buyer shall be made in such a manner as not to interfere unreasonably with the operation of the Hospital or the Company’s assets.

(2) Notwithstanding the foregoing, Buyer understands that (i) Seller will reasonably establish procedures in order to protect documents and information of the Company deemed by Seller in good faith to be market sensitive or competitive in nature, including without limitation pricing information related to managed care contracts and (ii) Seller shall not be obligated to generate or produce information in any prescribed format not customarily produced by Seller.

8.2  Notification of Certain Matters.  At any time from the date of this Agreement to the Closing Date, Seller shall give prompt written notice to Buyer of (i) the occurrence, or failure to occur, of any event that has caused any representation or warranty of Seller or Finco contained in this Agreement to be untrue in any material respect and (ii) any failure of Seller to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Such notice shall provide a reasonably detailed description of the relevant circumstances.

8.3  No-Shop Clause.  From and after the date of the execution and delivery of this Agreement by Seller until the earlier of Closing or the termination of this Agreement, Seller shall not (and will not permit any Affiliate or any other Person acting for or on behalf of Seller or any of its Affiliates to), without the prior written consent of Buyer (i) offer for lease or sale the Company’s material assets (or any material portion thereof) or any ownership interest in any entity owning any of the Company’s material assets or any interest in the Finco Obligations; (ii) solicit offers to lease or buy all or any material portion of the Company’s assets or

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any ownership interest in any entity owning any of the Company’s material assets or any interest in the Finco Obligations; (iii) hold discussions with any party (other than Buyer) looking toward such an offer or solicitation or looking toward a merger or consolidation of the Company or sale or assignment of the Finco Obligations; (iv) enter into any agreement with any party (other than Buyer) with respect to the lease, sale or other disposition of the Company’s material assets (or any material portion thereof) or any ownership interest in the Company or with respect to any merger, consolidation or similar transaction involving the Company or any interest in the Finco Obligations; or (v) furnish or cause to be furnished any information with respect to the Company or its assets to any Person that Seller or such Affiliate or any such Person acting for or on their behalf knows or has reason to believe is in the process of considering any such acquisition, merger, consolidation, combination or reorganization, provided the foregoing shall not prevent MC or Persons acting for or on its behalf from including any information it deems required by Law in any of its filings with the Securities and Exchange Commission. Nothing in this Section 8.3, however, shall apply to or otherwise restrict any actions, negotiations or agreements in respect of any transaction involving a sale of equity, merger, combination, a sale of all or substantially all of its assets or similar transaction involving MC or its Affiliates and any other Person.

8.4  Agreement to Cooperate with Buyer in Arranging for Financing.  Seller, at no out-of-pocket cost or expense, agrees to reasonably cooperate with Buyer as necessary for Buyer to arrange for financing in connection with the consummation of the transactions contemplated by this Agreement, provided that obtaining such financing is not a condition to Buyer’s obligation to consummate the transactions contemplated by this Agreement.

ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

The obligations of Seller hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by Seller:

9.1  Compliance With Covenants.  Buyer shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date; provided that this condition will be deemed to be satisfied unless both (i) Buyer was given written notice of such failure to perform or comply and did not or could not cure such failure to perform or comply within fifteen (15) days after receipt of such notice and (ii) the respects in which such covenants and obligations have not been performed have had a material adverse effect on the ability of Buyer to timely consummate the transactions described herein.

9.2  Action/Proceeding.  No court or any other Governmental Entity shall have issued an order restraining or prohibiting the transactions herein contemplated; and no Governmental Entity with jurisdiction over the Company or the Hospital shall have commenced or threatened in writing to commence any action or suit before any court of competent jurisdiction or other Governmental Entity that seeks to restrain or prohibit the consummation of the transactions herein contemplated.

9.3  Representations and Warranties.  The representations and warranties of Buyer and Dr. Murphy contained in this Agreement that are qualified by any type of materiality standard shall be true in all respects, and the representations and warranties of Buyer and Dr. Murphy that are not so qualified shall be true in all material respects, when made and as of the Closing Date, as though such representations and warranties had been made as of the Closing Date (unless made only as of a specific date in which case they shall be true as of such date); provided, however, that this condition will be deemed to be satisfied unless any breaches of representations and warranties by Buyer or Dr. Murphy have had a material adverse effect on the ability of Buyer to timely consummate the transactions described herein.

9.4  Approvals.

(a) MC shall have obtained any approvals of the shareholders of MC which it has determined in its sole discretion are required under the Delaware General Corporation Law for MC to authorize Seller to

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consummate the transactions contemplated under this Agreement, which approval may be subject to the shareholders of MC approving one or more additional transactions, together with the transactions contemplated under this Agreement, as a whole or as a group in order to approve the transactions contemplated under this Agreement.

(b) Seller shall have obtained any consents or approvals from the Board of the Company or the Company’s members other than Seller, which consents or approvals Seller is required to obtain in order to consummate the transactions contemplated under this Agreement.

9.5  [Intentionally omitted.]

9.6  Amounts Due to Seller or MedCath.  The Company shall have paid to Seller or MedCath, as appropriate, an amount equal to (a) all amounts of management fees and related expenses due from the Company to Seller or MedCath, (b) all amounts of unreimbursed costs and expenses of any type or nature advanced or paid by Seller or MedCath on behalf or for the benefit of the Company, in both cases with respect to the period through and including the Closing Date (collectively, the “Outstanding Expenses”) and (c) any unpaid guarantee fee incurred by Members of the Company under the terms of Section 5.16 of the Operating Agreement.

ARTICLE 10

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

The obligations of Buyer hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions unless waived in writing by Buyer:

10.1  Compliance with Covenants.  Seller shall have in all material respects performed all their respective obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by either of them at or prior to the Closing Date; provided that this condition will be deemed to be satisfied unless both (i) Seller each were given written notice of such failure to perform or comply and each of them did not or could not cure such failure to perform or comply within fifteen (15) days after receipt of such notice and (ii) the respects in which such covenants and obligations have not been performed have had a material adverse effect on the ability of either Seller to timely consummate the transactions described herein.

10.2  Action/Proceeding.  No court or any other Governmental Entity shall have issued an order restraining or prohibiting the transactions herein contemplated; and no Governmental Entity with jurisdiction over the Company or the Hospital shall have commenced or threatened in writing to commence any action or suit before any court of competent jurisdiction or other Governmental Entity that seeks to restrain or prohibit the consummation of the transactions herein contemplated or otherwise seeks a remedy which would materially and adversely affect the ability of Buyer to purchase or own the Equity Interest or satisfy and pay in full the Finco Obligations.

10.3  Representations and Warranties.  All representations and warranties of Seller contained in this Agreement that are qualified by any type of materiality standard shall be true in all respects, and all other representations and warranties of Seller that are not so qualified shall be true in all material respects, when made and as of the Closing Date, as though such representations and warranties had been made as of the Closing Date (unless made only as of a specific date in which case they shall be true as of such date); provided, however, that this condition will deemed to be satisfied unless any breaches of such representations or warranties individually or in the aggregate have had or are reasonably likely to have a Material Adverse Effect. In the event that there are breaches of representations and warranties made by Seller hereunder that have not had or are not reasonably likely to have a Material Adverse Effect (i) Buyer shall not be excused from performance hereunder as a result of such breaches and shall be obligated to complete the transaction described herein, and (ii) Buyer shall not assert the breach of such representations and warranties as a basis for not consummating the transaction contemplated by this Agreement.

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ARTICLE 11

ADDITIONAL AGREEMENTS

11.1  Termination Prior to Closing.

(a) Notwithstanding anything in this Agreement to the contrary, this Agreement and the transactions contemplated by this Agreement may not be terminated, except prior to Closing as follows:

(i) by mutual consent in writing of Seller and Buyer;

(ii) by Buyer, on the one hand, or Seller, on the other hand, at any time after July 31, 2011 (the “Outside Date”), if the Closing has not occurred by such date subject however to the right of Buyer or Seller to extend the Outside Date as set forth below; provided, that the right to terminate this Agreement under this Section 11.1 (a)(ii) is not available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by such date, provided further, that if the Closing has not occurred due to or related to either (x) the conditions set forth in Sections 9.2 or 10.2 not having been satisfied or (y) because MC shall not have obtained any approvals of the shareholders of MC which it has determined in its reasonable discretion are required under the Delaware General Corporation Law for MC to authorize Seller to consummate the transactions contemplated under this Agreement, then in either of such events, Buyer or Seller may elect, by providing written notice to the other party hereto, to extend the Outside Date to August 31, 2011, provided that the right to so extend under this Section 11.1 (a)(ii) is not available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by July 31, 2011.

(iii) by Seller if Buyer or Dr. Murphy breach in any material respect any of the representations, warranties, covenants or other agreements of Buyer or Dr. Murphy contained in this Agreement, which would give rise to the failure of a condition set forth in Section 9.1, which breach cannot be or has not been cured within fifteen (15) days after the giving of written notice by Seller to Buyer or Dr. Murphy as the applicable specifying such breach;

(iv) by Buyer if Seller breaches in any material respect any of the representations, warranties, covenants or other agreements of Seller contained in this Agreement, which would give rise to the failure of a condition set forth in Section 10.1, which breach cannot be or has not been cured within fifteen (15) days after the giving of written notice by Buyer to Seller specifying such breach; or

(v) by Buyer or Seller, if any court or any other Governmental Entity issues an order restraining or prohibiting such party from consummating the sale and purchase of the Equity Interest or the full payment of the Finco Obligations as provided herein and such order becomes final and non-appealable.

(b) In the event that this Agreement is terminated pursuant to Section 11.1 (a), all further obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided that (x) nothing in this Section 11.1 shall relieve Seller or Buyer, Company and Dr. Murphy of any liability for an intentional breach of any covenant in this Agreement prior to the date of termination, (y) Buyer shall be entitled to seek the remedy of specific performance as set forth in Section 12.2, and (z) Seller shall be entitled to the Buyer Termination Fee as set forth in Section 12.3.

11.2  Assignment of Employment Agreements.  Prior to the Closing, Seller shall cause the employment of the employees listed on Schedule 11.2 to be transferred and the employment agreements between MedCath and such employees listed on Schedule 11.2 to be assigned to and assumed by the Company.

11.3  Buyer Preservation and Seller Access to Records After the Closing.

(a) After the Closing, Buyer shall keep and preserve in their original form all medical and other records of the Company existing as of the Closing for such period as required by applicable Law, or, if applicable Law does not impose a specific requirement for the time of retention, for a period of at least three (3) years following the Closing Date. For purposes of this Agreement, the term “records” includes all documents, electronic data and other compilations of information in any form, including without limitation financial and

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Tax records. Buyer acknowledges that as a result of entering into this Agreement and operating the Hospital it and its Affiliates will gain access to patient and other information which is subject to rules and regulations regarding confidentiality. Buyer shall abide by any such rules and regulations relating to the confidential information that it acquires. Buyer shall maintain the patient records held at the Hospital or delivered to Buyer at Closing at the Hospital after Closing in accordance with applicable Law (including, if applicable, Section 1861(v)(i)(I) of the Social Security Act (42 U.S.C. § 1395(V)(l)(i)), and requirements of relevant insurance carriers, all in a manner consistent with the maintenance of patient records generated at the Hospital after Closing. Upon reasonable notice, during normal business hours and upon the receipt by Buyer of appropriate consents and authorizations, Buyer shall afford to representatives of Seller, including its counsel and accountants, full, complete and timely access to, and the right to make copies of, the records of the Company (including access to patient records in respect of patients treated by Affiliates of Seller at the Hospital) including providing a reasonable location within the Hospital to conduct its review of such records; provided, however, that no consents or authorizations shall be necessary with respect to the Company’s financial records and Tax records necessary for Seller to prepare financial statements, cost reports and Tax returns. In addition, Seller shall be entitled to remove from the Hospital any such patient records, but only for purposes of pending litigation involving a patient to whom such records refer, as certified in writing prior to removal by counsel retained by Seller in connection with such litigation. Any patient records so removed from the Hospital shall be promptly returned to the Company following its use by Seller.

(b) Without limitation to Buyer’s indemnification obligations under Article 12 of this Agreement, Buyer shall reasonably cooperate with Seller and its insurance carriers at Buyer’s expense in connection with the defense of claims made by third parties against Seller in respect of alleged events occurring while Seller owned an interest in the Company. Such cooperation shall include, without limitation, making all of Buyer’s employees reasonably available for interviews, depositions, hearings and trial; and making all of Buyer’s employees reasonably available to assist in the securing and giving of evidence and in obtaining the presence and cooperation of witnesses, all of which shall be done without payment of any fees or expenses to Buyer or its employees or the payment of any of Buyer’s internal expenses. In addition, Seller shall be entitled to remove from the Hospital any records, but only for purposes of pending litigation involving the Person to whom such records refer, as certified in writing prior to removal by counsel retained by Seller in connection with such litigation. Any records so removed from the Hospital shall be promptly returned to Buyer following their use by Seller.

11.4  Reproduction of Documents.  This Agreement and all documents relating hereto, including (i) consents, waivers and modifications which may hereafter be executed, (ii) the documents delivered at the Closing, and (iii) financial statements, certificates and other information previously or hereafter furnished to Seller or Buyer, may, subject to the provisions of Section 13.8, be reproduced by Seller and by Buyer by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Seller and Buyer may destroy any original documents so reproduced. Seller and Buyer agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial, arbitral or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Seller or Buyer in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

11.5  Tax Matters.

(a) Following the Closing, the parties shall cooperate fully with each other and shall provide to the other, as reasonably requested by and at the expense of the requesting party, all information, records or documents relating to Tax liabilities of the requesting party for all periods ending on or prior to the Closing and shall preserve all such information, records and documents (to the extent a part of the assets exchanged and delivered at Closing) at least until the expiration of any applicable statute of limitations or extensions thereof; provided, that neither party shall be required to provide any of its income Tax returns (or supporting materials including working papers and Tax provisions) or those of any Affiliate.

(b) Buyer shall cause the Company to file two (2) short period income tax returns for the tax year of the Company during which the Closing occurs (each, a “Short Period Return”). The first short period shall end on

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the date of the Closing, and the second short period shall start on the day after the date of the Closing. If the Closing occurs on the last day of a calendar month, Buyer shall to the extent appropriate file such Short Period Returns based on the information obtained from the normal month end closing of the books by the Company. If the Closing occurs on a day other than the last day of a calendar month, Buyer shall use the information (to the extent appropriate) from normal month end closing of the books by the Company for the previous calendar month and adopt a reasonable method of allocating the income of the calendar month of the Closing between the Short Period Returns. Seller shall have the right to review and reasonably approve the Short Period Return for the period ending on the date of the Closing in advance of filing.

11.6  Change of Name.  On or before the Closing Date, the Company shall amend its Articles of Organization and take all other actions necessary to change its name to one that does not include “MedCath” or any name that is sufficiently similar thereto so as to potentially cause confusion. From and after the Closing Date, Company shall make no further use of (i) the name “MedCath”, or (ii) any other names that are sufficiently similar to “MedCath” so as to potentially cause confusion.

11.7  Insurance.  As of the Effective Time, Seller shall cause the Company to be removed as either a named insured or beneficiary under each of the insurance policies listed on Schedule 11.7 and Buyer shall obtain, or cause the Company to obtain at Buyer’s expense, any and all insurance policies necessary to cover the ownership and operation of the Company and the Hospital.

11.8  Cessation of Contractual Benefits and Withdrawal from MedCath Employee Benefit Plans; Transfer to New Company Plans.

(a) As of the Effective Time, the Hospital shall no longer receive benefits (or have any obligations) arising out of certain Contracts between (i) MC, MedCath, Seller their Affiliates and/or the Company and (ii) certain third parties. Such Contracts that are material to the Company are all group Contracts entered into by MedCath or MC for the benefit of the Company and one or more Affiliates of Seller, and are those specific Contracts listed on Schedule 11.8(a) (collectively, the “Excluded Contracts”). As of the Effective Time, the Company shall withdraw from and cease to be a participating employer under the employee benefit plans listed on Schedule 11.8(b) (the “MedCath Plans”), and the employees of the Company shall cease to accrue further benefits and shall cease to be active participants under the MedCath Plans.

(b) Buyer shall cause the Company to adopt and establish effective immediately after the Effective Time a defined contribution plan with a cash of deferred arrangement within the meaning of Section 401(k) of the Code intended to be qualified under Section 401(a) of the Code and a related trust exempt from taxation under Section 501(a) of the Code (the “Company 401(k) Plan). The Company 401(k) Plan shall benefit Hospital employees currently covered by the MedCath Incorporated 401(k) Profit Sharing Plan and Trust (the “MedCath 401(k)Plan”).

(c) Before the expiration of the applicable remedial amendment period under Section 401(b) of the Code, Buyer shall cause the Company to file for and make commercially reasonable efforts to obtain a determination from the Internal Revenue Service that the Company 401(k) Plan and related trust are qualified and exempt from taxation within the meaning of Sections 401(a) and 501(a) of the Code, respectively.

(d) As soon as practicable after the Closing, MedCath or MC, as the case may be, shall transfer, or cause to be transferred, in a trust to trust transfer in accordance with Section 414(1) of the Code, the account balances (assets and liabilities) of the Hospital employees currently covered by the MedCath 401(k) Plan from the MedCath 401(k) Plan and any related trusts to the Company 401(k) Plan and its related trust. All assets shall be transferred from the MedCath 401(k) Plan to the Company 401(k) Plan in cash except any participant loan notes with respect to the Hospital employees shall be transferred in kind.”

11.9  Payment of Additional Outstanding Expenses.  To the extent any Outstanding Expenses are not known or paid as of the Closing Date under Section 9.6, then Buyer shall cause all such amounts to be promptly paid to Seller after Closing upon Seller’s request therefore accompanied by reasonable supporting documentation.

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ARTICLE 12

INDEMNIFICATION; LIMITATION ON DAMAGES

12.1  Indemnification.

(a) From and after the Closing, Buyer, Dr. Murphy, and the Company (collectively, the “Indemnifying Parties”) shall jointly and severally indemnify and hold harmless MedCath, MC, Seller and its Affiliates, and their respective officers directors, principals, attorneys, agents, employees or other representatives (each, an “Indemnified Party”) from and against any Indemnifiable Losses relating to or arising out of (i) any breach of any representation or warranty of the Buyer or Dr. Murphy in Article 4 or Article 4-B, (ii) the failure by the Buyer to perform any covenant or agreement in this Agreement, or (iii) any liability or obligation, whether known, contingent or unknown, of any type or nature, whether now existing or arising after Closing, relating to the Company or the Hospital or relating to or arising out of the ownership, management or operations of the Company prior to, on or after the Closing Date, including without limitation any liability or obligation, relating to or arising out of (A) current liabilities, accounts payable and long-term liabilities of the Company or the Hospital, (B) any Contract to which the Company or the Hospital was, is or will be a party, (C) any act or omission of the Company or the Hospital, including without limitation any malpractice or general liability claim, (D) the Intellectual Property rights of the Company or any Intellectual Property rights of any third party to the extent licensed by or through the Company or the Hospital, (E) reimbursement by Government Programs or other third party payors for goods and services provided by the Company or the Hospital or any other matters relating to Government Programs or other third party payors, (F) federal, state or local investigations of, or claims or actions against, the Company or the Hospital, including without limitation any investigations, claims or actions in connection with the ongoing investigation relating to Implantable Cardioverter Defibrilators, (G) cost reports filed by the Company or the Hospital with Medicare either before or after Closing, (H) any actual or alleged violation of, or non-compliance with, any Law by the Company or the Hospital relating to or arising from the ownership, management or operations of the Company or the Hospital or by Seller or its Affiliates, including without limitation any Environmental Laws, whether existing or occurring, or alleged to exist or occur, prior to or after Closing, (I) any civil or criminal obligation, liability or litigation accruing, arising out of, or relating to any acts or omissions of the Company, the Hospital, Seller, Seller’s Affiliates or their respective officers, directors, employees or agents relating to or arising from the ownership, management or operation of the Company or the Hospital (for purposes of clarification, the scope of this subsection (I) for which indemnification is required from the Indemnifying Parties does not include unrelated claims if made by a stockholder of MC against MC), (J) former, current or future employees of the Company or the Hospital, including without limitation claims related to severance, worker’s compensation, unemployment compensation, employee health and welfare benefit plans, wages and benefits, ERISA or violations of Laws adopted by the United States Equal Employment Opportunity Commission, or (K) any obligation or liability of the Company or the Hospital with respect to Taxes or Tax returns due either before or after Closing, including without limitation Taxes which may arise upon consummation of the transactions contemplated under this Agreement other than Taxes due from Seller with respect to its income arising from the sale of its Equity Interest to Buyer. The obligations to indemnify Seller and its Affiliates under this Article 12 shall survive the Closing.

(b) If any claim or liability is asserted in writing against an Indemnified Party which would give rise to a claim under this Section 12.1, the Indemnified Party shall notify Buyer in writing of the same within ten (10) business days of receipt of such written assertion of a claim or liability; provided, however, that the failure to provide such notice as so indicated shall not affect the Indemnifying Parties’ obligation to indemnify and the Indemnifying Parties shall have no remedy by reason of such failure except to the extent of any actual prejudice resulting from such delay. The Indemnified Party shall have the right to elect to either, at the Indemnifying Parties’ sole cost, (i) defend any such claim, select the counsel and any other professionals or experts, subject to Buyer’s approval which shall not be unreasonably withheld, conditioned or delayed, and control the defense, settlement and prosecution of any litigation or (ii) require that the Indemnifying Parties undertake the defense of such claim and take such other actions described in subsection (i), above, on behalf of the Indemnified Party using counsel and any other professionals or experts approved in writing by Seller, which shall not be unreasonably withheld, conditioned or delayed. The parties hereby agree that neither party shall be required to obtain the consent of the other party prior to engaging Moore & Van Allen, PLLC or

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Reed Smith to defend a claim under this Section 12.1. In the event the Indemnifying Parties undertake the defense of a claim upon the request of an Indemnified Party under subsection (ii), above, such claim shall not be compromised or settled without the consent of the Indemnified Party.

(c) The Indemnified Party and Indemnifying Parties shall cooperate in all reasonable respects, at the expense of the Indemnifying Parties, in the investigation, trial and defense of any lawsuit or action that may be subject to this Section 12.1, any appeal arising therefrom and any notifications to insurers.

12.2  Specific Performance by Seller.  Notwithstanding the right of Buyer to terminate this Agreement pursuant to Section 11.1(a), in the event of a breach by Seller of its obligation to consummate the transactions contemplated by this Agreement or a breach by Seller of a covenant prior to or following the Closing, Buyer shall be entitled to specific performance to force Seller to consummate the transactions contemplated by this Agreement or to enforce the covenant, such relief to be without the necessity of posting a bond, cash or otherwise (unless required by applicable Law).

12.3  Seller’s Remedies upon Buyer’s Material Breach of this Agreement.  If Seller terminates this Agreement pursuant to Section 11.l(a)(iii), as Seller’s sole and exclusive additional remedy for Buyer’s uncured breach of this Agreement which results in such a termination of this Agreement, the parties agree and acknowledge that Seller shall have suffered a material loss and incurred damage of an incalculable nature and amount, in which event Buyer and Dr. Murphy, jointly and severally, shall be obligated to pay to Seller, as liquidated damages, a fee of Three Million and 00/100 Dollars ($3,000,000) (“Buyer Termination Fee”). The parties agree and acknowledge that the amount of the Buyer Termination Fee is fair and reasonable. The Buyer Termination Fee shall be payable to Seller in immediately available funds by wire transfer no later than six (6) months after such termination; provided however, such Buyer Termination Fee shall not be due from Buyer, if and only if, within six (6) months of any such termination of this Agreement by Seller (a) either (x) Seller consummates the sale of its Equity Interest on terms that include a purchase price paid in cash equal to or greater than the Final Equity Purchase Price, repayment in full of all Finco Obligations and other terms and conditions comparable to or more favorable than those set forth in this Agreement, or (y) the Company consummates the sale of its assets on terms that results in a cash distribution to Seller equal to or greater than the Final Equity Purchase Price, repayment in full of all Finco Obligations and other terms and conditions comparable to or more favorable than those set forth in this Agreement, and (b) Dr. Murphy has fully cooperated and supported the transactions described in subsections (x) and (y) above. The obligations hereunder shall survive the termination of this Agreement.

12.4  Release.  As of the Effective Time, each of the Indemnifying Parties (collectively with any of their heirs, executors, administrators, personal representatives, successors, assigns, officers, directors, shareholders, owners, members and affiliates) (collectively, the “Releasors”) shall release each Indemnified Party from all Claims that the Releasors ever had, has or hereafter can, shall or may have against any Indemnified Party for, upon, or by reason of any matter, cause or thing whatsoever, whether known, contingent or unknown, of any type or nature, whether existing or arising on or after Closing, including without limitation, any matter, cause or thing relating to or arising out of the ownership, management or operations of the Company prior to, on or after the Closing Date, including without limitation related to those matters set forth in Section 12.1(a)(i)(A) through (K). Each individual who is directly or indirectly a member or investor in the Company (other than Seller and its Affiliates) and who is also directly or indirectly a member or investor in the Buyer shall be a Releasor for purposes of this Section 12.4 and shall execute a release of Seller and its Affiliates reflecting the terms of this Section 12.4.

12.5  Survival.

(a) The representations and warranties of the parties contained herein and all rights with respect thereto, shall survive until sixty (60) days after the expiration of the applicable statute of limitations.

(b) The covenants and agreements of the parties contained herein which by their terms do not contemplate performance after the Closing shall terminate as of the Closing. The covenants and agreements which by their terms contemplate performance after the Closing Date shall survive the Closing in accordance with their terms.

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ARTICLE 13

GENERAL

13.1  Consents, Approvals and Discretion.  Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by either party or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably withheld, conditioned or delayed and such discretion shall be reasonably exercised.

13.2  Legal Fees and Costs.  In the event either party elects to incur legal expenses to enforce or interpret any provision of this Agreement by judicial or arbitral means, the prevailing party will be entitled to recover such legal expenses, including attorney’s fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

13.3  Choice of Law; Jurisdiction and Venue; Damages.

(a) The parties agree that this Agreement shall be governed by and construed in accordance with the Laws of the State of North Carolina without giving effect to any choice or conflict of law provision or rule thereof.

(b) Except as specifically provided for elsewhere in this Agreement, the parties to this Agreement agree that any legal or equitable action or proceeding with respect to this Agreement, or arising in any manner in connection with the transactions contemplated by this Agreement shall be brought in the courts of the State of North Carolina, Mecklenburg County, or the United States District Court for the Western District of North Carolina.

13.4  Benefit; Assignment.  Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns. No party may assign this Agreement without the prior written consent of the other party; provided, however, that a party hereto may assign its interest (or a portion thereof) in this Agreement to an Affiliate, but, in such event, the assignor shall be required to remain obligated hereunder in the same manner as if such assignment had not been effected.

13.5  Effective Time; Accounting Date.  The transactions contemplated hereby shall be effective for all purposes as of 11:59 p.m. (the “Effective Time”) on the Closing Date, unless otherwise agreed in writing by Buyer and Seller. The parties will use commercially reasonable efforts to cause the Closing to be effective as of a month end.

13.6  No Brokerage.  Buyer and Seller represent to each other that no broker has in any way been contracted in connection with the transactions contemplated hereby other than Seller’s or an Affiliate of Seller’s engagement of Navigant Capital Advisors, LLC, the fees and expenses of which shall be borne solely by Seller or its Affiliate. Each of Buyer and Seller agrees to indemnify the other party from and against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

13.7  Cost of Transaction.  Whether or not the transactions contemplated hereby shall be consummated and except as otherwise provided herein, the parties agree as follows:

(a) Except as provided otherwise elsewhere herein, Buyer will pay the fees, expenses and disbursements of Buyer and its agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendments hereto;

(b) Except as provided otherwise elsewhere herein, Seller shall pay the fees, expenses and disbursements themselves and its respective agents, representatives, accountants, and counsel incurred in connection with the subject matter hereof and any amendments hereto; and

(c) [Intentionally omitted.]

13.8  Confidentiality.  The Confidentiality Agreement, dated as of April 30, 2010 (the “Confidentiality Agreement”), between Dr. Bruce Murphy and MC shall remain in full force and effect. It is understood by the

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parties hereto that the information, documents and instruments delivered to Seller by Buyer or the agents of Buyer and the information, documents and instruments delivered to Buyer by Seller or Seller’s agents are of a confidential and proprietary nature. Each of the parties hereto agrees that both prior and subsequent to Closing it will maintain the confidentiality of all such confidential information, documents or instruments delivered to it by the other party hereto or its agents in connection with the negotiation of this Agreement or in compliance with the terms, conditions and covenants hereof and only disclose such information, documents and instruments to its duly authorized officers, directors, representatives and agents unless (i) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary Approvals of this Agreement and the transactions contemplated hereby) or by other requirements of Law or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder; provided, however, that the parties hereto shall not disclose any confidential information not required to be disclosed as part of such permitted disclosure. Each of the parties hereto further agrees that if the transactions contemplated hereby are not consummated, it will return all such documents and instruments and all copies thereof in its possession to the other party to this Agreement. Each of the parties hereto recognizes that any breach of this Section 13.8 would result in irreparable harm to the other party to this Agreement and its Affiliates and that therefore the non-breaching party shall be entitled to an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash or otherwise, in addition to all of their other legal and equitable remedies. Nothing in this Section 13.8, however, shall prohibit the use of such confidential information, documents or information for the purpose of securing financing to either party to effect the purchase and sale of equity interests hereunder or such governmental filings as in the mutual opinion of Seller’s counsel and counsel for Buyer are (i) required by Law or (ii) otherwise appropriate. Also, this Section 13.8 shall not prohibit the disclosure by either party of any information, instruments or documents that are required to be filed with Governmental Entities by or under applicable securities related Laws.

13.9  Press Release.  Except as required by Law, at all times at or before Closing, neither Buyer nor Seller will issue any report, statement or release to the public with respect to this Agreement and the transactions contemplated hereby without the prior written approval of the other party hereto of the text of any such public report, statement or release. Buyer acknowledges that MC will file one or more Forms 8-K and proxies with the Securities and Exchange Commission in connection with the transactions contemplated by this Agreement and issue a press release announcing the execution of this Agreement, which Forms 8-K, press release and proxies may contain such information as Seller determines to be necessary or appropriate.

13.10  Waiver of Breach.  The waiver by either party of breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or other provision hereof.

13.11  Notice.  Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by telegraphic or other electronic means (including facsimile transmission) or overnight courier, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as follows:

If to Company, Buyer, or Dr. Murphy:	c/o Bruce E. Murphy, M.D. PERSONAL & CONFIDENTIAL 7 Shackleford West Blvd. Little Rock, AR 72211-3714 Facsimile: ( ) -

with copies to:	Gregory M. Hopkins, Esq. Hopkins Law Firm, A Professional Association 1000 West Second Street Little Rock, AR 72201 Facsimile: (501) 375-0231

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If to Seller or Finco:	c/o MedCath Corporation 10720 Sikes Place, Suite 300 Charlotte, NC 28277 Attention: Chief Financial Officer Facsimile: (704) 708-5035

with a copy to:	Moore and Van Allen PLLC 100 North Tryon Street Suite 4700 Charlotte, NC 28202 Attention: Hal A. Levinson, Esq. Facsimile: (704) 331-1159

or to such other address, and to the attention of such other Person or officer as any party may designate.

13.12  Severability.  In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, and if the rights of Buyer and Seller under this Agreement will not be materially or adversely affected thereby, (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if the illegal, invalid or unenforceable provision had never compromised a part hereof; (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from; and (iv) in lieu of the illegal, invalid or unenforceable provision, there will be added automatically as a part of this agreement a legal, valid and enforceable provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible.

13.13  No Inferences.  Inasmuch as this Agreement is the result of negotiations between sophisticated parties of equal bargaining power represented by counsel, no inference in favor of, or against, either party shall be drawn from the fact that any portion of this Agreement has been drafted by or on behalf of such party.

13.14  Divisions and Headings of this Agreement.  The divisions of this Agreement into articles, sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

13.15  No Third-Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of Seller, Finco and Buyer and their respective permitted successors or assigns, and it is not the intention of the parties to confer, and this Agreement shall not confer, third-party beneficiary rights upon any other Person.

13.16  Tax and Medicare Advice and Reliance.  Except as expressly provided in this Agreement, none of the parties (nor any of the parties’ respective counsel, accountants or other representatives) has made or is making any representations to any other party (or to any other party’s counsel, accountants or other representatives) concerning the consequences of the transactions contemplated hereby under applicable Tax related Laws or under the Laws governing the Medicare Program. Each party has relied solely upon the Tax and Medicare advice of its own employees or of representatives engaged by such party and not on any such advice provided by any other party hereto.

13.17  Entire Agreement; Amendment.  This Agreement supersedes all previous Contracts (other than the Confidentiality Agreement) and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties representing the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statement or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto.

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13.18  Knowledge.  Whenever any statement herein or in any schedule, exhibit, certificate or other documents delivered to any party pursuant to this Agreement is made “to its knowledge” or words of similar intent or effect of any party or its representative, such person shall make such statement only if such facts and other information which, as of the date the representation is given, are actually known to the party making such statement, which, with respect to Seller or Finco means the actual knowledge of its officers (or its Affiliate’s officers) listed on Schedule 13.18.

13.19  Multiple Counterparts.  This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument. The facsimile signature of any party to this Agreement or any Contract delivered in connection with the consummation of the transactions described herein or a PDF copy of the signature of any party to this Agreement or any Contract delivered in connection with the consummation of the transactions described herein delivered by electronic mail for purposes of execution or otherwise, is to be considered to have the same binding effect as the delivery of an original signature on an original Contract.

13.20  Right to Take Action.  Notwithstanding anything in this Agreement to the contrary, nothing shall prevent or limit, and Buyer shall not take any action to prevent or limit, (a) Seller at any time after the Effective Time from being dissolved or liquidated, making payments to its creditors or distributions to its stockholders or members, otherwise terminating its existence and/or taking any other action, in each case, as permitted by applicable Law, or (b) MC and its Affiliates from engaging in or agreeing to a Change in Control Transaction or making payments to its creditors or distributions to its stockholders at any time or, after the Effective Time, from being dissolved or liquidated, and/ or otherwise terminating its existence, in each case, as permitted by the General Corporation Law of Delaware.

13.21  Guaranty of Buyer’s Obligations.  Dr. Murphy and the Company (the ‘‘Guarantors”), each a principal obligor and not merely as a surety, hereby jointly and severally unconditionally guarantee full, punctual and complete performance by Buyer of all of Buyer’s obligations under this Agreement and each of the Closing documents subject to the terms hereof and thereof and so undertakes to Seller that, if and whenever Buyer is in default, the Guarantors will on demand duly and promptly perform or procure the performance of Buyer’s obligations. The foregoing guarantee is a continuing guarantee and will remain in full force and effect until the obligations of Buyer under this Agreement have been duly performed or discharged and will continue to be effective or will be reinstated if any sum paid to Seller or Finco must be restored by Seller or Finco upon the bankruptcy, liquidation or reorganization of Buyer. The obligations of the Guarantors under this Section 13.21 shall not be affected or discharged in any way by any action or proceeding with respect to Buyer under any federal or state bankruptcy, insolvency or debtor relief Laws. Seller shall not be required to exhaust any rights or remedies against Buyer prior to obtaining performance hereunder from Dr. Murphy and/or the Company.

[SIGNATURE PAGE FOLLOWS]

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EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have caused this Equity Interest Purchase Agreement to be executed in multiple originals by their authorized officers, all as of the date and year first above written.

BUYER:	AR-MED

By: /s/ Bruce Murphy its President

By: Name: Title:

DR. MURPHY:	/s/ Bruce Murphy
BRUCE MURPHY, M.D.

COMPANY: (for the purpose of agreeing to be bound under Section 11.6, Article 12 and Section 13.21)	MEDCATH OF LITTLE ROCK, L.L.C.

By: MedCath of Arkansas, LLC, its Manager

By: /s/ O. Edwin French Name: O. Edwin French Title: Manager

SELLER:	MEDCATH OF ARKANSAS, LLC a North Carolina limited liability company

By: /s/ O. Edwin French Name: O. Edwin French Title: Manager

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PLAN OF COMPLETE LIQUIDATION

AND DISSOLUTION OF

MEDCATH CORPORATION

This Plan of Complete Liquidation and Dissolution (the “Plan”) is intended to accomplish the complete liquidation and dissolution of MedCath Corporation, a Delaware corporation (the “Company”), in accordance with Sections 280 and 281(a) of the General Corporation Law of the State of Delaware (the “DGCL”).

1. Approval of Plan.  The Board of Directors of the Company (the “Board”) has adopted this Plan and presented the Plan to the Company’s stockholders to take action on the Plan. If the Plan is adopted by the requisite vote of the Company’s stockholders, the Plan shall constitute the adopted Plan of the Company.

2. Certificate of Dissolution.  Subject to Section 15 hereof, after the stockholders approve the dissolution of the Company and at such time as the Board of Directors deems appropriate, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL (the time of such filing, or such later time as stated therein, the “Effective Time”).

3. Cessation of Business Activities.  After the Effective Time, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Plan.

4. Continuing Employees and Consultants.  For the purpose of effecting the dissolution of the Company, the Company may hire or retain, at the discretion of the Board, such employees, consultants and advisors as the Board deems necessary or desirable to supervise or facilitate the dissolution and winding up of the Company.

5. Dissolution Process.

From and after the Effective Time, the Company (or any successor entity of the Company) shall proceed, in a timely manner, to liquidate the Company in accordance with the procedures set forth in Sections 280 and 281(a) of the DGCL. In this respect, the Company shall follow the procedures set forth in Section 280 of the DGCL, and in conformity with the requirements of Section 281(a) of the DGCL:

(a) Shall pay the claims made and not rejected in accordance with Section 280(a) of the DGCL;

(b) Shall post the security offered and not rejected pursuant to Section 280(b)(2) of the DGCL;

(c) Shall post any security ordered by the Delaware Court of Chancery in any proceeding under Section 280(c) of the DGCL; and

(d) Shall pay or make provision for all other claims that are mature, known or uncontested or that have been finally determined to be owing by the Company.

Such claims or obligations shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed to the stockholders of the Company in accordance with the provisions of the Company’s Amended and Restated Certificate of Incorporation; provided, however, that such distribution shall not be made before the expiration of 150 days from the date of the last notice of rejections given pursuant to Section 280(a)(3) of the DGCL. In the absence of actual fraud, the judgment of the Board as to the provision made for the payment of all obligations under paragraph (d) of this Section shall be conclusive.

Notwithstanding anything contained herein to the contrary, the Company (or any successor entity of the Company) may opt to dissolve the Company in accordance with the procedures set forth in Section 281(b) of the DGCL.

6. Liquidating Trust.  If deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the stockholders, as a

1

final liquidating distribution or from time to time, the Company may transfer to one or more liquidating trustees, for the benefit of the stockholders (the “Trustees”), under a liquidating trust (the “Trust”), all, or a portion, of the assets of the Company. If assets are transferred to the Trust, each stockholder shall receive an interest (an “Interest”) in the Trust pro rata to its interest in the assets of the Company on that date. All distributions from the Trust will be made pro rata in accordance with the Interests. The Interests shall not be transferable except by operation of law or upon death of the recipient. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons or entities, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders. Any such conveyance to the Trustees shall be in trust for the stockholders of the Company. The Company, as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by the holders of the requisite vote of the holders of the outstanding capital stock of the Company shall constitute the approval of the stockholders of any such appointment and any such liquidating trust agreement as their act and as a part hereof as if herein written.

7. Cancellation of Stock.  The distributions to the Company’s stockholders pursuant to Section 5 hereof shall be in complete cancellation of all of the outstanding shares of stock of the Company. From and after the Effective Time, and subject to applicable law, each holder of shares of capital stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with Section 5(ii) hereof. As a condition to receipt of any distribution to the Company’s stockholders, the Board, in its absolute discretion, may require the Company’s stockholders to (i) surrender their certificates evidencing their shares of stock to the Company, or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board. The Company will close its stock transfer books and discontinue recording transfers of shares of stock of the Company at the Effective Time, and thereafter certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

8. Conduct of the Company Following Approval of the Plan.  Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware or upon such future effective date as may be set forth in the certificate of dissolution. Section 278 of DGCL provides that a dissolved corporation continues to exist for three (3) years after the date of dissolution for purposes of prosecuting and defending suits by or against the corporation and enabling it to settle and close its business and dispose of and convey its remaining assets, but not for the purpose of continuing the business of the corporation as a going concern. A corporation can continue to exist beyond the three (3) year period, if ordered by a court, for the sole purpose of prosecuting or defending any action, suit or proceeding that was brought before or during the three (3) year period after the date of dissolution, until any judgments, orders or decrees are fully executed. The powers of the directors continue during this time period in order to allow them to take the necessary steps to wind-up the affairs of the corporation.

9. Absence of Appraisal Rights.  Under Delaware law, the Company’s stockholders are not entitled to appraisal rights for their shares of capital stock in connection with the transactions contemplated by the Plan.

10. Abandoned Property.  If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered certificates evidencing the capital stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such

2

distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

11. Stockholder Consent to Sale of Assets.  Adoption of this Plan by the requisite vote of the outstanding capital stock of the Company shall constitute the approval of the stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition that are conditioned on adoption of this Plan.

12. Expenses of Dissolution.  In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

13. Compensation.  In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by the requisite vote of the outstanding capital stock of the Company shall constitute the approval of the Company’s stockholders of the payment of any such compensation.

14. Indemnification.  The Company shall continue to indemnify its officers, directors, employees, agents and trustee in accordance with its Amended and Restated Certificate of Incorporation, Bylaws, and contractual arrangements as therein or elsewhere provided, the Company’s existing directors’ and officers’ liability insurance policy and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Board is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

15. Modification or Abandonment of the Plan.  Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the stockholders, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

16. Authorization.  The Board is hereby authorized, without further action by the stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

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May 5, 2011

The Board of Directors and
Strategic Options Committee
MedCath Corporation
10720 Sikes Place, Suite 300
Charlotte, NC 28277

Dear Board Members:

We understand that Heart Hospital of New Mexico, LLC, a New Mexico limited liability company (the “Hospital” or the “Seller”) which is owned approximately 74.8% by an indirect wholly-owned subsidiary (“ManageCo”) of MedCath Corporation (“MedCath” or the “Company”), 15% by physician investors organized as NM Heart Institute, LLC (“NMHI”) and 10% by physician investors organized as Southwest Cardiology Association, LLC (“SWCA”) and 0.2% by other individual physicians - collectively the “Physician Investors,” proposes to enter into an Asset Purchase Agreement (the “Agreement”) with Lovelace Health Systems, Inc. (the “Buyer”) pursuant to which the Buyer will acquire substantially all of the assets of the Hospital for total consideration of $119 million subject to certain working capital requirements, payable in cash (the “Consideration”). Herein, the above described transaction is referred to as the “Transaction”.

The affirmative approval of NMHI and SWCA is required under the Seller’s governing agreement to enter into the Transaction. NMHI and SWCA were not willing to provide that approval absent payment to them of additional consideration. Accordingly, as part of the Transaction, the Physician Investors will receive an allocation in cash of a portion of the net proceeds from the Transaction which otherwise would have been received by the Company in addition to the portion of the net proceeds from the Transaction payable to the Physician Investors with respect to their ownership interest in the Hospital (which additional allocation is referred to as the “Physician Investor Payment”).

The Board of Directors of the Company (the “Board”) and its Strategic Options Committee (the “Special Committee”) have requested that Stout Risius Ross, Inc. (“SRR”) evaluate the fairness of the Transaction and if appropriate, provide the following opinions (the “Opinions”) to them:

1. the Consideration to be received by the Hospital pursuant to the terms of the Transaction are fair to the Hospital from a financial point of view;

2 the consideration to be received by the Company with respect to its membership interest in the Hospital combined with the repayment of the intercompany debt due from the Hospital to the Company as a result of the Transaction is not less than the fair market value; and

3 the Physician Investors Payment to be paid to the Physician Investors pursuant to the terms of the Transaction is reasonable from a financial point of view. You have advised us that for purposes of this paragraph (3), the Physician Investors Payment may be considered by us to be “reasonable” if (1) it does not cause the proceeds that are received by the Company to be less than the Fair Market Value of the Company’s interest in the Hospital and (2) it is within the range of empirical financial evidence.

One South Wacker Drive, 38th Floor
Chicago, IL 60606
  ph. 312 857-9000
  fax 312 857-9001
www.srr.com

The Board of Directors and
Strategic Options Committee
MedCath Corporation
May 5, 2011

We have not been requested to opine as to, and our Opinions do not in any manner address: (i) the Seller’s or the Company’s underlying business decision to proceed with or effect the Transaction, (ii) the terms of any agreements or documents related to, or the form or any other portion or aspect of, the Transaction, except as specifically set forth herein, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, except as specifically set forth herein, (iv) the fairness of the consideration received by the Company relative to the Physician Investors Payment to be received by the Physician Investors pursuant to the terms of the Transaction, provided that this subsection is not intended to be a limitation on the three opinions we provide at the conclusion of this letter, or (v) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency or similar matters. Further, we were not requested to consider, and our Opinions do not address, the merits of the Transaction relative to any alternative business strategies that may have existed for the Seller or the Company or the effect of any other transactions in which the Seller or the Company might have engaged, nor do we offer any opinion as to the terms of the Agreement. Moreover, we were not engaged to recommend, and we did not recommend, a Transaction price, and we did not participate in the Transaction negotiations. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. We have also assumed, with your consent, that the final executed form of the Agreement will not differ from the draft of the Agreement that we have examined, that the conditions to the Transaction as set forth in the Agreement will be satisfied, and that the Transaction will be consummated on a timely basis in the manner contemplated by the Agreement.

Our Opinions are intended to be utilized by the Board and its Special Committee as only one input to consider in its process of analyzing the Transaction.

In arriving at the opinions set forth below, we have, among other things:

•	Reviewed certain business and financial information relating to the Hospital that we deemed to be relevant;

•	Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Hospital furnished to us by the Company;

•	Concerning the two matters above, conducted discussions with members of senior management and representatives of the Company;

•	Reviewed the consideration and valuation multiples for the Hospital and compared them with those of certain publicly traded companies that we deemed to be relevant;

•	Reviewed the results of operations of the Hospital and compared them with those of certain publicly traded companies that we deemed to be relevant;

•	Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

•	Participated in certain discussions among representatives of the Company, the Board and the Special Committee and their financial and legal advisors;

The Board of Directors and
Strategic Options Committee
MedCath Corporation
May 5, 2011

•	Reviewed drafts as of May 4, 2011 of the Agreement by and between Lovelace Health System, Inc. and Heart Hospital of New Mexico, LLC, and certain related documents (the “Transaction Documents”); and

•	Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

In connection with our analysis, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. The principal sources of information used in performing our analysis included, but were not limited to:

•	Hospital’s audited financial statements for the fiscal years ended September 30, 2006 through September 30, 2010;

•	Hospital’s internally prepared financial statements for the six month periods ended March 31, 2010 and March 31, 2011;

•	Financial projections prepared by the Hospital management for the fiscal years ending September 30, 2011 through September 30, 2013;

•	A timeline detailing the negotiations between Navigant Capital Advisors, LLC and various parties regarding the sale of the Hospital;

•	A Confidential Information Memorandum concerning the potential sale of the Hospital prepared by Navigant Capital Advisors, LLC;

•	A review of publicly available financial data of certain publicly traded companies that we deemed relevant;

•	A review of available information regarding certain merger and acquisition transactions that we deemed relevant;

•	Discussions with both the Hospital’s and MedCath’s management concerning the Hospital’s business, industry, history, and prospects;

•	A site visit to the Hospital located in Albuquerque, New Mexico; and

•	An analysis of other facts and data resulting in our conclusions.

Our Opinions are premised on the assumption that the assets, liabilities, financial condition, and prospects of the Hospital as of the date of this letter have not changed materially since the date of the most recent financial information made available to us. In rendering our Opinions, we have assumed and relied upon the accuracy and completeness of all financial and other information that was publicly available, furnished by the Hospital or the Company, or otherwise reviewed by or discussed with us without independent verification of such information and we have assumed and relied upon the representations and warranties of the Seller contained in the draft Agreement we reviewed. We have assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates and judgment of the Company’s management of the future financial results of the Hospital,

The Board of Directors and
Strategic Options Committee
MedCath Corporation
May 5, 2011

and we have relied upon such projections in arriving at our Opinions. We have not been engaged to assess the reasonableness or achievability of such forecasts and projections or the assumptions upon which they were based, and we express no view as to the forecasts, projections, or assumptions. We have assumed that the Transaction will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Seller or the Buyer. We have also assumed that the final forms of the Transaction Documents will be substantially similar to the last drafts reviewed by us.

While we participated in a site visit and facility tour of the Hospital, we have not conducted a physical inspection, independent evaluation or appraisal of the Hospital facilities, assets or liabilities, nor have we been furnished with any such evaluation or appraisal. Our Opinions are necessarily based on business, economic, market, and other conditions as they exist and can be evaluated by us at the date of this letter. It should be noted that although subsequent developments may affect these Opinions, we do not have any obligation to update, revise, or reaffirm our Opinions. We reserve the right, however, to withdraw, revise, or modify our Opinions based upon additional information that may be provided to or obtained by us after the issuance of the Opinions that suggests, in our judgment, a material change in the assumptions upon which our Opinions are based.

SRR conducted its analyses at the request of the Board and its Special Committee to provide a particular perspective of the Transaction. In so doing, SRR did not form a conclusion as to whether any individual analysis, when considered independently of the other analyses conducted by SRR, supported or failed to support our Opinions. SRR does not specifically rely or place any specific weight on any individual analysis. Rather, SRR deems that the analyses, taken as a whole, support our conclusion and Opinions. Accordingly, SRR believes that the analyses must be considered in their entirety, and that selecting portions of the analyses or the factors they considered, without considering all analyses and factors together, could create an imperfect view of the processes underlying the analyses performed by SRR in connection with the preparation of the Opinions.

Our Opinions are furnished for the use and benefit of the Board in connection with the Transaction, and are not intended to, and do not, confer any rights or remedies upon any other person, and are not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. We will receive a fee for our services, but our compensation for providing financial advisory services to the Board is neither based upon nor contingent on the results of our engagement or the consummation of the proposed Transaction. Further, none of our employees who worked on this engagement has any known financial interest in the assets or equity of the Hospital, the Company or the outcome of our engagement. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.

It is understood that these Opinions were prepared at the request of the Board and its Special Committee for their confidential use and may not be reproduced, disseminated, quoted, or referred to at any time in any manner or for any purpose without our prior written consent, except as required by applicable securities laws. Notwithstanding anything to the contrary contained herein, the Company may include references to the Opinion Letter and to SRR in public disclosures (in each case in such form as SRR shall approve and this approval shall not to be unreasonably withheld or challenged).

The Board of Directors and
Strategic Options Committee
MedCath Corporation
May 5, 2011

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof:

1 the Consideration to be received by the Hospital pursuant to the terms of the Transaction are fair to the Hospital from a financial point of view;

2 the consideration to be received by the Company with respect to its membership interest in the Hospital combined with the repayment of the intercompany debt due from the Hospital to the Company as a result of the Transaction is not less than the fair market value; and

3 the Physician Investors Payment to be paid to the Physician Investors pursuant to the terms of the Transaction is reasonable from a financial point of view.

Yours very truly,

STOUT RISIUS ROSS, INC.

May 5, 2011

The Board of Directors and
Strategic Options Committee
MedCath Corporation
10720 Sikes Place, Suite 300
Charlotte, NC 28277

Dear Board Members:

We understand that MedCath Corporation (“MedCath” or the “Company”) proposes to enter into an Equity Purchase Agreement (the “Agreement”) to sell its interest in MedCath of Little Rock, LLC (the “Arkansas LLC”) which it owns through MedCath of Arkansas, LLC (“MedCath Arkansas” or the “Seller”). The Arkansas LLC owns and operates the Heart Hospital of Arkansas (“AHH” or the “Hospital”). The Arkansas LLC is owned approximately 70.33% by MedCath Arkansas and 29.67% by physician investors (the “Physician Investors”). Per the Agreement, MedCath Arkansas would sell its 70.33% interest in the Arkansas LLC to AR-Med, LLC (“AR-Med” or the “Buyer”), a newly formed limited liability company which is owned by certain Physician Investors who are currently affiliated with Little Rock Cardiology Clinic, P.A. (“LRCC”). Collectively, Physician Investors affiliated with LRCC own 14.8% of Arkansas LLC. The purchase price from the Buyer will include cash proceeds in an amount based on an enterprise value of approximately $73 million, or on such other terms as may be agreed by the parties together with cash proceeds equal to all intercompany loans made to the Hospital by the Company. The estimated equity proceeds for MedCath’s 70.33% interest is $34.779 million (the “Consideration”). Herein, the above described transaction is referred to as the “Transaction.”

The Board of Directors of MedCath (the “Board”) and its Strategic Options Committee (the “Special Committee”) has requested that Stout Risius Ross, Inc. (“SRR”) provide an opinion (the “Opinion”) to the Board and the Special Committee with respect to the fairness, from a financial point of view, of the Consideration to be received by the Company pursuant to the Transaction.

We have not been requested to opine as to, and our Opinion does not in any manner address: (i) the Seller’s or the Company’s underlying business decision to proceed with or effect the Transaction, (ii) the terms of any agreements or documents related to, or the form or any other portion or aspect of, the Transaction, except as specifically set forth herein, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, except as specifically set forth herein, (iv) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency or similar matters. Further, we were not requested to consider, and our Opinion does not address, the merits of the Transaction relative to any alternative business strategies that may have existed for the Seller or the Company or the effect of any other transactions in which the Seller or the Company might have engaged, nor do we offer any opinion as to the terms of the Agreement. Moreover, we were not engaged to recommend, and we did not recommend, a Transaction price, and we did not participate in the Transaction negotiations. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. We have also assumed, with your consent, that the final executed form of the Agreement will not differ from the draft of the Agreement that we have examined, that the conditions to the Transaction as set forth in the Agreement will be satisfied, and that the Transaction will be consummated on a timely basis in the manner contemplated by the Agreement.

One South Wacker Drive, 38th Floor
Chicago, IL 60606
  ph. 312 857-9000
  fax 312 857-9001
www.srr.com

The Board of Directors and
Strategic Options Committee
MedCath Corporation
May 5, 2011

Our Opinion is intended to be utilized by the Board and its Special Committee as only one input to consider in its process of analyzing the Transaction.

In arriving at the opinion set forth below, we have, among other things:

•	Reviewed certain business and financial information relating to Arkansas LLC that we deemed to be relevant;

•	Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Arkansas LLC furnished to us by the Company;

•	Concerning the two matter above, conducted discussions with members of senior management and representatives of the Company;

•	Reviewed the consideration and valuation multiples for the Hospital and compared them with those of certain publicly traded companies that we deemed to be relevant;

•	Reviewed the results of operations of Arkansas LLC and compared them with those of certain publicly traded companies that we deemed to be relevant;

•	Compared the proposed financial terms of the Transaction with the financial terms of certain other transactions that we deemed to be relevant;

•	Participated in certain discussions among representatives of the Company, the Board and the Special Committee and their financial and legal advisors;

•	Reviewed drafts as of May 4, 2011 of the Agreement by and between AR-Med, Dr. Bruce Murphy, Arkansas LLC, MedCath Arkansas, and MedCath Finance Company, LLC and certain related documents (the “Transaction Documents”); and

•	Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

In connection with our analysis, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. The principal sources of information used in performing our analysis included, but were not limited to:

•	Arkansas LLC’s audited financial statements for the fiscal years ended September 30, 2006 through September 30, 2010;

•	Arkansas LLC’s internally prepared financial statements for the six month periods ended March 31, 2010 and March 31, 2011;

•	Financial projections prepared by Arkansas LLC management for the fiscal years ending September 30, 2011 through September 30, 2013;

•	A timeline detailing the negotiations between Navigant and various parties regarding the sale of the Hospital;

•	A Confidential Information Memorandum concerning the potential sale of the Hospital prepared by Navigant;

The Board of Directors and
Strategic Options Committee
MedCath Corporation
May 5, 2011

•	A review of publicly available financial data of certain publicly traded companies that we deemed relevant;

•	A review of available information regarding certain merger and acquisition transactions that we deemed relevant;

•	Discussions with both the Hospital’s and MedCath’s management concerning the Hospital’s business, industry, history, and prospects;

•	A site visit to Heart Hospital of Arkansas located in Little Rock, Arkansas; and

•	An analysis of other facts and data resulting in our conclusions.

Our Opinion is premised on the assumption that the assets, liabilities, financial condition, and prospects of Arkansas LLC as of the date of this letter have not changed materially since the date of the most recent financial information made available to us. In rendering our Opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information that was publicly available, furnished by the Company, or otherwise reviewed by or discussed with us without independent verification of such information and we have assumed and relied upon the representations and warranties of the Seller contained in the draft Agreement we reviewed. We have assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates and judgment of the Company’s management of the future financial results of Arkansas LLC, and we have relied upon such projections in arriving at our Opinion. We have not been engaged to assess the reasonableness or achievability of such forecasts and projections or the assumptions upon which they were based, and we express no view as to the forecasts, projections, or assumptions. We have assumed that the Transaction will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Seller or the Buyer. We have also assumed that the final forms of the Transaction Documents will be substantially similar to the last drafts reviewed by us.

While we participated in a site visit and facility tour of the Hospital, we have not conducted a physical inspection, independent evaluation or appraisal of the Hospital facilities, assets or liabilities, nor have we been furnished with any such evaluation or appraisal. Our Opinion is necessarily based on business, economic, market, and other conditions as they exist and can be evaluated by us at the date of this letter. It should be noted that although subsequent developments may affect this Opinion, we do not have any obligation to update, revise, or reaffirm our Opinion. We reserve the right, however, to withdraw, revise, or modify our Opinion based upon additional information that may be provided to or obtained by us after the issuance of the Opinion that suggests, in our judgment, a material change in the assumptions upon which our Opinion is based.

SRR conducted its analyses at the request of the Board and its Special Committee to provide a particular perspective of the Transaction. In so doing, SRR did not form a conclusion as to whether any individual analysis, when considered independently of the other analyses conducted by SRR, supported or failed to support our Opinion. SRR does not specifically rely or place any specific weight on any individual analysis. Rather, SRR deems that the analyses, taken as a whole, support our conclusion and Opinion. Accordingly, SRR believes that the analyses must be considered in their entirety, and that selecting portions of the analyses or the factors they considered, without considering all analyses and factors together, could create an imperfect view of the processes underlying the analyses performed by SRR in connection with the preparation of the Opinion.

The Board of Directors and
Strategic Options Committee
MedCath Corporation
May 5, 2011

Our Opinion are furnished for the use and benefit of the Board in connection with the Transaction, and are not intended to, and do not, confer any rights or remedies upon any other person, and are not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. We will receive a fee for our services, but our compensation for providing financial advisory services to the Board is neither based upon nor contingent on the results of our engagement or the consummation of the proposed Transaction. Further, none of our employees who worked on this engagement has any known financial interest in the assets or equity of Arkansas LLC, the Company or the outcome of our engagement. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.

It is understood that this Opinion was prepared at the request of the Board and its Special Committee for their confidential use and may not be reproduced, disseminated, quoted, or referred to at any time in any manner or for any purpose without our prior written consent, except as required by applicable securities laws. Notwithstanding anything to the contrary contained herein, the Company may include references to the Opinion Letter and to SRR in public disclosures (in each case in such form as SRR shall approve and this approval shall not to be unreasonably withheld or challenged).

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof the Consideration to be received by the Company pursuant to the terms of the Transaction is fair to the Company from a financial point of view.

Yours very truly,

STOUT RISIUS ROSS, INC.